UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c–5(d)(2))

☐	Definitive Information Statement

VIZIO HOLDING CORP.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

VIZIO Holding Corp.

39 Tesla

Irvine, California 92618

(949) 428-2525

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholders:

This notice of stockholder action by written consent and appraisal rights and information statement is being furnished to the holders of Class A common stock, par value $0.0001 per share (which we refer to as our “Class A common stock”), of VIZIO Holding Corp., a Delaware corporation (which we refer to as “VIZIO,” “we,” “us,” “our”), in connection with the Agreement and Plan of Merger, dated as of February 19, 2024 (which we refer to as the “merger agreement”), by and among VIZIO, Walmart Inc. (which we refer to as “Walmart”), and Vista Acquisition Corp., Inc., a Delaware corporation and a wholly owned subsidiary of Walmart (which we refer to as “Merger Sub”), a copy of which is attached as Annex A to this information statement. Pursuant to the merger agreement, Merger Sub will merge with and into VIZIO with VIZIO surviving such merger as a wholly owned subsidiary of Walmart (which we refer to as the “merger” and the time at which the merger occurs the “effective time of the merger”).

Upon consummation of the merger, each share of our Class A common stock and Class B common stock, par value $0.0001 per share (which we refer to as our “Class B common stock,” and together with Class A common stock, “common stock”), issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $11.50 in cash (which we refer to as the “price per share”), without interest, subject to applicable withholding taxes. However, the price per share will not be paid, nor will any distribution be made, in respect of any shares of our common stock owned immediately prior to the effective time of the merger by (1) us (including our treasury shares), Merger Sub, Walmart or any direct or indirect wholly owned subsidiary of Walmart, which at the effective time of the merger will automatically be cancelled without any conversion thereof, (2) any of our wholly owned subsidiaries, which shares will be unaffected by the merger and will remain outstanding as an equal number of shares of common stock of the entity surviving the merger (which we refer to as the “surviving corporation”), and (3) stockholders or beneficial owners of shares of our common stock who have neither voted in favor of the merger nor consented thereto in writing and who have properly and timely demanded appraisal for such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), which at the effective time of the merger holders thereof will be entitled only to such rights as are granted by the DGCL.

Our board of directors (which we refer to as the “VIZIO Board”) unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement.

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The adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of (1) a majority of the voting power of the outstanding shares of common stock entitled to vote on the merger and (2) two-thirds of the outstanding shares of our Class B common stock (which we refer to as the “requisite stockholder approval”).

On February 19, 2024, effective following the execution and delivery of the merger agreement, certain stockholders (including William Wang, our Chief Executive Officer, and Mr. Wang’s related trusts) (which we refer to collectively as the “consenting stockholders”), representing approximately 89 percent of the voting power of the outstanding shares of our common stock and 100 percent of the outstanding shares of our Class B common stock as of such date (which was the record date for determining stockholders entitled to consent to the adoption of the merger agreement), delivered a written consent (which we refer to as the “written consent”) constituting the requisite stockholder approval, adopting the merger agreement in all respects and approving the transactions contemplated thereby, including the merger, in accordance with the DGCL and our amended and restated certificate of incorporation (which we refer to as the “charter”). As a result, no further action by any stockholder of VIZIO is required under applicable law, the charter or the merger agreement to adopt the merger agreement, and we will not be (1) soliciting your vote for the adoption of the merger agreement, or (2) calling a special meeting of our stockholders for purposes of voting on the adoption of the merger agreement. This notice and the accompanying information statement shall constitute notice to you from us of the action taken pursuant to the written consent contemplated by Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of record and certain beneficial owners of shares of our common stock, other than the consenting stockholders, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of common stock (as determined by the Delaware Court of Chancery) instead of receiving the price per share. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than twenty (20) days after the mailing of this notice and the accompanying information statement, which mailing date is [●], 2024, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. This notice and the accompanying information statement shall constitute notice to you from us of the availability of appraisal rights under Section 262 of the DGCL in connection with the merger.

The accompanying information statement is for informational purposes only. However, we urge you to read the information statement in its entirety for a more complete description of the transactions referenced above and the actions taken by the VIZIO Board and the consenting stockholders.

We thank you for your continued support and interest in VIZIO.

Sincerely,

William Wang
Chief Executive Officer and Chairman
Irvine, California
[●], 2024

The accompanying information statement is dated [●], 2024 and is first being mailed to stockholders on or about [●], 2024.

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TRANSACTION SUMMARY

Except as otherwise specifically noted in this information statement, “VIZIO,” “we,” “our,” “us” and similar words refer to VIZIO Holding Corp., including, in certain cases, VIZIO’s subsidiaries. Throughout this information statement, the “VIZIO Board” refers to VIZIO’s Board of Directors. Throughout this information statement, we refer to Walmart Inc. as “Walmart” and Vista Acquisition Corp. as “Merger Sub.” In addition, throughout this information statement we refer to the Agreement and Plan of Merger, dated February 19, 2024, between Walmart, Merger Sub and VIZIO (as it may be amended from time to time) as the “merger agreement.”

This summary highlights certain information from this information statement related to the proposed merger of Merger Sub (a wholly owned subsidiary of Walmart) with and into VIZIO, with VIZIO surviving and continuing as a wholly owned subsidiary of Walmart. We refer to that transaction as the “merger.”

This information statement may not contain all of the information that is important to you. To understand the merger more fully and for a complete description of its legal terms, you should carefully read this information statement, including the annexes to this information statement and the other documents to which we refer in this information statement. You may obtain the information incorporated by reference in this information statement without charge by following the instructions in the section of this information statement captioned “Where You Can Find More Information.” A copy of the merger agreement is attached as Annex A to this information statement. We encourage you to read the merger agreement, which is the legal document that governs the merger, carefully and in its entirety.

Introduction

On February 19, 2024, we agreed to be acquired by Walmart. If the merger is completed, each outstanding share of our Class A common stock, par value $0.0001 per share (which we refer to as our “Class A common stock”), and Class B common stock, par value $0.0001 per share (which we refer to as our “Class B common stock”), will be converted into the right to receive $11.50 per share in cash (other than as described in the merger agreement). We refer to our Class A common stock and our Class B common stock together as our “common stock.”

Parties Involved in the Merger

VIZIO

We develop high-performance Smart televisions, sound bars, and accessories. These products are sold to retailers, distributors and through online channels throughout the United States. Additionally, we offer Platform+, which is comprised of SmartCast, VIZIO’s award-winning Smart TV operating system that enables a fully integrated entertainment solution, and Inscape, which powers its data intelligence and services. SmartCast delivers content and applications through an easy-to-use interface, supports leading streaming apps, and hosts our free ad-supported video app, WatchFree+. We provide broad support for third-party voice platforms and second screen experiences to offer additional interactive features and experiences.

Our Class A common stock is listed on the New York Stock Exchange (which we refer to as the “NYSE”) under the symbol “VZIO.” Our corporate offices are located at 39 Tesla, Irvine, California 92618.

Walmart

Walmart Inc. is a people-led, technology-powered omni-channel retailer dedicated to help people around the world save money and live better – anytime and anywhere – by providing the opportunity to shop in both retail stores and through eCommerce. Through innovation, Walmart is striving to continuously improve a customer-centric experience that seamlessly integrates eCommerce and retail stores in an omni-channel offering that saves time for its customers.

Walmart’s address is Walmart Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, and its telephone number is (479) 273-4000.

Merger Sub

Vista Acquisition Corp. is a wholly owned subsidiary of Walmart and was formed on February 13, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist, and VIZIO will continue as the surviving corporation (as defined below) and a wholly owned subsidiary of Walmart.

Merger Sub’s address is c/o Walmart Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, and its telephone number is (479) 273-4000.

Effect of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), Merger Sub will merge with and into VIZIO. As a result, the separate corporate existence of Merger Sub will cease and VIZIO will survive the merger and continue to exist after the merger (which we refer to as the “surviving corporation”) as a direct, wholly owned subsidiary of Walmart.

The merger will become effective (we refer to such time as the “effective time of the merger”) when VIZIO, Walmart and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such other date and time as specified in the certificate of merger with the consent of Walmart.

As a result of the merger, we will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.

Price Per Share

At the effective time of the merger, by virtue of the merger and without any further action on the part of Walmart, Merger Sub, VIZIO or any stockholder of VIZIO, each share of our common stock outstanding as of immediately prior to the effective time of the merger (other than the excluded shares (as defined in the section of this information statement captioned “The Merger Agreement—Conversion of Shares”)) will be converted into the right to receive $11.50 in cash, without interest and less any applicable withholding taxes (which we refer to as the “price per share”). For more information, see the section of this information statement captioned “The Merger Agreement—Conversion of Shares.”

After the merger is consummated, you will have the right to receive the price per share for each share of our common stock that you hold as of immediately prior to the effective time of the merger, but you will no longer have any rights as a stockholder of VIZIO (except that persons who properly, timely and validly exercise and perfect, and do not validly withdraw or otherwise lose, their demand for appraisal rights under the DGCL will have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this information statement captioned “The Merger—Appraisal Rights”).

Recommendation of the VIZIO Board and Reasons for the Merger

The board of directors of VIZIO (which we refer to as the “VIZIO Board”), after considering various factors described in the section of this information statement captioned “The Merger—Recommendation of the VIZIO Board and Reasons for the Merger,” unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement.

Requisite Stockholder Approval for the Merger

The adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of (1) a majority of the voting power of the outstanding shares of common stock entitled to vote on the merger and (2) two-thirds of the outstanding shares of our Class B common stock (which we refer to collectively as the “requisite stockholder approval”). The holders of our Class A common stock are entitled to one vote for each share held of record, and the holders of our Class B common stock are entitled to 10 votes for each share of our Class B common stock held of record on all matters on which stockholders are entitled to vote generally, including adoption of the merger agreement.

On February 19, 2024, effective following the execution and delivery of the merger agreement, certain stockholders (including William Wang, our Chief Executive Officer, and Mr. Wang’s related trusts) (which we refer to collectively as the “consenting stockholders”), representing approximately 89 percent of the voting power of outstanding shares of our common stock and 100 percent of the outstanding shares of our Class B common stock as of such date (which was the record date for determining stockholders entitled to consent to the adoption of the merger agreement), delivered a written consent (which we refer to as the “written consent”) constituting the requisite stockholder approval, adopting the merger agreement in all respects and approving the transactions contemplated thereby, including the merger, in accordance with the DGCL and VIZIO’s amended and restated certificate of incorporation (which we refer to as the “charter”).

As a result, no further action by any other VIZIO stockholder is required under applicable law or the merger agreement to adopt the merger agreement, and we are not, and will not be, soliciting your vote to consent to the adoption of the merger agreement and will not call a stockholders’ meeting for that purpose. No action by the stockholders of Walmart is required to complete the merger, and all requisite corporate action by and on behalf of Merger Sub required to complete the merger has been taken.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Section 228(e) of the DGCL requires notice of such actions be given to those stockholders who did not consent in writing and who, if the actions had been taken at a meeting, would have been entitled to notice of the meeting. This information statement and the notice attached hereto constitute notice, pursuant to Section 228(e) of the DGCL, to the persons who have not consented in writing to the actions set forth in the written consent and who, if the actions had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been February 19, 2024, the record date for determining the stockholders entitled to consent to the adoption of the merger agreement.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated February 14, 2024, VIZIO retained J.P. Morgan Securities LLC (which we refer to as “J.P. Morgan”) as its financial advisor in connection with the proposed merger.

At the meeting of the VIZIO Board on February 19, 2024, J.P. Morgan rendered its oral opinion to the VIZIO Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its February 19, 2024 oral opinion by delivering its written opinion to the VIZIO Board, dated February 19, 2024, that, as of such date, the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated February 19, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. VIZIO’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the VIZIO Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger, and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to (1) the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of VIZIO, (2) the allocation of the aggregate merger consideration to be paid to all holders of VIZIO common stock between the holders of VIZIO Class A common stock and VIZIO Class B common stock, or the relative fairness of the proposed price per share to the holders of any shares of VIZIO common stock or (3) the underlying decision by VIZIO to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any VIZIO stockholder as to how such stockholder should vote or consent with respect to the proposed merger or any other matter.

For more information, see the section of this information statement captioned “The Merger—Opinion of J.P. Morgan Securities LLC.”

Treatment of Equity Awards in the Merger

Under the merger agreement, outstanding options to purchase shares of our Class A common stock (which we refer to as “VIZIO options”) and outstanding VIZIO restricted stock units covering shares of our Class A common stock (which we refer to as “VIZIO RSUs”) will generally be treated as follows:

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at the effective time of the merger, each VIZIO option with a per share exercise price that is less than the price per share and that is outstanding and vested as of immediately before the effective time of the merger after giving effect to any acceleration resulting from or in connection with the merger (which we refer to as a “cashed-out VIZIO option”) will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the total number of shares of our common stock covered by the cashed-out VIZIO option, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of the cashed-out VIZIO option, subject to applicable withholding taxes;

•	at the effective time of the merger, each outstanding VIZIO option that is not a cashed-out VIZIO option (which we refer to as a “cancelled VIZIO option”) will be cancelled for no consideration;

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at the effective time of the merger, each VIZIO RSU that is outstanding and vested (and not yet settled) as of immediately before the effective time of the merger after giving effect to any acceleration resulting from or in connection with the merger (which we refer to as a “vested VIZIO RSU”) will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the price per share, multiplied by (2) the total number of shares of our Class A common stock covered by the vested VIZIO RSU, subject to applicable withholding taxes;

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at the effective time of the merger, each award of VIZIO RSUs that is outstanding and unvested as of immediately before the effective time of the merger after giving effect to any acceleration resulting from or in connection with the merger (which we refer to as a “cancelled VIZIO RSU award”) will be cancelled for no consideration; and

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effective as of immediately before the effective time of the merger, each VIZIO option held by a non-employee member of the VIZIO Board (which we refer to as a “director option”) and each VIZIO RSU held by a non-employee member of the VIZIO Board (which we refer to as a “director RSU”) that, in each case, is then outstanding and unvested will accelerate and become fully vested.

The merger agreement provides that, on or promptly after the closing date of the merger, except as otherwise provided in the merger agreement, Walmart will grant to each continuing employee who held a cancelled VIZIO option or cancelled VIZIO RSU award (which we refer to collectively as the “cancelled VIZIO awards”) an award of Walmart restricted stock units (which we refer to as a “Walmart RSU award”), each with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the product of (1) the total number of shares of our Class A common stock covered by the corresponding cancelled VIZIO award, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of such cancelled VIZIO award, if any, on the terms and subject to the conditions set forth in the merger agreement and any agreement between Walmart and such employee.

For more information, see the section of this information statement captioned “The Merger Agreement—Treatment of VIZIO Equity Awards.”

Treatment of 2021 Employee Stock Purchase Plan

Under the merger agreement, we are required to take action to provide for the following with respect to our 2021 Employee Stock Purchase Plan (which we refer to as the “ESPP”):

•	there will be no new offering periods (or similar periods) or new participants after the date of the merger agreement;

•	ESPP participants will not be permitted to increase their payroll deductions following the date of the merger agreement;

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any offering period (or similar period) in progress on the date of the merger agreement will be the final offering period under the ESPP and will be terminated (with each participant’s then-outstanding share purchase right under the ESPP being exercised) at least five business days before the anticipated closing date of the merger (which we refer to as the “final exercise date”), with any pro-rata adjustments necessary to reflect the shortened period; and

•	the ESPP will be terminated at the effective time of the merger.

For more information, see the section of this information statement captioned “The Merger Agreement—Treatment of the ESPP.”

Interests of VIZIO’s Directors and Executive Officers in the Merger

Certain of our directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of VIZIO stockholders generally. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger and (3) recommending that the merger agreement be adopted by our stockholders, the VIZIO Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests include the following:

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for our executive officers, (1) the treatment of their VIZIO equity awards, as described in more detail in the sections of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—VIZIO Equity Interests—Treatment of VIZIO Equity Awards,” and “The Merger Agreement—Treatment of the ESPP” and (2) the employment agreements described in “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—Employment Arrangements Following the Merger”;

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for our non-employee directors, the accelerated vesting, at or immediately prior to the effective time of the merger, of VIZIO equity awards, and the treatment of their VIZIO equity awards, as described in more detail in the sections of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—VIZIO Equity Interests—Treatment of VIZIO Equity Awards” and “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits under Existing Agreements—Non-Employee Director Equity Awards”;

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the entitlement of each of our executive officers to receive payments and benefits under such officer’s change in control and severance agreement in the event of certain qualifying terminations (as defined in the section of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger”) of the executive officer’s employment during the period beginning three months before the closing of the merger and ending 18 months following the closing of the merger, as described in more detail in the sections of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits under Existing Agreements—Change in Control and Severance Agreements”; and

•	the continued indemnification and insurance coverage for our directors and executive officers from the surviving corporation and Walmart under the terms of the merger agreement.

In addition, Messrs. Wang, Wong, Townsend and O’Donnell have entered into offer letters with Walmart providing for their future employment following the completion of the merger, as described in more detail below under the section of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger—Employment Arrangements Following the Merger.”

Appraisal Rights

Our stockholders and beneficial owners of our common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this information statement serves as notice that record or beneficial owners of our Class A common stock may be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. Under Section 262 of the DGCL, if the merger is consummated, our stockholders (including beneficial owners of shares of our common stock) other than the consenting stockholders will be entitled to seek appraisal of their shares of our Class A common stock if they (1) do not deliver a written consent or otherwise vote in favor of the adoption of the merger agreement; (2) properly and timely demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) meet certain statutory requirements described in this information statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our Class A common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our Class A common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

Only a stockholder of record or a beneficial owner of shares of our Class A common stock may submit a demand for appraisal in connection with the merger, other than the consenting stockholders. To exercise appraisal rights, such person must (1) deliver a written demand for appraisal of such person’s shares to us no later than twenty (20) days after the mailing of this information statement, or [●], 2024; (2) not have delivered a written consent in favor of the proposal to adopt the merger agreement; (3) continuously hold of record or beneficially own such person’s shares through the effective date of the merger; (4) otherwise comply with the procedures for exercising appraisal rights under the DGCL; and (5) not withdraw such person’s demand or otherwise lose such person’s right to appraisal. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of VIZIO as to all holders and beneficial owners of shares of common stock unless certain conditions are satisfied by the persons seeking appraisal, as described further below. The requirements under Section 262 of the DGCL for exercising appraisal rights are described in further detail in this information statement, which description is qualified in its entirety by Section 262 of the DGCL. Pursuant to Subsection (d)(2) of Section 262 of the DGCL, this information statement is to include either a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 of the DGCL may be accessed without subscription or cost. You may find an electronic copy of Section 262 of the DGCL at the following website, accessible without subscription or cost, which copy is incorporated in this information statement by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In the event of any inconsistency between the information contained in this summary, this information statement or any of the documents incorporated herein by reference and the actual text of Section 262 of the DGCL, the actual text of Section 262 of the DGCL controls. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to a holder of record of stock, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary to a “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, unless otherwise expressly noted herein. All references in Section 262 of the DGCL and in this summary to a “person” mean any individual, corporation, partnership, unincorporated association or other entity.

For more information, see the section of this information statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger

For U.S. federal income tax purposes, the receipt of cash by a U.S. Holder (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for such U.S. Holder’s shares of our common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the merger and such U.S. Holder’s adjusted tax basis in the shares of our common stock surrendered in the merger.

A Non-U.S. Holder (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup and FATCA (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup or FATCA withholding tax.

For more information, see the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Regulatory Clearance Required for the Merger

The completion of the merger is subject to compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (which we refer to as the “HSR Act”), and the expiration or termination of the waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act. Walmart and VIZIO filed the notification required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice on February 26, 2024. The applicable waiting period under the HSR Act expires at 11:59 P.M. eastern time on March 27, 2024.

Holdback Agreements

Simultaneously with the execution of the merger agreement, Mr. Wang, our Chief Executive Officer, certain of Mr. Wang’s related trusts, and Ben Wong, our Chief Operating Officer, in their respective capacities as stockholders of VIZIO, have each entered into a holdback agreement (each of which we refer to as a “holdback agreement”) with Walmart. Pursuant to the holdback agreements, Messrs. Wang (acting in his personal capacity and in his capacity as trustee of his related trusts) and Wong have agreed that a portion of the after-tax merger consideration that would otherwise be payable to them as a result of the merger will be placed into a third-party escrow account to be released to them over time, subject to, and in accordance with, the terms and conditions of the holdback agreements. In the aggregate, Mr. Wang and his related trusts have agreed to a holdback of $100 million of their collective after-tax merger consideration, and Mr. Wong has agreed to a holdback of $6 million of his after-tax merger consideration.

For more information, see the section of this information statement captioned “The Merger—Holdback Agreements.”

Support Agreements

Simultaneously with the execution of the merger agreement, each consenting stockholder, in such consenting stockholder’s capacity as a stockholder of VIZIO, entered into a support agreement (which we refer to as a “support agreement”) with Walmart. Pursuant to the support agreements, the applicable stockholders have agreed, among other things, to vote their shares of common stock against any acquisition proposal (as defined in the section of this information statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals”). In addition, Mr. Wang and certain of his related trusts agreed to vote their shares of our common stock in favor of the adoption of the merger agreement (including by delivering written consents). The support agreements terminate under certain circumstances, including if the VIZIO Board terminates the merger agreement in order to accept a superior offer (as defined in the section of this information statement captioned “The Merger Agreement—Fiduciary Termination Right”) from a third party.

As of the record date, the support agreements cover approximately 89 percent of the voting power of outstanding shares of common stock and 100 percent of the outstanding shares of Class B common stock. For more information, please see the section of this information statement captioned “Support Agreements.” A form of support agreement signed by Mr. Wang and the trustees of his related trusts is attached to this information statement as Annex C-1, and a form of support agreement signed by our other executive officers and directors and their affiliates is attached to this information statement as Annex C-2.

No Solicitation of Other Acquisition Offers

Under the merger agreement, subject to the exceptions described below, we agreed that we will not (and will not publicly propose to), and we will ensure that each of our subsidiaries and our directors, executive officers and financial advisors do not (and do not publicly propose to), and that we will not authorize or knowingly permit any other representative of ours or of our subsidiaries to, in each case, directly or indirectly:

•

solicit, knowingly encourage or knowingly facilitate the initiation, making, submission or announcement of any acquisition proposal (as defined in the section of this information statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals”) or acquisition inquiry (as defined in the section of this information statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals”);

•

furnish or otherwise provide access to any person or entity other than Walmart or Merger Sub any non-public information in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person or entity relating to any acquisition proposal or acquisition inquiry;

•	approve, endorse, or recommend any acquisition proposal; or

•

enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option or other similar contract providing for or otherwise relating to, or that contemplates, or is intended or would reasonably be expected to result in an acquisition transaction.

However, prior to 5:00 p.m. Central Time on April 4, 2024 (which we refer to as the “subsequent time”), we may furnish information with respect to us and our subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written acquisition proposal that we have received after February 19, 2024 and prior to the subsequent time by such person or entity (and that has not been withdrawn), but only if:

•

neither we nor our subsidiaries have breached (or have been deemed to have breached) certain provisions of the merger agreement in relation to such acquisition proposal in a manner that resulted, directly or indirectly, in such acquisition proposal having been submitted;

•

the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that such acquisition proposal constitutes, or would reasonably be expected to result in, a superior offer (as defined in the section of this information statement captioned “The Merger Agreement—Fiduciary Termination Right”); and

•

the VIZIO Board determines in good faith, after consultation with our outside legal counsel, that the failure to take such actions would reasonably be expected to be inconsistent with its fiduciary obligations to the VIZIO stockholders under applicable Delaware law.

In such event, we must timely provide Walmart with appropriate notice and information.

Under the merger agreement we further agreed that:

•

we will not, and we will ensure that each of our subsidiaries will not, release or permit the release of any person or entity from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which we or any of our subsidiaries is or becomes a party or under which we or any of our subsidiaries has or acquires any rights;

•	we will use our reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Walmart; and

•

promptly after signing the merger agreement, we will (1) request each person or entity that has executed a confidentiality or similar agreement in the two years preceding the date of the merger agreement in connection with such person’s or entity’s consideration of making a possible acquisition proposal to return or destroy all confidential information previously furnished to such person or entity by or on behalf of us or any of our subsidiaries and (2) terminate any person’s or entity’s access to any physical or electronic data room relating to or set up in response to any possible acquisition proposal or acquisition inquiry.

However, prior to the subsequent time, we may release a person or entity from, or amend or waive any provision of, or decline to enforce, any “standstill” agreement or provision if:

•

the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that the failure to release such person or entity from such agreement or provision or the failure to amend such agreement or waive such provision, or the enforcement of such agreement or provision, would reasonably be expected to be inconsistent with the VIZIO Board’s fiduciary obligations to our stockholders under applicable Delaware law; and

•	we provide Walmart with written notice of our intent to take such action prior to communicating such action to such person or entity.

For more information, see the section of this information statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals.”

Conditions to the Closing of the Merger

Our obligations to complete the merger and otherwise complete the other transactions contemplated by the merger agreement are subject to the satisfaction (or waiver by us, to the extent allowed by applicable law) of certain conditions, including the following:

•

the accuracy (subject to applicable materiality or other qualifiers) of each of the representations and warranties made by Walmart and Merger Sub in the merger agreement, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which a representation or warranty was specifically made);

•

Walmart and Merger Sub having complied with and performed in all material respects each of their covenants and obligations under the merger agreement that are required to be complied with or performed at or prior to the closing;

•	the requisite stockholder approval having been obtained (which was satisfied on February 19, 2024);

•	this information statement having been mailed to our stockholders and at least twenty (20) calendar days having elapsed since the date of completion of such mailing;

•

the waiting period applicable to the consummation of the merger under the HSR Act having expired or been terminated, and there not being in effect any voluntary agreement pursuant to which Walmart has agreed to delay consummating the merger (which we refer to as a “timing agreement”); and

•

no order preventing the consummation by us of the merger having been issued by any court of competent jurisdiction or other governmental body that has jurisdiction over (1) us, Walmart, Merger Sub or any of our respective significant subsidiaries, (2) any business or asset of ours that is material to us, taken as a whole or (3) any business or asset of Walmart or any of its subsidiaries that is material to Walmart and its subsidiaries, taken as a whole (which we refer to as a “specified governmental body”) that remains in effect, and there being no legal requirement enacted or deemed applicable to the merger by any specified governmental body that remains in effect and that has the effect of preventing the consummation by us of the merger.

The obligations of Walmart and Merger Sub to complete the merger and otherwise complete the other transactions contemplated by the merger agreement are subject to the satisfaction (or waiver by Walmart and Merger Sub, to the extent allowed by applicable law) of certain conditions, including the following:

•

the accuracy (subject to applicable materiality or other qualifiers) of each of the representations and warranties made by us in the merger agreement, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which a representation or warranty was specifically made);

•

us having complied with and performed in all material respects each of our covenants and obligations under the merger agreement that are required to be complied with or performed at or prior to the closing;

•	the requisite stockholder approval having been obtained (which was satisfied on February 19, 2024);

•	this information statement having been mailed to our stockholders and at least twenty (20) calendar days having elapsed since the date of completion of such mailing;

•

the absence of any material adverse effect (as defined in the section of this information statement captioned “The Merger Agreement—Representations and Warranties”) that occurred after the date of the merger agreement and that is continuing;

•	the waiting period applicable to the consummation of the merger under the HSR Act having been expired or terminated, and there not being in effect any timing agreement;

•

no order preventing the consummation of the merger having been issued by any court of competent jurisdiction or other specified governmental body that remains in effect, and there being no legal requirement enacted or deemed applicable to the merger by any specified governmental body that remains in effect and that has the effect of preventing the consummation of the merger; and

•

no specified governmental body having (1) commenced, brought or filed any merger-related regulatory challenge (as defined in the section of this information statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”) or (2) overtly asserted an intention to commence, bring or file any merger-related regulatory challenge (other than as may have been overtly retracted or overruled).

For more information, see the section of this information statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

The merger agreement may be terminated with the mutual written consent of us and Walmart.

In addition, the merger agreement may be terminated by either VIZIO or Walmart if:

•	the effective time of the merger has not occurred on or before February 19, 2025, which may be extended (we refer to such date, as extended, as the “end date” and such termination event, an “end date termination event”) (1) by VIZIO to August 19, 2025 if (i) a specified circumstance (as defined in the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement”) exists as of February 19, 2025 and (ii) certain of Walmart’s other conditions to closing are satisfied or have been waived or (2) by Walmart to August 19, 2025, if (i) a specified circumstance exists as of February 19, 2025 and (ii) certain of our other conditions to closing are satisfied or have been waived; provided that neither VIZIO nor Walmart will have the right to terminate the merger agreement if such party’s breach of any provision of the merger agreement has been the proximate cause of the failure of the merger to be consummated by the end date; or

•	any specified governmental body has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise preventing the consummation of the merger.

The merger agreement may be terminated by us if:

•

on or following the first anniversary of the date of the merger agreement, the conditions to closing relating to the accuracy of certain representations and warranties in the merger agreement regarding the Federal Trade Commission (which we refer to as the “FTC”) and the New Jersey Attorney General not having commenced, or overtly asserted an intent to commence, since the date of the merger agreement, any investigation relating to the stipulated order (as defined in the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement”) that could reasonably be expected to lead to, or result in, an adverse modification to the stipulated order or other adverse action taken by the FTC or the New Jersey Attorney General relating to the stipulated order, have not been satisfied or waived at such time, and (1) certain of our other closing conditions are satisfied or have been waived and (2) we notify Walmart in writing of our intention to terminate the merger agreement based on the foregoing reasons at least 10 business days prior to such termination;

•

(1) there is an inaccuracy with respect to any representation or warranty of Walmart or a breach of a covenant or obligation of the merger agreement by Walmart such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied and (2) if curable, the breach or inaccuracy remains uncured for a period of 30 days commencing on the date that we give Walmart written notice of such inaccuracy or breach, provided, however, that we cannot terminate for this reason if we breached any covenant or obligation or there is an inaccuracy in any of our representations and warranties such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied; or

•

prior to the subsequent time, in order to enter into an alternative acquisition agreement with respect to a superior offer, but only if: (1) we and the VIZIO Board complied with the applicable provisions of the merger agreement prohibiting the solicitation of such superior offer (as defined in the section of this information statement captioned “The Merger Agreement—Fiduciary Termination Right”); (2) the VIZIO Board, after satisfying all of the requirements set forth in the merger agreement with respect to such superior offer, authorized us to enter into such alternative acquisition agreement; (3) we delivered to Walmart a written notice (that includes a copy of the alternative acquisition agreement as an attachment) containing our statement confirming that the VIZIO Board has authorized the execution and delivery of the alternative acquisition agreement on behalf of us and that we will enter into the alternative acquisition agreement substantially concurrently with the termination of the merger agreement pursuant to the terms of the merger agreement; (4) substantially concurrently with such termination, we enter into the alternative acquisition agreement with respect to such superior offer; and (5) immediately prior to or concurrently with such termination (or, if the date of the termination is the 45th calendar day following the date of the merger agreement, and such day is not a business day, then the immediately subsequent business day after the date of such termination) we have paid to Walmart or its designee the termination fee payable by us as a result of the termination.

The merger agreement may be terminated by Walmart if:

•

(1) there is an inaccuracy with respect to any representation or warranty of us or a breach of a covenant or obligation of the merger agreement by us such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied and (2) if curable, the breach or inaccuracy remains uncured for a period of 30 days commencing on the date that Walmart gives us written notice of such inaccuracy or breach, provided, however, that Walmart cannot terminate for this reason if Walmart breached any covenant or obligation or there is an inaccuracy in any of the representations and warranties of Walmart such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied.

For more information, see the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

Transaction Expenses, Termination Fees and Remedies

Each party will generally pay its own fees and expenses in connection with the merger, whether or not the merger is completed.

Upon termination of the merger agreement under certain specified circumstances, we will be required to pay Walmart a termination fee of $78 million. Specifically, this termination fee is payable by us to Walmart if the merger agreement is terminated:

•

by Walmart or us because of an end date termination event, and (1) at the time of termination of the merger agreement, a specified circumstance does not exist, (2) prior to termination of the merger agreement, an alternative acquisition proposal has been made known to us or publicly disclosed, announced, commenced, submitted or made and (3) within 12 months after the date of such termination, we (i) consummate an acquisition transaction or (ii) enter into a definitive agreement providing for an acquisition transaction and such acquisition transaction is subsequently consummated; or

•

by us, prior to the subsequent time, because of a superior offer termination event (as defined in the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement”).

If we fail to pay Walmart any applicable termination fee, we are required to (1) reimburse Walmart for Walmart’s costs and expenses incurred in collecting such overdue amount and (2) pay Walmart interest on such overdue amount at a rate per annum equal to the sum of the prime rate in effect on the date such overdue amount was originally required to be paid plus 500 basis points.

For more information, see the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

Specific Performance

Under the merger agreement, VIZIO and Walmart acknowledged and agreed that, prior to the valid termination of the merger agreement pursuant to the provisions described in the section of this information statement captioned “The Merger Agreement—Termination of the Merger Agreement,” each party is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to specifically enforce the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. For more information, see the section of this information statement captioned “The Merger Agreement—Specific Performance.”

Delisting and Deregistration of Our Class A Common Stock

If the merger is completed, our Class A common stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934 (which we refer to as the “Exchange Act”). At that time, we will no longer be required to file periodic reports, current reports and proxy and information statements with the Securities and Exchange Commission (which we refer to as the “SEC”) with respect to our Class A common stock.

Effect on VIZIO if the Merger is Not Completed

If the merger is not completed for any reason, our stockholders will not receive any payment for their shares of our common stock in connection with the merger. Instead: (1) we will remain an independent public company, (2) our Class A common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and (3) we will continue to file periodic reports with the SEC.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the merger and the merger agreement. These questions and answers may not address all questions that are important to you. We encourage you to carefully read the more detailed information contained elsewhere in this information statement, including the annexes to this information statement and the other documents to which we refer in this information statement. You may obtain the information incorporated by reference in this information statement without charge by following the instructions in the section of this information statement captioned “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

Applicable requirements of Delaware law and federal securities laws require us to provide you with notice of action taken by the written consent that was delivered by the consenting stockholders, as well as other information regarding the merger, even though your vote or consent is neither required nor requested to adopt or authorize the merger agreement or complete the merger. This information statement also constitutes notice to you of the availability of appraisal rights in connection with the merger under Section 262 of the DGCL, as further described in the section of this information statement captioned “The Merger—Appraisal Rights.”

Q:	What is the proposed merger and what effects will it have on VIZIO?

A:

The proposed transaction is the acquisition of us by Walmart pursuant to the merger agreement. Once the closing conditions under the merger agreement have been satisfied or waived, and subject to the other terms and conditions in the merger agreement, Merger Sub will merge with and into VIZIO, with VIZIO continuing as the surviving corporation. As a result, (1) VIZIO’s stockholders will receive $11.50 per share of our common stock in cash, without interest and subject to any required withholding taxes, (2) VIZIO will become a wholly owned subsidiary of Walmart, and (3) VIZIO’s Class A common stock will no longer be publicly traded and will be delisted from the NYSE. In addition, our Class A common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC.

Q:	What will I receive if the merger is completed?

A:

Upon completion of the merger and subject to the terms and conditions of the merger agreement, each stockholder will be entitled to receive $11.50 per share in cash, without interest and subject to any required withholding taxes, for each share of our common stock outstanding immediately prior to the effective time of the merger, unless you properly and timely exercise, and do not effectively withdraw or fail to perfect, appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of our Class A common stock, you will receive $1,150 in cash in exchange for your shares of Class A common stock, without interest and less any applicable withholding taxes. Upon the completion of the merger, you will not own shares of the surviving corporation.

Q:	How does the price per share compare to the market price of VIZIO’s Class A common stock?

A:

The price per share of $11.50 constitutes a premium of approximately 47 percent to the unaffected closing price of our Class A common stock on February 12, 2024, which was the last full trading day prior to the publication of an article in The Wall Street Journal stating that we were in discussions to be acquired by Walmart.

Q:	Why am I not being asked to vote on the merger?

A:

Under the merger agreement and applicable Delaware law, the adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of (1) a majority of the voting power of the outstanding shares of common stock entitled to vote on the merger and (2) two-thirds of the outstanding shares of Class B common stock. Such requisite stockholder approval was obtained on February 19, 2024, when, effective following the execution and delivery of the merger agreement, the consenting stockholders (representing approximately 89 percent of the voting power of outstanding shares of common stock and 100 percent of the outstanding shares of Class B common stock as of the record date for determining stockholders entitled to consent to the adoption of the merger agreement), delivered the written consent. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Did the VIZIO Board approve and recommend the merger agreement?

A:

Yes. The VIZIO Board unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement (which adoption occurred upon delivery of the written consent by the consenting stockholders).

Q:	What happens if I sell my shares before the completion of the merger?

A:

If you transfer your shares of our common stock before the effective time of the merger, you will have transferred the right to receive the price per share and will lose your appraisal rights for those shares. For more information, see the section of this information statement captioned “The Merger—Appraisal Rights.” In order to receive the price per share or exercise appraisal rights for those shares, you must hold those shares through the completion of the merger. In the event of a transfer of ownership of any shares of our common stock that has not been registered in the records of our transfer agent prior to the effective time of the merger, the cash consideration may be paid to a person other than the registered owner, provided specified requirements are satisfied. Please refer to the section of this information statement captioned “The Merger Agreement—Conversion of Shares.”

Q:	Are there conditions to the completion of the merger?

A:

Yes. The completion of the merger is conditioned on the satisfaction or waiver of certain conditions, including (1) the adoption of the merger agreement by our stockholders (which was satisfied on February 19, 2024); (2) the expiration or early termination of the applicable waiting period under the HSR Act, and the absence of any timing agreement; (3) the absence of an order or law preventing the consummation of the merger; (4) the accuracy of representations and warranties of the parties, subject to applicable materiality qualifiers; (5) the performance of each party’s covenants in all material respects; (6) the absence of specified governmental litigation relating to the merger that is pending or overtly asserted; and (7) no material adverse effect (as defined in the section of this information statement captioned “The Merger Agreement—Representations and Warranties”) having occurred with respect to VIZIO that is continuing. Please refer to the section of this information statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Q:	What will happen to VIZIO equity awards?

A:	Generally, at the effective time of the merger:

•

each cashed-out VIZIO option will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the total number of shares of our Class A common stock covered by such option, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of such option, subject to applicable withholding taxes;

•	each cancelled VIZIO option will be cancelled for no consideration;

•

each vested VIZIO RSU will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the price per share, multiplied by (2) the total number of shares of our common stock covered by the vested VIZIO RSU, subject to applicable withholding taxes;

•	each cancelled VIZIO RSU award will be cancelled for no consideration; and

•	each director option and each director RSU that, in each case, is then outstanding and unvested, will accelerate vesting in full.

On or promptly after the closing date of the merger, Walmart will grant to each continuing employee who held a cancelled VIZIO award a Walmart RSU award with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the product of (1) the total number of shares of our Class A common stock covered by the corresponding cancelled VIZIO award, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of that cancelled VIZIO award, if any, on the terms and subject to the conditions set forth in the merger agreement and any agreement between Walmart and such employee.

For more information, see the section of this information statement captioned “The Merger Agreement—Treatment of VIZIO Equity Awards.”

Q:	What will happen to the ESPP?

A:	Generally, the merger agreement requires us to take action to provide for the following:

•	no new offering period (or similar period during which shares may be purchased) will commence under the ESPP after the date of the merger agreement;

•	participants in the ESPP may not increase their payroll deductions under the ESPP from those in effect on the date of the merger agreement;

•	no new participants may begin participating in the ESPP after the date of the merger agreement;

•

any offering period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of the merger agreement will be the final offering period under the ESPP and will be terminated on the final exercise date;

•

any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period) will be made, but the shortened offering period (or similar period) will otherwise be treated as a fully effective and completed offering period for all purposes under the ESPP;

•	each participant’s then-outstanding share purchase right under the ESPP will be exercised as of the final exercise date; and

•	the ESPP will be terminated as of the effective time of the merger.

For more information, see the section of this information statement captioned “The Merger Agreement—Treatment of the ESPP.”

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, our stockholders will not receive any payment for their shares of our common stock. Instead: (1) we will remain an independent public company; (2) our Class A common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (3) we will continue to file periodic reports with the SEC.

In specified circumstances in which the merger agreement is terminated, we have agreed to pay Walmart a termination fee. For more information, see the section of this information statement captioned “The Merger Agreement—Transaction Expenses and Termination Fee.”

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this information statement has been sent directly to you by or on behalf of us. You will automatically receive the price per share as promptly as reasonably practicable after the effective time of the merger without any further action required on your part, except with respect to excluded shares (as defined in the section of this information statement captioned “The Merger Agreement—Conversion of Shares”). Please refer to the section of this information statement titled “The Merger Agreement—Conversion of Shares.”

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this information statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. If you are a beneficial owner, payment for your shares will be made through your bank, broker or other nominee.

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:

If you are a U.S. Holder (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the exchange of our common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes, which generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received by you in the merger and your adjusted tax basis in the shares of our common stock surrendered in the merger.

If you are a Non-U.S. Holder (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless you have certain connections to the United States, but you may be subject to backup and FATCA withholding tax unless you comply with certain certification procedures or otherwise establish a valid exemption from backup or FATCA (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) withholding tax.

Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under U.S. federal non-income tax laws or the laws of any state, local or foreign taxing jurisdiction. This discussion is provided for general information only and does not constitute legal advice to any holder. A more complete description of material U.S. federal income tax consequences of the merger is provided in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the merger to be completed?

A:

We currently expect to complete the merger in the second calendar quarter of 2024. However, the exact timing of completion of the merger, if at all, cannot be predicted because the merger is subject to the closing conditions specified in the merger agreement, many of which are outside of our control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the merger agreement, the merger cannot be completed until the waiting period applicable to the merger under the HSR Act has expired or been terminated. For more information, see the section of this information statement captioned “The Merger—Regulatory Clearance Required for the Merger.”

Q:	Am I entitled to appraisal rights under the DGCL?

A:

Our stockholders and beneficial owners of our Class A common stock are entitled, under certain circumstances, to seek appraisal of their shares in connection with the merger under Delaware law. Pursuant to Section 262(d) of the DGCL, this information statement serves as notice that record or beneficial owners of our Class A common stock may be entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. Under Section 262 of the DGCL, if the merger is consummated, our stockholders (including beneficial owners of shares of our Class A common stock) will be entitled to seek appraisal of their shares of our Class A common stock if they (1) do not deliver a written consent or otherwise vote in favor of the merger; (2) properly and timely demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) meet certain statutory requirements described in this information statement; and (5) do not withdraw their demands or otherwise lose their rights to appraisal. This means that these persons will be entitled to have their shares of our Class A common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our Class A common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in this information statement, which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of VIZIO’s directors or officers have interests in the merger that may differ from those of VIZIO stockholders generally?

A:

Yes. In considering the recommendation of the VIZIO Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. In: (1) evaluating and negotiating the merger agreement; (2) approving the merger agreement and the merger; and (3) unanimously recommending that the merger agreement be adopted by our stockholders, the VIZIO Board was aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this information statement captioned “The Merger—Interests of VIZIO’s Directors and Executive Officers in the Merger.”

Q:	Where can I find more information about VIZIO?

A:

We file periodic reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For further information, please refer to the section of this information statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?

A:

If you have any questions regarding the merger after reading this information statement, please contact our Investor Relations department by email at ir@vizio.com. If your broker holds your shares of common stock, you should call your broker for additional information.

FORWARD-LOOKING STATEMENTS

This information statement, the documents to which we refer you in this information statement and information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” “target,” “possible” and other words of similar import, or the negative versions of such words. These forward-looking statements generally include statements regarding the expected timetable for completing the merger, the ability to complete the merger, and financial projections. Our management has based these forward-looking statements largely on current expectations and projections about future events and financial trends that management believes may affect our business, financial condition and results of operations.

Our stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this information statement, and the following factors:

•

the inability to complete the merger due to the failure to satisfy the other conditions to the completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory clearance;

•

the occurrence of any event, change or other circumstances that could give rise to the right to terminate the merger, and the risk that the merger agreement may be terminated in circumstances that require us to pay a termination fee;

•	the nature, cost and outcome of any legal proceedings that may be instituted against us and others related to the merger agreement;

•	risks that the pendency of the merger affects our current operations or our ability to retain or recruit employees;

•	economic, market, business, consumer or geopolitical conditions or competition, or changes in such conditions, negatively affecting our business, operations and financial performance;

•

the fact that receipt of the all-cash price per share will be taxable to our stockholders that are treated as U.S. Holders (as defined in the section of this information statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•

the fact that, if the merger is completed, our stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent company;

•	the possibility that we could, at a later date, engage in unspecified transactions, including licensing, partnership, collaboration or other strategic transactions;

•

the fact that under the terms of the merger agreement, we are restrained at certain times from soliciting other acquisition proposals (as defined in the section of this information statement captioned “The Merger Agreement—No-Shop; Acquisition Proposals”) during the pendency of the merger;

•

the effect of the announcement or pendency of the merger on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of our management or employees during the pendency of the merger;

•	the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

•	the risk that the proposed merger will not be consummated in a timely manner, creating potential uncertainty around the transaction and exceeding the expected costs of the merger; and

•	the risk that our stock price may fluctuate during the pendency of the merger and may decline significantly if the merger is not completed.

Consequently, all of the forward-looking statements that we make in this information statement are qualified by the information contained or incorporated by reference in this information statement, including: (1) the information contained under this caption; and (2) information in our most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Our stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER AGREEMENT

VIZIO

We, VIZIO Holding Corp., develop high-performance smart TVs, sound bars, and accessories. These products are sold to retailers, distributors and through online channels throughout the United States. Additionally, we offer Platform+, which is comprised of SmartCast, our award-winning Smart TV operating system that enables a fully integrated entertainment solution, and Inscape, which powers its data intelligence and services. SmartCast delivers content and applications through an easy-to-use interface, supports leading streaming apps, and hosts our free ad-supported video app, WatchFree+. We provide broad support for third-party voice platforms and second screen experiences to offer additional interactive features and experiences.

Our Class A common stock is listed on the NYSE under the symbol “VZIO.” Our corporate offices are located at 39 Tesla, Irvine, California 92618.

Walmart

Walmart Inc. is a people-led, technology-powered omni-channel retailer dedicated to help people around the world save money and live better – anytime and anywhere – by providing the opportunity to shop in both retail stores and through eCommerce. Through innovation, Walmart is striving to continuously improve a customer-centric experience that seamlessly integrates eCommerce and retail stores in an omni-channel offering that saves time for its customers.

Walmart’s address is Walmart Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, and its telephone number is (479) 273-4000.

Merger Sub

Vista Acquisition Corp. is a wholly owned subsidiary of Walmart and was formed on February 13, 2024, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist, and VIZIO will continue as the surviving corporation.

Merger Sub’s address is c/o Walmart Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, and its telephone number is (479) 273-4000.

THE MERGER

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information provided in this information statement. Therefore, this discussion of the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this information statement and incorporated into this information statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. This chronology does not purport to catalogue every conversation of or among the VIZIO Board, the Transactions Committee (as defined below), our representatives, and other parties.

The VIZIO Board regularly evaluates our strategic direction and ongoing business plans with a view toward strengthening our business and enhancing stockholder value. As part of this evaluation, the VIZIO Board has, from time to time, considered a variety of strategic alternatives. These have included, among others: (1) the continuation of, and potential improvements to, our current business plan, with VIZIO remaining an independent company; (2) the investment in, and development of, new products and services; (3) potential expansion opportunities through investments, acquisitions, partnerships or other commercial and strategic relationships; and (4) business combinations and other financial and strategic alternatives, including the sale of VIZIO. In addition, VIZIO management holds introductory and informational meetings with actual and potential investors, as well as other counterparties that may have an interest in engaging in potential commercial or strategic transactions with VIZIO, for the purpose of discussing, in general terms and based on publicly available information, our business and industry. VIZIO management regularly updates the VIZIO Board with respect to these meetings.

Around July 2018, a representative of a potential strategic acquiror (which we refer to as “Party A”) contacted members of VIZIO management and expressed an interest in exploring a strategic partnership with VIZIO. In September 2018, we entered into a confidentiality agreement with Party A. Thereafter, VIZIO management met with representatives of Party A to discuss our business and provided due diligence information regarding our business to Party A. After Party A received and reviewed due diligence information provided by us, it became apparent that Party A did not wish to engage further. These discussions did not result in the receipt by VIZIO of an acquisition proposal from Party A.

In March 2021, we completed our initial public offering at a price of $21.00 per share of our Class A common stock. Following our initial public offering, we experienced a variety of challenges to executing our business plan, including increased competition from other consumer electronics manufacturers and television operating system providers. VIZIO management regularly reviewed with the VIZIO Board these and other challenges to achieving our business plan. By June 2023, the trading price of our Class A common stock had declined to approximately $7.00 per share from a high of approximately $26.00 per share in July 2021.

Walmart and its affiliated retailers are VIZIO’s largest customer and have been since 2008. Representatives of Walmart management meet frequently with members of VIZIO management to discuss the parties’ commercial partnership.

On or about January 4, 2023, members of VIZIO management met with senior management representatives of Walmart in Las Vegas, Nevada to discuss potential opportunities to expand our commercial partnership. These conversations continued from time to time until June 2023. At various points, William Wang, our Chief Executive Officer, participated in these conversations.

On March 27, 2023, Mr. Wang met with senior management representatives of Walmart in Bentonville, Arkansas in order to continue these discussions concerning the expansion of our commercial partnership with Walmart and to enable Walmart to better understand our advertising business. Prior to the meeting, we entered into a mutual confidentiality agreement with Walmart to facilitate the sharing of due diligence information with Walmart. This confidentiality agreement did not include a “standstill” or similar restriction limiting Walmart’s ability to make public or private proposals to acquire VIZIO.

On June 7, 2023, at Walmart’s request, Mr. Wang and Ben Wong, our Chief Operating Officer, met with senior management representatives of Walmart in Orange County, California. During this meeting, the representatives of Walmart expressed a general interest in exploring a potential acquisition of VIZIO. The representatives of Walmart did not make a specific acquisition proposal. The members of VIZIO management acknowledged the interest from Walmart but did not otherwise engage on the topic of an acquisition of VIZIO during the meeting.

Following the June 7, 2023 meeting, members of each of VIZIO management and Walmart management engaged in high-level, preliminary discussions regarding the broad contours of potential strategic transactions involving both Walmart and VIZIO. These potential strategic transactions included, among others, a minority equity investment by Walmart into VIZIO, an acquisition of VIZIO by Walmart, and an expansion of our commercial partnership with Walmart.

On June 20, 2023, Messrs. Wang and Wong met with senior management representatives of Walmart in Bentonville, Arkansas. During this meeting, the representatives of Walmart stated that Walmart had concluded that (1) of all the potential strategic transactions available to Walmart and VIZIO, its preference was to pursue an acquisition of VIZIO; and (2) it wished to continue acquisition discussions at future meetings. The representatives of Walmart did not make a specific acquisition proposal at the meeting. The members of VIZIO management expressed openness to exploring a potential acquisition of VIZIO by Walmart, subject to their fiduciary obligations.

On July 13, 2023, members of VIZIO management met with representatives of J.P. Morgan to discuss perspectives and considerations that VIZIO management could consider in the event Walmart made an acquisition proposal. J.P. Morgan is well known to VIZIO given its service as a joint book running manager in our initial public offering.

On August 3, 2023, the VIZIO Board met, with members of VIZIO management and Wilson Sonsini Goodrich & Rosati, Professional Corporation (which we refer to as “Wilson Sonsini”), our outside legal counsel, in attendance. The members of VIZIO management provided an update on our preliminary financial and operating results for our fiscal second quarter and provided perspectives on our anticipated financial and operating results for our fiscal third quarter. Mr. Wang provided an overview of the preliminary discussions with Walmart (including Walmart’s potential interest in pursuing an acquisition of VIZIO), including that these discussions remained at a preliminary stage and Walmart had not made a specific acquisition proposal.

On August 14, 2023, senior management representatives of Walmart met virtually with Messrs. Wang and Wong. In that meeting, the Walmart representatives stated that Walmart intended to make a proposal to acquire VIZIO. The Walmart representatives expressed a preference for Walmart to enter into an exclusivity agreement with VIZIO.

On August 15, 2023, Walmart submitted a non-binding written proposal to acquire VIZIO for $9.25 in cash per share of our common stock. We refer to this proposal as the “initial Walmart proposal.” The initial Walmart proposal requested that 25 percent of the merger proceeds that each of Messrs. Wang and Wong would otherwise be entitled to receive in such transaction would be deferred and paid over a four-year period in order to encourage Messrs. Wang and Wong to remain part of VIZIO’s management team following the consummation of the acquisition. We refer to this overall deferral structure as a “holdback.” As part of the initial Walmart proposal, Walmart requested that VIZIO agree to negotiate exclusively with Walmart regarding a potential strategic transaction for 45 days and included a form of exclusivity agreement to be countersigned by VIZIO. A copy of the initial Walmart proposal was subsequently provided by Mr. Wang to the VIZIO Board and to J.P. Morgan.

On August 17, 2023, representatives of J.P. Morgan met with members of VIZIO management. The representatives of J.P. Morgan discussed a preliminary financial perspective on and potential responses to the initial Walmart proposal.

On August 18, 2023, the VIZIO Board met, with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini in attendance. The VIZIO Board discussed the initial Walmart proposal, including the request that VIZIO negotiate exclusively with Walmart. The representatives of Wilson Sonsini reviewed with the members of the VIZIO Board their fiduciary duties relating to a potential sale of VIZIO. The representatives of J.P. Morgan discussed preliminary financial analyses of the initial Walmart proposal. The VIZIO Board determined that the initial Walmart proposal was credible and had the potential to lead to a transaction that would be attractive to, and serve the best interests of, VIZIO and our stockholders. In making its determination, the VIZIO Board considered (1) our commercial relationship with Walmart; and (2) the increasing competition that we were facing from other consumer electronics manufacturers and television operating system providers. To provide assistance to, and oversight of, VIZIO management during the strategic review process, the VIZIO Board established a committee of independent directors (which we refer to as the “Transactions Committee”). The Transactions Committee was formed in light of the benefits, convenience and efficiency of having a subset of directors oversee any process of considering the initial Walmart proposal and any strategic alternatives thereto given (1) the potentially significant workload that could be involved in the evaluation of the initial Walmart proposal and any other strategic alternatives; (2) the possibility that VIZIO management may need feedback and direction on relatively short notice in connection with a potential process of considering the initial Walmart proposal and other strategic alternatives; and (3) the benefits and convenience of having a subset of directors oversee a potential process of considering the initial Walmart proposal and other strategic alternatives. The Transactions Committee was not formed for the purposes of addressing potential or actual conflicts of interest of any director or officer of VIZIO. The VIZIO Board appointed R. Michael Mohan, Julia Gouw and David Russell to serve on the Transactions Committee, with Mr. Mohan serving as chair. The VIZIO Board delegated to the Transactions Committee the full power and authority of the VIZIO Board to, among other things, (1) evaluate, consider and respond to the initial Walmart proposal; (2) explore, evaluate and consider counterparties to potential strategic transactions, and authorize and direct VIZIO management and VIZIO’s advisors to engage in discussions and negotiations regarding potential strategic transactions; (3) explore, evaluate, consider, review, negotiate and, as appropriate, recommend to the VIZIO Board for approval the terms and conditions of potential strategic alternatives; and (4) supervise and direct discussions and negotiations with respect to any strategic alternative. The VIZIO Board retained the power and authority to make any final determination to enter into any such potential strategic transaction. It was also understood by the VIZIO Board that: (1) the VIZIO Board would continue to have an active role in (i) the evaluation of any acquisition proposal from Walmart, (ii) any discussions with Walmart or other potential acquirers with respect to a potential strategic transaction and (iii) any broader review of strategic alternatives; (2) the Transactions Committee would update and seek input from the VIZIO Board as appropriate; and (3) members of the VIZIO Board who were not also members of the Transactions Committee would be invited to attend the meetings of the Transactions Committee. The VIZIO Board did not provide for the payment of any new or additional compensation to the members of the Transactions Committee in connection with this delegation of authority. At the same meeting, outside of the presence of the representatives of J.P. Morgan, the VIZIO Board discussed a variety of potential candidates to act as financial advisor in connection with a potential strategic transaction involving Walmart and any strategic alternatives thereto. The VIZIO Board determined to engage J.P. Morgan to act as financial advisor in connection with a potential strategic transaction involving Walmart and any possible strategic alternatives thereto due to J.P. Morgan’s knowledge of our company from its role as joint book running manager in our initial public offering, as well as its qualifications, knowledge of the industry in which we operate, and experience in advising similar companies in connection with potential strategic transactions. The VIZIO Board directed the Transactions Committee to oversee the negotiation and execution of an appropriate engagement letter with J.P. Morgan. The VIZIO Board also met in executive session at this meeting (without Mr. Wang or other members of VIZIO management in attendance), and it was the practice of the VIZIO Board at future meetings to meet in executive session for a portion of each meeting.

On August 22, 2023, the Transactions Committee met, with members of VIZIO management in attendance. The Transactions Committee affirmed the determination of the VIZIO Board to engage J.P. Morgan as financial advisor in connection with a potential strategic transaction involving Walmart and any strategic alternatives thereto. The Transactions Committee discussed the initial Walmart proposal and other potential strategic alternatives available to VIZIO (including remaining an independent company), and reviewed ways to potentially improve the initial Walmart proposal for the benefit of our stockholders. The Transactions Committee determined that the initial Walmart proposal was not compelling, but that the Transactions Committee was willing to continue to provide due diligence information to allow Walmart to better understand VIZIO’s long-term value, potential cost and revenue synergy opportunities, and the growth prospects that we could provide to Walmart. The Transactions Committee believed that providing this information could help Walmart increase the value of its acquisition proposal for the benefit of our stockholders.

On August 23, 2023, at the instruction of the Transactions Committee, Mr. Wang informed Walmart of the Transactions Committee’s decision that the initial Walmart proposal was not compelling, but that we were willing to provide due diligence information to allow Walmart to better understand VIZIO’s long-term value, potential cost and revenue synergy opportunities, and the growth prospects that we could provide to Walmart.

On August 25, 2023, the Transactions Committee met, with members of VIZIO management in attendance. During the meeting, members of VIZIO management provided an update on the status of discussions with Walmart, and the Transactions Committee authorized VIZIO management to provide due diligence information to allow Walmart to better understand VIZIO’s long-term value, potential cost and revenue synergy opportunities, and the growth prospects that we could provide to Walmart.

Later on August 25, 2023, at Party A’s request, Mr. Wang met with senior management representatives of Party A. At the meeting, the representatives of Party A expressed a general interest in exploring a potential acquisition of VIZIO but did not specify a proposed purchase price. Also at the meeting, Mr. Wang acknowledged the interest from Party A and offered to permit the representatives of Party A to speak with other members of VIZIO management to further the discussions. Mr. Wang did not otherwise respond to Party A at the meeting regarding Party A’s interest in exploring an acquisition of VIZIO.

Still later on August 25, 2023, Messrs. Wang and Wong met virtually with a senior management representative of Walmart. At the meeting, the representative of Walmart stated that Walmart intended to acquire, develop or obtain television operating system technology and was exploring a number of different paths to achieve such objective, with a potential acquisition of VIZIO being the most attractive option at the time, but such a transaction would not be without risks or dyssynergies. The representative of Walmart invited VIZIO to provide Walmart with additional information.

On August 29, 2023, the Transactions Committee met, with members of VIZIO management in attendance. At the meeting, members of VIZIO management provided an update on the status of discussions with Walmart. Also at the meeting, Mr. Wang shared his recent conversation with Party A, including Party A’s interest in exploring a potential acquisition of VIZIO. The Transactions Committee noted Party A’s historical interest in an acquisition (which interest had never gone beyond the highly preliminary stage) and concluded that it was appropriate for members of VIZIO management to meet with Party A.

On August 31, 2023, senior management representatives of Walmart met with Messrs. Wang and Wong in Orange County, California to discuss the initial Walmart proposal. At the meeting, Messrs. Wang and Wong suggested that J.P. Morgan connect with representatives of Walmart to share J.P. Morgan’s views with respect to VIZIO’s prospects and value.

On September 5, 2023, the Transactions Committee met, with members of VIZIO management in attendance. The status of discussions with Walmart and Party A was reviewed at the meeting.

On September 8, 2023, representatives of J.P. Morgan met with representatives of each of Walmart and Evercore Group L.L.C. (which we refer to as “Evercore”), Walmart’s financial advisor, to discuss VIZIO’s business, with the goal of helping Walmart better understand our long-term value, potential cost and revenue synergy opportunities, and the growth prospects that we could provide to Walmart. Following this meeting, representatives of J.P. Morgan and members of VIZIO management, on the one hand, and representatives of each of Evercore and Walmart, on the other hand, engaged from time to time in discussions regarding these matters.

On September 11, 2023, Adam Townsend, our Chief Financial Officer, met with senior management representatives of Party A. During this meeting, the representatives of Party A expressed a general interest in exploring a potential acquisition of VIZIO (without specifying a proposed purchase price) and requested access to due diligence information for the purpose of formulating an acquisition proposal.

On September 13, 2023, a senior management representative of Walmart reiterated to Messrs. Wang and Wong the request from Walmart that VIZIO agree to negotiate exclusively with Walmart. The senior management representative of Walmart then sent to Messrs. Wang and Wong an updated form of exclusivity agreement.

Also on September 13, 2023, the Transactions Committee met, with members of VIZIO management and representatives of J.P. Morgan in attendance. At the meeting, members of VIZIO management provided an update on the recent discussions with Walmart. Also at the meeting, the representatives of J.P. Morgan provided an update on the recent discussion with representatives of each of Walmart and Evercore. It was the consensus of the Transactions Committee at the meeting that Walmart was uniquely positioned to offer compelling terms in connection with an acquisition of VIZIO based on the potential synergies inherent in combining VIZIO with Walmart. In that regard, it was the consensus of the Transactions Committee at the meeting that the VIZIO Board would only consider authorizing VIZIO to enter into exclusive negotiations with Walmart if Walmart improved the value of its acquisition proposal to at least $11.00 per share of our common stock. At the meeting, the Transactions Committee authorized VIZIO management to seek to raise the initial Walmart proposal to a price in excess of $11.00 per share of our common stock, if possible. Also at the meeting, Mr. Townsend described his recent conversation with senior management representatives of Party A, and the Transactions Committee instructed VIZIO management to renew our expired confidentiality agreement with Party A (which was originally entered into in September 2018), and provide due diligence information to Party A.

On September 14, 2023, representatives of J.P. Morgan met with representatives of Evercore. The representatives of J.P. Morgan stated that we would only consider exclusive negotiations if Walmart improved the value of its acquisition proposal.

On September 15, 2023, representatives of J.P. Morgan met with representatives of Evercore. The representatives of J.P. Morgan reiterated that we would only consider exclusive negotiations if Walmart improved the value of its acquisition proposal. The representatives of Evercore responded that Walmart would need additional information in order to consider whether an incremental price increase was merited.

Later on September 15, 2023, representatives of Evercore sent to representatives of J.P. Morgan a list of preliminary due diligence requests that would further assist Walmart in its valuation analysis.

On September 18, 2023, Mr. Wong met virtually with a senior management representative of Walmart. Mr. Wong stated his personal belief that the VIZIO Board would consider entering into exclusive negotiations with Walmart if Walmart improved the value of its acquisition proposal to $11.50 per share of our common stock. Later that day, Mr. Wong followed up to inform a senior management representative of Walmart that VIZIO planned to provide Walmart with additional information to enable Walmart to increase its proposed purchase price.

Later on September 18, 2023, the Transactions Committee met, with members of VIZIO management in attendance. The Transactions Committee noted that members of VIZIO management had expressed to Walmart that the VIZIO Board would consider entering into exclusive negotiations if Walmart improved the value of its acquisition proposal to $11.50 per share of our common stock. Members of VIZIO management described the efforts underway to renew VIZIO’s confidentiality agreement with Party A.

On September 19, 2023, we renewed our confidentiality agreement with Party A with respect to the disclosure of any confidential information shared between VIZIO and Party A since August 1, 2023, including discussions between the parties regarding a potential acquisition. This confidentiality agreement included a mutual “standstill” provision (which was similar to the then-expired “standstill” provision included in the September 2018 confidentiality agreement with Party A) restricting Party A from (among other things): (1) making, effecting, initiating, causing or participating in (i) any acquisition of beneficial ownership of any securities of VIZIO or (ii) any tender offer, exchange offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving VIZIO; (2) taking any action that might require VIZIO to make a public announcement regarding any of the foregoing; or (3) acting, alone or in concert with others, to seek to control or influence VIZIO management, the VIZIO Board or policies of VIZIO, except, in each case, with the prior written consent of VIZIO. The confidentiality agreement did not contain “don’t ask, don’t waive” provisions prohibiting Party A from requesting that VIZIO release Party A from its “standstill” restrictions.

Also on September 19, 2023, Walmart and its representatives were granted access to due diligence information regarding VIZIO in a virtual data room. Thereafter, and through the signing of the merger agreement, Walmart and its representatives engaged in a due diligence investigation of VIZIO, which included numerous meetings with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini.

On September 21, 2023, representatives of Evercore contacted representatives of J.P. Morgan to express a need to review VIZIO’s long-term financial projections in order to refine Walmart’s understanding of VIZIO’s long-term value, potential cost and revenue synergy opportunities, and the growth prospects that we provide to Walmart. Representatives of J.P. Morgan responded that VIZIO would share its long-term financial projections with Walmart if Walmart increased the value of its acquisition proposal to a price acceptable to the VIZIO Board.

On September 25, 2023, Mr. Wong met with a senior management representative of Walmart. The Walmart representative made an oral proposal, on behalf of Walmart, to acquire VIZIO for $9.75 per share of our common stock. We refer to this proposal as the “second Walmart proposal.” As part of the second Walmart proposal, the representative of Walmart reiterated Walmart’s request that VIZIO agree to negotiate exclusively with Walmart.

On September 26, 2023, the Transactions Committee met, with members of VIZIO management in attendance. Members of VIZIO management reviewed the second Walmart proposal, including Walmart’s request for exclusivity. The Transactions Committee concluded that the second Walmart proposal did not represent an acquisition proposal that warranted negotiating with Walmart on an exclusive basis. The Transactions Committee authorized VIZIO management to continue to engage with Walmart and provide due diligence information in an effort to seek an increase in the value of Walmart’s acquisition proposal to a price in excess of $11.00 per share of our common stock, if possible. The status of discussions with Party A was reviewed.

On September 27, 2023, Messrs. Wang and Wong informed senior management representatives of Walmart that (1) the Transactions Committee had determined that the second Walmart proposal did not represent an acquisition proposal that warranted negotiating with Walmart on an exclusive basis and (2) that it was their respective beliefs that the VIZIO Board would consider entering into exclusive negotiations if Walmart improved the second Walmart proposal to $11.50 per share of our common stock.

On October 2, 2023, a senior management representative of Walmart met with Messrs. Wang and Wong. At the meeting, the Walmart representative communicated that Walmart was not willing to increase its price above its current proposal of $9.75 per share of our common stock without access to VIZIO’s long-term financial projections. Also at the meeting, the Walmart representative reiterated Walmart’s desire to enter into an exclusivity agreement with VIZIO and informed Messrs. Wang and Wong that the parties should cease communications regarding a potential acquisition unless VIZIO was willing to proceed on the basis proposed by Walmart.

On October 3, 2023, representatives of Evercore contacted representatives of J.P. Morgan to reiterate the message communicated by the senior management representative of Walmart on October 2, 2023. Later that day, J.P. Morgan informed Evercore that VIZIO was not willing to enter into exclusivity with Walmart at that time, but VIZIO would be willing to share a copy of its long-term financial projections with Walmart to facilitate Walmart improving its acquisition proposal.

On October 3, 2023, the Transactions Committee met, with members of VIZIO management in attendance. The status of discussions with Walmart and Party A was reviewed.

On October 4, 2023, Party A was granted access to preliminary due diligence information in a virtual data room.

On October 5, 2023, members of VIZIO management and representatives of J.P. Morgan met with representatives of Party A to discuss due diligence information regarding our business to Party A.

Also on October 5, 2023, representatives of a potential strategic acquiror (which we refer to as “Party B”) contacted representatives of J.P. Morgan, on an unsolicited basis, to express Party B’s interest in learning more about VIZIO’s business. The representatives of Party B stated that they were aware of rumors that J.P. Morgan was working with VIZIO on a potential sale. In response, representatives of J.P. Morgan did not confirm that J.P. Morgan was working with VIZIO, but offered to connect representatives of Party B with members of VIZIO management so that Party B could learn more about VIZIO. The representatives of Party B expressed a desire to better understand VIZIO.

On October 8, 2023, representatives of J.P. Morgan, at the instruction of VIZIO management, provided Evercore with a preliminary draft of VIZIO management’s long-term financial and operating plan (which we refer to as the “draft VIZIO long-term plan”).

On October 9, 2023, representatives of J.P. Morgan, at the direction of VIZIO management, discussed the status of Party A’s due diligence process with representatives of Party A’s financial advisor and suggested that Party A progress its due diligence of VIZIO in order to make an acquisition proposal in the near term.

On October 17, 2023, Mr. Townsend contacted representatives of Party A to inquire about the status of Party A’s due diligence process and to encourage Party A to progress its due diligence in the near term. Mr. Townsend subsequently contacted representatives of Party A on multiple occasions, including on October 25, 2023, and November 10, 2023, to inquire about the status of Party A’s due diligence and to reiterate the need to progress any due diligence in the near term. In response to Mr. Townsend’s inquiries, the representatives of Party A did not commit to any timeline for completing Party A’s due diligence review or provide any indication that Party A would ever submit an acquisition proposal.

Also on October 17, 2023, the Transactions Committee met, with members of VIZIO management and representatives of J.P. Morgan in attendance. The status of discussions with Walmart and Party A was reviewed. With regard to Party A, the Transactions Committee noted that Party A was not pursuing due diligence with urgency and appeared unlikely to make an acquisition proposal in the near term. The recent discussion among representatives of J.P. Morgan and Party B was reviewed, and the Transactions Committee requested that representatives of J.P. Morgan meet with representatives of Party B to further discuss VIZIO.

On October 18, 2023, representatives of J.P. Morgan, at the direction of VIZIO management, discussed with representatives of Party A’s financial advisor the status of Party A’s due diligence and reiterated the need to progress any due diligence in the near term.

On October 19, 2023, Messrs. Wang and Wong met in Los Angeles, California with a senior management representative of Walmart to continue to discuss our long-term value and potential cost and revenue synergy opportunities. Messrs. Wang and Wong reiterated that the VIZIO Board would consider entering into exclusive negotiations if Walmart improved the value of its acquisition proposal to $11.50 per share of our common stock. The Walmart representative restated Walmart’s proposed price of $9.75 per share of VIZIO and informed Messrs. Wang and Wong that, based on information received to date, Walmart was not willing proceed with a transaction on the terms proposed by VIZIO.

Also on October 19, 2023, representatives of J.P. Morgan, at the direction of the Transactions Committee, met with representatives of Party B to further discuss VIZIO’s business and operations. Following this meeting, on approximately November 6, 2023, representatives of J.P. Morgan contacted representatives of Party B to inquire whether Party B was willing to further engage in discussions with respect to a potential transaction between Party B and VIZIO and representatives of Party B conveyed that Party B was not willing to engage in any further discussions.

On October 31, 2023, Mr. Wang met with a senior management representative of Walmart in Bentonville, Arkansas. Mr. Wang reiterated that the VIZIO Board would consider entering into exclusive negotiations if Walmart improved the value of its acquisition proposal to $11.50 per share of our common stock. The representative of Walmart advised Mr. Wang that Walmart had an upcoming board meeting and a potential transaction with VIZIO, including Walmart’s proposed price, would be addressed at that meeting.

On November 14, 2023, Mr. Townsend met with a senior management representative of Party A to discuss the status of Party A’s due diligence review. Mr. Townsend (1) reiterated the importance of Party A completing any remaining due diligence in the near term; and (2) requested that the representative of Party A provide a general indication of the price per share of our common stock that Party A would propose if Party A were to make an acquisition proposal. The representative of Party A requested that Mr. Townsend provide an indication of a price per share of our common stock that the VIZIO Board would find acceptable. Mr. Townsend stated that it was his belief that the VIZIO Board was focused on a price per share of our common stock in the double-digits. The representative of Party A indicated that a price per share of our common stock in the double-digits would likely not be acceptable to Party A.

Later on November 14, 2023, the Transactions Committee met, with members of VIZIO management and representatives of J.P. Morgan in attendance. Mr. Townsend reviewed his discussion with Party A. While the meeting was in process, a senior management representative of Walmart informed Mr. Wang that Walmart was increasing its acquisition proposal to $11.50 in cash per share of our common stock (which we refer to as the “final Walmart proposal”), but that such proposal was conditioned on VIZIO agreeing to negotiate exclusively with Walmart. The Transactions Committee discussed the final Walmart proposal. The Transactions Committee approved VIZIO negotiating exclusively with Walmart given: (1) the lack of urgency from Party A, which (i) had failed to progress its due diligence review despite repeated requests of the need to do so, and (ii) appeared unlikely to be working toward making an acquisition proposal in the near term at the price level being offered by Walmart, if at all; and (2) the price per share contemplated by the final Walmart proposal and the associated value that it would deliver to our stockholders. The Transactions Committee instructed VIZIO management to work with J.P. Morgan, Wilson Sonsini and our other advisors to provide additional due diligence to Walmart, to negotiate and execute an appropriate exclusivity agreement with Walmart, and to begin negotiations with Walmart and its representatives on definitive transaction agreements.

Still later on November 14, 2023, a senior management representative of Party A contacted Mr. Townsend and requested a meeting with Mr. Wang and Party A’s chief executive officer later that week. Mr. Townsend responded that Mr. Wang was unavailable to meet at the time requested by Party A. In response, the representative of Party A proposed that they schedule the meeting approximately two weeks later, during the week of November 27, 2023. Mr. Townsend responded that he would speak with Mr. Wang about Mr. Wang’s schedule.

Still later on November 14, 2023, Walmart submitted a non-binding written proposal to acquire VIZIO reflecting the terms of the final Walmart proposal, along with an exclusivity agreement to be countersigned by VIZIO.

On November 16, 2023, after concluding negotiations on the terms of the exclusivity agreement, we entered into an exclusivity agreement with Walmart, which provided that we would negotiate exclusively with Walmart with respect to a potential acquisition of VIZIO until December 31, 2023 (which period would be automatically extended until January 15, 2024, if certain conditions were met) (we refer to this period as the “exclusivity period”).

Also on November 16, 2023, and again on November 17, 2023, and November 19, 2023, a senior management representative of Party A contacted Mr. Townsend regarding Party A’s request to schedule a meeting with Mr. Wang and the chief executive officer of Party A. Mr. Townsend informed the representative of Party A that we were not in a position to engage with Party A at that time.

On November 21, 2023, representatives of Hogan Lovells US LLP (which we refer to as “Hogan Lovells”), outside counsel to Walmart, and representatives of Wilson Sonsini engaged in a preliminary discussion regarding the “no solicitation” provisions of a merger agreement and related fiduciary exceptions. During such conversation, representatives of Wilson Sonsini proposed that any draft of a merger agreement should include the ability of VIZIO to entertain offers from third parties following signing of a merger agreement in light of the fact that VIZIO and its financial advisor had not broadly solicited offers for the potential sale of VIZIO prior to entering into the exclusivity agreement with Walmart.

On November 22, 2023, Party A sent a letter to Mr. Townsend indicating that Party A believed VIZIO to be in exclusivity with a third party, was disappointed by Mr. Townsend’s response, and that at the meeting that Party A had sought to arrange, it would have been prepared make an offer to acquire VIZIO that Party A believed would offer significant value to our stockholders (no price or range was mentioned). Party A indicated that it remained interested in having the meeting with Mr. Wang.

On November 28, 2023, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The members of VIZIO management reviewed VIZIO management’s long-term financial and operating plan, including the underlying key assumptions, as well as potential risks and opportunities regarding the potential achievement of such plan. We refer to this long-term plan as the “VIZIO long-term plan.” Additional information about the VIZIO long-term plan is contained in the section of this information statement captioned “—Financial Projections.” The VIZIO Board (1) adopted the VIZIO long-term plan, (2) directed J.P. Morgan to use and rely on the VIZIO long-term plan for purposes of its financial analyses and (3) directed J.P. Morgan to provide the VIZIO long-term plan to Walmart. In so doing, the VIZIO Board noted refinements to the VIZIO long-term plan from the draft previously provided to Walmart (which refinements reflected VIZIO management’s evolving understanding of the current dynamics affecting our business).

On December 2, 2023, Hogan Lovells distributed a draft of the merger agreement to Wilson Sonsini. The draft merger agreement contemplated that, concurrently with the execution of the agreement, certain key employees of VIZIO would agree to offer letters relating to post-closing employment with Walmart. Walmart also renewed its request that each of Messrs. Wang and Wong agree to subject an unspecified portion of the proceeds that they would otherwise be entitled to receive in the merger to a holdback. This holdback would only be paid to each of Messrs. Wang and Wong if they remained employed by Walmart for a to-be-agreed-upon period of service following the closing of the merger. At that time, Messrs. Wang and Wong had not engaged in discussions with Walmart regarding their post-closing compensation arrangements. The draft of the merger agreement also provided for, among other things, (1) “no solicitation” restrictions applicable to VIZIO, including a 30-day period during which VIZIO would be able to respond to and accept an unsolicited superior offer in certain circumstances, (2) a termination fee of four percent of VIZIO’s equity value payable by VIZIO in the event the merger agreement was terminated in certain circumstances, including (i) for the failure to receive the required vote of VIZIO stockholders within 24 hours of signing the merger agreement, (ii) to accept a superior offer or (iii) for the failure to consummate the proposed merger by the end date and the subsequent entry by VIZIO into a definitive agreement with respect to an alternative transaction, (3) the obligation of VIZIO to reimburse Walmart’s expenses in the event the required vote of VIZIO stockholders was not delivered within 24 hours of signing the merger agreement, (4) the cancellation of all unvested equity awards for no consideration, and (5) a closing condition related to the absence of governmental litigation.

On December 5, 2023, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The representatives of Wilson Sonsini reviewed the terms of the initial draft of the merger agreement. The status of discussions with Walmart was reviewed. The VIZIO Board discussed the terms of the merger agreement to be negotiated.

On December 10, 2023, representatives of Wilson Sonsini, on our behalf, distributed a revised draft of the merger agreement to Hogan Lovells. At that time, the representatives of Wilson Sonsini informed the representatives of Hogan Lovells that Messrs. Wang and Wong were not accepting a holdback. The draft of the merger agreement also provided for, among other things: (1) a 45-day period during which VIZIO would be able to respond to and accept an unsolicited superior offer in certain circumstances; (2) a termination fee equal to 2.75 percent of VIZIO’s equity value payable by VIZIO solely in the event the merger agreement was terminated to accept a superior offer and no termination fee or reimbursement of Walmart’s expenses in the event the required vote of the VIZIO stockholders was not achieved; (3) the assumption by Walmart of VIZIO’s unvested equity awards, which would be converted into economically equivalent equity awards in Walmart; (4) an obligation of Walmart to pursue litigation and agree to certain remedies in connection with obtaining antitrust clearance; (5) a 12-month end date, subject to an automatic extension of six months in the event antitrust clearance had not been obtained; and (6) no closing condition related to the absence of governmental litigation. Thereafter, members of VIZIO management and representatives of Wilson Sonsini, on the one hand, and representatives of each of Walmart and Hogan Lovells, on the other hand, communicated regularly to negotiate the terms of the merger agreement. The principal areas of negotiation included: (1) the terms of the “no-shop” restrictions applicable to VIZIO, including (i) the date before which, and other terms pursuant to which, VIZIO would be able to respond to and accept a superior offer; and (ii) VIZIO’s ability to waive any existing “standstill” restrictions; (2) the amount of the termination fee payable by VIZIO and the circumstances in which it would be payable; (3) the respective efforts required by VIZIO and Walmart to obtain the required regulatory clearance to consummate the merger; (4) the inclusion of a reverse termination fee payable by Walmart in connection with the failure to obtain the required regulatory clearance to consummate the merger, and the terms on which it might be payable; (5) the end date of the merger agreement and the extensions thereto; (6) the restrictions on the operation of our business prior to the completion of the merger, including with respect to material contracts and employee compensation and retention matters; (7) the conditions to each party’s obligations to close the merger; (8) the definition of “material adverse effect”; (9) the circumstances in which each party would have the right to terminate the merger agreement; and (10) the terms of the replacement equity awards for continuing VIZIO employees.

On December 12, 2023, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The status of discussions with Walmart was reviewed. The representatives of J.P. Morgan provided preliminary financial analyses of the final Walmart proposal.

On December 14, 2023, Mr. Wang informed a senior management representative of Walmart that a holdback was not acceptable to Mr. Wang.

On December 19, 2023, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The status of discussions with Walmart was reviewed.

On December 21, 2023, representatives of Evercore contacted representatives of J.P. Morgan to formally request that VIZIO agree to extend the exclusivity period to January 31, 2024 (which period would be automatically extended until February 15, 2024, if certain conditions were met) to allow Walmart additional time to complete its due diligence review.

On December 27, 2023, VIZIO management informed the Transactions Committee, via email, of Walmart’s request to extend the exclusivity period. VIZIO management also summarized for the Transactions Committee the terms of a proposed engagement letter being negotiated with J.P. Morgan and reviewed for the Transactions Committee J.P. Morgan’s customary relationship disclosure previously provided to the Transactions Committee, which relationship disclosure included information regarding fees received from Walmart and VIZIO in connection with certain investment banking and other services, as more fully described in the section of this information statement captioned “—Opinion of J.P. Morgan Securities LLC.” The Transactions Committee did not identify in J.P. Morgan’s relationship disclosure any matter that would affect the ability of J.P. Morgan to fulfill its responsibilities as financial adviser to VIZIO. The Transactions Committee authorized VIZIO management to (1) finalize the terms of the engagement letter with J.P. Morgan and (2) negotiate an extension of the exclusivity period to January 26, 2024 (which period would be extended until February 9, 2024, if both Walmart and VIZIO so agreed).

On December 28, 2023, representatives of J.P. Morgan, conveyed to Evercore the Transactions Committee’s proposal to extend the exclusivity period to January 26, 2024 (which period would be extended until February 9, 2024, if both Walmart and VIZIO so agreed).

On January 2, 2024, a senior management representative of Party A contacted Mr. Townsend and requested an update on our ability to engage with Party A. Mr. Townsend did not respond.

On or about January 3, 2024, a representative of Walmart conveyed to Mr. Townsend that Walmart (1) required additional time to complete its due diligence review and (2) would be making a counterproposal to extend the exclusivity period to January 31, 2024 without any further extensions.

On January 4, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The status of discussions with Walmart was reviewed. Representatives of J.P. Morgan informed the VIZIO Board of the recent discussions between a representative of Walmart and Mr. Townsend regarding the extension of the exclusivity period to January 31, 2024. The VIZIO Board authorized VIZIO management to extend the exclusivity period through January 31, 2024.

On January 5, 2024, Hogan Lovells delivered a revised draft of the merger agreement to Wilson Sonsini. The draft merger agreement restated Walmart’s position that certain key employees would enter into holdback agreements and enter into offer letters relating to post-closing employment with Walmart concurrently with the execution of the merger agreement. That draft merger agreement also provided for, among other things, (1) an acceptance of VIZIO’s proposal of a 45-day period during which VIZIO would be able to respond to and accept an unsolicited superior offer in certain circumstances; (2) a termination fee equal to 3.65 percent of VIZIO’s equity value payable by VIZIO in certain circumstances, including upon termination of the merger agreement by VIZIO to accept a superior offer; (3) reimbursement of Walmart’s expenses in the event the required vote of VIZIO’s stockholders was not delivered within 24 hours of signing the merger agreement, subject to a cap equal to one percent of VIZIO’s equity value; (4) cancellation of all unvested equity awards, but an acknowledgement by Walmart that Walmart would grant certain continuing VIZIO employees with replacement equity in Walmart; (5) certain additional closing conditions, including relating to the absence of governmental litigation and no modification of the stipulated order; and (6) no obligation of Walmart to litigate or accept any remedies in connection with obtaining antitrust clearance.

On January 8, 2024, a senior management representative of Party A contacted Mr. Wang. The representative of Party A again requested a meeting with Mr. Wang. Mr. Wang informed the representative of Party A that we were not in a position to engage with Party A at that time. Mr. Wang subsequently informed the VIZIO Board of his conversation with Party A.

On January 11, 2024, representatives of Hogan Lovells and Wilson Sonsini discussed the revised draft of the merger agreement, including the holdback agreements and offer letters relating to post-closing employment, conditions to closing, the provisions of the merger agreement addressing VIZIO’s ability to respond to unsolicited acquisition proposals, Walmart’s obligations to litigate or accept any remedies in connection with obtaining antitrust clearance, provisions relating to the termination rights of each party, and the termination fees payable by VIZIO and Walmart. From time to time thereafter, representatives of Hogan Lovells and Wilson Sonsini engaged in periodic conversations and negotiations regarding issues in the merger agreement and related transaction agreements.

On January 12, 2024, Wilson Sonsini delivered a revised draft of the merger agreement to Hogan Lovells, which included, among other things, (1) a termination fee of three percent of VIZIO’s equity value payable by VIZIO in certain circumstances, including upon termination of the merger agreement by VIZIO to accept a superior offer; and (2) a reverse termination fee, the amount of which was not specified, payable by Walmart in connection with the failure to obtain the required antitrust clearance to consummate the merger.

Also on January 12, 2024, representatives of Evercore received an updated draft of an amendment to the exclusivity agreement, in which VIZIO proposed that exclusivity would extend through January 31, 2024, subject to a mutually agreed extension to February 15, 2024.

On January 16, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The status of discussions with Walmart was reviewed.

On January 17, 2024, representatives of Evercore informed representatives of J.P. Morgan that Walmart requested that the exclusivity period be extended to February 15, 2024, to allow Walmart additional time to complete its due diligence review.

Also on January 17, 2024, VIZIO management informed the Transactions Committee of Walmart’s most recent request to extend the exclusivity period. The Transactions Committee authorized VIZIO management to extend the exclusivity period to February 15, 2024.

On January 21, 2024, Hogan Lovells delivered a revised draft of the merger agreement to Wilson Sonsini. The revised draft of the merger agreement contemplated the delivery of the holdback agreements and the entry into offer letters relating to post-closing employment by Messrs. Wang and Wong, rejected the reverse termination fee payable by Walmart in connection with the failure to obtain the required antitrust clearance, and included a termination fee payable by VIZIO of 3.5 percent of VIZIO’s equity value as a result of the acceptance by VIZIO of a superior offer.

On January 22, 2024, we and Walmart amended our exclusivity agreement to extend the exclusivity period to February 15, 2024.

On January 24, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of Wilson Sonsini and J.P. Morgan in attendance. The status of discussions with Walmart was reviewed.

On or about January 25, 2024, we became aware of market rumors regarding a potential transaction between VIZIO and Walmart. The source of these rumors was not known to VIZIO.

On January 26, 2024, the Transactions Committee met, with members of VIZIO management and representatives of Wilson Sonsini in attendance. The Transactions Committee discussed the rumors regarding a potential transaction between VIZIO and Walmart. The representatives of Wilson Sonsini provided an update on the status of negotiations with Walmart and reviewed the open points in the merger agreement. It was noted that Walmart had requested to meet with Mr. Wang in person, in his capacity as a stockholder of VIZIO, on January 29, 2024, to discuss a holdback (which holdback had, at that time, been rejected by Messrs. Wang and Wong), and that Mr. Wang had agreed to this meeting. The Transactions Committee concluded that (1) it would allow the meeting on January 29, 2024, between Mr. Wang and representatives of Walmart to proceed, but that Mr. Mohan should attend the meeting as an observer and (2) any subsequent meetings between Mr. Wang (or any other officer of VIZIO) and Walmart to discuss a holdback could proceed, but only if a member of the Transactions Committee was in attendance as an observer. The Transactions Committee requested that Mr. Wang not discuss with Walmart any future, post-closing compensation arrangement between Mr. Wang and Walmart.

Also on January 26, 2024, representatives of J.P. Morgan, at the direction of VIZIO management, provided VIZIO management’s operating budget for fiscal year 2024 (which we refer to as the “2024 operating budget”) to Walmart. Additional information about the 2024 operating budget is contained in the section of this information statement captioned “—Financial Projections.”

On January 28, 2024, Wilson Sonsini delivered a revised draft of the merger agreement to Hogan Lovells. The revised draft of the merger agreement (1) continued to reject the delivery of the holdback agreements and the entry into offer letters relating to post-closing employment by Messrs. Wang and Wong, (2) included a reverse termination fee payable by Walmart in connection with the failure to obtain the required antitrust clearance and also in the event of termination in connection with pending governmental litigation as a result of the merger or pending litigation by the FTC or the New Jersey Attorney General to expand the scope of the stipulated order; (3) included a termination fee payable by VIZIO of 3.25 percent of VIZIO’s equity value as a result of the acceptance by VIZIO of a superior offer; and (4) provided a revised proposal regarding the continuation of benefits for continuing VIZIO employees.

On January 29, 2024, VIZIO management met with representatives of Walmart, with representatives of J.P. Morgan and Evercore in attendance, to review VIZIO’s Q4 2023 actual results as well as to discuss the future operating plan.

Also on January 29, 2024, Mr. Wang met with a senior management representative of Walmart in Orange County, California to discuss a holdback. Mr. Mohan attended this meeting as the representative of the Transactions Committee. The representative of Walmart stated that Walmart was not prepared to proceed with an acquisition of VIZIO without an appropriate holdback from Messrs. Wang and Wong. Mr. Wang informed the representative of Walmart (1) that he was willing to consider a holdback and requested that Walmart provide a proposal for his review and (2) of the importance that Walmart agree to pay VIZIO a reverse termination fee if the acquisition could not proceed in certain circumstances. The parties did not discuss any future, post-closing compensation arrangement between Mr. Wang and Walmart.

On January 30, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini in attendance. Messrs. Mohan and Wang described their meeting with a representative of Walmart the previous day. The representatives of J.P. Morgan reviewed preliminary financial analyses of the final Walmart proposal. The members of the Transactions Committee reported on the decision to authorize Mr. Wang’s meeting with Walmart to discuss a holdback. The VIZIO Board concurred with the decision of the Transactions Committee. In light of Walmart’s position that it would not proceed with an acquisition of VIZIO without a holdback from Messrs. Wang and Wong, the VIZIO Board authorized (1) Messrs. Wang and Wong to retain independent legal counsel to represent them in connection with the acquisition and (2) VIZIO to pay the fees of such counsel.

On February 2, 2024, a senior management representative of Walmart met with Mr. Wang. Mr. Russell attended this meeting as the representative of the Transactions Committee. The representatives of Walmart proposed a $275 million holdback of merger proceeds for Mr. Wang, and a $15.5 million holdback of merger proceeds for Mr. Wong. In each case, 25 percent of the applicable holdback amount would be paid to Messrs. Wang and Wong, as applicable, over a four-year period on each anniversary following the closing of the merger, subject to Messrs. Wang or Wong, as applicable, continuing to work for Walmart or one of its affiliates. We refer to this proposal as the “initial holdback proposal.”

Later on February 2, 2024, Walmart provided to each of Messrs. Wang and Wong a written proposal memorializing the initial holdback proposal.

Following the receipt of the initial holdback proposal, Messrs. Wang and Wong, through their independent personal counsel, continued to negotiate the terms of their respective holdback arrangements with Walmart. The final terms of the holdback arrangements are summarized in the section of this information statement captioned “—Holdback Agreements.”

On February 6, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini in attendance. The VIZIO Board discussed the status of the holdback negotiations. The representatives of Wilson Sonsini reviewed the draft merger agreement. The representatives of J.P. Morgan discussed certain other parties (including Party A and Party B) that might have an interest in pursuing an acquisition of VIZIO, and the considerations that might impact each such party’s interest. The representatives of J.P. Morgan provided their perspective that, from a financial point of view, such other parties either were unlikely to have the ability or were not reasonably expected to desire to consummate an all-cash acquisition of VIZIO at the price level contemplated by the final Walmart proposal. The VIZIO Board determined not to contact other parties concerning their interest in pursuing an acquisition of VIZIO because of: (1) the perspective of the representatives of J.P. Morgan; (2) the significant time that would likely be required for any other party to submit an acquisition proposal and the potential risk of losing the favorable opportunity with Walmart if we sought to pursue discussions with any other party; (3) the exclusivity agreement between VIZIO and Walmart, which remained in effect; (4) the negotiated terms of “no solicitation” provisions of the merger agreement, including the ability of any interested party to pursue an acquisition of VIZIO for 45 days after entry into the merger agreement under certain circumstances; and (5) our ongoing commercial relationship with Walmart. Members of VIZIO management reviewed the 2024 operating budget. The VIZIO Board adopted the 2024 operating budget and ratified its sharing with each of Walmart and J.P. Morgan, and directed J.P. Morgan to use the 2024 operating budget for purposes of its financial analyses.

On February 11, 2024, a senior management representative of Party A, at an industry event, expressed to Mr. Wang a desire to have the meeting with Mr. Wang that Party A had previously requested. Mr. Wang informed the representative of Party A that we were not in a position to engage with Party A at that time.

On February 12, 2024, and February 13, 2024, representatives of each of Walmart, Hogan Lovells, Wilson Sonsini, VIZIO management and legal counsel to Messrs. Wang and Wong met to negotiate the final open points in the merger agreement, support agreements, holdback agreements and other transaction documents. Mr. Russell attended these meetings as the representative of the Transactions Committee. At the conclusion of these meetings, the material economic terms of the definitive agreements had been negotiated in a manner amenable to the parties, subject to approval by the VIZIO Board. During the meetings, the representatives of Walmart stated that, as a condition to approving the acquisition and in addition to the holdback agreements with Messrs. Wang and Wong, Walmart’s board of directors would require each of Messrs. Wang and Wong to enter into offer letters related to their post-closing employment with Walmart.

On February 13, 2024, The Wall Street Journal published an article stating that we were in discussions to be acquired by Walmart.

On February 14, 2024, Walmart provided draft offer letters to each of Messrs. Wang and Wong related to their post-closing employment with Walmart. Mr. Wang’s offer letter provided for substantially equivalent compensation to his existing employment arrangement with VIZIO. At that time, Messrs. Wang and Wong still had not engaged in discussions with Walmart regarding their future, post-closing compensation arrangements.

Later on February 14, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the VIZIO Board their fiduciary duties. The representatives of Wilson Sonsini summarized the material terms of the merger agreement. Mr. Wang described his recent contact with, and response to, a representative of Party A. The representatives of J.P. Morgan provided preliminary financial analyses of the final Walmart proposal. The VIZIO Board discussed the possibility of contacting other parties that might have an interest in pursuing an acquisition of VIZIO. Again, the representatives of J.P. Morgan provided their perspective that, from a financial point of view, such other parties either were unlikely to have the ability or were not reasonably expected to desire to consummate an all-cash acquisition of VIZIO at the price level contemplated by the final Walmart proposal. The VIZIO Board determined not to contact other parties concerning their interest in a pursuing an acquisition of VIZIO, despite the imminent expiration of the exclusivity period set forth in the exclusivity agreement between VIZIO and Walmart, because of: (1) the perspectives of the representatives of J.P. Morgan; (2) the significant time that would likely be required for any other party to submit an acquisition proposal and the potential risk of losing the favorable opportunity with Walmart if we sought to pursue discussions with any other party; (3) the negotiated terms of the “no solicitation” provisions of the merger agreement, including the ability of any interested party to pursue an acquisition of VIZIO for 45 days after entry into the merger agreement under certain circumstances; and (4) our commercial relationship with Walmart. The representatives of Wilson Sonsini summarized the terms of a proposed engagement letter with J.P. Morgan. The VIZIO Board approved our entry into the engagement letter with J.P. Morgan. The draft employment offer letters provided to Messrs. Wang and Wong were discussed. The VIZIO Board authorized Messrs. Wang and Wong to engage in negotiations with Walmart to finalize the terms of their employment with Walmart following the consummation of the merger. The VIZIO Board discussed Mr. Wang’s potential interests in the acquisition and concluded that Mr. Wang did not have an interest in the acquisition that would be additional to or different from the interests of our other stockholders, and, in fact, was at an economic disadvantage relative to our other stockholders as a result of his holdback agreement. The VIZIO Board instructed VIZIO management, Wilson Sonsini and J.P. Morgan to work to finalize the transaction agreements as soon as possible.

Following the February 14, 2024 meeting of the VIZIO Board and through February 19, 2024, representatives of Walmart, Hogan Lovells, Wilson Sonsini, VIZIO management and legal counsel to Messrs. Wang and Wong continued to communicate regularly to (1) finalize Walmart’s due diligence and (2) negotiate the final terms of the merger agreement, support agreements, holdback agreements and other transaction documents.

On February 15, 2024, the exclusivity period expired and was not extended by VIZIO and Walmart.

On February 19, 2024, the VIZIO Board met, with members of VIZIO management and representatives of each of J.P. Morgan and Wilson Sonsini in attendance. The representatives of Wilson Sonsini reviewed with the members of the VIZIO Board their fiduciary duties. The representatives of Wilson Sonsini summarized the final terms of the merger agreement and the proposed employment offer letters to be entered into between each of Messrs. Wang and Wong. The terms of these offer letters are summarized in the section of this information statement captioned “—Interests of VIZIO’s Directors and Executive Officers in the Merger—Employment Arrangements Following the Merger.” The VIZIO Board discussed Mr. Wang’s potential interests in the acquisition and again concluded that Mr. Wang did not have an interest in the acquisition that would be additional to or different from the interests of our other stockholders, and, in fact, was at a disadvantage relative to our other stockholders as a result of his holdback agreement. The representatives of J.P. Morgan summarized the contents of its relationship disclosure that had been distributed to the VIZIO Board, which included information regarding fees received from Walmart and VIZIO in connection with certain investment banking and other services, as more fully described in the section of this information statement captioned “—Opinion of J.P. Morgan Securities LLC.” The VIZIO Board did not identify in J.P. Morgan’s relationship disclosure any matter that would affect the ability of J.P. Morgan to fulfill its responsibilities as financial advisor to VIZIO. The representatives of J.P. Morgan rendered J.P. Morgan’s oral opinion, which was subsequently confirmed by delivery of its written opinion, dated February 19, 2024, to the VIZIO Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the price per share to be paid to the holders of our Class A common stock (other than Mr. Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders. For more information, see the section of this information statement captioned “—Opinion of J.P. Morgan Securities LLC.” The VIZIO Board discussed the acquisition. It was noted that since the article in The Wall Street Journal, no other potential acquiror (including Party A and Party B) had contacted VIZIO regarding a potential transaction. Copies of the final merger agreement were provided to each member of the VIZIO Board. The VIZIO Board, after considering the factors more fully described in the section of this information statement captioned “—Recommendation of the VIZIO Board and Reasons for the Merger,” unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement.

Later on February 19, 2024, we entered into the merger agreement and Messrs. Wang and Wong entered into the holdback agreements and employment offer letters, and the consenting stockholders entered into the support agreements. Promptly following the execution of the merger agreement, the consenting stockholders delivered the written consent. For more information, see the section of this information statement captioned “—Holdback Agreements.”

On February 20, 2024, before the opening of trading on the NYSE, Walmart and VIZIO jointly announced the merger.

Recommendation of the VIZIO Board and Reasons for the Merger

Recommendation of the VIZIO Board

The VIZIO Board unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement.

Reasons for the Merger

In evaluating the merger agreement and the merger, the VIZIO Board consulted with VIZIO management, as well as representatives of each of Wilson Sonsini and J.P. Morgan. In recommending that our stockholders vote “FOR” the adoption of the merger agreement and approval of the merger, the VIZIO Board considered and analyzed a number of factors, including the following (which factors are not necessarily presented in order of relative importance). Based on these consultations, considerations and analyses, and the factors discussed below, the VIZIO Board concluded that entering into the merger agreement was advisable, fair to and in our best interests and in the best interests of our stockholders.

The VIZIO Board believed that the following material factors and benefits supported its determination and recommendation:

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Business, Financial Condition, Prospects and Execution Risks. The VIZIO Board considered the current and historical financial condition, results of operations, business, and competitive positioning of VIZIO, as well as our prospects and risks if we were to remain an independent company. In particular, the VIZIO Board considered VIZIO management’s then-current business plan, including the financial projections (as defined in the section of this information statement captioned “—Financial Projections”). Additional information about the preparation and substance of the financial projections is contained in the section of this information statement captioned “—Financial Projections.” The VIZIO Board considered that business plan and the potential opportunities that it presented against, among other things, various execution and other risks to achieving that business plan, including (1) the likelihood that the business plan could be achieved in the face of operational and execution risks in the short and long term, (2) the impact of market, customer, consumer and

•	Our competitive positioning and prospects as an independent company. Included among these risks were consideration of:

•	Our size, as well as our financial resources, relative to those of our competitors.

•	Evolving competitive threats. In that regard, the VIZIO Board was aware of increasing competition that we were facing from other television operating system providers.

•	Other factors affecting the revenues, operating costs and profitability of companies in our industry generally.

•	The other risk factors described in our other filings with the SEC, as listed in the section of this information statement captioned “Where You Can Find More Information.”

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Recent market volatility and the current and prospective business environment in which we operate, including evolving macroeconomic headwinds facing us and our industry more generally, and the impact of changed economic circumstances on key customer segments, and the likely effect of these factors on us and our business plans as an independent public company.

•	Declining television sales in recent periods relative to our historical experience.

•

Increased pricing pressure from competitors. In this regard, the VIZIO Board considered that larger competitors, many of whom have significantly greater financial resources than we do and the ability to cross-subsidize low-margin operations from their other higher-margin operations, may have competitive advantages in relation to us and the ability to offer lower prices for longer periods.

•	The possibility that our customers may seek profit-sharing arrangements with us related to our Platform+ revenue, which could result in a decline in our gross profit.

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The challenges of making investments to achieve long-term growth for a publicly traded company, which is subject to scrutiny based on its quarterly performance. The VIZIO Board was aware that the price of our Class A common stock could be negatively impacted if we failed to meet investor expectations, including if we failed to meet our growth or profitability objectives.

•	The historical market prices, volatility and trading information with respect to shares of our Class A common stock.

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Cash Consideration and Certainty of Value. The consideration to be received by our stockholders in the merger consists entirely of cash. The receipt of cash consideration provides certainty of value and eliminates uncertainty and risk for our stockholders related to the continued execution of our business as well as risks related to the financial markets generally.

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Best Value Reasonably Obtainable. The belief of the VIZIO Board that the price per share represents the best value reasonably obtainable for the shares of our Class A common stock, taking into account the VIZIO Board’s familiarity with our business, operations, prospects, business strategy, assets, liabilities and general financial condition on a historical and prospective basis. In addition, the VIZIO Board believed that, measured against our longer-term execution risks, the price per share reflects a favorable price for the shares of our Class A common stock. The VIZIO Board also considered that the price per share constitutes a premium of approximately 47 percent to our closing stock price on February 12, 2024, the last full trading day prior to the publication of an article in The Wall Street Journal stating that we were in discussions to be acquired by Walmart.

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Potential Strategic Alternatives. The assessment of the VIZIO Board that none of the possible alternatives to the merger (including the possibility of us continuing to operate as an independent public company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to our stockholders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for us to create greater value for our stockholders, taking into account execution risks as well as business, competitive, financial, industry, legal, market and regulatory risks.

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Results of Strategic Review Process. The merger was the result of a reasoned, fully informed process overseen by the Transactions Committee. In this regard, the VIZIO Board considered the limited universe of potential buyers that might have an interest in pursuing an acquisition of VIZIO, and J.P. Morgan’s perspective from a financial point of view on the ability and desire of such other potential buyers to consummate an all-cash acquisition of VIZIO at the price level contemplated by the final Walmart proposal. The VIZIO Board also considered the fact that the merger agreement permits us to respond to unsolicited acquisition proposals from third parties, and, subject to compliance with the terms of the merger agreement, to terminate the merger agreement to accept a superior offer. The VIZIO Board also considered the potential risk of losing the favorable opportunity with Walmart if the VIZIO Board determined to pursue acquisition discussions with third parties.

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Fairness Opinion of J.P. Morgan. The oral opinion rendered by J.P. Morgan, which was subsequently confirmed by delivery of its written opinion, to the VIZIO Board on February 19, 2024, that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders. For more information, see the section of this information statement captioned “—Opinion of J.P. Morgan Securities LLC.”

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Negotiations with Walmart and Terms of the Merger Agreement. The terms of the merger agreement, which was the product of arm’s-length negotiations, and the belief of the VIZIO Board that the merger agreement contained terms that provided us with a reasonable level of closing certainty. The factors considered included:

•	Our ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties regarding alternative acquisition proposals.

•	Our ability, under certain circumstances, to release a person or entity from, or amend or waive any provision of, or decline to enforce, any “standstill” agreement or provision.

•	The VIZIO Board’s belief that the terms of the merger agreement would be unlikely to deter third parties from making a superior offer.

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Our ability, under certain circumstances, to terminate the merger agreement to enter into an alternative acquisition agreement. In that regard, the VIZIO Board believed that the termination fee payable by us in such instance was reasonable and not preclusive of other offers.

•	Our ability to specifically enforce Walmart’s obligation to cause the merger to be consummated.

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Reasonable Likelihood of Consummation. The belief of the VIZIO Board that an acquisition by Walmart has a reasonable likelihood of closing, including the VIZIO Board’s belief that there was a reasonable likelihood that the antitrust clearance required to consummate the merger would be obtained.

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Business Reputation of Walmart. The belief of the VIZIO Board that the business reputation and financial resources of Walmart supported the conclusion that a transaction with Walmart could be consummated, and had a reasonable likelihood of being consummated successfully.

•	Appraisal Rights. The appraisal rights that are available to our Class A stockholders in connection with the merger.

The VIZIO Board also considered a number of uncertainties and risks and other potentially negative factors related to its recommendation, including the following:

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No Stockholder Participation in Future Growth or Earnings. The nature of the merger as a cash transaction means that our stockholders will not participate in our future earnings or growth and will not benefit from any appreciation in value of the surviving corporation following the merger. The VIZIO Board also considered the other potential alternative strategies available to us as an independent company, which, despite significant uncertainty, had the potential to result in a more valuable company.

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Uncertain Antitrust Clearance Process. The possibility that the FTC or Department of Justice may delay, object to or challenge the merger or may seek to impose terms and conditions on their clearance that could ultimately result in the merger not occurring. The VIZIO Board was aware that the process to obtain clearance under the HSR Act could be prolonged and could have an impact on our business, and that we would not receive compensation from Walmart if the merger could not be consummated as a result of the failure to obtain clearance under the HSR Act.

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Risks Associated with Failure to Consummate the Merger. The possibility that the merger might not be consummated, and if it is not consummated, that: (1) our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of VIZIO during the pendency of the merger; (2) we will have incurred significant transaction and other costs, which would not be recovered through expense reimbursement or a reverse termination fee; (3) our continuing business relationships with customers may be adversely affected, and such customers may not return if the merger is not consummated and we remain an independent company; (4) our continuing business relationships with other business partners and employees may be adversely affected; (5) the trading price of our Class A common stock could be adversely affected; (6) the other contractual and legal remedies available to us in the event of the termination of the merger agreement may be insufficient from a variety of perspectives, costly to pursue or both; and (7) the failure of the merger to be consummated could result in an adverse perception among our current and prospective customers, consumers, suppliers, employees and investors, which could cause an adverse impact on our operating results.

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No Ability to Solicit an Alternative Transaction. The restrictions in the merger agreement that prevent us from soliciting competing proposals from the date of the merger agreement (subject to certain exceptions to allow the VIZIO Board to exercise its fiduciary duties and to accept a superior offer, and then only upon the payment of a termination fee).

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Termination Fee Payable by VIZIO. The requirement that we pay Walmart a termination fee of $78 million under certain circumstances following termination of the merger agreement, including if the VIZIO Board terminates the merger agreement to accept a superior offer. The VIZIO Board considered the potentially dampening effect that this termination fee could have on a third party’s interest in making a proposal to acquire us.

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Impact of Interim Restrictions on VIZIO’s Business Pending the Consummation of the Merger. The restrictions in the merger agreement on the conduct of our business prior to the consummation of the merger, which may delay or prevent us from undertaking strategic initiatives before the consummation of the merger that, absent the merger agreement, we might have pursued.

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Effects of the Announcement of the Merger. The effects of the public announcement of the merger, including the: (1) effects on our employees, customers, consumers, operating results and stock price; (2) impact on our ability to attract and retain management, sales and marketing, and technical personnel; and (3) potential for litigation in connection with the merger.

•	Taxable Consideration. The receipt of cash in exchange for shares of our common stock in the merger will generally be a taxable transaction for U.S. federal income tax purposes for our stockholders.

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Interests of VIZIO’s Directors and Executive Officers. The interests that our directors and executive officers may have in the merger, which may be different from, or in addition to, those of our other stockholders. For more information, see the section of this information statement captioned “—Interests of VIZIO’s Directors and Executive Officers in the Merger.”

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Costs and Time Required. The significant costs involved in connection with entering into the merger agreement and consummating the merger (many of which are payable whether or not the merger is consummated) and the substantial time and effort of VIZIO management required to consummate the merger.

This discussion is not meant to be exhaustive. Rather, it summarizes the material reasons and factors evaluated by the VIZIO Board in its consideration of the merger. After considering these and other factors, the VIZIO Board concluded that the potential benefits of entering into the merger agreement outweighed the uncertainties and risks. In the light of the variety of factors considered by the VIZIO Board and the complexity of these factors, the VIZIO Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its determination and recommendations. Moreover, each member of the VIZIO Board applied his or her own personal business judgment to the process and may have assigned different relative weights to the different factors. The VIZIO Board adopted and approved the merger agreement and the merger, and recommended that our stockholders adopt the merger agreement, based upon the totality of the information presented to, and considered by, the VIZIO Board. The explanation of the factors and reasoning set forth above may contain forward-looking statements, which should be read in conjunction with the section of this information statement captioned “Forward-Looking Statements.”

Requisite Stockholder Approval

The adoption of the merger agreement by our stockholders required the affirmative vote or written consent of the holders of (1) a majority of the voting power of the outstanding shares of common stock entitled to vote on the merger and (2) two-thirds of the outstanding shares of Class B common stock. The holders of our Class A common stock are entitled to one vote for each share held of record, and the holders of our Class B common stock are entitled to 10 votes for each share of Class B common stock held of record on all matters on which stockholders are entitled to vote generally, including adoption of the merger agreement.

Such requisite stockholder approval was obtained on February 19, 2024, when, effective following the execution and delivery of the merger agreement, the consenting stockholders, representing approximately 89 percent of the voting power of outstanding shares of common stock and 100 percent of the outstanding shares of Class B common stock as of such date (which was the record date for determining stockholders entitled to consent to the adoption of the merger agreement), delivered the written consent adopting the merger agreement in all respects and approving the transactions contemplated thereby, including the merger, in accordance with the DGCL, the charter and the merger agreement.

As a result, no further action by any other VIZIO stockholder is required under applicable law or the merger agreement (or otherwise) to adopt the merger agreement, and we are not, and will not be, soliciting your vote for or consent to the adoption of the merger agreement and the approval of the transactions contemplated thereby and will not call a stockholders’ meeting for the purposes of voting on the adoption of the merger agreement and the approval of the transactions contemplated thereby. No action by the stockholders of Walmart is required to complete the merger, and all requisite corporate action by and on behalf of Merger Sub required to complete the merger has been taken.

Opinion of J.P. Morgan Securities LLC

Pursuant to an engagement letter dated February 14, 2024, VIZIO retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the VIZIO Board on February 19, 2024, J.P. Morgan rendered its oral opinion to the VIZIO Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its February 19, 2024 oral opinion by delivering its written opinion to the VIZIO Board, dated February 19, 2024, that, as of such date, the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated February 19, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. VIZIO’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the VIZIO Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger, and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to (1) the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of VIZIO, (2) the allocation of the aggregate merger consideration to be paid to all holders of VIZIO common stock between the holders of VIZIO Class A common stock and VIZIO Class B common stock, or the relative fairness of the proposed price per share to the holders of any shares of VIZIO common stock or (3) the underlying decision by VIZIO to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of VIZIO as to how such stockholder should vote with respect to the proposed merger or any other matter.

In connection with preparing its opinion, J.P. Morgan, among other things:

•	reviewed the merger agreement;

•	reviewed certain publicly available business and financial information concerning VIZIO and the industries in which it operates;

•

compared the financial and operating performance of VIZIO with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of VIZIO Class A common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by the management of VIZIO relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of VIZIO with respect to certain aspects of the merger, and the past and current business operations of VIZIO, the financial condition and future prospects and operations of VIZIO and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by VIZIO or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with VIZIO, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of VIZIO, Walmart or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of VIZIO to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement. J.P. Morgan also assumed that the representations and warranties made by VIZIO, Walmart and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to VIZIO with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on VIZIO or on the contemplated benefits of the merger.

The financial projections furnished to J.P. Morgan were prepared by the management of VIZIO. VIZIO does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P.

Morgan’s analysis of the proposed merger, and such financial projections were not prepared with a view toward public disclosure. These financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the management of VIZIO, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial projections. For more information regarding the use of the financial projections and other forward-looking statements, see the section of this information statement captioned “—Financial Projections.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger. J.P. Morgan also expressed no opinion as to the voting rights associated with the VIZIO Class B common stock or any governance or other rights of the holders thereof (and did not take any such rights into account in its analysis). Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the proposed merger, or any class of such persons relative to the price per share to be paid to the holders of VIZIO Class A common stock (other than William Wang and his affiliates) in the proposed merger or with respect to the fairness of any such compensation.

The terms of the merger agreement, including the price per share, were determined through arm’s length negotiations between VIZIO and Walmart, and the decision to enter into the merger agreement was solely that of the VIZIO Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the VIZIO Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the VIZIO Board or the management of VIZIO with respect to the proposed merger or the price per share.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the VIZIO Board on February 19, 2024 and contained in the presentation delivered to the VIZIO Board on such date in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of VIZIO with similar data for certain selected publicly traded companies engaged in the connected TV and consumer devices businesses that, for purposes of J.P. Morgan’s analysis, J.P. Morgan judged to be sufficiently similar to VIZIO’s operations and businesses or aspects thereof. The companies selected by J.P. Morgan were:

•	Roku, Inc. (“Roku”)

•	Sonos Inc. (“Sonos”)

•	Xperi, Inc. (“Xperi”)

The selected companies were chosen, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, may be considered sufficiently similar to those of VIZIO or aspects thereof based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed are identical to VIZIO and certain of these companies have financial and operating characteristics that are materially different from those of VIZIO. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect VIZIO.

Using information obtained from the selected companies’ public filings, public equity research analysts’ estimates and FactSet Research Systems as of February 12, 2024, for each of VIZIO and Roku, and as of February 16, 2024, for each of Sonos and Xperi, J.P. Morgan calculated for each selected company and for VIZIO:

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the ratio of such company’s firm value (which we refer to as “FV”) to the consensus equity research analyst estimates for (1) Roku’s operating platform revenue and (2) Sonos’ and Xperi’s total revenue, for each of the calendar years 2024 and 2025 (which we refer to, respectively, as “FV/24E Platform Revenue” and “FV/25E Platform Revenue”); and

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the ratio of such company’s FV to the consensus equity research analyst estimates for such company’s adjusted earnings before interest, taxes, depreciation and amortization, unburdened by stock-based compensation (which we refer to as “Adjusted EBITDA”), for the calendar year 2024 (which we refer to as “FV/24E Adjusted EBITDA”).

These analyses indicated a range of FV/24E Platform Revenue of 0.8x to 3.9x, a range of FV/25E Platform Revenue of 0.7x to 3.4x and a range of FV/24E Adjusted EBITDA of 6.9x to 13.9x.

Based on the results of the above analyses and other factors J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan (1) derived an FV/24E Platform Revenue multiple reference range of 1.25x to 4.00x and applied that multiple reference range to VIZIO’s projected revenue from its Platform+ business for the year ending December 31, 2024, (2) derived an FV/25E Platform Revenue multiple reference range of 1.25x to 3.50x and applied that multiple reference range to VIZIO’s projected revenue from its Platform+ business for the year ending December 31, 2025 and (3) derived an FV/24E Adjusted EBITDA multiple reference range of 7.00x to 14.00x and applied that multiple reference range to VIZIO’s projected Adjusted EBITDA for the year ending December 31, 2024, in each case as reflected in the financial projections (as defined and summarized in the section of this information statement captioned “—Financial Projections”), deriving the following ranges of implied equity values per share of VIZIO Class A common stock, rounded to the nearest $0.05:

Metric	Implied Equity Values per Share
FV/24E Platform Revenue	$6.35 – $16.10
FV/25E Platform Revenue	$7.20 – $16.75
FV/24E Adjusted EBITDA	$4.25 – $6.65

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis of VIZIO using the unlevered free cash flows that VIZIO was forecasted to generate from calendar year 2024 through 2028 based on the financial projections. J.P. Morgan calculated ranges of terminal values for VIZIO at the end of such period by applying terminal growth rates estimated by the management of VIZIO ranging from 2.0 percent to 3.0 percent to the total revenue of VIZIO during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2023 using a range of discount rates from 10.75 percent to 12.75 percent, which was chosen by J.P. Morgan based on an analysis of the weighted average cost of capital of VIZIO. The ranges of present values were then added together to derive ranges of firm values for VIZIO under the financial projections, which were then adjusted by adding VIZIO’s net cash and cash equivalents of approximately $351.6 million and the value of certain unconsolidated investments of approximately $9.1 million, in each case as of December 31, 2023 (except unconsolidated investments consisting of publicly traded common stock or certain instruments convertible into publicly traded common stock, which in each case were valued as of February 16, 2024), and dividing the result by the fully diluted number of shares of VIZIO common stock outstanding, the range of which was approximately 201.0 million to approximately 202.1 million, in each case as provided by and approved for J.P. Morgan’s use by the management of VIZIO. Based on the results of this analysis, J.P. Morgan arrived at ranges of implied equity value per share of VIZIO Class A common stock, rounded to the nearest $0.05, of $8.40 to $11.15.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of VIZIO. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to VIZIO. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of VIZIO. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to VIZIO.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise VIZIO with respect to the merger and deliver an opinion to the VIZIO Board with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with VIZIO and the industries in which it operates.

For services rendered in connection with the merger and the delivery of its opinion, VIZIO has agreed to pay J.P. Morgan a fee of approximately $25.8 million, of which $3 million became payable upon delivery of its opinion and the remainder of which is contingent and payable upon the closing of the merger. In addition, VIZIO has agreed to reimburse J.P. Morgan for reasonable expenses incurred in connection with its services, including but not limited to the fees and expenses of outside counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two-year period preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with VIZIO. During the two-year period preceding the date of

J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Walmart for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on a high grade bond issuance in September 2022 and joint lead arranger and joint lead bookrunner on a revolving credit facility in April 2023. During the two-year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Walmart were approximately $4.5 million. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Walmart, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1.0 percent of the outstanding VIZIO Class A common stock and the outstanding common stock of Walmart. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of VIZIO or Walmart for their own account or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Financial Projections

Other than in connection with our regular earnings press releases and related investor materials, we do not, as a matter of course, make public our future financial projections, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, VIZIO management regularly prepares, and the VIZIO Board regularly evaluates, prospective financial information concerning our future performance as part of VIZIO management’s long-term business and strategic planning processes. In addition, VIZIO management regularly makes and reviews with the VIZIO Board updates to its business plan, including to reflect actual results and trends in our performance and the industry in which it operates.

In connection with our evaluation of a transaction with Walmart and strategic alternatives available to us (including continuing as an independent company), VIZIO management prepared and reviewed with the VIZIO Board (1) VIZIO’s long-term business plan adopted by the VIZIO Board on November 27, 2023 and (2) VIZIO’s operating budget for fiscal year 2024, adopted by the VIZIO Board on February 6, 2024. For purposes of this information statement, we refer to the VIZIO long-term plan and the 2024 operating budget, collectively, as the “financial projections.” The financial projections are summarized in the table below. In addition, the draft VIZIO long-term plan was provided to Walmart on October 8, 2023, as part of Walmart’s customary due diligence. The draft VIZIO long-term plan provided for (1) total revenue of $1,918 million, $2,122 million, $2,332 million, $2,536 million and $2,689 million in fiscal years 2024, 2025, 2026, 2027 and 2028, respectively, and (2) adjusted EBITDA of $70 million, $121 million, $178 million, $241 million and $298 million in fiscal years 2024, 2025, 2026, 2027 and 2028, respectively.

The financial projections were prepared for internal use and not for public disclosure and were provided by VIZIO management to the VIZIO Board for the purposes of considering, analyzing and evaluating the merger and other strategic alternatives available to us. The unaudited prospective financial information for our fiscal year 2024 included in the 2024 operating budget and the unaudited prospective financial information for fiscal years 2025 through 2028 included in the VIZIO long-term plan was also provided to, and approved by the VIZIO Board for use and reliance by, J.P. Morgan, our financial advisor, in connection with its financial analyses and opinion to the VIZIO Board, as described in more detail in the section of this information statement captioned “—Opinion of J.P. Morgan Securities LLC.” In addition, as described in the section of this information statement captioned “—Background of the Merger,” the financial projections were provided to, and discussed with, Walmart as part of its due diligence review. For more information on the preparation and use of the financial projections, please see the section of this information statement captioned “—Background of the Merger.”

The financial projections were developed by VIZIO management as then-current estimates of our future financial performance as an independent company. The financial projections do not give effect to the merger, including (1) any impact of the negotiation or execution of the merger agreement or the merger, (2) the expenses that have already been, and will be, incurred in connection with completing the merger or (3) any changes to our operations or strategy that may be implemented in connection with the pendency, or following the consummation, of the merger. The financial projections also do not consider the effect of any failure of the merger to be completed and the financial projections should not be viewed as accurate or continuing in that context.

The financial projections constitute forward-looking statements. The financial projections are not included in this information statement to influence any decision on whether to seek appraisal for shares of our common stock or any other matter, but rather are included in this information statement to give our stockholders access to certain non-public information that was provided to the VIZIO Board, J.P. Morgan and Walmart, as applicable, for the purposes described above. By including the financial projections in this information statement, none of us, the VIZIO Board, the Transactions Committee, J.P. Morgan or any other person has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the financial projections. The inclusion of the financial projections should not be regarded as an indication that us, the VIZIO Board, the Transactions Committee, J.P. Morgan or any other person considered, or now considers, them to be necessarily predictive of actual future results, and such information should not be relied on as such. Further, the inclusion of the financial projections in this information statement does not constitute an admission or representation by us that the information presented is material.

The financial projections were not prepared with a view toward public disclosure or complying with U.S. generally accepted accounting principles (which we refer to as “GAAP”). In addition, the financial projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The financial projections were prepared by, and are the responsibility of, VIZIO management. Our independent registered public accounting firm, KPMG LLP, has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the financial projections and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The report of KPMG LLP incorporated by reference into this information statement relates solely to our previously issued financial statements. It does not extend to the financial projections and should not be read to do so.

Although the financial projections are presented with numerical specificity, they reflect numerous assumptions, estimates and uncertainties as to future events made by VIZIO management that VIZIO management believed in good faith were reasonable at the time that the financial projections were prepared, including with respect to: (1) macroeconomic factors; (2) geopolitical, market, industry, customer and competitive trends in our business and the consumer electronics industry generally; (3) our technology, product development and device and platform content offerings; (4) advertiser relationships; (5) our capital requirements; (6) our sales strategy and seasonal fluctuations in consumer demand; (7) our addressable market and market share; (8) our brand and reputation; and (9) other relevant operating and financial measures. Our ability to achieve the financial results contemplated by the financial projections will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The financial projections reflect assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the financial projections not to be achieved can be found in the risk factors included in our periodic filings with the SEC. These factors are difficult to predict, and may be outside of our control. As a result, there can be no assurance that the financial projections will be realized, and our actual results may be materially better or worse than those implied by the financial projections. For information on factors that may cause our future results to materially vary, see the section of this information statement captioned “Forward-Looking Statements.” The financial projections may differ from publicized analyst estimates and forecasts. Stockholders should evaluate the financial projections, if at all, in conjunction with our historical financial statements and other information regarding us contained in our public filings with the SEC. The financial projections may not be consistent with our historical operating data as a result of the assumptions utilized in preparing such information.

The financial projections have not been updated or revised to reflect information or results either as of or after the date of this information statement. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events. We may have reported, and may continue to report, results of operations for periods included in the financial projections that were or will be completed following the preparation of the financial projections. Stockholders and investors are urged to refer to our periodic filings with the SEC for information on actual historical results.

Because the financial projections reflect estimates and judgments, they are susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The financial projections also cover multiple years, and such information by its nature becomes less predictive with each succeeding year. The financial projections are not, and should not be considered to be, a guarantee of future operating results. Further, the financial projections are not fact and should not be relied upon as being necessarily indicative of our future results or for purposes of making any investment decision.

Certain of the financial measures included in the financial projections are non-GAAP financial measures (which we refer to as “non-GAAP financial measures”). These are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures, and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the financial projections, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the financial projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the VIZIO Board, the Transactions Committee, J.P. Morgan or any other person. Accordingly, no reconciliation of the financial measures included in the financial projections is provided in this information statement.

The following table summarizes the unaudited prospective financial information for our fiscal year 2024 included in the 2024 operating budget and the unaudited prospective financial information for fiscal years 2025 through 2028 included in the VIZIO long-term plan. VIZIO management made various estimates and assumptions when preparing the financial projections, including: (1) year-over-year growth in Total Revenue of 7.3 percent in fiscal year 2024 and a compound annual growth rate for Total Revenue of 8.3 percent from fiscal years 2025 through 2028, driven by compound annual growth rates of 4.1 percent for Device Revenue and 13.7 percent for Platform+ Revenue from fiscal years 2025 through 2028; (2) average Total Gross Profit margin expansion from 23.9 percent in fiscal year 2024 to 26.1 percent in fiscal year 2028; and (3) Adjusted EBITDA margin expansion from 3.8 percent in fiscal year 2024 to 11.1 percent in fiscal year 2028.

	Fiscal Year Ending December 31,
(dollars in millions)	2024E(3)	2025E	2026E	2027E	2028E(4)
Device Revenue	$1,073	$1,253	$1,321	$1,386	$1,414
Platform+ Revenue	$729	$869	$1,012	$1,152	$1,279

Total Revenue	$1,802	$2,122	$2,333	$2,538	$2,692
Device Gross Profit	(23)	(33)	(35)	(37)	(37)
Platform+ Gross Profit	431	512	591	669	739

Total Gross Profit	$408	$479	$556	$633	$702
Adjusted EBITDA(1)	$69	$120	$177	$241	$298
Stock-Based Compensation Expense	$53	$58	$62	$66	$68
Taxes	$1	$12	$25	$40	$53
Capital Expenditures	$5	$6	$7	$8	$8
Change in Net Working Capital	$(36)	$(12)	$(12)	$(13)	$(14)
Unlevered Free Cash Flow(2)	$(27)	$32	$71	$115	$155

(1)	Adjusted EBITDA is defined as GAAP Gross Profit, subtracting Operating Expenses and adding back Depreciation & Amortization Expenses and Stock-Based Compensation Expenses.
(2)

Unlevered Free Cash Flow is calculated as Adjusted EBITDA (as defined above), subtracting Stock-Based Compensation Expenses, Taxes and Capital Expenditures and adding (or subtracting) change in Net Working Capital.

(3)

Unaudited prospective financial information for VIZIO’s fiscal year 2024 included in the VIZIO long-term plan consisted of Total Revenue of approximately $1,918 million, Total Gross Profit of approximately $403 million and Adjusted EBITDA of approximately $69 million.

(4)

For purposes of J.P. Morgan’s opinion and financial analyses, VIZIO management provided J.P. Morgan with, and J.P. Morgan used, with the approval of the VIZIO Board, terminal year unaudited prospective financial information consisting of Total Revenue of approximately $2,760 million, Total Gross Profit of approximately $771 million, Adjusted EBITDA of approximately $357 million and Unlevered Free Cash Flow of approximately $204 million.

Holdback Agreements

Simultaneously with the execution of the merger agreement, Mr. Wang, our Chief Executive Officer, certain of Mr. Wang’s related trusts, and Ben Wong, our Chief Operating Officer, in their respective capacities as stockholders of VIZIO, have each entered into a holdback agreement with Walmart. Pursuant to the holdback agreements, Messrs. Wang (acting in his personal capacity and in his capacity as trustee of his related trusts) and Wong have agreed that a portion of the after-tax merger consideration that would otherwise be payable to them as a result of the merger will be placed into a third-party escrow account to be released to them over time, subject to, and in accordance with, the terms and conditions of the holdback agreements. The release of such amounts is contingent on the stockholder’s continued employment with Walmart or any of its subsidiaries, affiliates and their respective successors and assigns; provided, however, that if on or prior to the third anniversary of the effective time of the merger, the stockholder’s employment with the applicable Walmart employer is terminated without cause (as defined in the holdback agreements), by the stockholder for good reason (as defined in the holdback agreements), or due to the stockholder’s death or disability (as defined in the holdback agreements), the full amount remaining in the third-party escrow account will be released back to the stockholder. In the aggregate, Mr. Wang and his related trusts have agreed to a holdback of $100 million of their collective after-tax merger consideration, and Mr. Wong has agreed to a holdback of $6 million of his after-tax merger consideration.

Interests of VIZIO’s Directors and Executive Officers in the Merger

You should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders. In (1) evaluating and negotiating the merger agreement, (2) approving the merger agreement and the merger, and (3) recommending that the merger agreement be adopted by our stockholders, the VIZIO Board was aware of and considered these interests to the extent that they existed at the time, among other matters. These interests are more fully described below.

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the merger agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this information statement captioned “The Merger Agreement—Indemnification and Insurance.”

VIZIO Equity Interests

Treatment of VIZIO Equity Awards

As of February 15, 2024, there were outstanding VIZIO options covering an aggregate of 14,051,566 shares of our Class A common stock, with outstanding VIZIO options held by our executive officers covering an aggregate of 6,524,220 shares. As of the same date, outstanding VIZIO options with a per share exercise price less than the price per share (which we refer to as “in-the-money VIZIO options”) covered an aggregate of 12,538,886 shares of our Class A common stock, with outstanding in-the-money VIZIO options held by our executive officers covering an aggregate of 5,771,704 shares. As of February 15, 2024, there were no outstanding VIZIO options held by our non-employee directors, and there were no options to purchase shares of our Class B common stock.

Under the merger agreement, VIZIO options will generally be treated as follows:

•

at the effective time of the merger, each cashed-out VIZIO option will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the total number of shares of our common stock covered by the cashed-out VIZIO option, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of the cashed-out VIZIO option, subject to applicable withholding taxes;

•	at the effective time of the merger, each cancelled VIZIO option will be cancelled for no consideration; and

•	effective as of immediately before the effective time of the merger, each director option that is then outstanding and unvested will accelerate vesting in full.

As of February 15, 2024, there were outstanding VIZIO RSUs covering an aggregate of 13,932,111 shares of our Class A common stock, of which VIZIO RSUs covering an aggregate of 74,363 and 3,100,879 shares of our Class A common stock were held by our current non-employee directors and current executive officers, respectively. These numbers reflect achievement of the performance goals for performance-based VIZIO RSUs (which we refer to as “VIZIO PSUs”) at target levels. If the performance goals are achieved at the maximum levels, the outstanding VIZIO RSUs would cover an aggregate of 15,586,003 shares of our Class A common stock, of which VIZIO RSUs covering an aggregate of 4,223,003 shares of our Class A common stock would be held by our current executive officers (and none would be held by our current non-employee directors). As of February 15, 2024, there were no outstanding VIZIO RSUs covering shares of our Class B common stock.

Under the merger agreement, VIZIO RSUs will generally be treated as follows:

•

at the effective time of the merger, each vested VIZIO RSU will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the price per share, multiplied by (2) the total number of shares of VIZIO common stock covered by the vested VIZIO RSU, subject to applicable withholding taxes;

•	at the effective time of the merger, each cancelled VIZIO RSU award will be cancelled for no consideration;

•	effective as of immediately before the effective time of the merger, each director RSU that is then outstanding and unvested will be accelerated and vested in full; and

•

the merger agreement provides that, on or promptly after the closing date of the merger, except as otherwise provided in the merger agreement, Walmart will grant a Walmart RSU award under Walmart’s Stock Incentive Plan of 2015 and its standard form of restricted stock unit agreement to each continuing employee who held a cancelled VIZIO award. Each Walmart RSU award will have a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the product of (1) the total number of shares of VIZIO common stock covered by the corresponding cancelled VIZIO award, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of that cancelled VIZIO award, if any. Except as agreed between Walmart and any continuing employee, each Walmart RSU award will have the same vesting schedule as the cancelled VIZIO award (including any acceleration provisions), except that the regular time-based vesting of each tranche of a Walmart RSU award will occur on a Walmart monthly vesting date in the same month that the corresponding tranche of the corresponding cancelled VIZIO award would have vested under the regular time-based vesting schedule that applied to that tranche, subject to the continuing employee’s continued service with Walmart or any of its subsidiaries.

Equity Interests of VIZIO’s Directors and Executive Officers

The following table sets forth, for each person who has been a director or executive officer of VIZIO at any time since the beginning of our fiscal year ended December 31, 2023, (1) the number of shares of our common stock beneficially held, (2) the number of shares of our common stock underlying his or her VIZIO RSUs, and (3) the number of shares of our common stock underlying in-the-money VIZIO options, in each case expected to be held on the closing date of the merger, assuming the following and the additional assumptions in the footnotes to the table:

•	February 15, 2024, as the date of the closing of the merger (solely for purposes of this information statement); and

•

the number of outstanding shares of our Class A common stock and the number of shares underlying outstanding VIZIO RSUs and in-the-money VIZIO options for each executive officer and director on the closing date of the merger is equal to the number of outstanding shares of our Class A common stock and the number of shares underlying outstanding VIZIO RSUs and in-the-money VIZIO options as of February 15, 2024, and do not reflect any issuances, exercises, settlements, transfers, deferrals, forfeitures, or sales of any shares or VIZIO equity awards that have occurred or may occur following February 15, 2024.

Name	VIZIO Shares(1)		VIZIO RSUs(2)(4)		In-the-Money VIZIO Options(3)(4)
	Number of Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)	Total ($)
William Wang(5)	755,492	8,688,158	1,898,000	21,827,000	1,025,136	2,972,894	33,488,052
Ben Wong	2,605,275	29,960,663	847,286	9,743,789	3,032,220	21,481,368	61,185,820
Adam Townsend	195,957	2,253,506	676,176	7,776,024	851,912	2,497,995	12,527,525
Michael O’Donnell	69,961	804,552	666,887	7,669,201	862,436	3,668,265	12,142,018
John R. Burbank	43,614	501,561	14,577	167,636	—	—	669,197
Vicky L. Free	47,208	542,892	14,577	167,636	—	—	710,528
Julia S. Gouw	69,385	797,928	14,577	167,636	—	—	965,564
R. Michael Mohan	19,012	218,638	16,055	184,633	—	—	403,271
David Russell(6)	80,420	924,830	14,577	167,636	—	—	1,092,466

(1)

Represents shares of VIZIO Class A common stock beneficially owned by the individual as of February 15, 2024. These numbers do not include any shares of Class A common stock that may be issued upon exercise of VIZIO options or in settlement of vested VIZIO RSUs after that date. For additional information regarding beneficial ownership of our common stock, see the section of this information statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Represents outstanding VIZIO RSUs held by the individual as of February 15, 2024. The values shown with respect to VIZIO RSUs are determined as the product of (i) the total number of shares of our Class A common stock underlying the VIZIO RSUs, multiplied by (ii) the price per share.

The VIZIO PSUs held by our executive officers become eligible to vest (which we refer to as “eligible VIZIO PSUs”) based on how VIZIO’s total shareholder return during a one-year performance period ending on June 1, 2024, compares to the total shareholder returns of certain companies during that performance period, and any eligible VIZIO PSUs are subject to a time-based vesting schedule of approximately four years from the date the VIZIO PSUs were granted. If there is a change in control before the last day of the performance period, the performance period will be shortened so that it ends before the change in control, and the number of eligible VIZIO PSUs will be determined based on actual performance during the shortened performance period. However, the change in control will not change the dates that the eligible VIZIO PSUs vest under the time-based vesting schedule.

As of February 15, 2024, the one-year performance period would not yet have ended, and based on actual performance through that date, the performance goal for our executive officers’ VIZIO PSUs would have been achieved at 188 percent. Accordingly, the numbers of underlying shares and the corresponding values reported in the “VIZIO RSUs” section of the table above assume that the performance goal for our executive officers’ VIZIO PSUs is achieved at that level. However, if the performance goal is achieved at the target level, the number of VIZIO RSUs and the value of the underlying shares that would be reported in that section would be (i) for Mr. Wang, 525,784 VIZIO RSUs with a value of $6,046,516, (ii) for Mr. Wong, 237,452 VIZIO RSUs with a value of $2,730,698, (iii) for Mr. Townsend, 155,360 VIZIO RSUs with a value of $1,786,640, and (iv) for Mr. O’Donnell, 203,528 VIZIO RSUs with a value of $2,340,572. If the performance goal is achieved at the maximum level, the number of VIZIO RSUs and the value of the underlying shares that would be reported in that section would be (i) for Mr. Wang, 1,051,568 VIZIO RSUs with a value of $12,093,032, (ii) for Mr. Wong, 474,904 VIZIO RSUs with a value of $5,461,396, (iii) for Mr. Townsend, 310,720 VIZIO RSUs with a value of $3,573,280, and (iv) for Mr. O’Donnell, 407,056 VIZIO RSUs with a value of $ $4,681,144.

(3)

Represents outstanding VIZIO options held by the individual as of February 15, 2024, including both the portions of the VIZIO options that are expected to be vested and unvested as of the assumed closing date. The values shown with respect to VIZIO options are determined as the product of (i) the total number of underlying shares covered by that portion of the VIZIO option, multiplied by (ii) the price per share minus the per share exercise price of the VIZIO option. The expected number of shares underlying the vested and unvested portions of the VIZIO options as of the assumed closing date and the value of those portions of the VIZIO option are as follows:

Name	Vested In-the-Money VIZIO Options		Unvested In-the-Money VIZIO Options
	Number of Underlying Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)
William Wang	256,284	743,224	768,852	2,229,671
Ben Wong	2,708,805	20,543,465	323,415	937,904
Adam Townsend	487,478	1,434,274	364,434	1,063,721
Michael O’Donnell	615,119	2,946,121	247,317	722,145

(4)

As described further in the sections of this information statement captioned “—Treatment of VIZIO Equity Awards” and “—Change in Control and Severance Benefits under Existing Agreements—Non-Employee Director Equity Awards,” any then-outstanding VIZIO RSUs held by our non-employee directors will accelerate vesting in full immediately before the effective time of the merger.

In addition, as described further in the section of this information statement captioned “—Change in Control and Severance Benefits under Existing Agreements—Change in Control and Severance Agreements,” each of our executive officers is eligible for vesting acceleration of his VIZIO equity awards in connection with certain qualifying terminations (as defined below) of employment under his change in control and severance agreement. The figures in the table above assume that, before the effective time of the merger, none of the executive officers will experience a qualifying termination under his severance agreement that entitles him to receive that vesting acceleration.

(5)

Does not include 76,180,453 shares of our Class B common stock indirectly beneficially owned by Mr. Wang, including 63,890,333 shares of our Class B common stock held of record by Mr. Wang, as trustee of The William W. Wang Separate Property Trust; 5,712,871 shares of our Class B common stock held of record by Mr. Wang and Sakura Wang (Mr. Wang’s spouse), as trustees of the Wang Family Trust; 1,836,205 shares of our Class B common stock held of record by Mr. Wang, as trustee of the W. Wang 2022 GRAT (March 8, 2022); or 4,741,044 shares of our Class B common stock held of record by Mr. Wang, as trustee of the W. Wang 2023 GRAT (February 22, 2023). See the section of this information statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

(6)

Does not include 2,806,542 shares of our Class A common stock indirectly beneficially owned by Mr. Russell, including 270,000 shares of our Class A common stock held of record by the David E. Russell Grantor Retained Annuity Trust, of which Mr. Russell is trustee, and 2,536,542 shares of our Class A common stock held by T Russ-D LLC, a limited liability company held in a trust of which Mr. Russell is trustee. See the section of this information statement captioned “Security Ownership of Certain Beneficial Owners and Management.”

Change in Control and Severance Benefits under Existing Agreements

Non-Employee Director Equity Awards

Our non-employee directors hold outstanding VIZIO RSUs that were granted under the Amended and Restated 2017 Incentive Award Plan (which we refer to as the “2017 Plan”). The 2017 Plan and our Outside Director Compensation Policy (which we refer to as the “outside director compensation policy”) each provide that in the event of a change in control, each non-employee director will fully vest in and have the right to exercise his or her outstanding equity awards and, with respect to equity awards with performance-based vesting, unless specifically provided otherwise under the applicable award agreement, a VIZIO policy applicable to the non-employee director, or other written agreement between the non-employee director and VIZIO, all performance goals or other vesting criteria will be deemed achieved at 100 percent of target levels and all other terms and conditions met. The closing of the merger will constitute a change in control within the meaning of the 2017 Plan and the outside director compensation policy.

Change in Control and Severance Agreements

We have entered into change in control and severance agreements with each of our executive officers (which we refer to as the “severance agreements”), under which our executive officers are eligible to receive certain severance and change in control payments and benefits, as described below.

Under each executive officer’s severance agreement, if the executive officer’s employment is terminated by us or any of our subsidiaries for a reason other than cause, death or disability or by the executive officer for good reason (which termination we refer to as a “qualifying termination”) and the qualifying termination during the period beginning 3 months before a change in control and ending 18 months following that change in control (which we refer to as the “change-in-control period”), the executive officer will receive the following severance payments and benefits if such officer timely signs and does not revoke a release of claims in our favor:

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a lump sum payment equal to 18 months of the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) or if greater, at the level in effect immediately prior to the change in control);

•	a lump sum payment equal to 150 percent of the executive officer’s target annual bonus as in effect for the fiscal year in which the termination occurs;

•

our payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”), for the executive officer and such officer’s eligible dependents, if any, for up to 18 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law; and

•

accelerated vesting and exercisability as to 100 percent of the then-unvested shares subject to all of the executive officer’s outstanding equity awards and, in the case of an equity award with performance-based vesting, all performance goals and other vesting criteria generally will be deemed achieved at the greater of actual achievement (if determinable) or 100 percent of target levels.

Under each executive officer’s severance agreement, if the executive officer experiences a qualifying termination outside of the change-in-control period, the executive officer will receive the following severance payment and benefit if such officer timely signs and does not revoke a release of claims in our favor:

•

a lump-sum payment equal to the executive officer’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction) for a period of 12 months; and

•

our payment of premiums for coverage under COBRA for the executive officer and his eligible dependents, if any, for up to a period of 12 months, or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate or be subject to an excise tax under applicable law.

If any of the amounts provided for under an executive officer’s severance agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the executive officer would be entitled to receive either full payment of those payments and benefits or a lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer. The severance agreements do not require us to provide any tax gross-up payments.

Under each executive officer’s severance agreement, “cause” means the executive officer has:

•	been convicted of or pled guilty or no contest to a felony under federal or state law, or of a misdemeanor involving fraud, moral turpitude or embezzlement;

•

committed an intentional act of fraud, embezzlement, theft, dishonesty or any intentional material violation of law that occurs during or in the course of employment with us or any of our subsidiaries, including any material violation of any securities law, which has or may reasonably be expected to result in economic or financial injury, or have a material adverse effect upon, us or any of our subsidiaries;

•

intentionally disclosed confidential or proprietary information of ours or any of our subsidiaries contrary to the executive officer’s employment agreement, the employee proprietary information and inventions agreement, or our policies or any of our subsidiaries’ policies or in breach of any nondisclosure or confidentiality agreement between the executive officer and us or any of our subsidiaries;

•	breached the executive officer’s material obligations under the executive officer’s employment agreement or the executive officer’s employee proprietary information and inventions agreement;

•	intentionally engaged in any competitive activity that would constitute a breach of obligations under the executive officer’s employee proprietary information and inventions agreement;

•	intentionally breached any of our material written policies or those of our subsidiaries, such as a code of conduct or employee handbook;

•

failed to substantially perform the lawful duties and responsibilities for us or any of our subsidiaries under the executive officer’s employment agreement (other than as a result of incapacity due to physical or mental illness, or any such actual or anticipated failure after the executive officer’s issuance of a notice of termination for good reason); or

•	willfully engaged in conduct that is demonstrably and materially injurious to us or any of our subsidiaries, monetarily or otherwise.

In order for the executive officer’s termination to be for “cause” in the case of the third through eighth bullets above, the executive officer must have received written demand from us or an applicable subsidiary of ours or the VIZIO Board for substantial performance that specifically identifies the conduct giving rise to the “cause” and the executive officer must not have cured the same within 30 business days of the executive officer’s receipt of such notice (or, if able to be cured and the cure reasonably requires longer than 30 business days, then within such longer reasonable period, as long as the executive officer promptly undertakes action to cure and diligently pursues the same until cured). However, with respect to subsequent identical or substantially similar failures, the right to cure will only extend to the first such failure. In Mr. Wang’s case, the termination of his employment will not be deemed to be for “cause” unless and until there has been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the VIZIO Board at a meeting of our board of directors called and held for such purpose (after reasonable notice is provided to Mr. Wang and he is given an opportunity, together with his counsel, to be heard before the VIZIO Board), finding that, in the good faith opinion of our board of directors, Mr. Wang is guilty of any of the conduct above, and specifying the particulars thereof in detail.

For purposes of “cause,” an executive officer’s act or failure to act will not be considered “willful” unless it is done, or omitted to be done, in bad faith or without reasonable belief that the action or omission was in the best interests of the VIZIO group. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the VIZIO Board or based upon the advice of counsel for VIZIO will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the VIZIO group.

Under each executive officer’s severance agreement, “good reason” means the termination of the executive officer’s employment with us or our subsidiaries by the executive officer after the occurrence of one or more of the following events without the executive officer’s express written consent:

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the material reduction, without the executive officer’s consent, in the executive officer’s base salary (other than a reduction in base salary implemented as part of a decrease of base compensation of all our officers or its applicable subsidiary, and then by no greater percentage as the percentage decrease in the base compensation of all such officers);

•

the material diminution, without the executive officer’s consent, of the executive officer’s authority, duties, responsibilities, or title (other than a temporary suspension of authority, duties or responsibilities due to the executive officer’s illness or disability, or an investigation of misconduct), or the assignment to the executive officer, without the consent of the executive officer, of any duties materially inconsistent with the executive officer’s position, authority, duties or responsibilities (including status, offices, titles and reporting requirements);

•	a material breach by us or our applicable subsidiary of the executive officer’s employment agreement;

•

the failure of any successor to us (whether by merger, acquisition, consolidation, reorganization or otherwise) to assume, upon the successor becoming such, our obligations under the severance agreement; and/or

•	a material change in the geographic location of the executive officer’s principal place of employment to a location more than 50 miles from our Irvine, California offices.

For purposes of interpreting the second bullet above, following a change in control, the executive officer will have experienced a material diminution in such officer’s “authority, duties or responsibilities” if such officer does not serve in the capacity with titles and offices of the ultimate parent entity that are comparable to those set forth in the executive officer’s employment agreement and such officer’s duties or authority is not customary for that position (or an equivalent position, and the duties and authority customary for that position).

The executive officer’s resignation will only constitute a resignation for good reason under the executive officer’s severance agreement if (1) the executive officer provides us or our applicable subsidiary with a written notice of termination within 60 days following the initial existence of the action or event that the executive officer believes gives rise to good reason, (2) we or our applicable subsidiary have failed to cure the same within 30 business days of its receipt of such notice (or, if able to be cured and the cure reasonably requires longer than 30 business days, then within such longer reasonable period, as long as we or our applicable subsidiary promptly undertakes action to cure and diligently pursues the same until cured), and (3) the date of termination occurs no later than 110 days after the later of (i) the initial occurrence of the action or event constituting good reason or (ii) the date on which the executive officer learns or reasonably should have learned of such action or event (but in no event later than 2 years after the initial occurrence of the action or event constituting good reason). We or our applicable subsidiary may relieve the executive officer of some or all of such officer’s authority, duties and responsibilities during any notice period, and such relief will not serve as a basis for the executive officer to claim “good reason.”

Legal Fees

The VIZIO Board (or the compensation committee of the VIZIO Board) has authorized VIZIO to pay the fees of independent legal counsel to Messrs. Wang, Wong and Townsend in connection with the merger and the transactions contemplated by the merger agreement.

Employment Arrangements Following the Merger

Walmart Offer Letter with William Wang

On February 19, 2024, Mr. Wang and Walmart entered into an offer letter that becomes effective on the closing date of the merger, subject to the completion of the merger. Under the offer letter, Mr. Wang will be employed as CEO of VIZIO at Walmart. The offer letter provides that Mr. Wang’s base salary will be $995,000 and his target incentive opportunity will be $825,000 (with his incentive award to be reduced based on bonus amounts already paid to him by us for the fiscal year as of the closing of the merger).

In addition, as soon as administratively possible after the closing of the merger, Mr. Wang will receive a one-time grant of transition Walmart time-based restricted stock units that are designed to replace his cancelled VIZIO awards. Mr. Wang’s transition time-based restricted stock units will vest over 4 years (with vesting occurring in the same month and year that the corresponding portion of his cancelled VIZIO awards would have vested had they not been terminated in connection with the closing of the merger), subject to his continued employment with Walmart, except as provided under his VIZIO severance agreement as amended.

Under Mr. Wang’s offer letter with Walmart, his severance agreement with us (as described above) will be amended so that (1) he will be eligible to receive only the vesting acceleration for a qualifying termination during the change-in-control period, which only applies to the transition time-based restricted stock units and not to any other Walmart equity awards or compensation, (2) he will not be eligible to receive any severance payments or benefits under his severance agreement, other than acceleration of the transition time-based restricted stock units in connection with a qualifying termination during the change-in-control period, including any severance payments or benefits for a qualifying termination that occurs outside of the change-in-control period, and (3) the definitions of “cause” and “good reason” will be replaced with the definitions described below.

As a result of the amendment of Mr. Wang’s severance agreement, for purposes of the severance agreement, “cause” will mean his termination of employment by Walmart or one of its controlled affiliates (which we refer to as the “Walmart group”) due to:

•	intentional or grossly negligent unauthorized misuse of any trade secrets or proprietary information of any Walmart group member thereof;

•	conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude;

•	committing an act of fraud against any Walmart group member;

•	gross negligence or willful misconduct that has had, will have or would reasonably be expected to have an adverse effect on any Walmart group member’s reputation or business;

•	violation of any written Walmart policy that has been provided to him if such violation is not cured (to the extent curable) within 30 days following written notification by Walmart of such violation;

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willful and repeated failure or refusal to attempt to perform his duties to the applicable Walmart group member if such failure is not cured (to the extent curable) within 30 days following written notification by the applicable Walmart group member of such failure; or

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material breach of the nondisclosure and restricted use agreement, the non-competition, non-solicitation and no-hire agreement, or the proprietary information and inventions agreement with a Walmart group member, if such breach is not cured (to the extent curable) within 30 days following written notification by the applicable Walmart group member of such breach.

As a result of the amendment of Mr. Wang’s severance agreement, for purposes of the severance agreement, “good reason” will mean the termination of Mr. Wang’s employment with all Walmart group members by him in accordance with the following paragraph after the occurrence of one or more of the following events without Mr. Wang’s express written consent: (1) the material reduction, without his consent, of the salary offered by Walmart to him in his Walmart offer letter, (2) a material change in the geographic location of his principal place of employment to a location more than 50 miles from his current work location of record (made available to the Walmart group), or (3) a material breach by any Walmart group member of the offer letter.

Mr. Wang’s resignation will only constitute a resignation for good reason under his severance agreement if (1) he provides Walmart with a written notice of termination within 60 days following the initial existence of the action or event that he believes gives rise to good reason, (2) the applicable Walmart group member has failed to cure the action or event within 30 business days of its receipt of such notice (or, if able to be cured and the cure reasonably requires longer than 30 business days, then within such longer reasonable period, if the applicable Walmart group member promptly undertakes action to cure and diligently pursues the same until cured), and (3) the date of termination occurs no later than 110 days after the later of (i) the initial occurrence of the action or event constituting good reason or (ii) the date on which Mr. Wang learns or reasonably should have learned of such action or event. The applicable Walmart group member may relieve Mr. Wang of some or all of his authority, duties and responsibilities during any notice period, and such relief will not serve as a basis for Mr. Wang to claim “good reason.”

Walmart Offer Letter with Ben Wong

On February 19, 2024, Mr. Wong and Walmart entered into an offer letter that becomes effective on the closing date of the merger, subject to the completion of the merger. Under the offer letter, Mr. Wong will be employed as President and COO of VIZIO at Walmart. The offer letter provides that Mr. Wong’s base salary will be $970,000, his target incentive opportunity will be $780,000 (with his incentive award to be reduced based on bonus amounts already paid to him by VIZIO for the fiscal year as of the closing of the merger), and that he has an annual equity award target value of $850,000.

In addition, as a new officer of Walmart, Mr. Wong will receive the following Walmart equity awards: (1) an initial equity award of time-based restricted shares with a target value of $850,000 (or $1,275,000 if the closing of the merger occurs between April 1, 2024, and December 30, 2024), which will be granted within one month after the closing of the merger and will vest monthly over a three-year period, (2) an award of performance-based restricted stock units with a target value of $425,000, which will be granted within one month after the closing of the merger and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2025, (3) an award of performance-based restricted stock units with a target value of $425,000, which will be granted in April 2025 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2026, and (4) if the closing of the merger occurs between April 1, 2024, and December 30, 2024, an award of performance-based restricted stock units with a target value of $425,000, which will be granted in April 2026 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2027. The number of shares of Walmart common stock to be covered by each of these equity awards will be determined by dividing the target value by the closing price of Walmart common stock on the date of grant.

As soon as administratively possible after the closing of the merger, Walmart will also grant Mr. Wong (1) a one-time grant of transition Walmart time-based restricted stock units that are designed to make up for his cancelled VIZIO awards and (2) an additional grant of Walmart performance-based restricted stock units with a value of $5,500,000. These performance-based restricted stock units will vest 66 percent on the 2-year anniversary of the closing of the merger and 34 percent on the 3-year anniversary of the closing of the merger, subject to the achievement of VIZIO Platform+ revenues of $975.2 million in 2025 or the sale of 5.75 million VIZIO SmartCast units in 2025. Mr. Wong’s transition time-based restricted stock units will vest over 3 years according to the following schedule:

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to the extent his corresponding cancelled VIZIO awards would have vested in the 12 months following the closing of the merger, the transition time-based restricted stock units will vest on the 1-year anniversary of the closing of the merger;

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to the extent his corresponding cancelled VIZIO awards would have vested 12 to 24 months following the closing of the merger, the transition time-based restricted stock units will vest on the 2-year anniversary of the closing of the merger; and

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to the extent his corresponding cancelled VIZIO awards would have vested more than 24 months from the closing of the merger, the transition time-based restricted stock units will vest on the 3-year anniversary of the closing of the merger.

Vesting of the Walmart equity awards described above will be subject to Mr. Wong’s continued employment with Walmart, except as provided under his VIZIO severance agreement as amended.

Under Mr. Wong’s offer letter with Walmart, his severance agreement with VIZIO (as described above) will be amended so that (1) he will be eligible to receive only the vesting acceleration for a qualifying termination during the change-in-control period, which only applies to the transition time-based restricted stock units and not to the additional performance-based restricted stock units or any other Walmart equity awards or compensation, (2) he will not be eligible to receive any severance payments or benefits under his severance agreement, other than acceleration of the transition time-based restricted stock units in connection with a qualifying termination during the change-in-control period, including any severance payments or benefits for a qualifying termination that occurs outside of the change-in-control period, and (3) the definitions of “cause” and “good reason” will be replaced with similar definitions as those used in Mr. Wang’s offer letter with Walmart (as described above).

Walmart Offer Letter with Mike O’Donnell

Prior to the execution of the merger agreement, Walmart and Mr. O’Donnell did not discuss any future, post-closing compensation arrangement between Mr. O’Donnell and Walmart. On March 1, 2024,

Mr. O’Donnell and Walmart entered into an offer letter that becomes effective on the closing date of the merger, subject to the completion of the merger. Under the offer letter, Mr. O’Donnell will be employed as an associate of Walmart. The offer letter provides that Mr. O’Donnell’s base salary will be $600,000, his target incentive opportunity will be $600,000 (with his incentive award to be reduced based on bonus amounts already paid to him by VIZIO for the fiscal year as of the closing of the merger), and that he has an annual equity award target value of $550,000.

In addition, as a new officer of Walmart, Mr. O’Donnell will receive the following Walmart equity awards: (1) an initial equity award of time-based restricted shares with a target value of $550,000 (or $825,000 if the closing of the merger occurs between April 1, 2024, and December 31, 2024), which will be granted within one month after the closing of the merger and will vest monthly over a three-year period, (2) an award of performance-based restricted stock units with a target value of $275,000, which will be granted within one month after the closing of the merger and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2025, (3) an award of performance-based restricted stock units with a target value of $275,000, which will be granted in April 2025 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2026, and (4) if the closing of the merger occurs between April 1, 2024, and December 31, 2024, an award of performance-based restricted stock units with a target value of $275,000, which will be granted in April 2026 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2027. The number of shares of Walmart common stock to be covered by each of these equity awards will be determined by dividing the target value by the closing price of Walmart common stock on the date of grant.

As soon as administratively possible after the closing of the merger, Walmart will also grant Mr. O’Donnell (1) a one-time grant of transition Walmart time-based restricted stock units that are designed to make up for his cancelled VIZIO awards and (2) an additional grant of Walmart retention restricted stock units with a value of $2,600,000. These retention restricted stock units will vest as follows: $1,200,000 on the 1-year anniversary of the closing of the merger and $1,400,000 on the 2-year anniversary of the closing of the merger. Mr. O’Donnell’s transition time-based restricted stock units will vest over 3 years according to the following schedule:

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to the extent his corresponding cancelled VIZIO awards would have vested in the 36 months following the closing of the merger, the transition time-based restricted stock units will vest in the same month and year that such corresponding portion of his cancelled VIZIO awards would have vested had his cancelled VIZIO awards not been terminated in connection with the closing of the merger; and

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to the extent his corresponding cancelled VIZIO awards would have vested more than 36 months from the closing of the merger, the transition time-based restricted stock units will vest on the 3-year anniversary of the closing of the merger.

Vesting of the Walmart equity awards described above will be subject to Mr. O’Donnell’s continued employment with Walmart, except as provided under his VIZIO severance agreement as amended.

Under Mr. O’Donnell’s offer letter with Walmart, his severance agreement with VIZIO (as described above) will be amended so that (1) he will be eligible to receive only the vesting acceleration for a qualifying termination during the change-in-control period, which only applies to the transition time-based restricted stock units and not to any other Walmart equity awards or compensation, (2) he will not be eligible to receive any severance payments or benefits under his severance agreement, other than acceleration of the transition time-based restricted stock units in connection with a qualifying termination during the change-in-control period, including any severance payments or benefits for a qualifying termination that occurs outside of the change-in-control period, and (3) the definitions of “cause” and “good reason” will be replaced with similar definitions as those used in Mr. Wang’s offer letter with Walmart (as described above), except that the grounds for a resignation for “good reason” will not include a material breach by any Walmart group member of Mr. O’Donnell’s offer letter.

Walmart Offer Letter with Adam Townsend

Prior to the execution of the merger agreement, Walmart and Mr. Townsend did not discuss any future, post-closing compensation arrangement between Mr. Townsend and Walmart. On March 2, 2024, Mr. Townsend and Walmart entered into an offer letter that becomes effective on the closing date of the merger, subject to the completion of the merger. Under the offer letter, Mr. Townsend will be employed as an associate of Walmart. The offer letter provides that Mr. Townsend’s base salary will be $580,000, his target incentive opportunity will be $532,000 (with his incentive award to be reduced based on bonus amounts already paid to him by VIZIO for the fiscal year as of the closing of the merger), and that he has an annual equity award target value of $450,000.

In addition, as a new officer of Walmart, Mr. Townsend will receive the following Walmart equity awards: (1) an initial equity award of time-based restricted shares with a target value of $450,000 (or $675,000 if the closing of the merger occurs between April 1, 2024, and December 31, 2024), which will be granted within one month after the closing of the merger and will vest monthly over a three-year period, (2) an award of performance-based restricted stock units with a target value of $225,000, which will be granted within one month after the closing of the merger and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2025, (3) an award of performance-based restricted stock units with a target value of $225,000, which will be granted in April 2025 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2026, and (4) if the closing of the merger occurs between April 1, 2024, and December 31, 2024, an award of performance-based restricted stock units with a target value of $225,000, which will be granted in April 2026 and will vest based on the achievement of performance goals applicable to a one-year performance period ending in January 2027. The number of shares of Walmart common stock to be covered by each of these equity awards will be determined by dividing the target value by the closing price of Walmart common stock on the date of grant.

As soon as administratively possible after the closing of the merger, Walmart will also grant Mr. Townsend (1) a one-time grant of transition Walmart time-based restricted stock units that are designed to make up for his cancelled VIZIO awards and (2) an additional grant of Walmart retention restricted stock units with a value of $2,600,000. These retention restricted stock units will vest as follows: $1,200,000 on the 1-year anniversary of the closing of the merger and $1,400,000 on the 2-year anniversary of the closing of the merger. Mr. Townsend’s transition time-based restricted stock units will vest over 3 years according to the following schedule:

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to the extent his corresponding cancelled VIZIO awards would have vested in the 36 months following the closing of the merger, the transition time-based restricted stock units will vest in the same month and year that such corresponding portion of his cancelled VIZIO awards would have vested had his cancelled VIZIO awards not been terminated in connection with the closing of the merger; and

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to the extent his corresponding cancelled VIZIO awards would have vested more than 36 months from the closing of the merger, the transition time-based restricted stock units will vest on the 3-year anniversary of the closing of the merger.

Vesting of the Walmart equity awards described above will be subject to Mr. Townsend’s continued employment with Walmart, except as provided under his VIZIO severance agreement as amended.

Under Mr. Townsend’s offer letter with Walmart, his severance agreement with VIZIO (as described above) will be amended so that (1) he will be eligible to receive only the vesting acceleration for a qualifying termination during the change-in-control period, which only applies to the transition time-based restricted stock units and not to any other Walmart equity awards or compensation, (2) he will not be eligible to receive any severance payments or benefits under his severance agreement, other than acceleration of the transition time-based restricted stock units in connection with a qualifying termination during the change-in-control period, including any severance payments or benefits for a qualifying termination that occurs outside of the change-in-control period, and (3) the definitions of “cause” and “good reason” will be replaced with similar definitions as those used in Mr. Wang’s offer letter with Walmart (as described above), except that the grounds for a resignation for “good reason” will not include a material breach by any Walmart group member of Mr. Townsend’s offer letter.

In additions to Messrs. Wang, Wong, O’Donnell, and Townsend, as of the date of this information statement, Walmart has entered into definitive agreements regarding employment with certain of our other employees to be effective as of the effective time of the merger. Prior to the effective time of the merger, Walmart may further initiate discussions regarding employment or other retention terms with our other employees and may enter into definitive agreements with respect to the foregoing.

Golden Parachute Compensation

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers (which we refer to as “NEOs”) that is based on or otherwise relates to the merger. The NEOs are William Wang, Ben Wong, Adam Townsend and Michael O’Donnell.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the date that the merger closes (including the assumptions described below), and do not reflect certain compensation actions that may occur before the closing of the merger.

For purposes of calculating these estimates, we have assumed:

•	February 15, 2024, which is the latest practicable date prior to this filing, as the date of the effective time of the merger;

•

that each NEO experienced a qualifying termination of his respective employment on February 15, 2024, resulting in severance payments and benefits becoming payable to such NEO based on the terms of his severance agreement (as described in the section of this information statement captioned “—Change in Control and Severance Agreements”); and

•	the value of a share of our common stock is equal to the price per share.

In addition to these assumptions, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by an NEO in connection with the merger may differ from the amounts set forth below.

Name	Cash ($(1)(2)(5)(6))	Equity ($(1)(3)(5)(6))	Perquisites/ Benefits ($(1)(4)(5)(6))	Total ($(1)(5)(6))
William Wang	2,730,000	24,056,671	30,550	26,817,221
Ben Wong	2,625,000	10,681,693	30,392	13,337,085
Adam Townsend	1,668,000	8,839,745	31,714	10,539,459
Mike O’Donnell	1,800,000	8,391,345	43,158	10,234,503

(1)

These amounts represent the “double-trigger” severance payments and benefits to which each NEO may become entitled under his severance agreement if, during the period beginning 3 months before a change in control and ending 18 months following that change in control, the NEO’s employment is terminated by VIZIO or any of its subsidiaries for a reason other than cause, death or disability or by the NEO for good reason and the NEO timely signs and does not revoke a release of claims in our favor, as described in the section of this information statement captioned “—Change in Control and Severance Agreements.” The NEOs will not receive any pension or nonqualified deferred compensation benefit enhancements, tax reimbursement, or other benefits in connection with the merger.

(2)

Cash. The amount listed in this column for each NEO represents (i) a lump sum payment equal to 18 months of the NEO’s base salary (as in effect as of February 15, 2024), and (ii) a lump sum payment equal to 150 percent of the NEO’s target annual bonus as in effect for our fiscal year ending December 31, 2024. The amount of each of these payments is as follows:

Name	Salary Severance ($)	Bonus Severance ($)	Total ($)
William Wang	1,492,500	1,237,500	2,730,000
Ben Wong	1,455,000	1,170,000	2,625,000
Adam Townsend	870,000	798,000	1,668,000
Mike O’Donnell	900,000	900,000	1,800,000

(3)

Equity. The amount listed in this column for each NEO represents the value of the NEO’s VIZIO equity awards outstanding as of February 15, 2024, for which vesting would be accelerated under the NEO’s severance agreement (determined as the product of (i) the total number of shares of our common stock underlying the accelerated portion of the VIZIO equity award, multiplied by (ii) the excess of the price per share over the per share exercise price of the VIZIO equity award, if any), assuming the performance goal for the VIZIO PSUs held by the NEOs is achieved based on actual performance through February 15, 2024 (which would have been at 188 percent). Based on that assumption, the numbers of underlying shares and the corresponding values are as follows:

Name	VIZIO RSUs		In-the-Money VIZIO Options
	Number of Underlying Shares (#)	Value ($)	Number of Underlying Shares (#)	Value ($)
William Wang	1,898,000	21,827,000	768,852	2,229,671
Ben Wong	847,286	9,743,789	323,415	937,904
Adam Townsend	676,176	7,776,024	364,434	1,063,721
Mike O’Donnell	666,887	7,669,201	247,317	722,145

If the performance goal for the NEOs’ VIZIO PSUs is achieved at the target level, the expected number of shares underlying the NEOs’ VIZIO RSUs that are accelerated and the value of those VIZIO RSUs would be (i) for Mr. Wang, 525,784 VIZIO RSUs with a value of $6,046,516, (ii) for Mr. Wong, 237,452 VIZIO RSUs with a value of $2,730,698, (iii) for Mr. Townsend, 155,360 VIZIO RSUs with a value of $1,786,640, and (iv) for Mr. O’Donnell, 203,528 VIZIO RSUs with a value of $2,340,572. However, if the performance goal for the NEOs’ VIZIO PSUs is achieved at the maximum level, the expected number of shares underlying the NEOs’ VIZIO RSUs that are accelerated and the value of those VIZIO RSUs would be (i) for Mr. Wang, 1,051,568 VIZIO RSUs with a value of $12,093,032, (ii) for Mr. Wong, 474,904 VIZIO RSUs with a value of $5,461,396, (iii) for Mr. Townsend, 310,720 VIZIO RSUs with a value of $3,573,280, and (iv) for Mr. O’Donnell, 407,056 VIZIO RSUs with a value of $4,681,144.

(4)

Perquisites/Benefits. The amount listed in this column for each NEO represents the estimated cost of our payment of premiums for coverage under COBRA for the NEO and his eligible dependents for 18 months under the NEO’s severance agreement, based on the assumptions used for financial reporting purposes under U.S. generally accepted accounting principles.

(5)

Under each NEO’s severance agreement, if any payments or benefits otherwise payable to the NEO (including the payments and benefits under his severance agreement) would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of those payments and benefits or a lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.

(6)

As described above, Messrs. Wang and Wong have entered into offer letters with Walmart under which their severance agreements will be amended so that they will be eligible to receive only accelerated vesting of their transition Walmart time-based restricted stock units upon a qualifying termination during the change-in-control period. As a result, in the event of a qualifying termination after the closing of the merger, no amounts would be included for these NEOs in the “Cash” and “Perquisites/Benefits” columns, and the amounts that would be included for each of these NEOs in the “Equity” and “Total” columns would be the value of the NEO’s transition Walmart time-based restricted stock units that would be accelerated under his amended severance agreement. If such termination occurs immediately following the closing of the merger, the value of the NEO’s transition Walmart time-based restricted stock units would be equal to the value of the NEO’s cancelled VIZIO awards, which is discussed in footnote 3 above.

Appraisal Rights

If the merger is consummated, holders and beneficial owners of shares of our Class A common stock who (1) do not deliver a written consent or otherwise vote in favor of the adoption of the merger agreement; (2) properly and timely demand appraisal of their shares; (3) continuously hold of record or beneficially own their shares through the effective date of the merger; (4) otherwise comply with the procedures of Section 262 of the DGCL (which we also refer to as “Section 262”); and (5) do not withdraw their demands or otherwise lose their rights to appraisal may, subject to the conditions thereof, seek appraisal of their shares in connection with the merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares, all references in Section 262 and in this summary to “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is available at the following URL, accessible without subscription or cost, which is incorporated herein by reference: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that our stockholders or beneficial owners of shares of our common stock exercise their appraisal rights under Section 262. STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the merger is completed, holders of record of shares of our Class A common stock or beneficial owners of shares of our common stock (other than the consenting stockholders) who (1) deliver a written demand for appraisal of such person’s shares of our Class A common stock to us no later than twenty (20) days after the mailing of this information statement, or [●], 2024; (2) has not delivered a written consent or otherwise vote in favor of the adoption of the merger agreement; (3) continuously hold of record or beneficially own such shares on the date of making the demand for appraisal through the effective date of the merger; and (4) otherwise comply with the procedures and satisfy certain ownership thresholds (as defined below), as appliable, set forth in Section 262 may be entitled to have their shares of our Class A common stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration set forth in the merger agreement, for the “fair value” of their shares of our Class A common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest, if any, on the amount determined by the Delaware Court of Chancery to be the fair value from the effective date of the merger through the date of payment of the judgment (or in certain circumstances described herein, on the difference between the amount determined to be the fair value and the amount paid by the surviving corporation in the merger to each person entitled to appraisal prior to the entry of judgment in the appraisal proceeding) as described further below. However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders and beneficial owners of shares of a class or series of stock that, immediately prior to the closing of the merger, were listed on a national securities exchange who are otherwise entitled to appraisal rights unless (1) the total number of shares of the class or series of stock for which appraisal rights have been pursued or perfected exceeds one percent of the outstanding shares of such class or series as measured in accordance with subsection (g) of Section 262 or (2) the value of the price per share in respect of such shares exceeds $1 million. We refer to these conditions as the “ownership thresholds.” Given that the shares of our Class A common stock are listed on the NYSE (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of our Class A common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is satisfied.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on the amount determined to be the fair value of the shares subject to appraisal will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the surviving corporation makes a voluntary cash payment to each person entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time). The surviving corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the corporation, before the effective time of the merger or the surviving corporation within ten days thereafter, shall notify each of its stockholders who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available for any or all shares of such stock of the corporation, and shall include in such notice a copy of Section 262 of the DGCL or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. For purposes of determining the stockholders entitled to receive the notice required under Section 262, each constituent corporation may fix in advance, a record date that shall not be more than ten days prior to the date notice is given, provided, that if the notice is given on or after the effective date of the merger, the record date shall be such effective date. If no record date is fixed in advance and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given. This information statement constitutes our notice to our stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is available at the following URL: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the merger, any holder of record or beneficial owner of shares of our Class A common stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses appraisal rights will be entitled to receive the price per share described in the merger agreement, without interest, less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of our Class A common stock, we believe that if a person is considering exercising such rights, such person should seek the advice of legal counsel.

Stockholders or beneficial owners of shares of our common stock wishing to exercise the right to seek an appraisal of their shares of our Class A common stock must do ALL of the following:

•	such person must not have delivered a written consent or otherwise vote to adopt the merger agreement;

•	such person must deliver a written demand for appraisal to us no later than twenty (20) days after the mailing of this information statement, or [●], 2024; and

•

such person must continuously hold of record or beneficially own the shares of our Class A common stock from the date of making the demand through the effective date of the merger (a person will lose appraisal rights if the person transfers the shares before the effective date of the merger).

As described below, within 120 days after the effective date of the merger, but not thereafter, an appraisal proceeding must be commenced by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held or owned by all dissenting stockholders and beneficial owners entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Class A common stock. In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights with respect to the shares of our common stock unless one of the ownership thresholds is met.

Making a Written Demand

A person wishing to exercise appraisal rights must deliver to us, no later than twenty (20) days after the mailing of this information statement, or [●], 2024, a written demand for the appraisal of such person’s shares. In addition, that person must not have delivered a written consent or otherwise vote in favor of the adoption of the merger agreement with respect to such shares. A person exercising appraisal rights must own or hold, as applicable, beneficially or of record, the shares on the date the written demand for appraisal is delivered and must continue to own or hold, as applicable, the shares through the effective date of the merger. Such person must submit a written demand for appraisal, which must be in addition to and separate from any vote or written consent on the adoption of the merger agreement. Any failure to vote on (or deliver a written consent with respect to) the adoption of the merger agreement will not constitute a demand.

In the case of a written demand for appraisal made by a stockholder of record, the demand must reasonably inform us of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares. In the case of a written demand for appraisal made by a beneficial owner, the demand must reasonably identify the record holder of the shares for which the demand is made, be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of such stock and a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which such beneficial owner consents to receive notices given by the surviving corporation and to be set forth on the verified list (as defined below).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

VIZIO Holding Corp.

39 Tesla

Irvine, California 92618

Attention: Corporate Secretary

At any time within 60 days after the effective date of the merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered pursuant to the merger agreement, by delivering to us, as the surviving corporation, a written withdrawal of the demand for appraisal. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a reservation of jurisdiction (which we refer to as a “reservation”) for any application (as defined below) to the Delaware Court of Chancery; provided, however, that this limitation shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the price per share within 60 days after the effective date of the merger. If the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, such person will be entitled to receive only the fair value determined in any such appraisal proceeding (together with interest, if any, thereon as described herein), which value could be less than, equal to or more than the price per share being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

If the merger is completed, within ten days after the effective date of the merger, the surviving corporation will notify each stockholder and beneficial owner of each constituent corporation who has submitted a demand for appraisal in accordance with Section 262, and who has not delivered a written consent or otherwise voted in favor of the adoption of the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the merger, but not thereafter, the surviving corporation or any person who has complied with Section 262 and is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by any person other than the surviving corporation, demanding a determination of the fair value of the shares held by all dissenting stockholders and beneficial owners entitled to appraisal. The surviving corporation is under no obligation, and has no present intention, to file a petition, and stockholders and beneficial owners of shares of our common stock should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our Class A common stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our Class A common stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand for appraisal directly, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of this aggregate number). Such statement must be given within ten days after receipt by the surviving corporation of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the surviving corporation, service of a copy thereof must be made upon the surviving corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing of such petition to the surviving corporation and all of the persons shown on the verified list at the addresses stated therein. The costs of any such notice are borne by the surviving corporation.

After notice is provided to the applicable persons as required by the Delaware Court of Chancery, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by stock certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. Accordingly, persons holding stock represented by stock certificates and wishing to seek appraisal of their shares are cautioned to retain their stock certificates pending resolution of the appraisal proceedings. If any person fails to comply with this requirement, the Delaware Court of Chancery may dismiss the proceedings as to such person. Upon application (as defined below) by the surviving corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

Given that the shares of our Class A common stock are listed on the NYSE (and assuming such shares remain so listed up until closing of the merger), the Delaware Court of Chancery will dismiss any appraisal proceedings as to all holders of such shares of our common stock who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal and, with respect to our common stock, that at least one of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of our Class A common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (2) interest accrued before such voluntary cash payment, unless paid at that time.

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings, prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that “throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and may not in any manner address, fair value under Section 262. ALTHOUGH WE BELIEVE THAT THE PRICE PER SHARE IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF OUR COMMON STOCK SHOULD RECOGNIZE THAT SUCH AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE PRICE PER SHARE. Neither we nor Walmart anticipate offering more than the price per share to any persons exercising appraisal rights, and each of us and Walmart reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our Class A common stock is less than the price per share. If a petition for appraisal is not timely filed or, with respect to our common stock, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving corporation to the persons entitled thereto. Payment will be so made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such Delaware Court of Chancery may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith (which we refer to as an “application”), the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal that were not dismissed pursuant to the terms of Section 262 or subject to an award pursuant to a reservation. In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of shares of our Class A common stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of our Class A common stock will be deemed to have been converted at the effective date of the merger into the right to receive the price per share as provided in the merger agreement, without interest and less any applicable withholding taxes. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger, if, in the case of our common stock, neither of the ownership thresholds above has been satisfied in respect of those seeking appraisal rights with respect to the shares of our common stock, or if the person delivers to the surviving corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the price per share as provided in the merger agreement in accordance with Section 262.

From and after the effective date of the merger, no person who has demanded appraisal rights in compliance with Section 262 will be entitled to vote such shares of our Class A common stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger).

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of appraisal rights. In that event, you will be entitled to receive the price per share for your dissenting shares in accordance with the merger agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

The merger will be accounted for as a “business combination” for financial accounting purposes.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of our common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue Code of 1986 (which we refer to as the “Code”), the U.S. Treasury Regulations promulgated under the Code, court decisions, published positions of the U.S. Internal Revenue Service (which we refer to as the “IRS”) and other applicable authorities, all as in effect on the date of this information statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).

This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address:

•

tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as financial institutions; tax-exempt organizations; S corporations, partnerships and any other entity or arrangement treated as a partnership or pass-through entity for U.S. federal income tax purposes; insurance companies; mutual funds; brokers or dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S.

anti-inversion rules; holders who hold their common stock as “qualified small business stock” for purposes of Sections 1045 or 1202 of the Code, as “Section 1244 stock” within the meaning of Section 1244 of the Code, or through individual retirement or other tax-deferred accounts; Non-U.S. Holders that own (directly or by attribution) more than five percent of our common stock; or certain former citizens or long-term residents of the United States;

•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	tax consequences to holders who received their shares of our common stock in a compensatory transaction or pursuant to the exercise of options or warrants;

•	tax consequences to holders whose “functional currency” is not the U.S. dollar;

•	tax consequences to holders subject to holdback and retention arrangements under the merger agreement;

•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;

•	tax consequences arising from the Medicare tax on net investment income;

•

tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; or

•	tax consequences to holders that do not vote in favor of the merger and who properly and timely demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of our common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax consequences of the merger described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER FEDERAL NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code; or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

The receipt of cash by a U.S. Holder in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of shares of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the completion of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30 percent (or a lower rate under an applicable income tax treaty); or

•

VIZIO is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (which we refer to as “USRPHC”), at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of our common stock and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns (directly, indirectly or constructively) more than five percent of our common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. For this purpose, U.S. real property interests generally include land, improvements and associated personal property. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the merger. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the possible consequences to them if we are a USRPHC.

Information Reporting and Backup Withholding

Information reporting and backup withholding (at a current rate of 24 percent) may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such Non-U.S. Holder’s non-U.S. status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, if the required information is timely furnished to the IRS.

A U.S. Holder may be required to retain records related to such holder’s common stock and file with its U.S. federal income tax return, for the taxable year that includes the merger, a statement setting forth certain facts relating to the merger.

Withholding on Foreign Entities

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (which we refer to collectively as “FATCA”), impose a U.S. federal withholding tax of 30 percent on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30 percent on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

The U.S. Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.

Holders of our common stock are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of our common stock pursuant to the merger.

Regulatory Clearance Required for the Merger

The completion of the merger is subject to compliance with the HSR Act, and the merger cannot be completed until we and Walmart file a Notification and Report Form with the FTC and the Antitrust Division of the Department of Justice, and the 30-calendar day waiting period (and any extension thereof) applicable to the completion of the merger under the HSR Act.

We and Walmart filed the notification required under the HSR Act with the Premerger Notification Office of the Federal Trade Commission and the Antitrust Division of the Department of Justice on February 26, 2024. The applicable waiting period under the HSR Act expires at 11:59 p.m. Eastern time on March 27, 2024.

Under the merger agreement, each of us and Walmart has agreed to use reasonable best efforts, subject to specified limitations, to take, or cause to be taken, all actions necessary to complete the merger and make effective the other transactions contemplated by the merger agreement. The merger agreement provides that, without limiting the generality of the foregoing:

•

we and Walmart will respond as promptly as practicable to (1) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (2) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other governmental authority in connection with antitrust or related matters;

•

we and Walmart will use reasonable best efforts to promptly supply to the other side any information required in order to effectuate any filings, consult with the other in good faith prior to taking a position with respect to any filing, and provide copies of all filings and other submissions made, provided that, Walmart will control the strategy of the parties with respect to seeking any consents of any governmental body; and

•

Walmart will consult with us and consider our views in good faith with respect to any decision by Walmart to (1) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act, and (2) enter into any timing agreement.

However, Walmart does not have any obligation under the merger agreement to, and we agreed that we will not, except with the prior written consent of Walmart, agree to:

•

propose, negotiate with any governmental body, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Walmart’s freedom of action with respect to, any of the businesses, product lines or assets of Walmart or Merger Sub, any of their respective subsidiaries or us, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, product lines or assets of Walmart or Merger Sub, any of their respective subsidiaries or us;

•	amend or modify any of Walmart’s rights or obligations under the merger agreement;

•	restructure or commit to restructure the merger or the transactions contemplated by the merger agreement; and

•	commence or contest any legal proceeding relating to the merger or the transactions contemplated by the merger agreement.

However, the merger agreement provides that, at our reasonable request, Walmart will use reasonable best efforts to reasonably assist us in our efforts to resist any attempt to adversely modify the stipulated order by attending meetings and providing information that is in Walmart’s possession and control as may be reasonably requested from the FTC or the New Jersey Attorney General so long as such adverse modifications arise or result from the merger, subject to certain exceptions set forth in the merger agreement. Subject to certain conditions set forth in the merger agreement, we may take reasonable steps to lift, resist or avoid a merger-related regulatory challenge (as defined in the section of this information statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”) that has either been commenced, brought or filed by a governmental body that has jurisdiction over (1) us, Walmart, Merger Sub or any of our respective significant subsidiaries, (2) any business or asset of ours that is material to us, taken as a whole or (3) any business or asset of Walmart or any of its subsidiaries that is material to Walmart and its subsidiaries, taken as a whole, or that a specified governmental body has asserted an intention to commence, bring or file or any adverse modification of the stipulated order.

Delisting and Deregistration of Our Class A Common Stock

If the merger is completed, our Class A common stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our Class A common stock.

THE MERGER AGREEMENT

The following discussion summarizes certain material provisions of the merger agreement, a copy of which is attached as Annex A to this information statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the merger agreement. We encourage you to carefully read and consider the merger agreement, which is the legal document that governs the merger, in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement, and not by this summary or any other information contained in this information statement.

Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the merger, we do not intend for the merger agreement to be a source of factual, business or operational information about us, Walmart or Merger Sub. The representations and warranties described below and included in the merger agreement were made by us, Walmart and Merger Sub as of specific dates. The assertions contained in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by us and Walmart in connection with negotiating the terms of the merger agreement, which you should consider as you read the representations and warranties in the merger agreement. The representations and warranties are qualified in their entirety by certain information we and Walmart filed with the SEC prior to the date of the merger agreement, as well as by confidential disclosure schedules that we and Walmart delivered to each other in connection with the execution of the merger agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to our stockholders, and the representations and warranties may have been used for the purpose of allocating risk between us and Walmart rather than establishing matters as facts. Our stockholders, in their capacities as such, are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of us, Walmart or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time of the merger. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of us, Walmart and Merger Sub because the parties may take certain actions that are either expressly permitted in the confidential disclosure letter to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Accordingly, the merger agreement as described below, and included as Annex A, is only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding us, Walmart, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding us and our business.

Closing and Effective Time of the Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the DGCL, Merger Sub will merge with and into VIZIO. As a result, the separate corporate existence of Merger Sub will cease, and VIZIO will survive the merger and continue to exist after the merger as a direct, wholly owned subsidiary of Walmart.

The merger will take place no later than the second business day after the satisfaction or waiver of each of the conditions described in the section of this information statement captioned “—Conditions to the Closing of the

Merger” (other than those conditions which by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of each of such conditions), or at such other date and time as Walmart and VIZIO may jointly designate. The merger will become effective when we, Walmart and Merger Sub cause to be executed and filed a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, or such other date and time as specified in the certificate of merger with the consent of Walmart.

Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger: (1) Merger Sub will be merged with and into VIZIO; (2) the separate corporate existence of Merger Sub will cease; and (3) VIZIO will continue as the surviving corporation in the merger and a wholly owned subsidiary of Walmart. From and after the effective time of the merger, all of the property, rights, privileges, powers and franchises of VIZIO and Merger Sub will vest in the surviving corporation and all of the debts, liabilities and duties of VIZIO and Merger Sub will become the debts, liabilities and duties of the surviving corporation.

As a result of the merger, we will cease to be a publicly traded company. If the merger is completed, you will not own any shares of capital stock of the surviving corporation as a result of the merger.

At the effective time of the merger, by virtue of the merger and without any further action on the part of Walmart, Merger Sub, VIZIO or any stockholder of VIZIO, (1) the certificate of incorporation of VIZIO as the surviving corporation will be amended and restated in its entirety to read as set forth in the applicable exhibit attached to the merger agreement and (2) the bylaws of VIZIO as the surviving corporation will be amended and restated in their entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the effective time of the merger, in each case, until thereafter amended.

In addition, at the effective time of the merger, by virtue of the merger and without any further action on the part of Walmart, Merger Sub, VIZIO or any stockholder of VIZIO, (1) the board of directors of the surviving corporation immediately after the effective time of the merger will be the board of directors of Merger Sub as of immediately prior to the effective time of the merger, each to hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified and (2) the officers of the surviving corporation immediately after the effective time of the merger will be the officers of Merger Sub as of immediately prior to the effective time of the merger, each to hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified.

Conversion of Shares

At the effective time of the merger, by virtue of the merger and without any further action on the part of Walmart, Merger Sub, VIZIO or any stockholder of VIZIO, each share of our common stock outstanding as of immediately prior to the effective time of the merger (other than shares of our common stock that are (1) as of immediately prior to the effective time of the merger (i) held by us (or held in our treasury) or held, directly or indirectly, by any of our wholly owned subsidiaries or (ii) held directly or indirectly by Walmart or Merger Sub or any other wholly owned subsidiary of Walmart or (2) held by stockholders or owned by beneficial owners of shares of our common stock who have neither voted in favor of the adoption of the merger agreement or approval of the merger nor consented thereto in writing and properly, timely and validly exercised their statutory rights of appraisal in accordance with Section 262 of the DGCL (we refer to such shares of our common stock as the “excluded shares”)) will be cancelled and automatically converted into the right to receive $11.50 in cash, without interest and less any applicable withholding taxes. Further, each share of the common stock, $0.0001 par value per share, of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.

If, during the period commencing on the date of the merger agreement and ending at the earlier of the effective time of the merger and the valid termination of the merger agreement, the outstanding shares of our common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by us during such period, or a record date with respect to any such event occurs during such period, then the price per share will be adjusted to the extent appropriate to provide the same economic effect as contemplated by the merger agreement prior to such action.

Treatment of VIZIO Equity Awards

Pursuant to the merger agreement:

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at the effective time of the merger, each outstanding award of VIZIO RSUs that is outstanding and unvested as of immediately prior to the effective time of the merger after giving effect to any acceleration resulting from or in connection with the merger will be cancelled for no consideration;

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at the effective time of the merger, each cashed-out VIZIO option will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the total number of shares of VIZIO common stock covered by the cashed-out VIZIO option, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of the cashed-out VIZIO option, subject to applicable withholding taxes;

•	at the effective time of the merger, each cancelled VIZIO option will be cancelled for no consideration;

•

at the effective time of the merger, each vested VIZIO RSU will be cancelled in exchange for the right to receive an amount in cash equal to the product of (1) the price per share, multiplied by (2) the total number of shares of VIZIO common stock covered by the vested VIZIO RSU, subject to applicable withholding taxes;

•	at the effective time of the merger, each cancelled VIZIO RSU award will be cancelled for no consideration; and

•	effective as of immediately before the effective time of the merger, each director option and each director RSU that, in each case, is then outstanding and unvested will accelerate vesting in full.

The merger agreement provides that, on or promptly after the closing date of the merger, except as otherwise provided in the merger agreement, Walmart will grant a Walmart RSU award under Walmart’s Stock Incentive Plan of 2015 and its standard form of restricted stock unit agreement to each continuing employee who held a cancelled VIZIO award. Each Walmart RSU award will have a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the product of (1) the total number of shares of VIZIO common stock covered by the corresponding cancelled VIZIO award, multiplied by (2) the excess of (i) the price per share over (ii) the per share exercise price of such cancelled VIZIO award, if any. Except as agreed between Walmart and any continuing employee, each Walmart RSU award will have the same vesting schedule as the cancelled VIZIO award (including any acceleration provisions), except that the regular time-based vesting of each tranche of a Walmart RSU award will occur on a Walmart monthly vesting date in the same month that the corresponding tranche of the corresponding cancelled VIZIO award would have vested under the regular time-based vesting schedule that applied to that tranche, subject to the continuing employee’s continued service with Walmart or any of its subsidiaries.

Treatment of the ESPP

Under the merger agreement, we are required to take action to provide for the following with respect to the ESPP, (1) no new offering period (or similar period during which shares may be purchased) will begin under the ESPP after the date of the merger agreement, (2) ESPP participants may not increase their payroll deductions under the ESPP from those in effect on the date of the merger agreement, (3) no new participants may begin participating in the ESPP after the date of the merger agreement, (4) any offering period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of the merger agreement will be the final offering period under the ESPP and will be terminated on the final exercise date, (5) any pro rata adjustments that may be necessary to reflect the shortened offering period (or similar period) will be made, but the shortened offering period (or similar period) will otherwise be treated as a fully effective and completed offering period for all purposes under the ESPP, (6) each participant’s then-outstanding share purchase right under the ESPP will be exercised as of the final exercise date and (7)  the ESPP will be terminated as of the effective time of the merger.

Payment and Issuance of Merger Consideration; Surrender of Shares

Prior to the closing date, Walmart will select a reputable paying agent reasonably acceptable to us, and at or prior to the closing of the merger, Walmart will deposit (or cause to be deposited) with the paying agent, cash sufficient to make payments of the merger consideration payable pursuant to the merger agreement.

Promptly after the effective time of the merger, the paying agent will mail to persons who were record holders of our certificated shares of our common stock immediately prior to the effective time of the merger, (1) a letter of transmittal in customary form (including a provision confirming that the delivery of certificates will be effected, and risk of loss and title to the certificates will pass, only upon the proper delivery of such certificates to the paying agent) and (2) instructions for surrendering our certificates in exchange for payment of the merger consideration. Each holder of a certificate or certificates representing our common stock immediately prior to the effective time of the merger (other than holders of excluded shares) will, upon surrender thereof to the paying agent, together with a properly completed and duly executed letter of transmittal and such other documents as may be reasonably required by the paying agent or Walmart, be entitled to receive the price per share for each share of our common stock represented by such certificate or certificates, payable net to the holder in cash, without interest and less applicable withholding taxes. The common stock so surrendered will be cancelled.

In the event of a transfer of ownership of any shares of our common stock which is not registered in our transfer records, the paying agent may pay the merger consideration to a person or entity other than the holder in whose name the certificate formerly representing such shares is registered if (1) such certificate is properly endorsed or is otherwise in the proper form for transfer and (2) such holder pays any fiduciary or surety bonds and any transfer or similar taxes required by reason of the payment of such merger consideration to a person or entity other than such holder (or will have established to the reasonable satisfaction of Walmart that such bonds and taxes have been paid or are not applicable).

If any certificate representing our common stock has been lost, stolen or destroyed, Walmart may, in its discretion and as a condition to the payment of any merger consideration with respect to the shares of our common stock previously represented by such certificate, require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a customary bond as indemnity against any claim that may be made against the paying agent, Walmart, Merger Sub or the surviving corporation with respect to such certificate.

Any holder of uncertificated shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive such holder’s portion of the merger consideration payable in respect thereof. In lieu thereof and in exchange therefor, upon receipt of an “agent’s message” at the effective time of the merger, holders of uncertificated shares will be entitled to the cash consideration that such holders have the right to receive. The uncertificated shares so surrendered will be cancelled.

No interest will be paid or accrued on the merger consideration payable for the benefit of the holders of certificated or uncertificated shares.

Any portion of the cash amounts deposited by Walmart with the paying agent that has not been distributed to our former holders of our common stock within 180 days after the effective time of the merger will be delivered to

Walmart upon demand (including any interest accrued with respect thereto), and any former holders of our common stock who have not surrendered their certificates, or complied with the procedures established by the paying agent for the surrender of uncertificated shares, may thereafter look only to Walmart for satisfaction of such holders’ claims for merger consideration. If any certificate or uncertificated share has not been surrendered by the earlier of (1) the fifth anniversary of the effective time of the merger and (2) the date immediately prior to the date on which the cash amount that such certificate or uncertificated share represents the right to receive would otherwise escheat to or become the property of any governmental body of competent jurisdiction, then such cash amount will, to the extent permitted by applicable laws, become the property of the surviving corporation, free and clear of any claim or interest of any person or entity previously entitled thereto.

Representations and Warranties

We, Walmart and Merger Sub made representations and warranties in the merger agreement regarding themselves and, as applicable, their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement (including “knowledge” and materiality qualifications and qualifications referring to dollar thresholds) and are further modified and limited by a confidential disclosure schedule delivered by us to Walmart. The representations and warranties made by us are also subject to, and qualified by, certain information disclosed in our filings made with the SEC at least one business day before the date of the merger agreement. These representations and warranties relate to, among other things:

•	corporate organization and similar corporate matters, including corporate standing and qualification to do business under applicable laws;

•	subsidiaries;

•	capitalization and equity securities;

•	corporate power and authority to enter into and to perform obligations under the merger agreement and to complete the transactions contemplated thereby;

•

non-contravention of laws and organizational, governing and similar corporate documents in connection with the execution, delivery and performance of the merger agreement and the completion of the merger and the other transactions contemplated by the merger agreement;

•	legal proceedings and orders;

•	accuracy of information supplied for inclusion in this information statement;

•	documents required to be filed with the SEC since March 24, 2021, and the content and preparation of financial statements;

•	absence of certain changes, events and actions since September 30, 2023, or since such date and through the date of the merger agreement, as applicable;

•	title to tangible assets;

•	real property matters;

•	intellectual property matters;

•	privacy and data security;

•	the stipulated order;

•	material contracts;

•	matters relating to our products;

•	matters relating to our major customers and suppliers;

•	absence of certain liabilities;

•	compliance with legal requirements;

•	possession of permits, licenses, registrations and other qualifications and authorizations from governmental bodies and the making of filings required under applicable legal requirements;

•	tax matters;

•	employment and labor matters;

•	employee benefit plans;

•	environmental matters;

•	insurance matters;

•	legal proceedings and orders;

•	the VIZIO board recommendation (as defined in the section of this information statement captioned “—The VIZIO Board Recommendation”);

•	anti-takeover statutes and regulations and absence of a stockholder rights plan;

•	stockholder vote required for the adoption of the merger agreement and approval of the merger;

•	opinion of our financial advisor; and

•	advisor’s fees.

Several of our representations and warranties are qualified by a material adverse effect standard. Subject to certain exclusions, a “material adverse effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on: (1) our ability to consummate the merger; or (2) the business, condition (financial or otherwise) or results of operations of us and our subsidiaries, taken as a whole; provided, however, that with respect to clause “(2)” of this sentence, an effect, change, development, event or circumstance will not be deemed to constitute a material adverse effect, or be taken into account in determining whether a material adverse effect has occurred, to the extent that such effect, change, development, event or circumstance results from:

•

adverse changes in economic conditions in the United States or any other country or region in the world, except to the extent such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•

any adverse changes in economic conditions generally affecting our industry, including new or worsening supply chain disruptions affecting our industry, except to the extent that such changes do not have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•

changes after the date of the merger agreement in legal requirements or other legal or regulatory conditions or changes after the date of the merger agreement in GAAP or other accounting standards (or the interpretation thereof), except to the extent such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•

changes after the date of the merger agreement in (1) political or geopolitical conditions in the United States or in any other country or region around the world, or (2) armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the United States or in any other country or region around the world, except, in each case, to the extent such events have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•

acts of God, natural disasters, extreme weather event, wildfires, pandemics or other force majeure events, except, in each case, to the extent such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•	the announcement or pendency of the merger, including losses of customers, suppliers, distributors or other business partners or employees or any stockholder litigation;

•

adverse changes in conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, except, in each case, to the extent such changes have a disproportionate effect on us and our subsidiaries, taken as a whole, relative to companies operating in our industry, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a material adverse effect has occurred;

•	changes in the stock price or trading volume of our Class A common stock, in and of itself; and

•

any failure, in and of itself, by us and our subsidiaries to meet (1) securities analysts’ published projections of our revenue, earnings or other financial performance or results of operations or (2) any budgets, projections or forecasts of our revenues, earnings or other financial performance or results of operations.

Conduct of Business Pending the Closing

We have agreed to certain covenants in the merger agreement relating to the conduct of our business during the period from the date of the merger agreement through the effective time of the merger. Under the merger agreement, during such period, we agreed that we will (1) conduct, and ensure that each of our subsidiaries conducts its business and operations in the ordinary course and consistent with past practices, (2) comply with all applicable material legal requirements and (3) use reasonable best efforts to ensure that we and our subsidiaries preserves intact our and their current business organization. In addition, under the merger agreement, during the period from the date of the merger agreement through the effective time of the merger, except (i) as may be required by applicable legal requirements, (ii) with the prior written consent of Walmart, (iii) as expressly required by the merger agreement or (iv) as set forth in the confidential disclosure schedule provided by us to Walmart, we agreed that we will not, and we will ensure that our subsidiaries do not, subject to certain specified exceptions in the merger agreement:

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declare, accrue, set aside or pay any dividend or dividend equivalent right or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of our capital stock or equity awards, or repurchase, redeem or otherwise reacquire any shares of our capital stock or other securities;

•

sell, issue, grant or authorize the sale, issuance or grant of: (1) any capital stock or other security; (2) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that (i) we may issue shares of our common stock upon the valid exercise of, or the vesting, settlement or scheduled delivery of shares pursuant to, VIZIO options or VIZIO RSUs in accordance with their terms, in each case, outstanding as of the date of the merger agreement and (ii) we may, in the ordinary course of business, but subject to the limitations set forth in the confidential disclosure schedule we provided to Walmart, grant VIZIO options (having an exercise price equal to the fair market value of our common stock covered by such VIZIO Option, determined as of the time of the grant of such VIZIO Option) and VIZIO RSUs to our non-officer employees and the non-officer employees of our subsidiaries, in each case, containing no vesting acceleration provisions and containing our standard vesting schedule);

•

except as required pursuant to the terms of VIZIO’s 2007 Incentive Award Plan, VIZIO’s 2017 Incentive Award Plan and the ESPP or VIZIO options or VIZIO RSUs (or any contract evidencing any such VIZIO options or VIZIO RSUs), amend or waive any rights under, or accelerate the vesting under, any provision of VIZIO’s 2007 Incentive Award Plan, VIZIO’s 2017 Incentive Award Plan and the ESPP or any provision of any contract evidencing any VIZIO options or VIZIO RSUs, or otherwise materially modify any of the terms of any outstanding VIZIO options or VIZIO RSUs;

•

amend our certificate of incorporation, bylaws or other charter or organizational documents or become a party to any liquidation, dissolution, merger, consolidation, share exchange, conversion, division, domestication, transfer, continuance, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

•	form any subsidiary or acquire any equity interest in, or security of, any other entity;

•

make any capital expenditure or incur any obligation or liability in respect thereof in excess of the amount budgeted for such expenditure in our capital expenditure budget set forth in the confidential disclosure schedule we provided to Walmart;

•

except as permitted under the merger agreement, (1) enter into or become bound by, or permit any of the assets owned or used by us to become bound by, any material contract or (2) renew, extend, amend or terminate, or waive or exercise any material right or remedy under, any material contract, in each case, other than in the ordinary course of business consistent with past practices;

•

enter into or become bound by any contract imposing any material restriction on the right or ability of us or any of our subsidiaries (1) to engage in any line of business or compete with, or provide services to, any other person or entity or in any geographic area, (2) to acquire any material product or other material asset or any service from any other person or entity, sell any product or other material asset to or perform any service for any other person or entity or (3) to develop, sell, supply, license, distribute, offer, support or service any product or any intellectual property or other asset to or for any other person or entity, other than, in each case, any renewal of any contract that was disclosed in the confidential disclosure schedule we provided to Walmart, or pursuant to a replacement of such contract, so long as such renewal or replacement does not adversely extend, expand or modify, any of the terms contained in such contract that we or any of our subsidiaries would otherwise be restricted from entering into or becoming bound by pursuant to the terms of the merger agreement;

•

enter into or become bound by any contract that (1) grants material and exclusive rights to license, market, sell or deliver any product of ours or any of our subsidiaries, (2) contains any “most favored nation” or similar provision in favor of the other party or (3) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by us or any of our subsidiaries that is material to us and our subsidiaries, taken as a whole, other than, in each case, any renewal of any contract that was disclosed in the confidential disclosure schedule we provided to Walmart, or pursuant to a replacement of such contract, so long as such renewal or replacement does not adversely extend, expand or modify, any of the terms contained in such contract that we or any of our subsidiaries would otherwise be restricted from entering into or becoming bound by pursuant to the terms of the merger agreement;

•

except pursuant to contracts in effect as of the date of the merger agreement, acquire, lease or license any right or other asset from any other person or entity or sell or otherwise dispose of, or lease or license, any right or other asset to any other person or entity, except (1) in each case for VIZIO products acquired, leased, licensed, sold or disposed of by us in the ordinary course of business consistent with past practices and (2) non-exclusive licenses to intellectual property or intellectual property rights in the ordinary course of business consistent with past practices;

•

make any pledge of any material assets or permit any material assets to become subject to any encumbrance, except for (1) certain permitted encumbrances set forth under the merger agreement and (2) encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for current and anticipated purposes;

•

lend or advance money to any person or entity or incur, assume, guarantee or prepay any indebtedness for borrowed money (directly, contingently or otherwise), except that we or any of our subsidiaries may lend money to one another, or incur any indebtedness to, or guarantee any indebtedness of, one another, in each case in the ordinary course of business consistent with past practices;

•

(1) enter into any collective bargaining agreement, works council agreement or other contract with any labor organization, (2) establish, adopt, enter into, amend, terminate, renew, extend or waive any material right or remedy under any employee benefit plan or employment agreement or any plan, practice, agreement, arrangement or policy that would be an employee benefit plan or employment agreement if it was in existence on the date of the merger agreement, or (3) except as required by the terms of any employee benefit plan, employee agreement or applicable legal requirements, pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing, severance, change-in-control, retention or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation (excluding equity-based compensation, which is addressed elsewhere in the merger agreement or remuneration payable to, any of our directors, officers or other employees);

•

(1) hire or terminate (other than for cause) (i) any employee that is not an engineer at the level of senior director or above or with an annual base salary in excess of $200,000 or (ii) any employee that is an engineer at the level of senior director or above or with an annual base salary in excess of $250,000, (2) enter into or renew the employment and/or engagement of any employee or contract worker who, to our knowledge, resides and/or performs services in certain specified countries, (3) promote any employee to the level of director or above, except in order to fill a position vacated after the date of the merger agreement or (4) engage any new contract worker for a period exceeding 30 days except for renewals or replacements of an engagement of a contract worker that performs services in the United States in effect as of the date of the merger agreement on substantially similar terms;

•

(1) change in any material respect (i) any of our pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (ii) any of our methods of accounting or accounting practices, including with respect to taxes, (2) engage in any “channel stuffing” or other similar sales method designed to encourage accelerated purchases of VIZIO products by any reseller, distributor or other channel partner in excess of demand in a particular quarter with the intent to increase our consolidated revenues or (3) write down any of our material assets by an amount in excess of $1 million in the aggregate, except for depreciation and amortization in accordance with GAAP or in the ordinary course of business consistent with past practice;

•

(1) adopt any method of tax accounting or make any material tax election (or allow any material tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing tax returns with respect to periods ending prior to the effective time of the merger, (2) prepare or file any material tax return or material amended tax return inconsistent with past practices, (3) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to a material amount of taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to taxes, (4) request any ruling, closing agreement or similar guidance with respect to taxes from a governmental body of competent jurisdiction or (5) enter into any power of attorney with respect to taxes that will not terminate as of or before the effective time of the merger;

•

commence or settle any legal proceeding other than: (1) routine collection matters in the ordinary course of business consistent with past practices and (2) settlements in the ordinary course of business solely for the payment of monetary damages by us of $200,000 or less individually or $1 million or less in the aggregate;

•

waive, relinquish, abandon, forfeit, permit to lapse, terminate or cancel any material right (including any intellectual property right) or take any action or fail to take any action if the taking of or failure to take such action will, or could reasonably be expected to, result in any of the foregoing;

•

enter into or amend any contract covering any current or former employee, contract worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to us or any of our subsidiaries or, except as contemplated by an existing contract or required by an existing employee benefit plan, in each case made available to Walmart prior to the date of the merger agreement, make any payment to any such person or entity that, considered individually or collectively with any other such contracts or payments, will or could reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. tax laws);

•	convene any special meeting of our stockholders;

•

other than in the ordinary course of business, transfer or repatriate to the U.S. cash, cash equivalents or liquid short-term or long-term investments held outside the U.S. if any material withholding or income taxes will, or could reasonably be expected to be incurred in connection with such repatriation;

•	become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection;

•

cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor; or

•	authorize, approve, agree, commit or offer to take any of the foregoing actions.

No-Shop; Acquisition Proposals

Under the merger agreement, subject to the exceptions described below, we agreed that we will not (and will not publicly propose to), and we will ensure that each of our subsidiaries and our directors, executive officers and financial advisors do not (and do not publicly propose to), and that we will not authorize or knowingly permit any other representative of ours or of our subsidiaries to, in each case, directly or indirectly:

•

solicit, knowingly encourage, knowingly facilitate the initiation, making, submission or announcement of: (1) any offer or proposal (other than an offer or proposal made or submitted by Walmart or any of its subsidiaries) with respect to any acquisition transaction (which we refer to as an “acquisition proposal”); or (2) (i) an expression of an intent to make an acquisition proposal or (ii) a request for information or for a discussion for the apparent purpose of evaluating the making of an acquisition proposal (other than an expression of intent or request for information or for a discussion made or submitted by Walmart or any of its subsidiaries), (which we refer to as an “acquisition inquiry”), including by approving any transaction, or approving any person or entity (other than Walmart and its affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL;

•

furnish or otherwise provide access to any non-public information regarding us or any of our subsidiaries to any person or entity in connection with or in response to an acquisition proposal or acquisition inquiry;

•	engage in discussions or negotiations with any person or entity with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend any acquisition proposal; or

•

enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any contract constituting or relating to, or that contemplates, or is intended or would reasonably be expected to result in, an acquisition transaction (other than certain confidentiality agreements entered into pursuant to, and in compliance with, the provisions of the merger agreement prohibiting solicitation of acquisition transactions (we refer to any such confidentiality agreement as a “permitted confidentiality agreement”)).

However, prior to the subsequent time, we may furnish non-public information with respect to us and our subsidiaries to, and may enter into discussions or negotiations with, any person or entity in response to an unsolicited, bona fide, written acquisition proposal that we have received after February 19, 2024 and prior to the subsequent time by such person or entity (and that has not been withdrawn), but only if:

•

none of us or our subsidiaries have breached (or is deemed to have breached) any of the restrictions or other provisions of the merger agreement prohibiting the solicitation of acquisition transactions in a manner that resulted, directly or indirectly, in such acquisition proposal having been submitted;

•

the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that such acquisition proposal constitutes, or would reasonably be expected to result in, a superior offer (as defined below);

•

the VIZIO Board determines in good faith, after consultation with our outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the VIZIO Board’s fiduciary obligations to our stockholders under applicable Delaware law;

•

prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such person or entity, we (1) give Walmart written notice of the identity of such person or entity and of our intention to furnish non-public information to, or enter into discussions or negotiations with, such person or entity and (2) receive from such person or entity, and deliver to Walmart a copy of, an executed confidentiality agreement containing (i) customary limitations on the use and disclosure of all non-public written and oral information furnished to such person or entity by or on behalf of us and our subsidiaries and (ii) other provisions no less favorable in any material respect to us than the provisions of the confidentiality agreement between Walmart and us as in effect immediately prior to the execution of the merger agreement; and

•

contemporaneously with furnishing any non-public information to such person or entity, we furnish such non-public information to Walmart (to the extent that such non-public information has not been previously furnished by us to Walmart).

Under the merger agreement, we also agreed that we will, and will cause each of our subsidiaries, and each of our directors, executive officers and financial advisors to, immediately cease and cause to be terminated, and will not authorize or knowingly permit any of our other representatives or other representatives of any of our subsidiaries to continue, any existing solicitation or encouragement of, or discussions or negotiations with, any person or entity (other than Walmart) relating to any acquisition proposal or acquisition inquiry.

Under the merger agreement we further agreed that:

•

we will not, and we will ensure that each of our subsidiaries will not, release or permit the release of any person or entity from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which we or any of our subsidiaries is or becomes a party or under which we or any of our subsidiaries has or acquires any rights;

•	we will use our reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Walmart; and

•

promptly after signing the merger agreement, we will (1) request each person or entity that has executed a confidentiality or similar agreement in the two years preceding the date of the merger agreement in connection with such person’s or entity’s consideration of making a possible acquisition proposal to return or destroy all confidential information previously furnished to such person or entity by or on behalf of us or any of our subsidiaries and (2) terminate any person’s or entity’s access to any physical or electronic data room relating to or set up in response to any possible acquisition proposal or acquisition inquiry.

However, prior to the subsequent time, we may release a person or entity from, or amend or waive any provision of, or decline to enforce, any “standstill” agreement or provision if:

•

the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that the failure to release such person or entity from such agreement or provision or the failure to amend such agreement or waive such provision, or the enforcement of such agreement or provision, would reasonably be expected to be inconsistent with the VIZIO Board’s fiduciary obligations to our stockholders under applicable Delaware law; and

•	we provide Walmart with written notice of our intent to take such action prior to communicating such action to such person or entity.

Under the merger agreement, if we, any of our subsidiaries, or any of our directors, executive officers or financial advisors, or, to our knowledge (which, for this purpose, will be deemed to solely include each member of the VIZIO Board and our executive officers), any other representative of ours or our subsidiaries, receives an acquisition proposal or an acquisition inquiry at any time prior to the effective time of the merger then we will promptly (and in no event later than 24 hours after receipt of such acquisition proposal or acquisition inquiry): (1) advise Walmart in writing of such acquisition proposal or acquisition inquiry (including, subject to any confidentiality obligations existing as of the date of the merger agreement, the identity of the person or entity making or submitting such acquisition proposal or acquisition inquiry and the material terms and conditions thereof); and (2) provide Walmart with copies of all material documents and material written communications received by us, any of our subsidiaries, or any other representative of ours or our subsidiaries setting forth the terms and conditions of, or otherwise relating to, such acquisition proposal or acquisition inquiry. We agreed to keep Walmart reasonably informed with respect to the status of any such acquisition proposal or acquisition inquiry and any material modification or proposed material modification thereto.

The VIZIO Board Recommendation

The VIZIO Board has unanimously: (1) determined that the merger and the merger agreement are advisable and fair to, and in the best interests of, us and our stockholders, (2) adopted and approved the merger agreement, and authorized and approved the execution, delivery and performance of the merger agreement by us and the merger and the transactions contemplated thereby and (3) recommended that our stockholders adopt the merger agreement (which we refer to as the “VIZIO board recommendation”).

The merger agreement provides that, subject to the exceptions noted in the merger agreement, the VIZIO Board (including any committee thereof) may not:

•	withdraw or modify in a manner adverse to Walmart or Merger Sub the VIZIO board recommendation prior to the delivery to VIZIO of the written consent;

•	recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any acquisition proposal;

•

approve or recommend, or cause or permit us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar document or contract constituting or relating to, or that contemplates or is intended or would reasonably be expected to result in, an acquisition transaction (other than a permitted confidentiality agreement); or

•

agree or publicly propose to, or permit us or any of our subsidiaries or any of our directors or executive officers to, or authorize or knowingly permit any other representative of ours or any subsidiary to, agree or publicly propose to, take any of the actions contemplated in any of the three preceding bullets.

Fiduciary Termination Right

The merger agreement provides that, at any time prior to the subsequent time and notwithstanding the delivery to us of the requisite stockholder approval, the VIZIO Board may terminate the merger agreement in accordance with the terms and subject to the limitations of the merger agreement and, concurrently with such termination, cause us to enter into an alternative acquisition agreement if:

•	an unsolicited, bona fide, written acquisition proposal is made to us after the date of the merger agreement and is not withdrawn;

•

none of us or our subsidiaries have breached (or is deemed to have breached) any of the restrictions or other provisions of the merger agreement prohibiting solicitation of acquisition transactions in a manner that resulted, directly or indirectly, in such acquisition proposal having been submitted;

•	the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior offer (as defined below);

•

the VIZIO Board determines in good faith, after consultation with our outside legal counsel, that, in light of such superior offer, the failure to terminate the merger agreement in order to accept such superior offer would reasonably be expected to be inconsistent with the VIZIO Board’s fiduciary obligations to our stockholders under applicable Delaware law;

•

no less than four business days prior to terminating the merger agreement in order to accept such superior offer, the VIZIO Board delivers to Walmart a written notice (1) stating that we have received a superior offer and that none of us or our subsidiaries breached (or is deemed to have breached) any of the restrictions or other provisions of the merger agreement prohibiting solicitation of acquisition transactions in a manner that resulted, directly or indirectly, in such superior offer having been submitted, (2) stating that the VIZIO Board intends to terminate the merger agreement in order to accept such superior offer, (3) specifying the material terms and conditions of such superior offer, including the identity of the person or entity making such superior offer and (4) attaching copies of the most current draft of any contract relating to such superior offer and all other material documents and material written communications relating to such superior offer;

•

throughout such four business day period, (1) we do not terminate the merger agreement and (2) we and our representatives engage (to the extent requested by Walmart) in good faith negotiations with Walmart to amend the merger agreement in such a manner that the failure to terminate the merger agreement in order to accept such superior offer would not reasonably be expected to be inconsistent with the fiduciary obligations of the VIZIO Board to our stockholders under applicable Delaware law; and

•

at the time of the termination of the merger agreement in order to accept a superior offer, the VIZIO Board again determines in good faith, after consultation with our financial advisor and outside legal counsel, that, in light of such superior offer, the failure to terminate the merger agreement in order to accept such superior offer would reasonably be expected to be inconsistent with the VIZIO Board’s fiduciary obligations to our stockholders under applicable Delaware law; provided, however, that when making such determination, the VIZIO Board will be obligated to consider any changes to the terms of the merger agreement offered in writing by Walmart.

We further agreed that we will not submit any acquisition proposal to a vote of our stockholders unless the merger agreement is terminated in accordance with terms and subject to the limitations of the merger agreement.

For the purposes of the merger agreement, a “superior offer” is defined as any bona fide written offer made by a third party after the date of the merger agreement to engage in a transaction (whether by merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer, asset purchase or other similar transaction) in which a person or entity or “group” (as defined in the Exchange Act and the rules thereunder) of persons or entities directly or indirectly proposes to acquire (1) beneficial or record ownership of all or substantially all of the outstanding shares of our common stock or (2) all or substantially all of the consolidated assets of ours and our subsidiaries, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, which offer: (i) did not result from a breach of any of the restrictions or other provisions of the merger agreement prohibiting solicitation of alternative transactions; (ii) is on terms and conditions that the VIZIO Board determines in good faith, after consultation with our financial advisor and outside legal counsel, would, if the transaction contemplated by such offer were consummated, be more favorable from a financial point of view to our stockholders (in their capacity as such) than the merger, taking into account all the terms and conditions of such offer and the merger agreement (including any proposal by Walmart to amend the terms of the merger agreement and any termination fees payable by us in connection with the termination of the merger agreement) and any other factors deemed relevant in good faith by the VIZIO Board, including any financial, financing, conditionality, timing, regulatory, and other legal aspects of such acquisition proposal and the identity of the person or entity making such acquisition proposal; and (iii)  contemplates a transaction that is reasonably likely to be consummated in accordance with its terms.

Written Consent

On February 19, 2024, the VIZIO Board unanimously recommended the adoption of the merger agreement and approval of the merger by the holders of our common stock entitled to vote. Also on February 19, 2024, the consenting stockholders representing approximately 89 percent of the voting power of the outstanding shares of our common stock and 100 percent of the outstanding shares of our Class B common stock as of such date (which was the record date for determining stockholders entitled to consent to the adoption of the merger agreement and approval of the merger), delivered the written consent constituting the requisite stockholder approval, adopting the merger agreement in all respects and approving the transactions contemplated thereby, including the merger, in accordance with the DGCL and our charter. As a result, no further action by our stockholders is required under applicable law, the charter or the merger agreement to adopt the merger agreement or approve the merger, and we will not be (1) soliciting your vote for the adoption of the merger agreement or approval of the merger or (2) calling a special meeting of our stockholders for purposes of voting on the adoption of the merger agreement or approval of the merger. This notice and the accompanying information statement shall constitute notice to you from us of the actions taken pursuant to the written consent contemplated by Section 228(e) of the DGCL.

Employee Matters

Effective as of the day after the effective time of the merger, each continuing employee who is located in the United States will be eligible to participate in health and welfare benefit plans of Walmart or any affiliate of Walmart (which we refer to as “Walmart benefit plans”) and a 401(k) plan of Walmart or an affiliate of Walmart (which we refer to as a “Walmart 401(k) plan”), subject to the terms and conditions of those plans (except as described in the next paragraph). Unless otherwise agreed with individual continuing employees, the total target annual compensation payable or to be granted to a continuing employee during the one-year period after the effective time of the merger (including for the purpose of comparability, the grant date target value of any new Walmart retention or annual incentives, including stock-based incentives granted during the year (but excluding any Walmart RSU awards described above), total annual cash compensation and the value of any promised cash incentives) will not be less than the total of the continuing employee’s base salary or annualized wages and target bonus opportunity over the 12 months before the date of the merger agreement. Walmart will (or will cause its applicable subsidiary or subsidiaries to) provide severance benefits to continuing employees upon termination in accordance with the applicable Walmart benefit plans in effect as of the closing of the merger and as may be amended for Walmart’s employees generally from time to time.

To the extent that a Walmart benefit plan or Walmart 401(k) plan is made available to any continuing employee, each continuing employee will be granted credit for all service with VIZIO and its subsidiaries before the effective time of the merger for purposes of eligibility to participate, vesting, and entitlement to benefits under the Walmart benefit plan and Walmart 401(k) plan, where length of service is relevant (including for purposes of vacation or paid time off accrual and severance pay entitlement (if any)), except to the extent that it would result in duplication of coverage or benefits, or if any continuing employee does not enroll in a plan or benefit during the enrollment period provided by Walmart immediately after the effective time of the merger. In addition, each continuing employee will be immediately eligible to participate in any Walmart benefit plan and Walmart 401(k) plan, and all waiting periods, pre-existing condition exclusions, evidence of insurability requirements up to the basic amount, and actively-at-work or similar requirements will be waived for each continuing employee and his or her covered dependents who enroll during the enrollment period provided by Walmart immediately after the effective time of the merger, subject to the terms and conditions of those plans. Any vacation or paid time off accrued but unused by a continuing employee as of immediately before the effective time of the merger will either be credited or paid out to the continuing employee after the effective time of the merger.

Except for our directors or officers who are indemnified in their respective capacities as a director or officer in accordance with the terms of the merger agreement, no current or former employee, contract worker, advisor, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to us or any of our subsidiaries will be deemed to be a third-party beneficiary of the merger agreement.

Indemnification and Insurance

Under the merger agreement, for a period of six years from the effective time of the merger, the surviving corporation and its subsidiaries will, and Walmart will cause the surviving corporation and its subsidiaries to, honor and fulfill, in all respects, all rights to indemnification by us and our subsidiaries existing as of the date of the merger agreement, in favor of our directors and officers for their acts or omissions in their respective capacities as directors or officers occurring prior to the effective time of the merger, as provided in our governing documents as in effect on the date of the merger agreement and the indemnification agreements in existence on the date of the merger agreement (but only to the extent that such agreements were made available to Walmart or are consistent in all material respects with the form of indemnification agreement publicly filed by us with the SEC prior to the date of the merger agreement), in each case, to the extent such rights to indemnification are available under and consistent with applicable Delaware law.

Under the merger agreement, from the effective time of the merger until the sixth anniversary of the effective time of the merger, the surviving corporation will maintain in effect, for the benefit of our directors and officers with respect to their acts or omissions as directors or officers occurring before the effective time of the merger, the existing policy of directors’ and officers’ liability insurance maintained by us as of the date of the merger agreement in the form made available to Walmart (which we refer to as the “existing D&O policy”). The surviving corporation may, however, substitute the existing D&O policy with a policy or policies of comparable coverage. However, the surviving corporation will not be required to pay an annual premium for the directors’ and officers’ liability insurance policies, whether it be for the existing D&O policy or a substitute policy, in excess of 250 percent of the annual premium paid prior to the date of the merger agreement (which we refer to as the “maximum premium”). If the annual premium for such insurance exceeds the maximum premium, then the surviving corporation is obligated to obtain a policy with the greatest coverage available for a cost that does not exceed the maximum premium from an insurance carrier with the same or better credit rating as our current directors’ and officers’ liability insurance carrier.

Walmart and the surviving corporation or, prior to the effective time of the merger, we, will have the right to purchase a “tail” policy on our existing D&O policy for a claims reporting or discovery period of six years from the effective time of the merger and otherwise on terms and conditions that are no less favorable, in the aggregate, than the terms and conditions of the existing D&O policy. However, neither Walmart or the surviving corporation will be obligated to, and we will not (without Walmart’s prior written consent), expend an amount for such “tail” policy in excess of the maximum premium. If the “tail” policy is purchased, the surviving corporation will, and Walmart will cause the surviving corporation to, maintain such “tail” policy in full force and effect in lieu of all other insurance obligations described in the first sentence of the immediately preceding paragraph.

During the period beginning at the effective time of the merger and ending on the sixth anniversary of the effective time of the merger, the obligations set forth in this section may not be terminated, or amended or otherwise modified in any manner that adversely affects the rights of any of our directors and officers, without the prior written consent of our directors and officers or their respective heirs or representatives that are adversely affected.

Conditions to the Closing of the Merger

Our obligations to complete the merger and otherwise complete the other transactions contemplated by the merger agreement are subject to the satisfaction (or waiver by us, to the extent allowed by applicable law) of certain conditions, including the following:

•

the accuracy (subject to applicable materiality or other qualifiers) of each of the representations and warranties made by Walmart and Merger Sub in the merger agreement, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which a representation or warranty was specifically made);

•

Walmart and Merger Sub having complied with and performed in all material respects each of their covenants and obligations under the merger agreement that are required to be complied with or performed at or prior to the closing;

•	the requisite stockholder approval having been obtained (which was satisfied on February 19, 2024);

•	this information statement having been mailed to our stockholders and at least twenty (20) calendar days having elapsed since the date of completion of such mailing;

•	the waiting period applicable to the consummation of the merger under the HSR Act having expired or been terminated, and there not being in effect any timing agreement; and

•

no order preventing the consummation by us of the merger having been issued by any court of competent jurisdiction or other specified governmental body that remains in effect, and there being no legal requirement enacted or deemed applicable to the merger by any specified governmental body that remains in effect and that has the effect of preventing the consummation by us of the merger.

The obligations of Walmart and Merger Sub to complete the merger and otherwise complete the other transactions contemplated by the merger agreement are subject to the satisfaction (or waiver by Walmart and Merger Sub, to the extent allowed by applicable law) of certain conditions, including the following:

•

the accuracy (subject to applicable materiality or other qualifiers) of each of the representations and warranties made by us in the merger agreement, as of the date of the merger agreement and as of the closing date (or, if applicable, the date in respect of which a representation or warranty was specifically made);

•

us having complied with and performed in all material respects each of our covenants and obligations under the merger agreement that are required to be complied with or performed at or prior to the closing;

•	the requisite stockholder approval having been obtained (which was satisfied on February 19, 2024);

•	this information statement having been mailed to our stockholders and at least twenty (20) calendar days having elapsed since the date of completion of such mailing;

•

the absence of any material adverse effect (as defined in the section of this information statement captioned “—Representations and Warranties”) that occurred after the date of the merger agreement and that is continuing;

•	the waiting period applicable to the consummation of the merger under the HSR Act having been expired or terminated, and there not being in effect any timing agreement;

•

no order preventing the consummation of the merger having been issued by any court of competent jurisdiction or other specified governmental body that remains in effect, and there being no legal requirement enacted or deemed applicable to the merger by any specified governmental body that remains in effect and that has the effect of preventing the consummation of the merger; and

•

no specified governmental body having (1) commenced, brought or filed any action, complaint, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative or appellate proceeding) against or otherwise relating to the merger, (i) that challenges or contests the validity or legality of, or seeks to restrain or prohibit the consummation of, the merger, (ii) that seeks to obtain, as a result of the consummation of the merger, from Walmart or any of its subsidiaries, or from us or our subsidiaries, any damages or other relief that would reasonably be expected to be material to Walmart or us, (iii) that would reasonably be expected to materially and adversely affect the right of Walmart or us or any of our subsidiaries to own any material asset or operate the business of ours or one of our subsidiaries, (iv) that seeks to compel any of us, Walmart or our respective subsidiaries to dispose of or hold separate any material assets as a result of the consummation of the merger or (v) that seeks to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Walmart or any of its affiliates or us or any of our subsidiaries (other than criminal sanctions or criminal liability imposed on Walmart or any of its affiliates or us or any of our subsidiaries resulting from a criminal violation of any legal requirement by Walmart or any of its affiliates in connection with the merger) (which we refer to as a “merger-related regulatory challenge”) or (2) overtly asserted an intention to commence, bring or file any merger-related regulatory challenge (other than as may have been overtly retracted or overruled).

Termination of the Merger Agreement

The merger agreement may be terminated with the mutual written consent of us and Walmart.

In addition, the merger agreement may be terminated by either VIZIO or Walmart if:

•

the effective time of the merger has not occurred on or before February 19, 2025, which may be extended (1) by VIZIO to August 19, 2025 if (i) any of the conditions to closing regarding the following matters have not been satisfied or waived as of February 19, 2025 (which we refer to as the existence of a “specified circumstance”): (a) clearance under the HSR Act; (b) the absence of an order issued, or a legal requirement enacted by, a specified governmental body that, in each case, has the effect of preventing the consummation of the merger as a result of antitrust laws; (c) the absence of a merger-related regulatory challenge (A) under antitrust laws or (B) seeking to adversely modify the order entered on February 14, 2017, by the United States District Court for the District of New Jersey, as further described in the merger agreement (which we refer to as the “stipulated order”); (d) the accuracy of the representations and warranties regarding the FTC and the New Jersey Attorney General not having (A) overtly asserted an intent to adversely modify the stipulated order (other than as has been overtly retracted or overruled) or (B) commenced or overtly asserted an intent to commence any investigation relating to the stipulated order that could reasonably be expected to lead to, or result in, an adverse modification to the stipulated order; or (e) the accuracy of the representations and warranties with respect to the absence of an adverse modification of the stipulated order since the date of the merger agreement, unless, the failure of such condition to be satisfied resulted from a written agreement on our part or from a final and nonappealable order issued by a specified governmental body and (ii) certain of Walmart’s other conditions to closing are satisfied or have been waived or (2) by Walmart to August 19, 2025, if (i) a specified circumstance exists as of February 19, 2025 and (ii) certain of our other conditions to closing are satisfied or have been waived; provided that neither VIZIO nor Walmart will have the right to terminate the merger agreement if such party’s breach of any provision of the merger agreement has been the proximate cause of the failure of the merger to be consummated by the end date; or

•	any specified governmental body has issued a final and non-appealable order having the effect of permanently restraining, enjoining or otherwise preventing the consummation of the merger.

The merger agreement may be terminated by us if:

•

on or following the first anniversary of the date of the merger agreement, the conditions to closing relating to the accuracy of certain representations and warranties in the merger agreement regarding the FTC and the New Jersey Attorney General not having commenced, or overtly asserted an intent to commence, since the date of the merger agreement, any investigation relating to the stipulated order that could reasonably be expected to lead to, or result in, an adverse modification to the stipulated order or other adverse action taken by the FTC or the New Jersey Attorney General relating to the stipulated order, have not been satisfied or waived at such time, and (1) certain of our other closing conditions are satisfied or have been waived and (2) we notify Walmart in writing of our intention to terminate the merger agreement based on the foregoing reasons at least 10 business days prior to such termination;

•

(1) there is an inaccuracy with respect to any representation or warranty of Walmart or a breach of a covenant or obligation of the merger agreement by Walmart such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied and (2) if curable, the breach or inaccuracy remains uncured for a period of 30 days commencing on the date that we give Walmart written notice of such inaccuracy or breach, provided, however, that we cannot terminate for this reason if we breached any covenant or obligation or there is an inaccuracy in any of our representations and warranties such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied; or

•

prior to the subsequent time, in order to enter into an alternative acquisition agreement with respect to a superior offer (which we refer to as the “superior offer termination event”), but only if: (1) we and the VIZIO Board complied with the applicable provisions of the merger agreement prohibiting the solicitation of such superior offer, (2) the VIZIO Board, after satisfying all of the requirements set forth in the merger agreement with respect to such superior offer, authorized us to enter into such alternative acquisition agreement, (3) we delivered to Walmart a written notice (that includes a copy of the alternative acquisition agreement as an attachment) containing our statement confirming that the VIZIO Board has authorized the execution and delivery of the alternative acquisition agreement on behalf of us and that we will enter into the alternative acquisition agreement substantially concurrently with the termination of the merger agreement pursuant to the terms of the merger agreement, (4) substantially concurrently with such termination, we enter into the alternative acquisition agreement with respect to such superior offer, and (5) immediately prior to or concurrently with such termination (or, if the date of the termination is the 45th calendar day following the date of the merger agreement, and such day is not a business day, then the immediately subsequent business day after the date of such termination) we have paid to Walmart or its designee the termination fee payable by us as a result of the termination.

The merger agreement may be terminated by Walmart if:

•

(1) there is an inaccuracy with respect to any representation or warranty of us or a breach of a covenant or obligation of the merger agreement by us such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied and (2) if curable, the breach or inaccuracy remains uncured for a period of 30 days commencing on the date that Walmart gives us written notice of such inaccuracy or breach, provided, however, that Walmart cannot terminate for this reason if Walmart breached any covenant or obligation or there is an inaccuracy in any of the representations and warranties of Walmart such that the closing conditions with respect to the accuracy of such representation or warranty or the compliance with or performance of such covenant or obligation would not be satisfied.

Effect of Termination

The merger agreement provides that, if the merger agreement is terminated in accordance with its terms, all further obligations of the parties under the merger agreement will terminate and the merger agreement will be of no further force or effect except for certain specified sections of the merger agreement, including the provisions relating to termination fees. The merger agreement further provides that such termination will not relieve any party to the merger agreement from any liability for fraud or any knowing and intentional breach of any covenant or obligation in the merger agreement.

Transaction Expenses and Termination Fee

Transaction Expenses

The merger agreement provides that, except with respect to certain specified fees (including termination fees), all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is completed.

Termination Fee

Upon termination of the merger agreement under specified circumstances, we will be required to pay Walmart a termination fee of $78 million. Specifically, this termination fee is payable by us to Walmart if the merger agreement is terminated:

•

by Walmart or us because of an end date termination event, and (1) at the time of termination of the merger agreement, a specified circumstance does not exist, (2) prior to termination of the merger agreement, an alternative acquisition proposal has been made known to us or publicly disclosed, announced, commenced, submitted or made and (3) within 12 months after the date of such termination, we (i) consummate an acquisition transaction or (ii) enter into a definitive agreement providing for an acquisition transaction and such acquisition transaction is subsequently consummated; or

•	by us, prior to the subsequent time, because of a superior offer termination event.

If we fail to pay Walmart any applicable termination fee, we are required to (1) reimburse Walmart for Walmart’s costs and expenses incurred in collecting such overdue amount and (2) pay Walmart interest on such overdue amount at a rate per annum equal to the sum of the prime rate in effect on the date such overdue amount was originally required to be paid plus 500 basis points.

Specific Performance

Under the merger agreement, VIZIO and Walmart has acknowledged and agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement is not performed by any of the parties in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy. Accordingly, the merger agreement provides that, in the event of any breach or threatened breach by any party of any covenant or obligation contained in the merger agreement, any non-breaching party will be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity) (1) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (2) an injunction restraining such breach or threatened breach. Under the merger agreement, each of the parties have agreed to waive any requirement for the securing or posting of bond in connection with any such remedy.

Any and all remedies in the merger agreement expressly conferred upon a party thereto will be deemed cumulative with and not exclusive of any other remedy conferred by the merger agreement, or by law or equity, upon such party, and the exercise by a party thereto of any one remedy will not preclude the exercise of any other remedy. Further, nothing in the merger agreement will be deemed a waiver by any party of any right to specific performance or injunctive relief.

Amendment; Extension; Waiver

Amendment

The parties to the merger agreement may amend the merger agreement by their written agreement at any time. However, after the adoption of the merger agreement by our stockholders, no amendment which by law requires further approval of our stockholders may be made without the further approval of such stockholders.

Waiver

The merger agreement provides that no failure on the part of any party to exercise any power, right, privilege or remedy under the merger agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the merger agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

In addition, the merger agreement provides that no party will be deemed to have waived any claim arising out of the merger agreement, or any power, right, privilege or remedy under the merger agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

Third-Party Beneficiaries

The merger agreement provides that it is not intended, and will not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any person or entity other than the parties to the merger agreement and their respective successors and permitted assigns or to otherwise create any third-party beneficiary thereto, except that our directors or officers who are indemnified in their respective capacities as a director or officer are third-party beneficiaries in accordance with the terms of the merger agreement.

Assignment

The merger agreement or our rights, interests or obligations thereunder may not be assigned or delegated by us, in whole or in part, by operation of law or otherwise, without the prior written consent of Walmart. However, Walmart and Merger Sub may assign any or all of their respective rights or obligations under the merger agreement, in whole or in part, to any subsidiary of Walmart without obtaining our consent or approval; provided, however, that such assignment will not relieve Walmart or Merger Sub of any of their respective obligations under the merger agreement.

Governing Law; Jurisdiction

The merger agreement and any action, suit or other legal proceeding arising out of or relating to the merger agreement (including the enforcement of any provision of the merger agreement), any of the transactions contemplated by the merger agreement or the legal relationship of the parties to the merger agreement (whether at law or in equity, whether in contract or in tort or otherwise), is governed by, and is to be construed and interpreted in accordance with, the laws of the State of Delaware.

SUPPORT AGREEMENTS

The summary of the material provisions of the support agreements set forth below and elsewhere in this information statement is qualified in its entirety by reference to the support agreements, the forms of which are attached to this information statement as Annex C-1 and Annex C-2 and which are incorporated by reference in this information statement. The rights and obligations of the parties are governed by the express terms and conditions of the support agreements and not by this discussion, which is summary by nature. This summary does not purport to be complete and may not contain all of the information about the support agreements that is important to you. We encourage you to read the form of support agreements carefully in their entirety, as well as this information statement and any documents incorporated herein by reference.

Simultaneously with the execution of the merger agreement, each of the consenting stockholders, in such consenting stockholder’s capacity as a stockholder of VIZIO, entered into a support agreement with Walmart. Pursuant to the support agreement, as described below, the applicable stockholders have agreed, among other things, to vote their shares of common stock against (1) any action or agreement that would result in a breach of any of our representations, warranties, covenants or obligations in the merger agreement, (2) any extraordinary corporate transaction, such as a merger, consolidation or similar transaction involving us or any of our subsidiaries, (3) any change in the majority of the VIZIO Board (other than to fill a vacancy as a result of (i) a resignation of a director unrelated to any of the other matters addressed in this paragraph or (ii) the merger), (4) any amendment to our certificate of incorporation or bylaws, (5) any material change in our capitalization or our corporate structure, (6) the adoption or approval of any acquisition proposal, acquisition transaction or alternative acquisition agreement and (7) any other action that is intended, or would reasonably be expected, to impede, interfere with, or materially delay the consummation of the merger or any of the other transactions contemplated by the merger agreement. In addition, Mr. Wang, and the trustees of certain of his related trusts, agreed to vote their shares of our common stock in favor of the adoption of the merger agreement (including by delivering the written consent).

Under the support agreements, the consenting stockholders further agreed to:

•	waive any appraisal rights they may have with respect to our common stock in connection with the merger; and

•

until the expiration or termination of the support agreement and subject to certain exceptions in the support agreement, not (1) directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise (i) sell, pledge, encumber, grant an option with respect to, transfer or dispose of our common stock or any interest in such common stock to any person or entity other than Walmart, (ii) enter into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of our common stock or any interest therein to any person or entity other than Walmart or its affiliates or (iii) take any action that would reduce the consenting stockholder’s beneficial ownership of or interest in our common stock, (2) deposit any of our common stock into a voting trust, enter into a tender, voting agreement or similar agreement with respect to our common stock, or grant any proxy or power of attorney with respect to our common stock, in each case, in a manner inconsistent with the support agreement or (3) take any other action with respect to our common stock that would otherwise restrict, limit or interfere with the performance of any of the obligations under the support agreement by such consenting stockholders.

The consenting stockholders’ obligations to vote pursuant to the support agreements terminate automatically upon the earliest to occur of (1) the valid termination of the merger agreement in accordance with its terms, (2) the effective time of the merger, (3) the effectiveness of any amendment to the merger agreement that reduces the price per share or changes the form of consideration payable to the consenting stockholders, without such consenting stockholders’ prior written consent, (4) the VIZIO Board withdraws or modifies, in accordance with the terms of the merger agreement, the VIZIO board recommendation in a manner that is adverse to Walmart or

Merger Sub or (5) the support agreement is terminated by mutual written agreement of Walmart and the applicable consenting stockholder.

The support agreements terminate under certain circumstances, including if the VIZIO Board terminates the merger agreement in order to accept a superior offer (as defined in the section of this information statement captioned “—Fiduciary Termination Right”) from a third party.

As of the record date, the support agreements cover approximately 89 percent of the voting power of outstanding shares of common stock and 100 percent of the outstanding shares of Class B common stock. For more information, please see the section of this information statement captioned “Support Agreements.” A form of support agreement signed by Mr. Wang and the trustees of his related trusts is attached to this information statement as Annex C-1, and a form of support agreement signed by our other executive officers and directors and their affiliates is attached to this information statement as Annex C-2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 15, 2024, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5 percent of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 121,474,081 shares of our Class A common stock and 76,180,453 shares of our Class B common stock outstanding as of February 15, 2024. We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 15, 2024, or issuable pursuant to restricted stock units which are subject to vesting and settlement conditions expected to occur within 60 days of February 15, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o VIZIO Holding Corp., 39 Tesla, Irvine, California 92618. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Percent of Total Voting Power (1)
Greater Than 5% Stockholders:
Entities affiliated with Q-Run Holdings Ltd. (2)	18,821,241	15.5	—	—	2.1
Entities affiliated with BlackRock, Inc. (3)	7,167,754	5.9	—	—	*
Innolux Corporation (4)	8,347,068	6.9	—	—	*
The Vanguard Group (5)	6,768,212	5.6	—	—	*

Named Executive Officers and Directors:
William Wang (6)	1,148,312	*	76,180,453	100.0	86.3
Adam Townsend (7)	738,979	*	—	—	*
Ben Wong (8)	5,377,490	4.3	—	—	*
Michael O’Donnell (9)	775,848	*	—	—	*
John R. Burbank (10)	50,903	*	—	—	*
Vicky L. Free (11)	54,497	*	—	—	*
Julia S. Gouw (12)	76,674	*	—	—	*
R. Michael Mohan (13)	27,779	*	—	—	*
David Russell (14)	2,894,251	2.4	—	—	*
All executive officers and directors as a group (9 persons)(15)	11,144,733	8.9	76,180,453	100.0	87.1

*	Represents less than 1 percent.
+

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.

(1)

Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.

(2)

Based solely on a Schedule 13G filed with the SEC on February 14, 2022, reporting beneficial ownership of 18,821,241 shares of Class A common stock, consisting of (i) 14,412,115 shares of Class A common stock held by Q-Run Holdings Ltd. (which we refer to as “Q-Run”) and (ii) 4,409,126 shares of Class A common stock held by Foxconn Assembly Holding Corporation (which we refer to as “Foxconn Assembly”). Q-Run is a wholly owned subsidiary of Foxconn Technology Co., Ltd. (which we refer to as “Foxconn Technology”). Foxconn Technology, through its ownership of Q-Run, may be deemed, to beneficially own all of the shares held by Q-Run. Foxconn Assembly is a wholly owned subsidiary of Hon Hai Precision Industry Co., Ltd. (which we refer to as “Hon Hai”). Hon Hai, through its ownership of Foxconn Assembly, may be deemed to beneficially own all of the shares held by Foxconn Assembly. Q-Run and Foxconn Assembly formed an understanding to act together for the purpose of acquiring the Class A common stock, which may cause Q-Run and Foxconn Assembly to be deemed to constitute a group within the meaning of Section 13(d)(3) of the Exchange Act. The address for each of Q-Run and Foxconn Technology is No 66-1,Chungshan Road, Tucheng District, New Taipei City, Republic of China (Taiwan). The address for each of Foxconn Assembly and Hon Hai is No.2, Zihyou Street, Tucheng Industrial Zone, Tucheng District, New Taipei City, Taiwan, R.O.C.

(3)

Based solely on a Schedule 13G filed with the SEC on January 29, 2024, reporting beneficial ownership of 7,167,754 shares of Class A common stock held by BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Manager Ltd, BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, and BlackRock Investment Management, LLC (which we refer to as the “BlackRock Entities”). The address for each of the BlackRock Entities is 50 Hudson Yards, New York, NY 10001.

(4)

Based solely on a Schedule 13G filed with the SEC on April 15, 2022, reporting beneficial ownership of 8,347,068 shares of Class A common stock held by Innolux Corporation. The address for Innolux Corporation is No. 160, Kesyue Rd. Jhunan Science Park, Miaoli County 350, Taiwan, R.O.C.

(5)

Based solely on a Schedule 13G filed with the SEC on February 13, 2024, reporting beneficial ownership of 6,768,212 shares of Class A common stock held by The Vanguard Group, Inc. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355

(6)

Consists of (i) 755,492 shares of Class A common stock held by Mr. Wang, (ii) 63,890,333 shares of Class B common stock held by the William W. Wang Separate Property Trust, for which Mr. Wang serves as trustee (iii) 5,712,871 shares of Class B common stock held by the Wang Family Trust, for which Mr. Wang and his spouse serve as co-trustees, (iv) 1,836,205 shares of Class B common stock held by the W. Wang 2022 GRAT, dated March 8, 2022, for which Mr. Wang serves as trustee, (v) 4,741,044 shares of Class B common stock held by the W. Wang 2023 GRAT, dated February 22, 2023, for which Mr. Wang serves as trustee, and (vi) 392,820 shares of Class A common stock subject to stock options exercisable within 60 days of February 15, 2024. Mr. Wang is party to a voting agreement with respect to the 5,712,871 shares held by the Wang Family Trust, pursuant to which Mr. Wang has the authority (and irrevocable proxy) to direct the vote and vote the shares of Class B common stock held by the Wang Family Trust at his discretion on all matters to be voted upon by stockholders.

(7)	Consists of (i) 195,957 shares of Class A common stock held by Mr. Townsend and (ii) 543,022 shares of Class A common stock subject to stock options exercisable within 60 days of February 15, 2024.
(8)	Consists of (i) 2,605,275 shares of Class A common stock held by Mr. Wong and (ii) 2,772,215 shares of Class A common stock subject to stock options exercisable within 60 days of February 15, 2024.
(9)	Consists of (i) 69,961 shares of Class A common stock held by Mr. O’Donnell and (ii) 705,887 shares of Class A common stock subject to stock options exercisable within 60 days of February 15, 2024.
(10)

Consists of (i) 43,614 shares of Class A common stock held by Mr. Burbank and (ii) 7,289 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

(11)

Consists of (i) 69,385 shares of Class A common stock held by Ms. Gouw and (ii) 7,289 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

(12)

Consists of (i) 47,208 shares of Class A common stock held by Ms. Free and (ii) 7,289 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

(13)

Consists of (i) 19,012 shares of Class A common stock held by Mr. Mohan and (ii) 8,767 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

(14)

Consists of (i) 80,420 shares of Class A common stock held by Mr. Russell, (ii) 270,000 shares of Class A common stock held by the David E. Russell Grantor Retained Annuity Trust, of which Mr. Russell is trustee, (iii) 2,536,542 shares of Class A common stock held by T Russ-D LLC, a limited liability company held in a trust of which Mr. Russell is trustee, and (iv) 7,289 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

(15)

Consists of (i) 6,992,866 shares of Class A common stock and 76,180,453 shares of Class B common stock beneficially owned by our executive officers and directors, (ii) 4,413,944 shares of Class A common stock subject to stock options exercisable within 60 days of February 15, 2024, and (iii) 37,923 shares of Class A common stock issuable upon the settlement of restricted stock units within 60 days of February 15, 2024.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.

We are incorporating information into this information statement by reference, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement, except to the extent superseded by information contained in this information statement or by information contained in documents filed with the SEC after the date of this information statement. This information statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our definitive proxy statement on Schedule 14A for the 2023 annual meeting of stockholders filed with the SEC on April 24, 2023; and

•	our Current Report on Form 8-K filed with the SEC on February 20, 2024.

Notwithstanding the above, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this information statement.

We also incorporate by reference into this information statement each additional document that we may file with the SEC under Sections 13(a), 14 or 15(d) of the Exchange Act between the date of this information statement and the earlier of the effective time of the merger and the termination of the merger agreement. These documents include annual, quarterly, and current reports (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), proxy statements, proxy solicitation materials and other information.

Our SEC filings are made electronically available to the public at the SEC’s website located at www.sec.gov.

You may obtain any of the documents that we file with the SEC, without charge, by requesting them in writing from us at the following address:

VIZIO Holding Corp.

39 Tesla

Irvine, California 92618

Attn: Investor Relations

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method. Please note that all of our documents that we file with the SEC are also promptly available through the “SEC Filings” section of our website, https://investors.vizio.com/financials/sec-filings/default.aspx. The information included on our website is not incorporated by reference into this information statement. The website addresses, and the website addresses included in any documents incorporated by reference in this information statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this information statement and you should not consider it a part of this information statement.

HOUSEHOLDING OF INFORMATION STATEMENT

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and did not receive an information statement will receive only one copy of this information statement, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this information statement, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the information statement for your household, please contact us at:

VIZIO Holding Corp.

Attn: Investor Relations

39 Tesla, Irvine

California 92618

Tel: (949) 428-2525

If you participate in householding and wish to receive a separate copy of this information statement, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact us as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of this information statement or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our stock sharing an address.

MISCELLANEOUS

We have supplied all information relating to us, and Walmart has supplied, and we have not independently verified, all of the information relating to Walmart and Merger Sub contained in this information statement.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION ON BEHALF OF US THAT IS DIFFERENT FROM THAT CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED [●], 2024. NO ASSUMPTION SHOULD BE MADE THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS INFORMATION STATEMENT WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

FINAL

AGREEMENT AND PLAN OF MERGER

by and among:

WALMART INC.,

a Delaware corporation;

VISTA ACQUISITION CORP.,

a Delaware corporation;

and

VIZIO HOLDING CORP.

a Delaware corporation

Dated as of February 19, 2024

A-i

(CONTINUED)

A-ii

(CONTINUED)

A-iii

EXHIBITS

Exhibit A	-	Certain Definitions

Exhibit B	-	Persons Entering into Support Agreements and Noncompetition Agreements

Exhibit C	-	Form of Certificate of Incorporation of Surviving Corporation

Exhibit D	-	Form of Stockholder Written Consent

Exhibit E	-	Persons Signing Stockholder Written Consent

Exhibit F	-	Knowledge Persons

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 19, 2024, by and among: WALMART INC., a Delaware corporation (“Parent”); VISTA ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and VIZIO HOLDING CORP., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

B. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

C. In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement: (i) each stockholder of the Company listed in Part 1 of Exhibit B is executing a support agreement in favor of Parent (each such agreement, a “Support Agreement”); and (ii) each individual listed in Part 2 of Exhibit B is executing a noncompetition and non-solicitation agreement in favor of the Company and Parent, which shall become effective at the Effective Time.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. DESCRIPTION OF TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.3 Closing; Effective Time. The consummation of the Contemplated Transactions (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 5:00 a.m. (California Time) on a date to be agreed on by the Company and Parent, which shall be no later than the second Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than those conditions which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time or date as Parent and the Company may jointly designate; provided, however, that in no event shall the Closing occur prior to the Subsequent Time. The date on which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of

Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time at which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to be the form set forth on Exhibit C;

(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references therein to the name of Merger Sub shall instead refer to the name of the Surviving Corporation); and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the directors and officers of Merger Sub immediately prior to the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

1.5 Conversion of Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) any shares of Company Common Stock held, directly or indirectly, by any wholly owned Subsidiary of the Company immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding as an equal number of shares of common stock of the Surviving Corporation;

(ii) any shares of Company Common Stock held by the Company (or held in the Company’s treasury) or held, directly or indirectly, by Parent, Merger Sub or any other wholly owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” of this Section 1.5(a) and subject to Sections 1.7 and 1.8, (A) each share of Company Class A Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $11.50 in cash (such cash amount, as it may be adjusted pursuant to Section 1.5(b), the “Price Per Share”), without interest, and (B) each share of Company Class B Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the Price Per Share, without interest; and

(iv) each share of the common stock, $0.0001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

(b) If, during the period commencing on the date of this Agreement and ending at the earlier of the Effective Time and the valid termination of this Agreement (the “Pre-Closing Period”), the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, combination, exchange, recapitalization or other similar transaction, or if a stock dividend is declared by the Company during the Pre-Closing Period, or a record date with respect to any such event shall occur during the Pre-Closing Period, then the Price Per Share shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) except for shares of Company Common Stock that continue to be held by a Subsidiary of the Company in accordance with

Section 1.5(a)(i), all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book entry outstanding immediately prior to the Effective Time (each such share, an “Uncertificated Share”) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate or Uncertificated Share is presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate or Uncertificated Share shall be canceled and shall be exchanged as provided in Section 1.7.

1.7 Payment Fund; Exchange of Certificates.

(a) Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the “Paying Agent”). At or prior to the Closing, subject to Section 1.8, Parent shall deposit (or cause to be deposited) with the Paying Agent, cash sufficient to make payments of the Merger Consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent as directed by Parent. No investment of the Payment Fund shall relieve Parent or the Paying Agent from promptly paying the cash consideration payable pursuant to this Agreement, and following any losses from any such investment, Parent shall promptly provide additional cash funds to the Paying Agent in the amount of such losses to the extent that the funds in the Payment Fund are insufficient for such purposes, which additional funds will be deemed to be part of the Payment Fund.

(b) Promptly after the Effective Time, the Paying Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Paying Agent for exchange (or delivery of any appropriate affidavit and customary bond required by Parent for lost, stolen or destroyed Company Stock Certificates described in the penultimate sentence of this Section 1.7(b)), together with the delivery of a duly executed letter of transmittal and such other documents as may be reasonably required by the Paying Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Company Stock Certificate; and (B) the Company Common Stock so surrendered shall be canceled. In the event of a transfer of ownership of any shares of Company Common Stock which are not registered in the transfer records of the Company, payment of Merger Consideration may be made to a Person other than the holder in whose name the Company Stock Certificate formerly representing such shares is registered if: (1) any such Company Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer; and (2) such holder shall have paid any fiduciary or surety bonds and any transfer or other similar Taxes required by reason of the payment of such Merger Consideration to a Person other than such holder (or shall have established to the reasonable satisfaction of Parent that such bonds and Taxes have been paid or are not applicable). Until surrendered as contemplated by this Section 1.7(b) and except with respect to any Dissenting Shares, each Company Stock Certificate and each Uncertificated Share shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a customary bond as indemnity against any claim that may be made against the Paying Agent, Parent, Merger Sub or the Surviving Corporation with respect to such Company Stock Certificate. No interest shall be paid or will accrue on any Merger Consideration payable to holders of Company Stock Certificates.

(c) Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares will not be required to deliver a Company Stock Certificate or an executed letter of transmittal to the Paying Agent to receive the consideration payable in respect thereof pursuant to Section 1.5. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share converted into the right to receive the consideration payable in respect thereof pursuant to Section 1.5 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of such Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) at the Effective Time, be entitled to receive, in exchange therefor, the cash consideration that such holder has the right to receive pursuant to the provisions of Section 1.5, in full satisfaction of all rights pertaining to such Uncertificated Shares. The Uncertificated Shares so surrendered shall be cancelled. No interest shall be paid or will accrue on any Merger Consideration payable in respect of Uncertificated Shares.

(d) Any portion of the Payment Fund that remains undistributed to former holders of shares of Company Common Stock as of the date that is 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand (including any interest accrued with respect thereto), and any former holders of shares of Company Common Stock who have not theretofore surrendered their Company Stock Certificates, or complied with the procedures established by the Paying Agent for surrender of Uncertificated Shares, in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

(e) Each of the Paying Agent, Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or any Company Equity Award such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be timely remitted to the applicable Governmental Body in accordance with applicable Legal Requirements and shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) If any Company Stock Certificate or Uncertificated Share has not been surrendered by the earlier of: (i) the fifth anniversary of the date on which the Merger becomes effective; and (ii) the date immediately prior to the date on which the cash amount that such Company Stock Certificate or Uncertificated Share represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

(g) None of Parent, Merger Sub, the Surviving Corporation or the Paying Agent shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.8 Dissenting Shares.

(a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and held by a holder or beneficially owned by a “beneficial owner” (as defined, for purposes of this Section 1.8, in Section 262(a) of the DGCL) who has made a proper demand for appraisal of such shares of Company Common Stock in accordance with

Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (any such shares being referred to as “Dissenting Shares” until such time as such Person fails to perfect or otherwise loses such Person’s appraisal rights under Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with Section 1.5, but shall be entitled only to such rights as are granted by the DGCL to a holder or beneficial owner of Dissenting Shares.

(b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then such shares shall be deemed automatically to have been converted into, as of the Effective Time, and to represent only, the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon compliance with the procedures described in Section 1.7(b) or Section 1.7(c), as applicable, upon surrender of the Company Stock Certificate representing such shares or such Uncertificated Shares in accordance with the terms of this Agreement.

(c) The Company shall give Parent: (i) prompt notice of any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Section 262 of DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its prior written consent to such payment or settlement offer.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the Disclosure Schedule (subject to Section 9.6); and (b) disclosure in any Company SEC Report filed with the SEC at least one Business Day before the date of this Agreement (but (i) without giving effect to any amendment thereto filed with the SEC thereafter, (ii) excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other statement or other disclosure that is similarly predictive or forward-looking, and (iii) excluding any Company SEC Reports that are not publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) on the date that is one Business Day before the date of this Agreement)):

2.1 Subsidiaries; Due Organization; Etc..

(a) Part 2.1(a) of the Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. Neither the Company nor any of the other Acquired Companies owns any capital stock of, or any equity interest of any nature in, any other Entity, other than another Acquired Company. None of the Acquired Companies is, or has at any time since January 1, 2019, been a general partner of any other Entity. None of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or capital contribution to any other Entity.

(b) Each of the Acquired Companies is duly organized, validly existing and in good standing (in jurisdictions that recognize the concept of good standing) under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound, except, in each case, where the failure to be so duly organized, validly existing or in good standing or to have such power and authority would not individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Each of the Acquired Companies is qualified to do business as a foreign entity, and is in good standing (in jurisdictions that recognize the concept of good standing), under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

2.2 Certificate of Incorporation and Bylaws. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Acquired Companies, each as in effect as of the date of this Agreement, including all amendments thereto. The Company has Made Available to Parent accurate and complete copies of: (a) the charters of all committees of the Company’s board of directors in effect as of the date of this Agreement; (b) each code of conduct or similar policy adopted by the Company or by the Company’s board of directors, or any committee of the Company’s board of directors, each as in effect as of the date of this Agreement; and (c) the final, approved minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Company Common Stock and of the Company’s board of directors (and to the extent applicable, each committee thereof) for the period commencing on January 1, 2021 and ending on the date of this Agreement. The minutes of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company’s board of directors (and to the extent applicable, each committee thereof) Made Available to Parent are complete and redacted only with respect to discussions of the Contemplated Transactions or other similar strategic transactions, or other matters as required to be redacted by applicable Legal Requirements, and not with respect to any other matter. No Acquired Company is in violation in any material respect of any of the provisions of the certificate of incorporation or bylaws (or equivalent charter and organizational documents), including all amendments thereto, of such Acquired Company.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) 1,000,000,000 shares of Company Class A Common Stock, of which 121,474,081 shares have been issued and are outstanding as of 4:00 p.m. Eastern time on February 15, 2024 (the “Capitalization Date”); (ii) 200,000,000 shares of Company Class B Common Stock, of which 76,180,453 shares have been issued and are outstanding as of the Capitalization Date; (iii) 150,000,000 shares of Company Class C Common Stock, of which no shares have been issued or are outstanding as of the Capitalization Date; and (iv) 100,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding as of the Capitalization Date. During the period from the Capitalization Date to the date of this Agreement, the Company has not issued or granted any shares of its capital stock, Company Equity Awards or other equity interests in the Company, or securities convertible into or exchangeable for such capital stock, Company Equity Awards or other equity interests in the Company, other than pursuant to the exercise, vesting and settlement of Company Equity Awards granted prior to the Capitalization Date, in accordance with their terms as in effect as of the Capitalization Date.

(b) The Company does not hold any shares of its capital stock in its treasury. There are no shares of Company Common Stock beneficially owned by any Subsidiary of the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the Acquired Companies. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.

(c) As of the Capitalization Date: (i) 14,051,566 shares of Company Common Stock are subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans; (ii) 2,931,292 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”); (iii) (A) 12,278,219 shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company RSUs that vest solely based on time-based vesting requirements; and (B) up to a maximum of 3,307,784 shares of Company Common Stock (1,653,892 target shares of Company Common Stock) are subject to issuance and/or delivery pursuant to Company RSUs that vest based on performance-based vesting requirements; (iv) no shares of restricted Company Common Stock are outstanding; (v) no shares of Company Common Stock are subject to stock appreciation rights, whether granted under the Company Equity Plans or otherwise; and (vi) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans.

(d) Part 2.3(d) of the Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Capitalization Date: (A) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (B) the name of the holder of such Company Equity Award; (C) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Company Common Stock); (D) the exercise price (if any) of such Company Equity Award; (E) the date on which such Company Equity Award was granted; (F) the applicable vesting schedule (including any performance-based vesting requirements), and the extent to which such Company Equity Award is vested and/or exercisable (including achievement of any performance-based vesting requirements and the number of shares of Company Common Stock vested due to the achievement of any performance-based vesting requirements); (G) the date on which such Company Equity Award expires; (H) if such Company Equity Award is a Company Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (I) if such Company Equity Award is a Company RSU, whether such Company RSU is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”); and (J) whether the vesting of such Company Equity Award would be accelerated, in whole or in part, as a result of the consummation of the Merger, whether alone or in combination with any termination of employment or other event. The Company has no payments owing or contemplated under a dividend equivalent right (whether in cash, stock or otherwise) with respect to Company Equity Awards. The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” or similar practices with respect to the effective date of grant (whether intentionally or otherwise). All outstanding Company Equity Awards have been granted under the Company Equity Plans.

(e) The Company has Made Available to Parent accurate and complete copies of all equity-based plans, or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) that are outstanding as of the date of this Agreement, and the forms of all stock option, stock appreciation right, restricted stock unit, deferred stock unit and restricted stock award agreements evidencing such stock options, stock appreciation rights, restricted stock units, deferred stock units or restricted stock awards (whether payable in equity, cash or otherwise). As of the Capitalization Date, 44,768,816 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans.

(f) Except (x) as set forth in this Section 2.3 or in Part 2.3 of the Disclosure Schedule or (y) for any shares of Company Common Stock issued (I) pursuant to the exercise, vesting and settlement of Company Equity Awards, or issuance of shares of Company Class A Common Stock pursuant to outstanding Company Options, in each case granted prior to the Capitalization Date, in accordance with their terms as in effect as of the Capitalization Date or (II) in compliance with Section 4.2(b)(ii) of this Agreement, there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies;

(ii) outstanding security, instrument or obligation, in each case, that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) Contract under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There is no stockholder rights plan (or similar plan commonly referred to as a “poison pill”) in effect.

(g) There is no Company Contract providing for the voting or registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any shares of Company Common Stock.

(h) All outstanding shares of Company Common Stock, options, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

(i) All of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company, free and clear of any Encumbrances (other than Permitted Encumbrances).

(j) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries (other than the Significant Subsidiaries) have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, and are owned beneficially and of record by the Company, free and clear of any Encumbrances (other than Permitted Encumbrances).

2.4 SEC Filings; Financial Statements.

(a) The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since the Lookback Date, and all amendments thereto (the “Company SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company or any of its officers with the SEC have been so filed on a timely basis since the Lookback Date. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in each Certification are accurate and complete as of its date. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.

(b) The consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

(c) The Acquired Companies maintain a system of internal accounting controls that are effective in providing reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has Made Available to Parent accurate and complete copies of all written policies related to such internal accounting controls.

(d) The Acquired Companies maintain disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective in all material respects to ensure that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has Made Available to Parent accurate and complete copies of all written policies related to such disclosure controls and procedures. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company (A) is and has been in compliance, in all material respects, with the applicable listing and other rules and regulations of the New York Stock Exchange since the Lookback Date and (B) since the Lookback Date, has not received any notice from the New York Stock Exchange asserting any non-compliance with such rules and regulations.

(e) The Company has not been a party to any securitization transactions. The Company has Made Available to Parent accurate and complete copies of the documentation creating or governing all “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) effected by any of the Acquired Companies since the Lookback Date.

(f) The Company is in compliance, in all material respects, with the provisions of the Sarbanes-Oxley Act applicable to it. No Acquired Company has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.

(g) Since the Lookback Date, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports or except as may have been required by any regulatory authority. The reserves reflected in such financial statements have been determined and established in accordance with GAAP and have been calculated in a consistent manner.

(h) All accounts receivable, trade receivables, notes receivable and other receivables, whether or not accrued and whether or not billed, of the Acquired Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to Acquired Companies arising from their business. All Accounts Receivable have been recorded on the Company’s consolidated financial statements in accordance with GAAP. The Company’s consolidated reserve for contractual allowances and doubtful accounts is adequate in all material respects and has been calculated in a manner consistent with past practices.

(i) All of the Company’s inventory has been properly valued at the lower of cost or market, including the capitalization of labor and overhead costs, in accordance with GAAP, consistently applied. The Acquired Companies have maintained established controls over the inventory and maintain accurate records of their physical inventory accounts.

2.5 Absence of Changes. (a) Since the Balance Sheet Date, there has not been any Material Adverse Effect that is continuing; and (b) since the Balance Sheet Date through the date of this Agreement, none of the Acquired Companies has taken any action, or authorized, approved, committed, agreed or offered to take any action, that if taken during the Pre-Closing Period would require Parent’s consent under Sections 4.2(b)(i), 4.2(b)(iii), 4.2(b)(iv), 4.2(b)(v), 4.2(b)(vi), 4.2(b)(xi), 4.2(b)(xii), 4.2(b)(xv), 4.2(b)(xvi), 4.2(b)(xviii), 4.2(b)(xx), 4.2(b)(xxi), and with respect to any of the foregoing, 4.2(b)(xxiv). Since the Lookback Date, there has not been any “channel stuffing” or other similar sales method designed to encourage accelerated purchases of Company Products by any reseller, distributor or other channel partner in excess of demand in a particular quarter with the intent to increase the Acquired Companies’ consolidated revenues.

2.6 Title to Tangible Assets. The Acquired Companies own, and have good and valid title to, all tangible assets purported to be owned by them that are material to the Acquired Companies, taken as a whole, including: (a) all tangible assets reflected on the Company Balance Sheet that are material to the Acquired Companies, taken as a whole (except for inventory sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date); and (b) all other tangible assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies. All of such assets that are material to the Acquired Companies are owned by the Acquired Companies free and clear of any Encumbrances, except for Permitted Encumbrances.

2.7 Real Property; Equipment; Leasehold.

(a) Part 2.7(a)(i) of the Disclosure Schedule sets forth as of the date of this Agreement (i) a description of each parcel of real property, including the address, owned by any of the Acquired Companies (including all buildings, structures, fixtures and other improvements on such real property, “Owned Real Property”) and (ii) the name of the Acquired Company that holds title to each Owned Real Property. The Acquired Companies have good and valid and marketable fee simple title to each Owned Real Property free and clear of any Encumbrances, other than Permitted Encumbrances. No Acquired Company is party to any agreement or option for it to purchase any real property or to sell any portion of any Owned Real Property. There is an issued and outstanding owner’s policy of title insurance for each Owned Real Property and no claim has been made against such title insurance policy.

(b) Part 2.7(b) of the Disclosure Schedule sets forth an accurate and complete description of each real property lease, sublease, license or occupancy agreement pursuant to which any of the Acquired Companies leases, subleases, licenses or occupies real property from any other Person as of the date of this Agreement (the “Leases”). Each real property leased, subleased or licensed to the Acquired Companies, including all buildings, structures, fixtures and other improvements leased, subleased or licensed to the Acquired Companies as of the date of this Agreement, are referred to as a “Leased Real Property”. The Acquired Companies have valid and subsisting leasehold interests in and to all Leased Real Property, except where the failure to have such interests would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Except as would not reasonably be expected to interfere in any material respect with the current use and operation of any Leased Real Property by any Acquired Company, all of the Leases are valid and in full force and effect, have not been modified, amended or supplemented, in writing or otherwise and all material rents, additional rents and other amounts not yet delinquent to date pursuant to each Lease have been paid.

(c) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, and, to the Knowledge of the Company the present use and operation of each Leased Real Property and Owned Real Property is authorized by, and is in compliance in all material respects with, all applicable zoning, land use, building, fire, health, labor, safety and health laws and other Legal Requirements. To the Knowledge of the Company and except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, all buildings, structures, fixtures and other improvements located on the Owned Real Property and on the Leased Real Property for which an Acquired Company is responsible are in good operating condition and repair, reasonable wear and tear excepted, and free of any material defect, and are adequate for the purposes for which they are currently being used by the Acquired Companies at such location. To the Knowledge of the Company and except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the present use or operation of any Leased Real Property or Owned Real Property by the Acquired Companies. The Company has not received any written notice of any condemnation proceedings relating to any Leased Real Property or Owned Real Property and, to the Knowledge of the Company, no condemnation proceedings relating to any Leased Real Property or Owned Real Property are pending or threatened.

(d) Except as set forth in Part 2.7(d) of the Disclosure Schedule, there are no subleases, licenses, occupancy agreements or other contractual obligations granted by any Acquired Company that grant the right of use or occupancy of any Leased Real Property or Owned Real Property to any Person other than the Acquired Companies and there is no Person in possession of any of the Leased Real Property or Owned Real Property other than the Acquired Companies.

(e) To the Knowledge of the Company and except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, the buildings and material structures located on the Owned Real Property do not encroach on any real property (that is not part of the Owned Real Property or appurtenant easements or rights which they are on), and there are no buildings or material structures that encroach onto the Owned Real Property, in each case that could reasonably be expected to impair the ability to use any such Owned Real Property for the purposes for which such Owned Real Property is being used at such location.

(f) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, each portion of the Owned Real Property and to the Knowledge of the Company, the Leased Real Property has adequate rights of way and access to public ways and all water, sewer, sanitary and storm drain facilities and other material public utilities necessary for the use, occupancy, operation and maintenance for its intended purposes in the ordinary course of business consistent with past practice. To the Knowledge of the Company, no Acquired Company has received any written notice from any utility company or municipality of any fact or condition which could result in the discontinuation of necessary sewer, water, electric, gas, telephone or other utilities or services for the Owned Real Property.

(g) Part 2.7(g) of the Disclosure Schedule sets forth as of the date of this Agreement (i) a description of each parcel of real property, including the address, owned in part, directly or indirectly, by any of the Acquired Companies (excluding the Owned Real Property and the Leased Real Property), (ii) the name of the Acquired Company that holds such partial interest and (iii) a description of such partial interest.

(h) Except as would not result in a Material Adverse Effect, all items of equipment and other tangible assets owned by or leased to the Acquired Companies (including the Leased Real Property) are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Acquired Companies in the manner in which such businesses are currently being conducted.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Disclosure Schedule accurately identifies: (i) each item of Registered IP in which any Acquired Company has (or purports to have) an ownership interest, or an exclusive license or similar exclusive right; (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration or serial number and date; and (iii) the record owner and, if different, the legal owner and beneficial owner (and if any other Person has an ownership interest in such item of Registered IP, the nature of such ownership interest) (collectively, the “Company Registered IP”) as of February 9, 2024.

(b) Part 2.8(b)(i) of the Disclosure Schedule accurately identifies each material Company Inbound License as of the date of this Agreement, other than licenses received by any Acquired Company in the ordinary course of business pursuant to Contracts that are substantially on the Acquired Companies’ standard forms Made Available to Parent. Part 2.8(b)(ii) of the Disclosure Schedule accurately identifies each material Company Outbound License as of the date of this Agreement, other than nonexclusive licenses granted by any Acquired Company in the ordinary course of business pursuant to Contracts that are substantially on the Companies’ standard forms Made Available to Parent. Part 2.8(b)(iii) of the Disclosure Schedule accurately identifies each Company Patent License as of the date of this Agreement.

(c) The Acquired Companies exclusively own all right, title and interest in and to the material Company IP (other than Intellectual Property and Intellectual Property Rights that are licensed to the Acquired Companies under Company Inbound Licenses or Standard Inbound Licenses or that are licensed to the Acquired Companies and expressly exempted from the disclosure requirements under Part 2.8(b)(i) of the Disclosure Schedule), free and clear of any Encumbrances, except for Permitted Encumbrances. Without limiting the generality of the foregoing: (i) all documents and instruments necessary to perfect the rights of the Acquired Companies in all material Company Registered IP (other than Intellectual Property Rights the Acquired Companies have decided to abandon or let lapse in their reasonable business judgment) have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body; (ii) each (A) employee and independent contractor who is or was involved in the creation, contribution or development of any Intellectual Property or Intellectual Property Rights material to the Acquired Companies in the course of that Person’s work with or for any Acquired Company has validly and irrevocably assigned to an Acquired Company all such Intellectual Property and Intellectual Property Rights, and to the extent not assignable by law, has granted a waiver of such Person’s moral rights and other non-assignable rights in and to such Intellectual Property and Intellectual Property Rights, as applicable and (B) Person, other than employees and independent contractors of the Acquired Companies, who created, contributed, or developed any material Intellectual Property or Intellectual Property Rights owned or purported to be owned by any Acquired Company in the course of such Person’s work with or for any Acquired Company has validly and irrevocably assigned to an Acquired Company all such Intellectual Property and Intellectual Property Rights, and to the extent not assignable by law, has granted a waiver of such Person’s moral rights and other non-assignable rights in and to such Intellectual Property and Intellectual Property Rights, as applicable; (iii) no Governmental Body, university, college or other educational institution or research center has or purports to have any ownership in, or exclusive rights to, any Company-Owned IP; (iv) each Acquired Company has in place a policy to, and has used reasonable efforts to, (A) maintain the confidentiality of its trade secrets and other confidential information that it intends to keep confidential (including by having each Company Associate be bound by a confidentiality agreement protecting all such trade secrets and other confidential information owned by or otherwise in the possession or control of the Acquired Companies) and (B) otherwise protect, create, enforce, maintain and preserve its Intellectual Property Rights, and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing or breach or non-compliance with such policies; (v) (A) none of the Acquired Companies: (1) is or has been a member or promoter of, made any submission or contribution to, or is subject to any Contract with, any forum, consortium, patent pool, standards body or similar Person (each, a

“Standards Organization”) that would obligate any Acquired Company to grant or offer a license or other right to, or otherwise impair its control of, any Company-Owned IP; or (2) has received a request in writing from any Person for any license or other right to any Company-Owned IP in connection with the activities of or any participation in any Standards Organization and (B) no Company-Owned IP is subject to any commitment that would require the grant of any license or right to any Person or otherwise limit any Acquired Company’s control of any Company-Owned IP or has been, is or was required to be, identified by an Acquired Company or, to the Knowledge of the Company, any other Person as essential to any Standards Organization or any standard promulgated by any Standards Organization; and (vi) the Acquired Companies own or otherwise have sufficient rights in, and immediately after the Closing, the Surviving Corporation will continue to own and otherwise have sufficient rights in, all Intellectual Property Rights material to the conduct of the business of the Acquired Companies as currently conducted by the Acquired Companies. Each Acquired Company has at all times complied with, and is currently in compliance with, all of the rules, regulations, policies and Contracts of Standards Organizations that are applicable to each Acquired Company’s businesses.

(d) All Company Registered IP is subsisting, and to the Knowledge of the Company, valid and enforceable. Without limiting the generality of the foregoing: (i) with respect to each item of Company Registered IP, except for Registered IP that the Acquired Companies have decided to abandon or let lapse in their reasonable business judgment, all necessary: (A) fees, payments and filings have been timely submitted to the relevant Governmental Body or domain name registrar; and (B) other actions have been timely taken, in the case of each of clauses “(A)” and “(B)”, to maintain each such item of Company Registered IP in full force and effect; and (ii) no Legal Proceeding (other than ordinary course office actions or similar proceedings) is pending or, to the Knowledge of the Company, has been threatened, in which the ownership, scope, validity or enforceability of any Company-Owned IP is being or has been contested or challenged or would reasonably be expected to be contested or challenged, in each case that has resulted or could reasonably be expected to result in a liability that is material to the Acquired Companies, taken as a whole. Part 2.8(d) of the Disclosure Schedule accurately identifies and describes each action, filing, and payment that must be taken or made on or before the date that is 120 days after February 9, 2024, in order to maintain in full force and effect each item of Company Registered IP set forth, or required to be set forth, on Part 2.8(a) of the Disclosure Schedule.

(e) Except as set forth in Part 2.8(e) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, any of the following (including if a Consent is required to avoid any of the following): (i) a loss of, or Encumbrance, other than a Permitted Encumbrance, on, any Company-Owned IP, in each case that is material to the Acquired Companies, taken as a whole; (ii) a breach of, violation or default under, or termination of, any material Company Inbound License, material Company Outbound License or Company Patent License; (iii) the grant, assignment or transfer to any other Person of any license or other right or interest under, in or to any Intellectual Property Rights owned by Parent or any of its Affiliates (other than the Acquired Companies or Surviving Corporation) or the satisfaction of any condition as a result of which any Person would be permitted to exercise any license or other right or interest under, in or to any Intellectual Property Right owned by Parent or any of its Affiliates (other than the Acquired Companies or Surviving Corporation), other than pursuant to Contracts to which Parent or any of its Affiliates are a party; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest (other than license rights under Company Inbound Licenses or Standard Inbound Licenses or under licenses to the Acquired Companies that are expressly exempted from the disclosure requirements under Part 2.8(b)(i) of the Disclosure Schedule) under, in or to any Company-Owned IP or Intellectual Property Rights owned by any of the Acquired Companies or the Surviving Corporation, or the satisfaction of any condition as a result of which any Person would be permitted to exercise any additional license or other right or interest under, in or to any Company-Owned IP or Intellectual Property Right owned by any of the Acquired Companies or the Surviving Corporation, (v) the Parent or any of its Affiliates (other than the Acquired Companies or Surviving Corporation) being bound by, or subject to, any exclusivity commitment, non-competition agreement or other limitation or restriction on the operation of their respective businesses or the use, exploitation, assertion or enforcement of Intellectual Property or Intellectual

Property Rights owned by Parent or any of its Affiliates (other than the Acquired Companies or Surviving Corporation) anywhere in the world, other than pursuant to Contracts to which Parent or any of its Affiliates are a party; (vi) any of the Acquired Companies or the Surviving Corporation being bound by, or subject to, any additional exclusivity commitment, non-competition agreement or other limitation or restriction on the operation of their respective businesses or the use, exploitation, assertion or enforcement of any Company-Owned IP or any Intellectual Property or Intellectual Property Rights owned by any Acquired Companies or the Surviving Corporation anywhere in the world (in each case other than pursuant to Company Inbound Licenses or Standard Inbound Licenses or Contracts that are set forth on or are expressly exempted from the disclosure requirements under Part 2.8(b)(i) of the Disclosure Schedule); (vii) a reduction of any royalties or other payments that are material to the Acquired Companies, taken as a whole, that an Acquired Company would otherwise be entitled to with respect to any Company-Owned IP; or (viii) Parent, the Surviving Corporation or any of their Affiliates being obligated to pay any royalties or other amounts to any Person in excess of those payable by the Acquired Companies prior to the Closing.

(f) No Acquired Company has infringed, misappropriated or otherwise violated or made unlawful use (directly, contributorily, by inducement or otherwise) of any Intellectual Property or Intellectual Property Right of any other Person since January 1, 2018. Since January 1, 2018, none of the Company Products, or the manufacture, sale, distribution, or provision of the Company Products by or on behalf of the Acquired Companies, or the use of the Company Products by consumers, users or customers in accordance with the Acquired Companies’ instructions, specifications and/or documentation or Contracts with such consumers, users or customers, or the conduct of the business of any Acquired Company, as conducted by such Acquired Company, has infringed, violated or made unlawful use of, and none of the foregoing infringes, violates or makes unlawful use of any Intellectual Property Right of any other Person, and no Company Product contains any Intellectual Property misappropriated from any other Person, in each case in a manner that has created or could reasonably be expected to create a liability that is material to the Acquired Companies, taken as a whole. Without limiting the generality of the foregoing: (i) no infringement, misappropriation, unlawful use or similar claim or Legal Proceeding is pending or threatened in writing against any Acquired Company or, to the Knowledge of the Company, against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Acquired Company with respect to such claim or Legal Proceeding; and (ii) since January 1, 2018, no Acquired Company has received any written notice or, to the Knowledge of the Company, other communication from any third Person that has claimed any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Company Product (other than communications and letters between any Acquired Company and its legal counsel), or by any Acquired Company (or any of their respective businesses), of any Intellectual Property or Intellectual Property Right of another Person, in each case that has resulted or could reasonably be expected to result in liability that is material to the Acquired Companies, taken as a whole, including: (A) any letter or other communication asserting infringement, misappropriation, violation or unlawful use or threatening litigation, or suggesting or offering that any Acquired Company obtain a license to any Intellectual Property Right of another Person and implying or suggesting that any Acquired Company has been or is infringing, misappropriating, violating or making unlawful use of any such Intellectual Property or Intellectual Property Right; or (B) any letter or other communication requesting or demanding defense of, or indemnification with respect to, any infringement claim.

(g) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any material Company-Owned IP, and no Person is currently infringing, misappropriating or otherwise violating any material Company-Owned IP.

(h) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or lapse of time, result in the delivery, license or disclosure of (or a requirement that any Acquired Company or other Person deliver, license or disclose) any Company Source Material for any Company Product or other material Company-Owned IP to any escrow agent or other Person. No event has occurred or circumstance or condition exists that, with or without notice or lapse of time, will, or would reasonably be expected to, give rise to or serve as a basis for an obligation to deliver, license or disclose any Company Source Material for any Company Product or other material Company-Owned IP to any escrow agent or other Person. Part 2.8(h) of the Disclosure Schedule accurately identifies each item of Company Source Material for any Company Product or other material Company-Owned IP that has been placed into escrow with any escrow agent or other Person.

(i) The Black Duck scan conducted by Synopsys during the diligence process for the transactions contemplated by this Agreement covers all Software used, distributed, or made available by any of the Acquired Companies (including any Company Product that is currently being designed, developed, distributed, provided, licensed or sold to any customer by or on behalf of any Acquired Company) as of December 13, 2023, other than Software which is subject to a commercial (non-open source) license with a third Person. No Software incorporated or embodied in, or distributed or made available with, any Company Product contains, is or was derived from, or is or was distributed or made available with, Open Source Software in a manner such that the terms under which such Open Source Software is licensed (each, an “Open Source License”) impose or purport to impose a requirement or condition that an Acquired Company grant a license under or to, or refrain from asserting or enforcing, its Intellectual Property Rights or that any other Software included in the Company IP (other than the Open Source Software), or part thereof, be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge. Each Acquired Company has at all times complied with, and is currently in compliance with, all of the applicable licenses, conditions and other requirements set forth in the applicable Open Source License.

(j) Each Acquired Company has complied and is in compliance in all material respects with all license and Contract terms applicable to such Acquired Company’s use of AI Technology and all Training Data. No Training Data used by any Acquired Company has ever contained Protected Information. The Acquired Companies do not use any data input into any Company Product by end users or customers to create, train, tune, develop or improve any Company Product other than in accordance with applicable Legal Requirements and with their privacy policies or Contracts with such end users or customers. All data from end users or customers that is used to create, train, tune, develop or improve any Company Product has been collected, processed, anonymized, aggregated, stored and used pursuant to each Acquired Company’s standard form agreements, privacy policies or other Contracts with the applicable end users or customers.

(k) The Acquired Companies’ receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, and disposal of Protected Information complies, and since the Lookback Date, has complied with: (i) the Company’s obligations regarding privacy, data protection, or data security under each Company Contract; (ii) applicable Information Privacy and Security Laws; and (iii) the Acquired Companies’ published, public-facing notices regarding their privacy or data security practices, in each case with respect to clauses “(i)”, “(ii)” and “(iii)”, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. Each Acquired Company has all necessary lawful bases, authorizations, rights, and consents that are required by applicable Information Privacy and Security Law for each Acquired Company to receive, access, use and disclose Protected Information in such Acquired Company’s possession or under its control in connection with the operation of the business of such Acquired Company as currently received, accessed, used, and disclosed by each Acquired Company, respectively.

(l) The Acquired Companies have adopted and maintained, and have complied with since the Lookback Date, commercially reasonable measures that apply to the Acquired Companies with respect to privacy, data protection, and security with respect to the Acquired Companies’ collection and use of Protected Information gathered or accessed by or on behalf of the Acquired Companies in the course of the operations of the Acquired Companies. Employees of the Acquired Companies who have had access to Protected Information since the Lookback Date have received documented training with respect to compliance with applicable Information Privacy and Security Laws.

(m) Each Acquired Company takes commercially reasonable steps designed to protect the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company has implemented and maintains a written information security program that: (i) complies with all Information Privacy and Security Laws and Contracts; (ii) is designed to identify internal and external risks to the security of any Protected Information in its possession or control; (iii) is designed to monitor and protect Protected Information and all IT Systems against any unauthorized use, access, interruption, modification or corruption; (iv) contains commercially reasonable administrative, organizational, technical and physical safeguards designed to control the risks described in clauses “(ii)” and “(iii)” above; (v) is described in written data security policies and procedures; (vi) assesses each of the Acquired Companies’ data security practices, programs and risks; and (vii) includes incident response and notification procedures in compliance with applicable Information Privacy and Security Laws, including in the case of any breach of security compromising Protected Information. Each Acquired Company is taking, and has at all times since the Lookback Date taken, commercially reasonable steps to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Acquired Company provides similar or otherwise reasonable safeguards in compliance in all material respects with applicable Information Privacy and Security Laws.

(n) Each Acquired Company has, since the Lookback Date, taken commercially reasonable steps to secure all Company Products prior to selling, distributing, deploying, or making them available to the general public and has made patches and updates to such Company Products (in accordance with applicable industry standards). Without limiting the generality of the foregoing, each Acquired Company has performed penetration tests and vulnerability scans of Company Products and each critical- or high-severity vulnerability identified by any such tests or scans has been remediated or mitigated. Each Acquired Company has Made Available to Parent complete copies of each penetration test performed by any Acquired Company since the Lookback Date and evidence of any remediation or mitigation performed by any Acquired Company with respect to any material vulnerability identified by such tests. The Acquired Companies have not introduced, and to the Knowledge of the Company, no Company Product contains any listening or recording device of which the user or customer is not made aware, “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry), software routine, disabling codes or instructions or other vulnerabilities, faults or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Company Products, or a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(o) Since the Lookback Date, there has been no material data security breach of any IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Acquired Companies. Since the Lookback Date, there have been no Legal Proceedings conducted or asserted in writing against any Acquired Company, and, to the Knowledge of the Company, no such Legal Proceedings are pending against the Acquired Companies by any Person (including any Governmental Body), alleging violation of applicable Information Privacy and Security Laws or related Orders, and to the Knowledge of the Acquired Companies, no such Legal Proceedings have, since the Lookback Date, been threatened in writing. Since the Lookback Date, no Acquired Company has received any written notices from the Department of Justice, Federal Trade Commission or the Attorney General of any state, or any equivalent foreign Governmental Body, relating to any such violations.

(p) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the collection, storage, processing, sharing and destruction of Protected Information in connection with the Contemplated Transactions, and the execution, delivery, and performance of this Agreement and the Contemplated Transactions, will not violate each of the Acquired Companies’ applicable privacy notices and or applicable Information Privacy and Security Laws. Each Acquired Company will continue to have materially the same rights to use, process, and disclose Protected Information after the Closing as such Acquired Company had before the Closing.

(q) (i) The Company has Made Available to Parent a true, correct and complete copy of the Stipulated Order, together with all documentation in the possession of or otherwise available to the Acquired Companies that the Acquired Companies or their Representatives acting on behalf of the Acquired Companies have produced pursuant to the Stipulated Order prior to the date of this Agreement; (ii) from February 14, 2017 through the date of this Agreement, no Acquired Company has received any oral or written communication or notification from the Federal Trade Commission or New Jersey Attorney General stating that the Federal Trade Commission or New Jersey Attorney General (A) has requested an adverse modification in any manner of the Stipulated Order, (B) is seeking to adversely modify in any manner the Stipulated Order or (C) is commencing or seeking to commence an investigation relating to the Stipulated Order; (iii) since the date of this Agreement, neither the Federal Trade Commission nor the New Jersey Attorney General has (A) overtly asserted an intent to adversely modify the Stipulated Order (other than as has been overtly retracted or overruled) or (B) commenced or overtly asserted an intent to commence any investigation relating to the Stipulated Order that could reasonably be expected to lead to, or result in, an adverse modification to the Stipulated Order or other adverse action taken by the Federal Trade Commission or the New Jersey Attorney General relating to the Stipulated Order; and (iv)  since the date of this Agreement, the Stipulated Order has not been adversely modified in any way.

2.9 Material Contracts.

(a) Part 2.9(a) of the Disclosure Schedule identifies, as of the date of this Agreement, each of the following Company Contracts:

(i) any Contract: (A) that is an offer letter or employment agreement executed by a current employee, officer or director of the Company or which provides for the performance of services by any current Individual Independent Contractor (other than offer letters or agreements with Company Associates providing for “at will” employment or which are terminable on 10 days’ notice or less, or Contracts with agencies); (B) pursuant to which any of the Acquired Companies is or may become obligated to make or provide any severance, termination, retention or similar payment or benefit to any Company Associate; or (C) pursuant to which any of the Acquired Companies is or may become obligated to make any transaction bonus or similar payment to any Company Associate;

(ii) any Contract, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);

(iii) any collective bargaining, union or works council agreement;

(iv) except for Contracts with employees or Individual Independent Contractors, any Contract relating to the acquisition, sale or disposition of any Company-Owned IP that is incorporated in a Company Product that is (i) currently being designed, developed, distributed, provided, licensed or sold by or on behalf of any Acquired Company or (ii) was distributed, provided, licensed or sold by or on behalf of any Acquired Company since the Lookback Date;

(v) any Contract that provides for indemnification by any Acquired Company of any director, officer, employee or any Individual Independent Contractor of any Acquired Company that is not substantially in the form Made Available to Parent;

(vi) any Contract: (A) involving a joint venture, legal partnership or sharing of profits or revenue or similar agreement; or (B) for any capital expenditure in excess of $1,000,000;

(vii) any Contract relating to the acquisition, transfer, or joint ownership of any material Intellectual Property or Intellectual Property Rights;

(viii) any Contract entered into since the Lookback Date: (A) relating to the disposition or acquisition by any Acquired Company of any material assets or any business or business division (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $500,000 individually or that contains any ongoing obligations that are material to the Acquired Companies, taken as a whole, other than (1) Contracts required to be set forth on Part 2.9(a)(vii) of the Disclosure Schedule or (2) Contracts for the purchase of Company Products, components of Company Products, or other ordinary course inventory, in each case from manufacturers and entered into in the ordinary course of business consistent with past practice; or (B) pursuant to which any Acquired Company has or will acquire any interest, or will make an investment, in any other Person, other than another Acquired Company;

(ix) any Contract imposing any restriction in any material respect on the right or ability of any Acquired Company: (A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other material asset or any service from any other Person, or to sell any material product or other material asset to any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any Intellectual Property to or for any other Person;

(x) any Contract that: (A) grants exclusive rights to license, market, sell or deliver any product or service of any Acquired Company; (B) contains any “most favored nation” or similar provision in favor of the counterparty; (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by an Acquired Company (excluding such rights set forth in Leases) that is material to the Acquired Companies, taken as a whole; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or any portion of an Acquired Company’s requirements from any third party;

(xi) any mortgage, indenture, guarantee, loan, credit agreement, security agreement or other Contract relating to the borrowing of money or extension of credit, in each case, in excess of $500,000, other than: (A) accounts receivable and accounts payable; and (B) loans to or guarantees of obligations of direct or indirect wholly owned Subsidiaries of the Company, in each case, arising or provided in the ordinary course of business consistent with past practice;

(xii) any Contract: (A) that creates any obligation under any interest rate, currency or commodity derivative or hedging transaction; or (B) pursuant to which any Acquired Company creates or grants a material Encumbrance (other than a Permitted Encumbrance) on any of its material properties or other material assets;

(xiii) any Contract with a Major Customer or Major Supplier that has not been fully performed as of the date of this Agreement, other than (a) any purchase order or other Contract for the sale, purchase, distribution or resale of products or services in the ordinary course of business under which the Acquired Companies have made or received payments of less than $10,000,000 in aggregate, provided that such purchase order does not materially change the terms of any Contract to which it relates, or (b) any nondisclosure agreement entered into in the ordinary course of business of the Acquired Companies;

(xiv) any Contract (or group of related Contracts) (excluding Leases) for the purchase or sale of products, or the furnishing or receipt of services, to or from the Acquired Companies which involved the payment or receipt of amounts (A) to the Acquired Companies in excess of $10,000,000 in the aggregate from the same party in the 2023 calendar year; or (B) from the Acquired Companies in excess of $10,000,000 in the aggregate to the same party in the 2023 calendar year;

(xv) the Leases;

(xvi) any settlement, conciliation or similar Contract: (A) that materially restricts or imposes any material obligation on any Acquired Company or any entity that beneficially owns, directly or indirectly, a voting or equity interest in any Acquired Company; or (B) that would require any of the Acquired Companies to pay consideration valued at more than $1,000,000 in the aggregate after the date of this Agreement;

(xvii) any Contract (other than a Contract evidencing any Company Equity Award on the form or forms used by the Company in the ordinary course of business and Made Available to Parent): (A) relating to the voting or registration of any security; (B) providing any Person with any preemptive right or any similar right with respect to any security; or (C) providing any of the Acquired Companies with any right of first refusal or similar right with respect to, or right to repurchase or redeem, any security; and

(xviii) any Contract (or group of related Contracts) pursuant to which the Acquired Companies are obligated to pay any royalties, commissions, or other similar amounts (other than fixed license fees that are not based on sales revenues or other similar metrics) to any other Person for the use or other exploitation of any material Intellectual Property or Intellectual Property Rights in excess of $2,500,000 in the aggregate to the same party in the 2023 calendar year.

For purposes of this Agreement, Company Contracts of the type required to be set forth in Part 2.9(a) of the Disclosure Schedule or in Parts 2.8(b)(i)-(iii) of the Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act) shall be deemed to constitute a “Material Contract.” The Company has Made Available to Parent an accurate and complete copy of each Material Contract as of the date of this Agreement.

(b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect (except for expirations during the Pre-Closing Period in accordance with the terms of such Material Contract), and is enforceable in accordance with its terms, subject to the Enforceability Exceptions. None of the Acquired Companies, and, to the Knowledge of the Company, no other Person, has violated or breached, or committed any default under, any Company Contract that constitutes a Material Contract, except where such violation, breach or default would not reasonably be expected to create or result in material liability to, or otherwise have a material and adverse effect on, the Acquired Companies, taken as a whole. To the Knowledge of the Company, except as set forth in Part 2.23(d) of the Disclosure Schedule or as would not reasonably be expected to create or result in material liability to, or otherwise have a material and adverse effect on, the Acquired Companies, taken as a whole, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Company Contract that constitutes a Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Company Contract that constitutes a Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Company Contract that constitutes a Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Company Contract that constitutes a Material Contract, other than a right that is unrelated to a violation, breach of default of a party thereto. Since the Lookback Date, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible violation or breach of, or default under, any Material Contract.

2.10 Company Products.

(a) No Acquired Company is obligated to and, to the Knowledge of the Company, no Acquired Company has indicated in writing that it would (i) provide any recipient of any Company Product or prototype (or any other Person) with any material upgrade, improvement or enhancement of a Company Product or prototype other than those made generally available by the Acquired Company to customers, channel partners and end users or (ii) design or develop a new product, or a customized, improved or new version of a Company Product, for any other Person, in each case, with respect to clause “(i)” or “(ii)”, other than in accordance with the Company’s standard product support policies.

(b) Since the Lookback Date, each Company Product sold, licensed, delivered, provided or otherwise made available by any Acquired Company to any customer of any of the Acquired Companies (i) conformed and complied with the terms and requirements of any applicable warranty or other applicable Contract and with all applicable Legal Requirements, except in each case, as has not resulted in any liability that is material to the Acquired Companies, taken as a whole, and (ii) was free of any design defect, manufacturing or construction defect or other defect or deficiency at the time it was sold, licensed, delivered, provided or otherwise made available by an Acquired Company to a customer, other than any defect that has not created, and would not reasonably be expected to create, any liability that is material to the Acquired Companies, taken as a whole. To the Knowledge of the Company, since the Lookback Date, no Company Product has ever been the subject of any recall or other similar action of any Governmental Body.

(c) No Company Contract with a manufacturer of any of the Company Products that is currently being designed, developed, distributed, provided, licensed or sold to any customer by or on behalf of any Acquired Company or has been distributed, provided, licensed, or sold to any customer by or on behalf of any Acquired Company since the Lookback Date (or any material component thereof) is without a provision requiring the manufacturer to indemnify the Acquired Companies for all infringement, misappropriation or other violations of third party Intellectual Property Rights by each such Company Product (or component thereof) being delivered or supplied by the applicable manufacturer by the manufacture, use, sale or distribution of such Company Product or component provided by such manufacturer. The Acquired Companies have received indemnification coverage from their manufacturers in each current or pending instance where a third party commenced or pursued a Legal Proceeding relating to any Company Product (or any component thereof) that was supplied by the applicable manufacturer, and coverage has not been ultimately denied by the applicable manufacturer in connection with any such indemnification, and to the Knowledge of the Company, there are no facts or circumstances that would be reasonably expected to lead to indemnification coverage being denied for any such current or pending instance.

2.11 Major Customers and Suppliers.

(a) Part 2.11(a) of the Disclosure Schedule sets forth an accurate and complete list of each customer (including distributors and resellers) who was one of the 10 largest sources of revenues for the Acquired Companies during 2022 or 2023, based on amounts paid or payable (each, a “Major Customer”). No Acquired Company has any pending material dispute with any Major Customer. No Acquired Company has received any written notice or, to the Knowledge of the Company, other communication from any Major Customer to the effect that such Major Customer will not continue as a customer of any of the Acquired Companies or to the effect that such Major Customer intends to terminate or materially modify any existing Contract with any of the Acquired Companies, including by materially changing the terms of, or reducing the scale of the business conducted with, any of the Acquired Companies.

(b) Part 2.11(b) of the Disclosure Schedule sets forth an accurate and complete list of each supplier who was one of the 10 largest suppliers of the Acquired Companies during 2022 or 2023, based on amounts paid or payable to such suppliers (each a “Major Supplier”). No Acquired Company has any pending material dispute with any Major Supplier. No Acquired Company has received any written notice or, to the Knowledge of the Company, other communication from any Major Supplier to the effect that such Major Supplier will not continue as a supplier of any of the Acquired Companies or to the effect that such Major Supplier intends to terminate or materially and adversely modify any existing Contract with any of the Acquired Companies, including by materially changing the terms of, or reducing the scale of the business conducted with, any of the Acquired Companies.

2.12 Liabilities.

(a) None of the Acquired Companies has, and none of the Acquired Companies is responsible for performing or discharging, any accrued, contingent or other liability of any nature, either matured or unmatured, except for: (i) liabilities set forth on the Company Balance Sheet; (ii) liabilities that have been incurred by the Acquired Companies since the Balance Sheet Date in the ordinary course of business; (iii) liabilities for performance of obligations of the Acquired Companies under Company Contracts, other than liabilities arising from a breach of any Company Contract; and (iv) liabilities that would not reasonably be expected to have a Material Adverse Effect.

(b) Part 2.12(b) of the Disclosure Schedule lists all indebtedness of the Acquired Companies for borrowed money outstanding as of the date of this Agreement in excess of $500,000 in the aggregate (other than any indebtedness owed to another Acquired Company).

(c) Part 2.12(c) of the Disclosure Schedule sets forth all obligations, as of the date of this Agreement, of the Acquired Companies outstanding as of the date of this Agreement in respect of interest rate or currency obligations, swaps, hedges or similar arrangements that are material to the Acquired Companies, taken as a whole.

2.13 Compliance with Legal Requirements.

(a) To the Company’s Knowledge, none of the Acquired Companies has since June 21, 2022 imported any merchandise into the United States that was produced in whole or in part in the Xinjiang Uyghur Autonomous Region or by any entity designated on the UFLPA Entity List in violation of the Uyghur Forced Labor Prevention Act (“UFLPA”).

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each of the Acquired Companies is, and has at all times since the Lookback Date been, in compliance with all applicable Legal Requirements. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, since the Lookback Date, none of the Acquired Companies has received any written notice from any Governmental Body regarding any violation of, or failure to comply with, any Legal Requirement.

(c) Since January 1, 2019, none of the Acquired Companies, and no director, officer, other employee or, to the Knowledge of the Company, agent or third party acting on behalf of any of the Acquired Companies, has directly or indirectly, while acting on the Acquired Companies’ behalf: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any applicable anti-corruption or anti-bribery Legal Requirement, including the Foreign Corrupt Practices Act of 1977, as amended or any other applicable anti-corruption or anti-bribery law or similar Legal Requirement; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. For purposes of this Section 2.13(c), an “unlawful payment” shall include any direct or indirect transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which violates any applicable anti-corruption or anti-bribery law or similar Legal Requirement. Since January 1, 2019, none of the Acquired Companies or any other Entity under their control has been prosecuted, or to the Knowledge of the Company, investigated or charged for any violation of any applicable Legal Requirement. None of the Acquired Companies or any Entity under their control has disclosed to any Governmental Body information that establishes or indicates that an Acquired Company violated or may have violated any Legal Requirement applicable to the Acquired Companies.

(d) Since January 1, 2019, each of the Acquired Companies and each Entity under their control: (i) has been and is in compliance in all material respects with all Export and Import Laws; and (ii) has prepared and timely applied for, and obtained and complied with, all licenses, registrations and other authorizations for export, re-export, deemed (re-)export, transfer or import required in accordance with Export and Import Laws for the conduct of its business.

(e) Since January 1, 2019, none of the Acquired Companies or any of their respective directors, officers, employees or agents: (i) is or has been a Person with whom certain or virtually all transactions are prohibited under any applicable Export and Import Law, including those administered by OFAC, the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other similar Governmental Body; (ii) has violated or made a disclosure (voluntary or otherwise) regarding compliance with any Export and Import Law; (iii) has, since January 1, 2019, engaged in any transaction (including sourcing raw materials, components, software or services) or otherwise dealt directly or indirectly in violation of any Export and Import Law (A) with any Person located or ordinarily resident in the Crimea region of Ukraine; (B) with any Person located or ordinarily resident in the self-proclaimed Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine; (C) with any national of or Person located or ordinarily resident in Cuba, Iran, North Korea, Syria, Russia or Belarus with respect to any goods, technology, software or services; (D) any other country against which the U.S. maintains an arms embargo if the transaction involved goods, software, services or technology controlled by ITAR; or (E) with any Person described in clause “(i)”; or (iv) has employed or is currently employing at any of its facilities any national of Cuba, Iran, North Korea or Syria, any Person located or ordinarily resident in any of those countries or in the Crimea region, or since February 21, 2022, any Person located or ordinarily resident in the Donetsk People’s Republic region or the Luhansk People’s Republic region of Ukraine, in each case in violation of Export and Import Law.

(f) None of the Acquired Companies has been cited or fined for failure to comply with any Export and Import Law, and no economic sanctions-related, export-related or import-related Legal Proceeding, investigation or inquiry is or has been pending or, to the Company’s Knowledge, threatened against any Acquired Company or any officer or director of any Acquired Company (in his or her capacity as an officer or director of any Acquired Company) by or before (or, in the case of a threatened matter, that would come before) any Governmental Body.

(g) None of the Acquired Companies has imported any equipment into the United States or marketed or sold any equipment in the United States that was produced in whole or in part by any entity designated on the Federal Communications Commission’s Covered List as currently in effect under 47 C.F.R. § 1.50002.

2.14 Governmental Authorizations.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole: (i) each Acquired Company holds, and since January 1, 2019 has held, all material Governmental Authorizations, and has made all filings required under applicable Legal Requirements, necessary to enable such Acquired Company to conduct its business in the manner in which such business is currently being conducted; (ii) all such Governmental Authorizations are valid and in full force and effect; (iii) each Acquired Company is and, since January 1, 2019, has been, in compliance in all respects with the terms and requirements of such Governmental Authorizations; and (iv) since January 1, 2019, none of the Acquired Companies has received any written notice from any Governmental Body regarding (A) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization or (B) any actual or possible revocation, withdrawal, suspension, cancellation, termination or material modification of any material Governmental Authorization.

(b) No Acquired Company has received any grant, subsidy or similar incentive provided or made available by any Governmental Body.

2.15 Tax Matters.

(a) (i) Each of the income and other material Tax Returns required to be filed by or on behalf of any Acquired Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Acquired Company Returns”): (A) has been filed on or before the applicable due date (including any extensions of such due date); and (B) has been accurate and complete and in compliance with all applicable Legal Requirements, except as would be material to the Acquired Companies, taken as a whole; and (ii) all income and other Taxes for which the Acquired Companies are liable have been timely paid or accrued (in accordance with GAAP).

(b) The Company Balance Sheet, in accordance with and to the extent required by GAAP, reserves for or accrues all material actual and contingent liabilities of the Acquired Companies for Taxes.

(c) No extension or waiver of the limitation period applicable to any of the Acquired Company Returns has been granted and remains in effect, other than any extension obtained in the ordinary course of business that is automatically granted.

(d) (i) No material Tax audit, claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company in respect of any material amount of Tax; (ii) there are no Encumbrances for Taxes upon any of the assets of any of the Acquired Companies except liens for current Taxes not yet due and payable or delinquent or Taxes that are not material and being contested in good faith; and (iii) no written claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(e) (i) No Acquired Company is subject to Taxes in any country other than its country of formation by virtue of having a permanent establishment or other place of business in that other country; and (ii) no Acquired Company operates in any jurisdiction where such Acquired Company is required to but does not file Tax Returns.

(f) Since the fiscal year ended December 31, 2018, no Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(g) No Acquired Company has any material liability, whether fixed, contingent or otherwise, for the Taxes of any Person (other than another Acquired Company) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign Legal Requirement, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, by Contract (except for a Contract (i) that will terminate as of Closing or (ii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes) or otherwise by operation of law.

(h) None of the Acquired Companies is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement (i) solely between the Acquired Companies, (ii) that will terminate as of Closing or (iii) entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).

(i) None of the Acquired Companies has a request for a private letter ruling, a request for technical advice, a request for a change of any method of accounting or any other similar request that is in progress or pending with any Governmental Body with respect to Taxes and there are no closing agreements with respect to Taxes, Tax rulings or written requests for Tax rulings with or from any Governmental Body currently outstanding or in effect with respect to any Acquired Company.

(j) The Acquired Companies have complied with Section 482 of the Code or any similar provision of U.S. state or local or foreign Tax Legal Requirements relating to transfer pricing in all material respects.

(k) No Acquired Company has participated in, or is currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of the Treasury Regulations under Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Legal Requirement.

(l) None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 or 263A of the Code (or any comparable provision under state, local or foreign Tax Legal Requirements) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) an intercompany transaction (within the meaning of the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or foreign Tax Legal Requirements)) or an excess loss account (within the meaning of the Treasury Regulations under Section 1502 of the Code (or any similar provision of U.S. state or local or foreign Tax Legal Requirements)) existing at Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received outside the ordinary course of business prior to the Closing; or (v) any election under Section 108(i) of the Code made prior to the Closing.

(m) Since the Lookback Date, each of the Acquired Companies has withheld from each payment or deemed payment made to Company Associates or to its past or present suppliers, creditors, stockholders or other third parties all Taxes required to be withheld and has, within the time and in the manner required by applicable Legal Requirements, paid such withheld amounts to the proper Governmental Bodies and complied with all reporting and record retention requirements related to such Taxes, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

2.16 Employee and Labor Matters; Benefit Plans.

(a) The Company has Made Available to Parent a list (redacted to the extent required by applicable Legal Requirements) of all current employees of each of the Acquired Companies as of the date of this Agreement, and such list correctly reflects in all material respects: (i) their names; (ii) dates of hire or retention; (iii) their job titles or positions; (iv) their current annual base salaries or hourly wages; (v) their current year annual target bonus or commission amounts and actual bonus paid in connection with the last employee review program, if any; (vi) any other compensation payable to them (including housing allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation); (vii) any Governmental Authorizations that are held by them and that relate to or are useful in connection with the business of any Acquired Company; (viii) any promises made to them with respect to changes or additions to their compensation or benefits; (ix) their city and state or country of employment or service; (x) their employer or employing entity; (xi) any accrued and unpaid vacation pay or paid time off entitlements; (xii) leave of absence status and reason and expected date of return to active employment, if any; (xiii) whether such employees are classified as exempt or non-exempt under the Fair Labor Standards Act or the applicable Legal Requirements of the jurisdiction where such employees are located; and (xiv) their status as full-time, part-time, temporary or seasonal employees. The employment of each employee of an Acquired Company who performs services for such Acquired Company exclusively or primarily in the United States is terminable by such Acquired Company “at will” (and without payment of severance benefits). The Company has Made Available to Parent accurate and complete copies of: (i) all employee manuals, written employment policies and employee handbooks in effect as of the date of this Agreement; and (ii) template or form offer letters, employment agreements, employee acknowledgments of written employment policies, arbitration agreements, non-competition agreements, non-solicitation agreements and confidentiality agreements (A) currently in effect with any current Company employees and Individual Independent Contractors or (B) entered into with any former employees or Individual Independent Contractors since the Lookback Date under which the former employee or Individual Independent Contractor has a continuing obligation.

(b) None of the Acquired Companies is or has ever been a party to, subject to, or under any obligation to bargain for, any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any Company Associate or other Contract with a labor organization, union, works council, employee bargaining agency or similar entity representing any Company Associate (collectively, a “Labor Organization”), and there are no, and since the Lookback Date have not been, any, Labor Organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any current Company Associate. There are no, and since the Lookback Date there has not been any, organizing, election or other activities pending or threatened by or on behalf of any Labor Organization with respect to any Company Associate. No Labor Organization holds bargaining rights with respect to any current Company Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Company Associate. Since the Lookback Date, no Acquired Company has ever agreed to recognize any Labor Organization, nor has any Labor Organization been certified as the exclusive bargaining representative of any Company Associate. There is no, and since the Lookback Date there has not been any, challenge regarding representation as to any Labor Organization with respect to any Company Associate, and no Labor Organization claims to or is seeking to represent any Company Associate. There is no Labor Organization, which, pursuant to any applicable Legal Requirement, must be notified, consulted or with which negotiations need to be conducted in connection with any of the Contemplated Transactions. Since the Lookback Date, none of the Acquired Companies has violated any applicable Legal Requirement relating to unfair labor practices, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Since the Lookback Date, there has not been any unfair labor practice complaint or charge pending or, to the Knowledge of the Company, threatened, against any Acquired Company before the U.S. National Labor Relations Board or any similar Governmental Body. Since the Lookback Date, no Acquired Company is or has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or union organizing activity, or any similar unionization activity or dispute, affecting any of the Acquired Companies or any of their employees.

(c) The Company has Made Available to Parent a list (redacted to the extent required by applicable Legal Requirements) of all current independent contractors and prior independent contractors of any Acquired Company since May 26, 2019, to the extent such independent contractors are (A) individual, natural persons engaged directly pursuant to an agreement by and between an Acquired Company and the engaged individual, natural person, or (B) individual, natural persons that are engaged directly pursuant to an agreement by and between an Acquired Company and a company solely owned by the engaged individual, natural person (collectively, the “Individual Independent Contractors”), and such list correctly reflects in all material respects:

(i) the name of such independent contractor, the Acquired Company that has engaged such independent contractor, location of service and country of engagement and the date on which such independent contractor was originally engaged by such Acquired Company;

(ii) whether such independent contractor is subject to a written Contract;

(iii) a description of such independent contractor’s services;

(iv) whether the independent contractor provided services to any of the Acquired Companies for a period of six consecutive months or longer;

(v) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from any Acquired Company with respect to services performed; and

(vi) the independent contractor’s compensation rate.

Accurate and complete copies of all Contracts identified in Part 2.16(c)(ii) of the Disclosure Schedule have been Made Available to Parent.

(d) Except as would not reasonably be expected to result in a liability that is, or would reasonably be expected to be, material to the Acquired Companies, taken as a whole, the Company currently, and since May 26, 2019 has, treated and accounted for in all respects as employees of each Acquired Company all temporary, seasonal or leased employees, and properly classified all Company Associates and temporary, seasonal or leased employees as either employees or independent contractors, as the case may be, and as an exempt or non-exempt employee, as the case may be, for all purposes, including: (i) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Legal Requirements governing the payment of wages (including overtime and premium wages); (ii) applicable Tax Legal Requirements; and (iii) unemployment insurance and worker’s compensation obligations. No Individual Independent Contractor is eligible to participate in any Company Employee Plan that is an “employee benefit plan” (as defined in Section 3(3) of ERISA) including a “nonqualified deferred compensation plan” subject to Code Section 409A, or the ESPP.

(e) To the Knowledge of the Company, no Person has claimed or has a reasonable basis to claim that any director, officer or senior management employee: (i) is in violation, in any material respect, of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement or any restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. To the Knowledge of the Company, no Company Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, manufacture or sale of any product or proposed product, or the development or sale of any service or proposed service, of any Acquired Company.

(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, each Acquired Company is, and since January 1, 2020 has been, in compliance with all applicable Legal Requirements respecting employment, hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements relating to discrimination, equal pay, wages and hours (including the requirements of the Fair Labor Standards Act and the applicable Legal Requirements of all jurisdictions where such Acquired Company maintains employees), meal and rest breaks, overtime, business expense reimbursements, labor relations, collective bargaining, collection and payment of tax withholding or social security taxes and any similar tax, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), maintenance of accurate time and pay records (including overtime and breaks), record retention, occupational health and safety, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”). Since the Lookback Date, none of the Acquired Companies has effectuated a “plant closing,” “termination,” “relocation,” or “mass layoff” as those terms are used in the WARN Act. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, each of the Acquired Companies has properly accrued in the ordinary course of business, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation for any services performed, directly or indirectly, for any Acquired Company as of the date of this Agreement. Except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole, and other than routine payments to be made in the ordinary course of business consistent with past practice, none of the Acquired Companies has any liability, or reasonably anticipates to have future liability, for any arrears of wages, salaries, overtime pay, premium pay, commissions, bonuses, benefits, severance pay or other amounts, payable to any Company Associate, or any Taxes or any penalty for failure to comply with any of the foregoing. Except as would not reasonably expected to be material to the Acquired Companies, taken as a whole, none of the Acquired Companies has any liability, or reasonably anticipates to have future liability, for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business consistent with past practice). Except as would not reasonably be expected to be material to the Acquired Companies, each of the Acquired Companies is, and since the Lookback Date has been, in compliance with the requirements of the Immigration Reform Control Act of 1986 in all material respects, and each employee who requires permission and/or authorization to work in the jurisdiction in which they carry out their employment had at the time of hire current and appropriate permission and/or authorization to work in that jurisdiction. None of the Acquired Companies’ employment-related policies or practices is currently, or since the Lookback Date has been, audited or investigated by any Governmental Body.

(g) Since May 1, 2019, the Acquired Companies are not party to, and are not otherwise bound by, any consent decree with, or is subject to any citation or other Order by, any Governmental Body which (i) relates to any employment practice and (ii) has outstanding legal obligations on the Acquired Companies.

(h) The Company has Made Available to Parent all formal or informal (to the extent such allegations, complaints, charges or claims would require the applicable Acquired Company to conduct an investigation pursuant to applicable Legal Requirements) allegations, complaints, charges or claims of sexual harassment, sexual assault, sexual misconduct, or harassment and/or discrimination, including those made to any of the Acquired Companies’ Human Resources departments in the form of a demand letter or to any Governmental Body, based on the basis of gender, sex, race or ethnicity (a “Misconduct Allegation”) that have, since the Lookback Date, been made by any employee or Individual Independent Contractor of the Acquired Company against any officer, director, manager or supervisory-level employee of any Acquired Company in such person’s capacity as such or, to the Knowledge of the Company, in any other capacity. The Company has further Made Available to Parent all settlement agreements, tolling agreements, non-disparagement agreements, confidentiality agreements or non-disclosure agreements, entered into since the Lookback Date or under which the Company has continuing obligations, relating directly or indirectly to any Misconduct Allegation against any Acquired Company or any officer, director, manager, employee or Contract Worker of any Acquired Company.

(i) Part 2.16(i) of the Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Company Employee Plan and each material Company Employee Agreement and separately identifies each material Foreign Plan. None of the Acquired Companies intends, and none of the Acquired Companies has committed, to establish or enter into any new arrangement that would constitute a material Company Employee Plan or Company Employee Agreement, or to materially modify any material Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement). The Company has Made Available to Parent, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Company Employee Plan and each material Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements; (iv) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (v) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code.

(j) Each Company Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all applicable Legal Requirements, including ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee Plan that is an “employee benefit plan” (as defined in Section 3(3) of ERISA), including a “nonqualified deferred compensation plan” subject to Code Section 409A, and the Company Equity Plans can be amended, terminated or otherwise discontinued (after satisfying any required notice or consent requirements) before or after the Closing in accordance with its terms, without liability, whether fixed, contingent or otherwise, that is material to Parent, the Acquired Companies or any ERISA Affiliates (other than ordinary administration expenses). Since the Lookback Date, there has been no audit, inquiry or Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated by the IRS, DOL or any other Governmental Body or any other Person with respect to any Company Employee Plan. None of the Acquired Companies has ever incurred any material penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code or any material penalty or Tax under applicable Legal Requirements. Each of the Acquired Companies and ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan, except as would not result in liability, whether fixed, contingent or otherwise, that is material to any of the Acquired Companies, taken as a whole, and, to the extent not yet due, such contributions and other payments have been adequately accrued in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports. Each Foreign Plan that is required to be registered or approved by any Governmental Body under applicable Legal Requirements has been so registered or approved, except as would not, individually or in the aggregate, result in a liability, whether fixed, contingent or otherwise, that is, or would reasonably be expected to be material to the Acquired Companies, taken as a whole.

(k) None of the Acquired Companies, and no ERISA Affiliate, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any liability in respect of, any: (i) Company Pension Plan subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Company Employee Plan subject to ERISA holds stock issued by the Company or any of its current ERISA Affiliates as a plan asset. Except as would not, individually or in the aggregate, result in a liability, whether fixed, contingent or otherwise, that is, or would reasonably be expected to be material to the Acquired Companies, taken as a whole, the fair market value of the assets of each funded Foreign Plan, the liability, whether fixed, contingent or otherwise, of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and none of the Contemplated Transactions will cause any such assets or insurance obligations to be less than such benefit obligations.

(l) No Company Employee Plan or Company Employee Agreement provides (except at no cost to the Acquired Companies or any Affiliate of any Acquired Company), or reflects or represents any liability, whether fixed, contingent or otherwise, of any of the Acquired Companies or any Affiliate of any Acquired Company to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements.

(m) Except as set forth in Part 2.16(m) of the Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate; or (ii) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Employee Plan or Company Employee Agreement. Without limiting the generality of the foregoing, no amount payable to any Company Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. None of the Acquired Companies has any obligation to compensate any Company Associate for any Taxes incurred by such Company Associate under Section 4999 of the Code.

(n) Except as listed on Part 2.16(n) of the Disclosure Schedule, each Company Employee Plan, Company Employee Agreement or other Contract between any Acquired Company and any Company Associate that is a “nonqualified deferred compensation plan” subject to Section 409A is and has at all times been administered in documentary and operational compliance with the requirements of Section 409A, except as would not result in a liability, whether fixed, contingent or otherwise, that is material to the Acquired Companies, taken as a whole. No Acquired Company has any obligation to gross-up or otherwise reimburse any Company Associate for any tax incurred by such person pursuant to Section 409A.

2.17 Environmental Matters.

(a) Each of the Acquired Companies is, and since the Lookback Date has been, in compliance in all material respects with, and is not subject to any liability that is material to the Acquired Companies, taken as a whole, under, any applicable Environmental Law.

(b) (i) Each of the Acquired Companies is, and since the Lookback Date, has applied for, possessed, maintained and complied in all material respects with the terms and conditions of all Environmental Permits; (ii) a true and complete list of all Environmental Permits currently held by any Acquired Company, all of which are valid and in full force and effect, is set forth in Part 2.17(b)(ii) of the Disclosure Schedule; and (iii) since the Lookback Date, there has been no action or Legal Proceeding pending or, to the Knowledge of the Company, threatened in writing to revoke, suspend, terminate or materially modify any such Environmental Permit.

(c) There has been no Release on, under or from any properties currently or, to the Knowledge of the Company, formerly owned, leased or operated by any of the Acquired Companies that would reasonably be expected to result in a liability that is material to the Acquired Companies, taken as a whole.

(d) Since the Lookback Date, or earlier for matters that have not been fully resolved, none of the Acquired Companies has received any written information request by a Governmental Body, written notice, claim, complaint, demand, action, potentially responsible party letter or, to the Knowledge of the Company, any other communication from any Person, in each case, (i) that alleges that any of the Acquired Companies is not in compliance in all material respects with, or has any liability that is material to the Acquired Companies, taken as a whole, under, any Environmental Law or with respect to Hazardous Materials or (ii) that would reasonably be expected to result in any liability that is material to the Acquired Companies, taken as a whole, under Environmental Law or with respect to Hazardous Materials.

(e) Except as would not reasonably be expected to result in any liability that is material to any Acquired Company, no Acquired Company has arranged, by contract, agreement or otherwise for the transportation, disposal or treatment of Hazardous Materials at any location.

(f) Except as would not reasonably be expected to result in any liability that is material to the Acquired Companies, taken as a whole, no Acquired Company owns or operates, and to the Knowledge of the Company, none of the following are present at, on, in or under any real property currently owned, leased or operated by any Acquired Company: (i) any underground storage tank; (ii) any dump, landfill, surface impoundment or other unit for the treatment, storage or disposal of Hazardous Materials; (iii) asbestos; (iv) polychlorinated biphenyls; (v) lead-based paint; (vi) PFAS-containing Aqueous Film Forming Foam; or (vii) toxic mold.

(g) The Acquired Companies have Made Available to Parent copies of all environmental site assessments, Environmental Permits, environmental audits and all material documents in their possession or under their reasonable control that relate to the Acquired Companies’ compliance with or any liability under any Environmental Law or the environmental condition of any real property that any of the Acquired Companies currently or formerly have owned, operated or leased.

2.18 Insurance. The Company has Made Available to Parent a copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the

Acquired Companies in effect as of the date of this Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect: (a) each of such insurance policies is in full force and effect; (b) no written notice of default or termination has been received by any Acquired Company in respect thereof; and (c) all premiums due thereon have been paid in full. Since January 1, 2022, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible: (i) cancellation or invalidation of any such insurance policies; (ii) refusal of any coverage or rejection of any material claim under any such insurance policies; or (iii) material adjustment in the amount of the premiums payable with respect to such any insurance policies.

2.19 Legal Proceedings; Orders.

(a) Since January 1, 2019, there has been no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. Since January 1, 2019, there has been no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, alleging violations of applicable Legal Requirements relating to the Acquired Companies’ employment practices (including employment discrimination, harassment, retaliation, misclassification, wage and/or hour violations or unfair labor practices), except as would not reasonably be expected to be material to the Acquired Companies, taken as a whole. As of the date of this Agreement, there has been no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding that challenges, or that would reasonably be expected to have the effect of preventing, materially delaying or making illegal the Merger or any of the other Contemplated Transactions. To the Knowledge of the Company, as of the date of this Agreement, the Legal Proceedings identified in Part 2.19(a) of the Disclosure Schedule (i) have not had, individually or in the aggregate, a Material Adverse Effect and (ii) if adversely determined, would not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect.

(b) Except as would reasonably be expected to, individually or in the aggregate, materially impair the business or operations of the Acquired Companies, there is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is or has been subject. To the Knowledge of the Company, no officer or other key employee of any of the Acquired Companies is or has been subject to any Order that prohibits such officer or such employee from engaging in or continuing any conduct, activity or practice necessary or useful to the operations of the business of any of the Acquired Companies.

2.20 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Vote, assuming the accuracy of the representations and warranties contained in Section 3.7. The Company’s board of directors (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved and declared advisable this Agreement and the Merger; and (c) unanimously recommended the adoption of this Agreement by the holders of Company Common Stock entitled to vote thereon and directed that this Agreement be submitted for adoption by the Company’s stockholders by written consent. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

2.21 Takeover Statutes; No Rights Plan. Assuming the accuracy of the representations and warranties contained in Section 3.7, the Company’s board of directors has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to Parent, its affiliates and associates, the execution, delivery and performance of this Agreement and the Support Agreements to the consummation of the Merger and the other Contemplated Transactions. None of such actions by the Company’s board of directors has been amended, rescinded or modified. Other than the HSR Act, there are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) applicable to, this Agreement, any Support Agreement, any Acquired Company, the Merger or any of the other Contemplated Transactions, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising its ownership of shares of Company Common Stock acquired in the Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

2.22 Vote Required. Assuming the accuracy of the representations and warranties contained in Section 3.7, the affirmative vote or written consent of the holders of shares of Company Common Stock representing (a) a majority of the voting power of the outstanding shares of the Company Common Stock entitled to vote thereon and (b) two-thirds of the outstanding shares of Company Class B Common Stock, voting as a separate class, (collectively, the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the Merger. Assuming the accuracy of the representations and warranties contained in Section 3.7, the Persons listed on Exhibit E hold sufficient shares of Company Common Stock to provide the Required Company Stockholder Vote. The execution and delivery to the Company of the Stockholder Written Consent, duly executed by the Persons listed on Exhibit E, will be sufficient to approve and adopt this Agreement and the Merger in accordance with Section 228 and Section 251(c) of the DGCL, the Company’s Certificate of Incorporation and the Company Bylaws.

2.23 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(a) contravene, conflict with or result in a violation of any of the provisions of the Company’s Certificate of Incorporation and the Company Bylaws or any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of the Company’s Subsidiaries;

(b) contravene, conflict with or result in a violation of any Legal Requirement or any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;

(c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies;

(d) contravene, conflict with or result in a violation or breach of, or result in a default or penalty under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) accelerate the maturity or performance of any Material Contract; or (iii) cancel, terminate or modify in any material respect any right, benefit, obligation or other term of any Material Contract, except as set forth in Part 2.23(d) of the Disclosure Schedule.

(e) result in the imposition or creation of any Encumbrance (other than a Permitted Encumbrance) upon or with respect to any asset owned or used by any of the Acquired Companies (except, in the case of clauses “(b)” through “(e)”, for any such contraventions, conflicts, violations, breaches, defaults or other occurrences that would not reasonably be expected to be material to the Acquired Companies, taken as a whole); or

(f) result in the disclosure or delivery to any escrow holder or other Person of any Source Material, or the transfer of any material asset of the Acquired Companies to any Person.

Except as may be required by the Exchange Act, the DGCL, the HSR Act, none of the Acquired Companies was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any other agreement referred to herein or (y) the consummation of the Merger or any of the other Contemplated Transactions, except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.

2.24 Fairness Opinion. The Company’s board of directors has received the oral opinion of J.P. Morgan Securities LLC (“J.P. Morgan”), financial advisor to the Company, to be subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Class A Common Stock (other than William Wang and his Affiliates) is fair, from a financial point of view, to such holders. Promptly following the receipt of such written opinion, the Company will furnish an accurate and complete copy to Parent solely for informational purposes. The Company has received the consent of J.P. Morgan to include such opinion in the Information Statement.

2.25 Advisors’ Fees. Except for J.P. Morgan, no broker, finder or investment banker is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has Made Available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of J.P. Morgan. As of the date of this Agreement, except for the fee payable to J.P. Morgan pursuant to the agreements Made Available to Parent in accordance with the preceding sentence, no premium, success fee, contingent fee or other similar payment in excess of $1,000,000 to any consultant or legal, tax, accounting, financial or other advisor will be triggered or become due or payable by any Acquired Company as a result of or in connection with the consummation of the Merger or any of the other Contemplated Transactions. No legal advisor to any Acquired Company has been or will be compensated at rates greater than such legal advisor’s standard hourly rates for services performed in connection with the Contemplated Transactions.

2.26 Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

2.27 Exclusivity of Representations and Warranties. Except for the representations and warranties contained in Section 3 and in the case of Fraud, the Company acknowledges that neither Parent nor Merger Sub nor any Representative of Parent or Merger Sub makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of Parent or Merger Sub or with respect to any other information provided or made available to the Company by or on behalf of Parent or Merger Sub in connection with the Contemplated Transactions, including any information, documents, projections, forecasts or other material made available to the Company or its Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained in this Section 2.27, Section 3.8 or elsewhere in this Agreement, the Company acknowledges and agrees that: (a) Parent is expressly relying and has relied upon (i) each of the representations and warranties of the Company set forth in this Section 2 and in the Closing Certificate and (ii) the absence of any Fraud by the Company or any of its Representatives acting or purporting to act on its behalf in (A) entering into this Agreement and (B) consummating the Contemplated Transactions; (b) nothing in this Section 2.27, Section 3.8 or elsewhere in this Agreement shall limit, or is intended to limit, any right or remedy of Parent with respect to any Fraud (regardless of whether or not such Fraud relates to an express representation or warranty set forth in this Section 2 or in the Closing Certificate); and (c) Parent shall have the right to exercise all rights and remedies relating to any Fraud (including, for the avoidance of doubt, any extra-contractual Fraud) committed by the Company or any of its Representatives acting or purporting to act on its behalf.

Section 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have all requisite corporate power and authority to perform their obligations under this Agreement and to consummate those of the other Contemplated Transactions that they are required to consummate, and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger or those of the other Contemplated Transactions that they are required to consummate will: (a) conflict with or result in any breach of the certificate of incorporation, bylaws or other charter or organizational documents of Parent or Merger Sub; or (b) result in a violation by Parent or Merger Sub of any Legal Requirement or Order to which Parent or Merger Sub is subject, except for any violation that will not have a material adverse effect on Parent’s ability to consummate the Merger. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, the HSR Act or any foreign antitrust Legal Requirement, neither Parent nor Merger Sub is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance by Parent or Merger Sub of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions by Parent or Merger Sub.

3.4 Funding. As of the Effective Time, Parent will have sufficient cash, available lines of credit or other sources of readily available funds to enable it to pay all amounts required to be paid as Merger Consideration in the Merger.

3.5 Legal Proceedings; Orders. As of the date of this Agreement, there are no pending Legal Proceedings against Parent, Merger Sub or their Affiliates, that would reasonably be expected to prevent or materially impair the consummation of the Merger by Parent or Merger Sub. Neither Parent, Merger Sub nor any of their Affiliates are subject to any Order that would reasonably be expected to prevent or materially impair the consummation of the Merger by Parent or Merger Sub.

3.6 Disclosure. None of the information supplied by or on behalf of Parent for inclusion in the Information Statement will, at the time the Information Statement is mailed to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.7 Ownership. Neither Parent nor Merger Sub has been an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company, in each case during the three years prior to the date of this Agreement.

3.8 Exclusivity of Representations and Warranties; No Reliance. Subject to the final sentence of Section 2.27, except for the representations and warranties contained in Section 2 and in the Closing Certificate, Parent and Merger Sub acknowledge that neither the Company nor any Representative of the Company makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of the Company in connection with the transactions contemplated by this Agreement, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in data rooms, management presentations or similar information deliverables in expectation of the transactions contemplated by this Agreement.

Section 4. CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the Pre-Closing Period, the Company shall, and shall ensure that each of the other Acquired Companies and its and their respective Representatives: (a) provide Parent and Parent’s Representatives with reasonable access to the Acquired Companies’ employees, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies within the possession or control of, or reasonably accessible to the Acquired Companies, upon reasonable advance notice during normal business hours of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Companies; (b) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Companies, in each case, as Parent may reasonably request for purposes reasonably related to the facilitation or consummation of any of the Contemplated Transactions; and (c) promptly inform Parent of the occurrence and substance of any oral or written communication received by any Acquired Company from the Federal Trade Commission or the New Jersey Attorney General relating to the Stipulated Order and use reasonable best efforts to provide Parent and Parent’s representatives with all documentation in the possession of or otherwise available to the Acquired Companies that the Acquired Companies or their Representatives acting on behalf of the Acquired Companies have produced pursuant to the Stipulated Order following the execution of this Agreement (if any). Nothing in this Section 4.1 shall require the Acquired Companies to disclose any information to Parent if such disclosure (i) would be reasonably expected to waive or result in the loss of any attorney-client or similar legal privilege applicable to such information, (ii) would be reasonably expected to contravene any applicable Legal Requirement, confidentiality agreement or confidentiality provision of any Contract to which any Acquired Company is a party (other than a confidentiality agreement referred to in Section 4.3(b)) or (iii) is reasonably pertinent to any pending Legal Proceeding between the Company, on the one hand, and Parent, on the other hand. If any Acquired Company does not provide, or cause its Representatives to provide, such access or such information in reliance on the immediately preceding sentence, then the Company shall (A) promptly (and in any event within three Business Days after Parent’s request for such access or information) provide a written notice to Parent stating that it is withholding such access or such information and stating the justification therefor and (B) in the event the Company withholds access pursuant to clause “(i)” or “(ii)” of the immediately preceding sentence, use reasonable best efforts to provide such access or such information in a way that would not violate such Legal Requirement, agreement, or Contract or waive such privilege. Any access to any Owned Real Property or Leased Real Property shall be subject to the Acquired Companies’ reasonable security measures and the applicable requirements of the Leases and shall not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase II environmental assessments, except where further investigation is specifically recommended by a Phase I environmental assessment and with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

4.2 Operation of the Company’s Business.

(a) Subject to Section 4.2(b), during the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as expressly required by this Agreement or (z) as set forth in Part 4.2(a) of the Disclosure Schedule: (i) the Company shall conduct, and shall ensure that each of the other Acquired Companies conducts, their respective business and operations (A) in the ordinary course of business and consistent with past practices and (B) in compliance with all applicable material Legal Requirements; and (ii) the Company shall use reasonable best efforts to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and other employees (other than for cause) or service providers and maintains its relations and goodwill with all material suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with such Acquired Company.

(b) During the Pre-Closing Period, except (w) as may be required by applicable Legal Requirements, (x) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as expressly required by this Agreement or (z) as set forth in Part 4.2(b) of the Disclosure Schedule, the Company shall not, and the Company shall ensure that the other Acquired Companies do not:

(i) declare, accrue, set aside or pay any dividend or dividend equivalent right or make any other distribution (whether in cash, stock or otherwise) in respect of any shares of capital stock or Company Equity Awards or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than the repurchase of Company Restricted Stock in connection with the termination of employment or service of any Company Associate in accordance with the terms of the applicable restricted stock agreement);

(ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock upon the valid exercise of, or the vesting, settlement or scheduled delivery of shares pursuant to, Company Equity Awards in accordance with their terms, in each case, outstanding as of the date of this Agreement and (2) the Company may, subject to the limitations set forth in Part 4.2(b)(ii) of the Disclosure Schedule, grant to non-officer employees of the Acquired Companies in the ordinary course of business consistent with past practices Company Options (having an exercise price equal to the fair market value of the Company Common Stock covered by such Company Option, determined as of the time of the grant of such Company Option) or Company RSUs, in each case containing no vesting acceleration provisions and containing the Company’s standard vesting schedule);

(iii) except as required pursuant to the terms of any applicable Company Equity Plan, Company Equity Award or any Contract evidencing any Company Equity Award, amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Award, or otherwise materially modify any of the terms of any outstanding Company Equity Award;

(iv) amend its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any liquidation, dissolution, merger, consolidation, share exchange, conversion, division, domestication, transfer, continuance, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(v) form any Subsidiary or acquire any equity interest in, or security of, any other Entity (other than publicly traded securities acquired for ordinary course cash management purposes);

(vi) make any capital expenditure or incur any obligation or liability in respect thereof in excess of the amount budgeted for such expenditure in the Company’s capital expenditure budget as set forth in Part 4.2(b)(vi) of the Disclosure Schedule;

(vii) (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, other than (1) a Contract with a customer for the sale of Company Products on a non-exclusive basis to such customer in the ordinary course of business consistent with past practice, (2) a Contract with a supplier for the supply, manufacture, development or assembly of Company Products, or components thereof, on a non-exclusive basis from such supplier in the ordinary course of business consistent with past practice, (3) subject to the limitations set forth in Part 4.2(b)(ii) of the Disclosure Schedule, a Contract granting to a non-officer employee of the Acquired Companies in the ordinary course of business consistent with past practices Company Options (having an exercise price equal to the fair market value of the Company Common Stock covered by such Company Option, determined as of the time of the grant of such Company Option) or Company RSUs, in each case containing no vesting acceleration provisions and containing the Company’s standard vesting schedule, (4) a Contract pursuant to which any Acquired Company agrees to lend money to any other Acquired Company or to incur indebtedness to, or guarantee the indebtedness of, any other Acquired Company, in each case, in the ordinary course of business consistent with past practices; (5) any Company Employee Plan or Company Employee Agreement (which are governed by the terms of Section 4.2(b)(xiii)); or (6) a Contract for the non-exclusive license of Intellectual Property or Intellectual Property rights in the ordinary course of business consistent with past practice, other than (x) licenses to Patents, or (y) any license grants by or on behalf of the Acquired Companies to any trademarks other than those of the Acquired Companies; or (B) renew, extend, amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than (x) any Company Employee Plan or Company Employee Agreement (which are governed by the terms of Section 4.2(b)(xiii)) and (y) in the ordinary course of business consistent with past practices;

(viii) enter into or become bound by any Contract imposing any material restriction on the right or ability of any Acquired Company (A) to engage in any line of business or compete with, or provide services to, any other Person or in any geographic area, (B) to acquire any material product or other material asset or any service from any other Person, sell any product or other material asset to or perform any service for any other Person or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any Intellectual Property or other asset to or for any other Person, other than, in each case, any renewal of any Contract that was disclosed in Part 2.9(a)(ix) or 2.9(a)(x) of the Disclosure Schedule, or pursuant to a replacement of such Contract, so long as such renewal or replacement does not adversely extend, expand or modify, any of the terms contained in such Contract that an Acquired Company would otherwise be restricted from entering into or becoming bound by pursuant to this Section 4.2(b)(viii) or Section 4.2(b)(ix);

(ix) enter into or become bound by any Contract that (A) grants material and exclusive rights to license, market, sell or deliver any product of any Acquired Company, (B) contains any “most favored nation” or similar provision in favor of the other party or (C) contains a right of first refusal, first offer or first negotiation or any similar right with respect to any asset owned by an Acquired Company that is material to the Acquired Companies, taken as a whole, other than, in each case, any renewal of any Contract that was disclosed in Part 2.9(a)(ix) or 2.9(a)(x) of the Disclosure Schedule, or pursuant to a replacement of such Contract, so long as such renewal or replacement does not adversely extend, expand or modify, any of the terms contained in such Contract that an Acquired Company would otherwise be restricted from entering into or becoming bound by pursuant to Section 4.2(b)(viii) or this Section 4.2(b)(ix);

(x) except pursuant to any Contract in effect as of the date hereof, acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, except (A) in each case for Company Products acquired, leased, licensed, sold or disposed of by the Company in the ordinary course of business consistent with past practices and (B) non-exclusive licenses to Intellectual Property or Intellectual Property Rights in the ordinary course of business consistent with past practices;

(xi) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except for (A) Permitted Encumbrances and (B) Encumbrances that do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes;

(xii) lend or advance money to any Person or incur, assume, guarantee or prepay any indebtedness for borrowed money (directly, contingently, or otherwise), except that any Acquired Company may lend money to any other Acquired Company, or incur any indebtedness to, or guarantee any indebtedness of, any other Acquired Company, in each case in the ordinary course of business consistent with past practices;

(xiii) (A) enter into any collective bargaining agreement, works council agreement or other Contract with any Labor Organization, (B) establish, adopt, enter into, amend, terminate, renew, extend or waive any material right or remedy under any Company Employee Plan or Company Employee Agreement or any plan, practice, agreement, arrangement or policy that would be a Company Employee Plan or Company Employee Agreement if it was in existence on the date of this Agreement, or (C) except as required by the terms of a Company Employee Plan, Company Employee Agreement or applicable Legal Requirements, pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing, severance, change-in-control, retention or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation (excluding equity-based compensation, which is addressed in Section 4.2(b)(ii)) or remuneration payable to, any of its directors, officers or other employees;

(xiv) (A) hire or terminate (other than for cause) (1) any employee that is not an engineer at the level of senior director or above or with an annual base salary in excess of $200,000 or (2) any employee that is an engineer at the level of senior director or above or with an annual base salary in excess of $250,000; (B) enter into or renew the employment and/or engagement of any employee or Contract Worker who, to the knowledge of the Company, resides and/or performs services in any of the Specified Countries; (C) promote any employee to the level of director or above, except in order to fill a position vacated after the date of this Agreement; or (D) engage any new Contract Worker for a period exceeding 30 days except for renewals or replacements of an engagement of a Contract Worker that performs services in the U.S. in effect as of the date of this Agreement on substantially similar terms;

(xv) (A) change in any material respect (1) any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (2) any of its methods of accounting or accounting practices, including with respect to Taxes; (B) engage in any “channel stuffing” or other similar sales method designed to encourage accelerated purchases of Company Products by any reseller, distributor or other channel partner in excess of demand in a particular quarter with the intent to increase the Acquired Companies’ consolidated revenues; or (C) write down any of its material assets by an amount in excess of $1,000,000 in the aggregate, except for depreciation and amortization in accordance with GAAP or in the ordinary course of business consistent with past practice;

(xvi) (A) adopt any method of Tax accounting or make any material Tax election (or allow any material Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing; (B) prepare or file any income or other material Tax Return or amended income or other material Tax Return inconsistent with past practices; (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to a material amount of Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes (except for an agreement (i) solely between the Acquired Companies, (ii) that will terminate as of Closing, or (iii) entered into in the ordinary course of business not primarily related to the allocation or sharing of Taxes); (D) request any ruling, closing agreement or similar guidance with respect to Taxes from a Governmental Body; or (E) enter into any power of attorney with respect to Taxes that will not terminate as of or before the Closing Date;

(xvii) commence or settle any Legal Proceeding, except (A) with respect to routine collection matters in the ordinary course of business consistent with past practices and (B) settlement in the ordinary course of business solely for the payment of monetary damages by the Company of $200,000 or less individually or $1,000,000 or less in the aggregate;

(xviii) waive, relinquish, abandon, forfeit, permit to lapse, terminate or cancel any material right (including any Intellectual Property Right) or take any action or fail to take any action if the taking of or failure to take such action will, or could reasonably be expected to, result in any of the foregoing, other than, in each case, immaterial Intellectual Property Rights the Acquired Companies have decided to abandon or let lapse in their reasonable business judgment;

(xix) enter into or amend any Contract relating to any Company Associate or make any payment to any Company Associate other than as contemplated by any existing Contract or Company Employee Agreement or as required by an existing Company Employee Plan, in each case, Made Available to Parent prior to the date of this Agreement that, considered individually or collectively with any other such Contracts or payments, will or could reasonably be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under U.S. state or local or non-U.S. Tax Legal Requirements);

(xx) convene any special meeting of the Company’s stockholders;

(xxi) other than in the ordinary course of business, transfer or repatriate to the U.S. cash, cash equivalents or liquid short-term or long-term investments held outside the U.S. if any material withholding or income Taxes will, or could reasonably be expected to be incurred in connection with such repatriation;

(xxii) become party to or approve or adopt any stockholder rights plan or “poison pill” agreement or similar takeover protection;

(xxiii) cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor; or

(xxiv) authorize, approve, agree, commit or offer to take any of the actions described in clauses “(i)” through “(xxiii)” of this Section 4.2(b).

If the Company expects to rely on clause “(w)” of this Section 4.2(b) in order to take, or permit any other Acquired Company to take, any action that would otherwise be prohibited by this Section 4.2(b), then, to the extent permitted by applicable Legal Requirements, at least three Business Days before such action is taken, the Company shall deliver a written notice to Parent via email (to the email addresses set forth on Part 4.2(b) of the Disclosure Schedule) stating that the Company intends to take or permit the taking of such action and specifying the Legal Requirement requiring the taking of such action. If the Company expects to take, or permit any other Acquired Company to take, any action that would otherwise be prohibited by this Section 4.2(b), then the Company may deliver a written notice to Parent via email (to the email addresses set forth on Part 4.2(b) of the Disclosure Schedule) stating that the Company intends to take such action, and Parent shall use reasonable best efforts to respond (affirmatively or negatively) to such request within five Business Days. Any of the individuals set forth on Part 4.2(b) of the Disclosure Schedule may grant consent on behalf of Parent.

(c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing upon becoming aware of any event, condition, fact or circumstance that occurred, arose, existed or came into effect on or prior to the date of this Agreement or that occurs, arises, exists or comes into effect following the date of this Agreement and that would reasonably be expected to cause of any of the conditions set forth in Section 6 to not be satisfied as if the Closing Date were the date that such event, condition, fact or circumstance occurred, arose, existed or came into effect. Without limiting the generality of the foregoing, the Company shall, as promptly as reasonably practicable, advise Parent in writing upon becoming aware of any Legal Proceeding or claim threatened (in writing), commenced or asserted against any of the Acquired Companies, in each case that is material to the Acquired Companies, taken as a whole. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement. Notwithstanding anything to the contrary in this Agreement, a breach (other than a knowing and intentional breach) of the obligations of the Acquired Companies under this Section 4.2(c) may not be asserted by Parent or Merger Sub as the basis, in and of itself, for the condition set forth in Section 6.2 not being satisfied or for terminating this Agreement pursuant to Section 8.1(f)(ii).

(d) During the Pre-Closing Period, the Company shall take such actions described in Part 4.2(d) of the Disclosure Schedule.

4.3 No Solicitation.

(a) The Company shall not (and shall not publicly propose to), and shall ensure that the other Acquired Companies, and each of the directors, executive officers and financial advisors of the Company, do not (and do not publicly propose to), and shall not authorize or knowingly permit any other Representative of an Acquired Company to, in each case, directly or indirectly: (i) solicit, knowingly encourage or knowingly facilitate the initiation, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Parent and its Affiliates) becoming an “interested stockholder,” for purposes of Section 203 of the DGCL); (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract constituting or relating to, or that contemplates, or is intended or would reasonably be expected to result in, an Acquisition Transaction.

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), prior to but not after the Subsequent Time, and notwithstanding the execution and delivery to the Company of the Effective Stockholder Written Consent in accordance with Section 5.1, the Company may furnish non-public information regarding the Acquired Companies to, and may enter into discussions or negotiations with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company after the date of this Agreement and prior to the Subsequent Time by such Person (and not withdrawn), but only if: (i) none of the Acquired Companies shall have breached (or be deemed to have breached pursuant to Section 4.3(j)) any of the provisions set forth in Section 4.3 in relation to such Acquisition Proposal in a manner that resulted, directly or indirectly, in such Acquisition Proposal having been submitted; (ii) the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that such Acquisition Proposal constitutes, or would reasonably be expected to result in, a Superior Offer; (iii) the Company’s board of directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company: (A) gives Parent written notice of the identity of such Person and of the Company’s intention to furnish non-public information to, or enter into discussions or negotiations with, such Person; and (B) receives from such Person, and delivers to Parent a copy of, an executed confidentiality agreement containing (1) customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Acquired Companies, and (2) other provisions no less favorable in any material respect to the

Company than the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) contemporaneously with furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent that such non-public information has not been previously furnished by the Company to Parent).

(c) If the Company, any other Acquired Company or any director, executive officer or financial advisor of the Company, or, to the Knowledge of the Company (which, for this purpose, will be deemed to solely include each member of the Company’s board of directors and the Company’s executive officers), any other Representative of any Acquired Company, receives an Acquisition Proposal or an Acquisition Inquiry at any time prior to the Effective Time then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry): (i) advise Parent in writing of such Acquisition Proposal or Acquisition Inquiry (including, subject to the any confidentiality obligations existing as of the date of this Agreement, the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the material terms and conditions thereof); and (ii) provide Parent with copies of all material documents and material written communications received by any Acquired Company or any Representative of any Acquired Company setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal or Acquisition Inquiry. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(d) The Company shall, and shall cause each of the other Acquired Companies, and each of the directors, executive officers and financial advisors of the Company to, immediately cease and cause to be terminated, and shall not authorize or knowingly permit any other Representative of any Acquired Company to continue, any existing solicitation or encouragement of, or discussions or negotiations with, any Person (other than Parent) relating to any Acquisition Proposal or Acquisition Inquiry.

(e) The Company: (i) agrees that it will not, and it shall ensure that none of the other Acquired Companies will, release or permit the release of any Person from, or amend, waive or permit the amendment or waiver of any provision of, any “standstill” or similar agreement or provision to which any of the Acquired Companies is or becomes a party or under which any of the Acquired Companies has or acquires any rights; and (ii) will use its reasonable best efforts to enforce or cause to be enforced each such agreement or provision at the request of Parent; provided, however, that, prior to the Subsequent Time, the Company may release a Person from, or amend or waive any provision of, or decline to enforce, any “standstill” agreement or provision if: (A) the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that the failure to release such Person from such agreement or provision or the failure to amend such agreement or waive such provision, or the enforcement of such agreement or provision, would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; and (B) the Company provides Parent with written notice of the Company’s intent to take such action prior to communicating such action to such Person.

(f) Promptly after the date of this Agreement, the Company shall (i) request each Person that has executed a confidentiality or similar agreement in the two years preceding the date of this Agreement in connection with such Person’s consideration of making a possible Acquisition Proposal to return or destroy all confidential information previously furnished to such Person by or on behalf of any of the Acquired Companies and (ii) terminate any third Person’s access to any physical or electronic data room relating to or set up in response to any possible Acquisition Proposal or Acquisition Inquiry.

(g) Subject to Section 4.4, the Company shall ensure that neither the Company’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation prior to the delivery to the Company of the Effective Stockholder Written Consent; (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) approve or recommend, or cause or permit any Acquired Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or similar document or any Contract constituting or relating to, or that contemplates or is intended or would reasonably be expected to result in, an Acquisition Transaction, other than a confidentiality agreement referred to in clause “(iv)(B)” of Section 4.3(b); or (iv) agree or publicly propose to, or permit any Acquired Company or any director or executive officer of the Company to, or authorize or knowingly permit any other Representative of any Acquired Company to, agree or publicly propose to, take any of the actions referred to in this Section 4.3(g) (each of the foregoing actions, a “Company Board Recommendation Change”).

(h) Nothing in this Agreement will prohibit the Company from: (i) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company’s board of directors (or a committee thereof) to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) making any disclosure that the Company’s board of directors (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Legal Requirements; or (iv) making a factually accurate public statement by the Company or the Company’s board of directors (or a committee thereof) that (A) describes the Company’s receipt of an applicable Acquisition Proposal; (B) identifies the Person or group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto; provided, however, that any such disclosure prior to the delivery to the Company of the Effective Stockholder Written Consent (other than a “stop, look and listen” communication of the type contemplated by Section 14d-9(f) promulgated under the Exchange Act) shall be deemed to be a withdrawal or modification of the Company Board Recommendation unless the Company’s board of directors expressly reaffirms the Company Board Recommendation in such disclosure and expressly rejects any applicable Acquisition Proposal; provided, further, that this Section 4.3(h) shall not permit (1) the Company to take any actions contemplated by Section 4.3 other than in compliance with Section 4.3 and Section 4.4 or (2) a Company Board Recommendation Change, or a termination of the Agreement in accordance with Section 8.1(i), other than in compliance with Section 4.3(g) and Section 4.4.

(i) The Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.

(j) The Company acknowledges and agrees that if (i) any Acquired Company, or any director, executive officer or financial advisor of the Company, takes any action, (ii) the Company authorizes or knowingly permits any other Representatives of an Acquired Company to take any action or (iii) the Company is made aware of an action by one of such other Representatives of any of the Acquired Companies, and the Company does not subsequently use its reasonable best efforts to prohibit or terminate such action and, in the case of each of clauses “(i)”, “(ii)” or “(iii)”, such action, if taken by the Company, would constitute a breach of any provision set forth in this Section 4.3, then such action shall be deemed to constitute a breach of such provision by the Company.

4.4 Company Board Recommendation; Superior Offer; Change in Circumstances.

(a) Notwithstanding anything to the contrary contained in this Agreement, (i) at any time prior to delivery to the Company of the Effective Stockholder Written Consent, the Company’s board of directors may withdraw or modify the Company Board Recommendation and (ii) at any time prior to the Subsequent Time, the Company’s board of directors may cause the Company to terminate this Agreement in accordance with Section 8.1(i) and, concurrently with such termination, cause the Company to enter into an Alternative Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(i), if, in each case: (A) an unsolicited, bona fide, written Acquisition Proposal is made to the Company after the date of this Agreement and is not withdrawn; (B) none of the Acquired Companies shall have breached (or be deemed to have breached pursuant to Section 4.3(j)) any of the provisions set forth in Section 4.3 in a manner that resulted, directly or indirectly, in such Acquisition Proposal having been submitted; (C) the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that such Acquisition Proposal constitutes a Superior Offer; (D) the Company’s board of directors determines in good faith, after consultation with the Company’s outside legal counsel, that, in light of such Superior Offer, the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (E) no less than four Business Days prior to withdrawing or modifying the Company Board Recommendation or terminating this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, the Company’s board of directors delivers to Parent a written notice (a “Specified Notice”) (1) stating that the Company has received a Superior Offer and that none of the Acquired Companies has breached (or is deemed to have breached pursuant to Section 4.3(j)) any of the provisions set forth in Section 4.3 in a manner that resulted, directly or indirectly, in such Superior Offer having been submitted, (2) stating that the Company’s board of directors intends to withdraw or modify the Company Board Recommendation (and, if applicable, describing any intended modification of the Company Board Recommendation) or terminate this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, (3) specifying the material terms and conditions of such Superior Offer, including the identity of the Person making such Superior Offer and (4) attaching copies of the most current draft of any written Contract relating to such Superior Offer and all other material documents and material written communications relating to such Superior Offer; (F) throughout such four Business Day period, the Company’s board of directors has not withdrawn or modified the Company Board Recommendation and the Company has not terminated this Agreement pursuant to Section 8.1(i); (G) throughout such four Business Day period, the Company and its Representatives engage (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, would not reasonably be expected to be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law; and (H) at the time of withdrawal or modification of the Company Board Recommendation or the termination of this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, the Company’s board of directors again determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(i) in order to accept such Superior Offer, as applicable, would reasonably be expected to be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement offered in writing by Parent as a result of the negotiations required by clause “(G)” above or otherwise. For purposes of this Section 4.4(a), any change in the form or amount of the consideration payable in connection with a Superior Offer, and any other material change to any of the terms of a Superior Offer, will be deemed to be a new Superior Offer, requiring a new Specified Notice and a new advance notice period; provided, however, that the advance notice period applicable to any such change to a Superior Offer pursuant to this sentence shall be two Business Days rather than four Business Days. For the avoidance of doubt, the parties agree that (x) the determination by the Company’s board of directors that an Acquisition Proposal constitutes a Superior Offer, (y) the determination by the Company’s board of directors to so deliver a Specified Notice, and the delivery by the Company of such Specified Notice and (z) the determination and authorization by the Company’s board to terminate this Agreement in order accept a Superior Offer or to enter into an Alternative Acquisition Agreement, and all other actions by the Company’s board of directors in connection with any of the foregoing, in each case in compliance with clause “(ii)” of the foregoing sentence, shall not, in and of itself, constitute a change, withdrawal or modification of the Company Board Recommendation or otherwise give rise to a Triggering Event for purposes of this Agreement.

(b) Notwithstanding anything to the contrary contained in Section 4.3(g), at any time prior to delivery to the Company of the Effective Stockholder Written Consent, the Company’s board of directors may withdraw or modify the Company Board Recommendation if: (i) there shall arise after the date of this Agreement a material event, material development or change in circumstances that relates to and is material to the Acquired Companies (taken as a whole) (but does not relate to any Acquisition Proposal) that was not known by the Company’s board of directors, and could not reasonably be expected to have been known or foreseen, by the Company’s board of directors on the date of this Agreement (or if known, the consequences of which were not known, and could not reasonably be expected to have been known or foreseen, by the Company’s board of directors as of the date of this Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to the Company’s board of directors prior to delivery to the Company of the Effective Stockholder Written Consent and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement (any such material event, material development or material change in circumstances being referred to as a “Change in Circumstances”); (ii) the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that, in light of such Change in Circumstances, the failure to withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Delaware law; (iii) no less than four Business Days prior to withdrawing or modifying the Company Board Recommendation, the Company’s board of directors delivers to Parent a written notice (A) stating that a Change in Circumstances has arisen, (B) stating that it intends to withdraw or modify the Company Board Recommendation in light of such Change in Circumstances and (C) containing a reasonably detailed description of such Change in Circumstances and, if applicable, describing any intended modification of the Company Board Recommendation (it being understood that neither the delivery of such notice nor the determination to so deliver such notice, in each case, in accordance with the terms of this Section 4.4(b), shall, in and of itself, constitute a change or modification of the Company Board Recommendation or otherwise give rise to a Triggering Event); (iv) throughout such four Business Day period, the Company and its Representatives engage (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation would not reasonably be expected to be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Change in Circumstances; and (v) at the time of withdrawing or modifying the Company Board Recommendation, the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would still reasonably be expected to be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Delaware law in light of such Change in Circumstances; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement offered by Parent as a result of the negotiations required by clause “(iv)” above or otherwise.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

5.1 Stockholder Written Consent; Preparation of Information Statement.

(a) Prior to or immediately after the execution of this Agreement and in lieu of calling a meeting of the Company’s stockholders, the Company shall submit the form of Stockholder Written Consent attached hereto as Exhibit C (the “Stockholder Written Consent”) to those of the Company’s stockholders listed on Exhibit D. If the Stockholder Written Consent is duly executed by the Company’s stockholders holding shares of Company Common Stock representing the Required Company Stockholder Vote and is delivered to the Company in accordance with Section 228 of the DGCL, the Company’s Certificate of Incorporation and Section 2.10 of the Amended and Restated Bylaws of the Company (the “Company Bylaws”) (such duly executed and delivered Stockholder Written Consent, the “Effective Stockholder Written Consent”), then, as promptly as practicable thereafter, the Company shall deliver to Parent a copy of the Effective Stockholder Written Consent.

(b) As promptly as practicable following the date of this Agreement, but in any event not later than 10 Business Days after the date of this Agreement, if practicable, the Company shall prepare and cause to be filed with the SEC an information statement of the type contemplated by Rule 14c–2 under the Exchange Act related to the Merger and this Agreement (such information statement, including any amendment or supplement thereto, the “Information Statement”). The Information Statement shall also contain (i) the notice of action by written consent required by Section 228(e) of the DGCL and (ii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto (and to review and comment on any comments of the SEC or its staff on the Information Statement or any amendment or supplement thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall use reasonable best efforts to cause the Information Statement to comply with all applicable rules and regulations of the SEC and all other applicable Legal Requirements. The Company shall promptly provide Parent and its legal counsel with a copy or a description of any comments received by the Company or its legal counsel from the SEC or its staff with respect to the Information Statement or any amendment or supplement thereto, and shall respond promptly to any such comments. Promptly after the earlier to occur of (x) confirmation from the SEC that it will not review, or that it has completed its review of, the Information Statement, or (y) 10 calendar days from the date of filing of the preliminary Information Statement with the SEC (or, if the preliminary Information Statement is filed with the SEC after 5:30 p.m. (New York time) on a specific date, from the immediately subsequent Business Day after such date), in the event the Company has not received notice from the SEC of its intent to review the Information Statement, the Company shall file with the SEC the Information Statement in definitive form as contemplated by Rule 14c–2 promulgated under the Exchange Act and mail a copy of the Information Statement to the Company’s stockholders of record as of the applicable record date(s) for determining the stockholders entitled to receive the notices pursuant to Section 228(e) and Section 262 of the DGCL contained in the Information Statement. If any event relating to any of the Acquired Companies occurs, or if the Company becomes aware of any information, in each case, that should be disclosed in an amendment or supplement to the Information Statement, then the Company shall promptly inform Parent thereof and shall promptly file such amendment or supplement with the SEC and, if appropriate, mail such amendment or supplement to the stockholders of the Company.

5.2 Treatment of Company Options and Company Restricted Stock Units.

(a) At the Effective Time, and without any action on the part of Parent, the Company or any other Person, each In the Money Option that is vested as of immediately prior to the Effective Time after giving effect to any acceleration resulting from or in connection with the Merger (each, a “Cash-Out Option”) shall be canceled and extinguished, and the holder thereof shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld) an amount in cash equal to the product of (i) the total number of shares of Company Common Stock subject to such Cash-Out Option multiplied by (ii) the excess of (A) the Price Per Share over (B) the per share exercise price for the Company Common Stock subject to such Cash-Out Option. Following the Effective Time, any such canceled Cash-Out Option shall entitle the former holder of such Cash-Out Option only to the payment described in this Section 5.2(a), which shall be made by the Surviving Corporation within 10 Business Days after the Effective Time.

(b) At the Effective Time and without any action on the part of Parent, the Company or any other Person, each Out of the Money Option and each In the Money Option that is unvested (each a “Cancelled Option”) shall be canceled and extinguished for no consideration.

(c) At the Effective Time, and without any action on the part of Parent, the Company or any other Person, each award of Company RSUs that is outstanding and unvested immediately prior to the Effective Time after giving effect to any acceleration resulting from or in connection with the Merger as required by the terms of a Company Employee Plan (each, a “Cancelled RSU Award”) shall be canceled and extinguished for no consideration.

(d) At the Effective Time, and without any action on the part of Parent, the Company or any other Person, each Company RSU that is outstanding and vested (and with respect to which shares of Company Common Stock have not yet been issued) immediately prior to the Effective Time after giving effect to any acceleration resulting from or in connection with the Merger as required by the terms of a Company Employee Plan, shall be canceled and extinguished, and the holder thereof shall be entitled to receive (subject to any applicable withholding or other Taxes, or other amounts required by applicable Legal Requirements to be withheld) an amount in cash equal to the product of (i) the Price Per Share, multiplied by (ii) the total number of shares of Company Common Stock subject to such Company RSU. Following the Effective Time, any such canceled Company RSU shall entitle the former holder of such Company RSU only to the payment described in this Section 5.2(d), which shall be made by the Surviving Corporation within 10 Business Days after the Effective Time or at such other time or times following the Effective Time consistent with the terms of the Company RSU to the extent necessary to avoid the imposition of additional income Tax under Section 409A of the Code.

(e) Effective immediately prior to the Effective Time, each Director Option and each Director RSU that is then outstanding and unvested shall be vested in full.

(f) Prior to the Effective Time, each of Parent and the Company shall take all actions necessary within its respective power and authority to effectuate the provisions set forth in this Section 5.2; provided, however, that no such action taken shall be required to be irrevocable until immediately prior to the Effective Time.

5.3 Treatment of Company ESPP. As soon as practicable after the date of this Agreement, the Company shall take all action that may be necessary to provide that: (x) no new offering period (or similar period during which shares may be purchased) shall commence under the ESPP following the date of this Agreement; (y) participants in the ESPP as of the date of this Agreement may not increase their payroll deductions under the ESPP from those in effect on the date of this Agreement; and (z) no new participants may commence participation in the ESPP following the date of this Agreement. Without limiting the foregoing, as soon as reasonably practicable after the date of this Agreement (but in any event prior to the Closing), the Company shall take such action as may be necessary to: (i) cause any offering period (or similar period during which shares may be purchased) in progress under the ESPP as of the date of this Agreement to be the final offering period under the ESPP and to be terminated no later than five Business Days prior to the anticipated Closing Date (the “Final Exercise Date”); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the ESPP; (iii) cause each participant’s then-outstanding share purchase right under the ESPP (the “Company ESPP Rights”) to be exercised as of the Final Exercise Date; and (iv) terminate the ESPP as of the Effective Time. On the Final Exercise Date, the funds credited as of such date under the ESPP within the associated accumulated payroll withholding account for each participant under the ESPP shall be used to purchase shares of Company Common Stock in accordance with the terms of the ESPP (as amended pursuant to this Section 5.3), and each share purchased thereunder immediately prior to the Effective Time shall be canceled at the Effective Time and converted into the right to receive the Price Per Share in accordance with Section 1.5, subject to withholding of any applicable income and employment withholding Taxes. Any accumulated contributions of each participant under the ESPP as of immediately prior to the Effective Time shall, to the extent not used to purchase shares in accordance with the terms and conditions of the ESPP (as amended pursuant to this Section 5.3), be refunded to such participant as promptly as practicable following the Effective Time (without interest). No further Company ESPP Rights shall be granted or exercised under the ESPP after the Final Exercise Date. The Company shall provide timely notice to participants of the setting of the Final Exercise Date and the termination of the ESPP in accordance with the terms of the ESPP.

5.4 Payoff Letters. The Company shall use its reasonable best efforts (a) to deliver all notices and take all other reasonable and customary actions necessary to effect at Closing the payoff, discharge and termination of all outstanding obligations under the Existing Credit Facility and (b) in connection with such payoff, discharge and termination of such indebtedness to obtain a customary payoff letter and instruments of discharge to be delivered at, and effective at, the Closing, which payoff letter and instruments of discharge will evidence the payoff, discharge and termination in full (and, to the extent of any existing letters of credit, at Parent’s option, cash collateralization, “grandfathering” of letters of credit or issuance of a “back-to-back” letter of credit in respect thereof) on the Closing Date of all amounts payable under the Existing Credit Facility and the release of all guarantees and liens and pledges of collateral securing such Existing Credit Facility (it being understood that the Company shall have no obligation to pay or discharge any such indebtedness).

5.5 Employee Benefits.

(a) As of the Effective Time, Parent shall (or shall cause its applicable Subsidiary or Subsidiaries to) employ the employees of the Acquired Companies who are employed as of immediately prior to the Effective Time. Notwithstanding the foregoing, Parent shall provide the Company a list no later than 10 Business Days prior to the Effective Time identifying the non-U.S. Contract Workers that the Company shall use reasonable best efforts to terminate immediately prior to the Effective Time (the “Terminated Workers”) and the Company shall use reasonable best efforts to: (i) pay all amounts due to such Terminated Worker, including all outstanding, accrued fees; and (ii) provide all notices to such Terminated Workers as required by and in accordance with all applicable Contracts and/or Legal Requirements. Effective as of the day following the Effective Time, Continuing Employees located in the U.S. shall be eligible to participate in health and welfare benefit plans of the Parent or any Affiliate of Parent (each, a “Parent Plan”), and a plan of Parent or an Affiliate of Parent that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Parent 401(k) Plan”), subject in each case to the terms and conditions of such plans and except as otherwise provided in Section 5.5(b). Except as may be agreed with individual Continuing Employees, the total target annual compensation payable or to be granted to a Continuing Employee during the one year period following the Effective Time (including, for the purpose of comparability, the grant date target value of any new Parent retention or annual incentives, including stock-based incentives granted during the year (but excluding for the avoidance of doubt any Parent RSU Awards), total annual cash compensation and the value of any promised cash incentives) (together, the “Total Target Parent Compensation”), shall not be less than the total of such Continuing Employee’s base salary or annualized wages and target bonus opportunity, with respect to the 12 months prior to the date of this Agreement (in the amounts Made Available to Parent). Parent shall (or shall cause its applicable Subsidiary or Subsidiaries to) provide severance benefits to Continuing Employees upon termination in accordance with the applicable Parent Plans in effect as of the Closing and as may be amended for Parent’s employees generally from time to time.

(b) To the extent that a Parent Plan or Parent 401(k) Plan is made available to any Continuing Employee in accordance with Section 5.5(a) of this Agreement, each Continuing Employee shall be granted credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate, vesting and entitlement to benefits under the Parent Plan and Parent 401(k) Plan, where length of service is relevant, subject in each case to the terms and conditions of such plans (including for purposes of vacation or paid time off accrual and severance pay entitlement (if any)); provided, however, that such service need not be credited: (i) to the extent that it would result in duplication of coverage or benefits; or (ii) if any Continuing Employee does not enroll in a plan or benefit during the enrollment period provided by Parent immediately following the Effective Time. In addition, and without limiting the generality of the foregoing, each Continuing Employee shall be immediately eligible to participate in any Parent Plan and Parent 401(k) Plan, and all waiting periods, pre-existing condition exclusions, evidence of insurability requirements up to the basic amount, and actively-at-work or similar requirements shall be waived for each Continuing Employee and his or her covered dependents who enroll during the enrollment period provided by Parent immediately following the Effective Time, subject in each case to the terms and conditions of such plans. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time shall either be credited or paid out to such Continuing Employee following the Effective Time.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 5.5 or elsewhere in this Agreement shall: (i) be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent or the Surviving Corporation; (ii) be deemed to establish, amend, modify or cause to be adopted any Company Employee Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Effective Time. Except for Indemnified Persons to the extent of their rights pursuant to Section 5.6, no Company Associate shall be deemed to be a third-party beneficiary of this Agreement. Nothing in this Section 5.5 shall limit the effect of Section 9.7.

(d) The Company shall (i) take (or cause to be taken) all actions necessary or appropriate to terminate (or if the Company or another Acquired Company is not the sponsor, terminate participation in), effective no later than the day prior to the Closing Date, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”) and (ii) terminate (or if the Company or another Acquired Company is not the sponsor, terminate participation in), effective as of the Closing Date, any other Company Employee Plan listed on Part 5.5(d) of the Disclosure Schedule. The Company shall deliver to Parent, prior to the Closing Date, evidence reasonably satisfactory to Parent that the Company’s board of directors has validly adopted resolutions to terminate (or terminate participation in, as applicable): (i) any Company 401(k) Plan; and (ii) to the extent within the power and authority of the Company’s board of directors, all other Company Employee Plans required to be terminated pursuant to this Section 5.5(d), as applicable (the form and substance of such resolutions shall be subject to review and approval of Parent, drafts of which shall be delivered to Parent at least three days before their adoption by the Company), effective in the case of any Company 401(k) Plan no later than the date immediately preceding the Closing Date and effective in the case of all other Company Employee Plans required to be terminated pursuant to this Section 5.5(d) on the Closing Date and provided that such terminations may be made contingent upon the Closing. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.5(d) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent at least three Business Days prior to the Closing Date.

(e) On or as soon as administratively practicable following the Closing Date, except as provided on Part 5.5(e) of the Disclosure Schedule, Parent shall grant to each Continuing Employee who held a Cancelled Option or Cancelled RSU Award (in either case, a “Cancelled Award”) an award of Parent restricted stock units under Parent’s Stock Incentive Plan of 2015 and the standard form of restricted stock unit agreement thereunder (a “Parent RSU Award”) that has a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) equal to the Parent RSU Award Value. Except as agreed between Parent and any Continuing Employee, each Parent RSU Award shall have the same vesting schedule as the Cancelled Award, except that the regular time-based vesting of each tranche of a Parent RSU Award shall occur on a Parent monthly vesting date in the same month in which the corresponding tranche of the corresponding Cancelled Award would have vested under the regular time-based vesting schedule that applied to such tranche, subject to the Continuing Employee’s continued service with Parent or any of its Subsidiaries (including the Surviving Corporation). “Parent RSU Award Value” shall mean the product of (x) the total number of shares of Company Common Stock subject to the corresponding Cancelled Award multiplied by (y) the excess of (A) the Price Per Share over (B) the per share exercise price for the Company Common Stock subject to such Cancelled Award (if any).

(f) To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to the Contemplated Transactions, the Company shall ensure that any such material Legal Requirements are complied with and consult with Parent prior to delivering any such notification or consultation. Prior to the Effective Time, the Company shall not, and shall ensure that none of the other Acquired Companies shall, communicate with Continuing Employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.5, without the prior written approval of Parent, which shall not be unreasonably withheld, conditioned or delayed.

5.6 Indemnification of Officers and Directors.

(a) For a period of six years from the date on which the Merger becomes effective, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to), honor and fulfill, in all respects, all rights to indemnification by the Acquired Companies existing as of the date of this Agreement in favor of those Persons who are directors or officers of any Acquired Company (the “Indemnified Persons”) for their acts or omissions in their capacity as directors or officers occurring prior to the Effective Time, as provided in the Company’s or the applicable Acquired Company’s certificate of incorporation or bylaws (or similar organizational documents), as in effect as of the date of this Agreement, and as provided in those indemnification agreements between an Acquired Company and such Indemnified Persons in their capacities as directors or officers of any Acquired Company (as in effect as of the date of this Agreement) that are either (i) Made Available to Parent, or (ii) in the form of the indemnification agreement filed by the Company with the SEC prior to the date of this Agreement, in each case, to the extent such rights to indemnification are available under and consistent with applicable Delaware law.

(b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to their acts or omissions as directors or officers occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form Made Available to Parent (the “Existing D&O Policy”); provided, however, that: (i) the Surviving Corporation may substitute for the Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay premiums for the Existing D&O Policy (or for any substitute policies) in excess of 250% of the annual premium paid prior to the date of this Agreement by the Company for the Existing D&O Policy (the “Maximum Premium”). If the annual premiums of such insurance coverage exceed the Maximum Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Parent and the Surviving Corporation or, prior to the Effective Time, the Company shall have the right to purchase a “tail” policy on the Existing D&O Policy for a claims reporting or discovery period of six years from the Effective Time and otherwise on terms and conditions that are no less favorable, in the aggregate, than the terms and conditions of the Existing D&O Policy; provided, however, that neither Parent nor the Surviving Corporation shall be obligated to, and the Company shall not (without the prior written consent of Parent), expend an amount for such “tail” policy in excess of the Maximum Premium. If such “tail” policy is purchased, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such “tail” policy in full force and effect in lieu of all other obligations of the Surviving Corporation under the first sentence of this Section 5.6(b).

(c) During the period commencing at the Effective Time and ending on the sixth (6th) anniversary of the Effective Time, the obligations set forth in this Section 5.6 may not be terminated, or amended or otherwise modified in any manner that adversely affects the rights of any Indemnified Person hereunder, without the prior written consent of such adversely affected Indemnified Person or heir or representative thereof. The provisions of this Section 5.6 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons, who are intended third-party beneficiaries of this Section 5.6 from and after the Effective Time. The rights of each Indemnified Person pursuant to this Section 5.6 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Company’s Certificate of Incorporation and Company Bylaws; (ii) the similar organizational documents of the Subsidiaries of the

Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries that are either (A) Made Available to Parent, or (B) in the form of the indemnification agreement filed by the Company with the SEC as of the date of this Agreement; or (iv) applicable Legal Requirements.

5.7 Regulatory Approvals and Related Matters.

(a) Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall: (i) promptly (and in no event more than five Business Days) after the date of this Agreement, prepare and file the notifications required under the HSR Act; and (ii) respond as promptly as practicable to (A) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (B) any inquiries or requests received from any state attorney general or other Governmental Body in connection with Consents under the Antitrust Law deemed applicable by the Governmental Body. Without limiting the generality of the foregoing, the Company will file a compliance notice no later than 14 days after the execution and delivery of this Agreement and in accordance with Section IX B and IX.D-F of the Stipulated Order.

(b) Parent and the Company each shall use reasonable best efforts to promptly supply the other with any information which may be required in order to effectuate any filings (including applications) pursuant to (and to otherwise comply with its obligations set forth in) Section 5.7(a). Notwithstanding anything to the contrary contained in this Section 5.7 or elsewhere in this Agreement, Parent shall control the strategy of the parties with respect to seeking any Consents of any Governmental Body with respect to the Merger. Except where prohibited by applicable Legal Requirements or any Governmental Body, and subject to the immediately preceding sentence, each of Parent and the Company shall: (i) consult with the other in good faith prior to taking a position with respect to any filing or submission required by Section 5.7(a); (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions or proposals before making or submitting any of the foregoing to any Governmental Body by or on behalf of any party hereto in connection with any filing or submission required by Section 5.7(a) or any antitrust-related Legal Proceeding related to the Merger or the Contemplated Transactions; (iii) coordinate with the other in preparing and exchanging such information; and (iv) promptly provide the other (and its counsel) with copies of all filings, notices, analyses, presentations, memoranda, briefs, white papers, opinions, proposals and other submissions (and a summary of any oral presentations) made or submitted by such party with or to any Governmental Body in connection with any filing or submission required by Section 5.7(a). Notwithstanding the foregoing, each of Parent and the Company may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.7(b) as “Outside Counsel Only Material.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel. Notwithstanding anything to the contrary contained in this Section 5.7(b), materials provided pursuant to this Section 5.7(b) may be redacted (i) to remove references concerning the valuation of the Company and the Merger and the other Contemplated Transactions, (ii) as necessary to comply with contractual arrangements, and (iii) as necessary to address reasonable privilege concerns. Parent and Merger Sub shall consult with the Company and consider its views in good faith with respect to any decision by Parent to (A) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other applicable antitrust Legal Requirement, as the case may be; and (B) enter into any voluntary agreement pursuant to which Parent will delay consummating the Merger (a “Timing Agreement”); provided, however, that, for the avoidance of doubt, the decision to take the actions described in clauses “(A)” and “(B)” of this Section 5.7(b) may be made in the sole discretion of Parent following such consultation and consideration; provided, further, that neither Parent nor Merger Sub shall enter into a Timing Agreement pursuant to which Parent or Merger Sub would be prevented from consummating the Merger prior to the End Date (as it has been extended, if applicable) unless the Company shall have consented in writing to entering into and signing such Timing Agreement (which consent shall not be unreasonably withheld, conditioned or delayed). The Company will not (A) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other applicable antitrust Legal Requirement, as the case may be; or (B) discuss or negotiate with any Governmental Body or enter into any Timing Agreement, unless Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Each of Parent and the Company shall notify the other promptly upon the receipt of: (i) any communication from any official of any Governmental Body in connection with any filing or submission made pursuant to this Agreement; (ii) Knowledge of the commencement or threat of commencement of any Legal Proceeding by any Governmental Body with respect to the Merger or any of the other Contemplated Transactions (and shall keep the other party reasonably informed as to the status of any such Legal Proceeding or threat); and (iii) any request by any official of any Governmental Body for any amendment or supplement to any filing made pursuant to this Agreement or any information required to comply with any Legal Requirement applicable to the Merger or any of the other Contemplated Transactions. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.7(a), Parent or the Company, as the case may be, shall (promptly upon learning of the occurrence of such event) inform the other of the occurrence of such event and cooperate in filing with the applicable Governmental Body such amendment or supplement. Each of Parent, the Company, and their respective Representatives shall not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Body in respect of the Merger without giving the other parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Body, the opportunity to attend or participate.

(d) Subject to Section 5.7(e), each of Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Contemplated Transactions on a timely basis. Without limiting the generality of the foregoing, but subject to Section 5.7(e), each party to this Agreement shall use reasonable best efforts to: (i) give all notices (if any) required to be made, given or provided by such party necessary to consummate the Merger; and (ii) obtain each Consent (if any) or cause the expiration or termination of the applicable waiting periods, in each case, required to be obtained pursuant to any applicable Legal Requirement or Material Contract by such party in connection with the Merger or any of the other Contemplated Transactions. Parent and the Company shall consult with each other with respect to all of the matters contemplated by clauses “(i)” and “(ii)” of this Section 5.7(d), and will keep the other apprised of the status of matters relating to the consummation of the Contemplated Transactions. At the request of Parent, the Company shall (A) divest, hold separate or take any other action with respect to any of the businesses, product lines or assets of the Acquired Companies, provided that any such action is conditioned upon the consummation of the Merger and (B) use its reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger or any of the other Contemplated Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any Consent of any Person with respect to the Merger pursuant to this Section 5.7(d), none of the Acquired Companies, and their Affiliates on the one hand, nor Parent nor any of its Affiliates, on the other hand, shall be required to (i) make any material payment of any fees, expenses, “profit sharing” payments or other consideration (including increased or accelerated payments), or (ii) incur any liability or other obligation, that, in each case, is not conditioned upon the Closing.

(e) Notwithstanding anything to the contrary contained in Section 5.7(d) or elsewhere in this Agreement, neither Parent nor Merger Sub shall have any obligation under this Agreement to, and none of the Acquired Companies shall, except with the prior written consent of Parent, agree to: (a) (i) propose, negotiate with any Governmental Body, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, disposition or license (or similar arrangement) of, or limit Parent’s freedom of action with respect to, any of the businesses, product lines or assets of Parent, Merger Sub, any of their respective Subsidiaries or any of the Acquired Companies, or otherwise propose, proffer or agree to any other requirement, obligation, condition, limitation or restriction on any of the businesses, product lines or assets of Parent, Merger Sub, any of their respective Subsidiaries or any of the Acquired Companies; (ii) amend or modify any of Parent’s or Merger Sub’s rights or obligations under this Agreement; or (iii) restructure or commit to restructure any of the Contemplated Transactions; or (b) commence or contest, or cause any of its Subsidiaries or Affiliates to commence or contest, any Legal Proceeding relating to the Merger or any of the other Contemplated Transactions; provided, however, that at the Company’s reasonable request, Parent shall use reasonable best efforts to reasonably assist the Company in its efforts to resist any attempt to adversely modify the Stipulated Order by attending meetings and providing information that is in its possession and control as may be reasonably requested from the Federal Trade Commission or the New Jersey Attorney General so long as such adverse modifications arise or result from the Merger, except that nothing in this proviso to this clause “(b)” shall require Parent to (i) take any of the actions referred to in clause “(a)” of this sentence or (ii) provide any information if the disclosure of such information would reasonably be expected to (A) waive or result in the loss of any attorney-client or similar legal privilege applicable to such information or (B) contravene any applicable Legal Requirement, confidentiality agreement or confidentiality provision of any Contract to which Parent or any of its Affiliates is a party. Notwithstanding clause “(b)” of the immediately preceding sentence, but subject to clause “(a)” of the immediately preceding sentence and the other provisions in this Agreement (including the covenants and obligations of the Company set forth in Section 4.2), the Company shall be permitted to take reasonable steps to lift, resist or avoid (x) a Merger-Related Regulatory Challenge that has either been commenced, brought or filed by a Specified Governmental Body, or that a Specified Governmental Body has asserted an intention to commence, bring or file or (y) any adverse modification of the Stipulated Order; provided, however, that (1) the Company shall consult with and reasonably collaborate with Parent prior to taking any such steps, and permit Parent to reasonably participate in such efforts and (2) the Company shall not propose, proffer or agree to (I) any of the matters set forth in clauses “(i)” through “(v)” of the definition of Merger-Related Regulatory Challenge, (II) any adverse modification of the Stipulated Order, (III) any agreement or arrangement that purports to be binding upon Parent or any of its Affiliates (including the Acquired Companies following the Effective Time) in any way or (IV) take any of the actions referred to in clause “(a)” of the immediately preceding sentence, in the case of each of clauses “(I)” through “(IV)”, in connection with the consummation of the Merger or otherwise.

5.8 Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, neither the Company nor Parent shall, and shall not permit any of its respective Representatives to, make any disclosure to the public or otherwise (and, in the case of the Company, to any Company Associates) regarding the Merger or any of the other Contemplated Transactions unless: (a) the other party shall have approved such disclosure; or (b) such party shall have been advised by its outside legal counsel that such disclosure is required by applicable Legal Requirements or the rules of the New York Stock Exchange and shall have provided the other party with reasonable advance notice of its intention to make such disclosure and the content of such disclosure. Notwithstanding the foregoing provisions of this Section 5.8, but subject to the other provisions of this Agreement (including Section 4.3): (i) each of Parent and the Company may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements or announcements are consistent with (and not materially expansive of) (A) previous press releases, public disclosures or public statements or announcements made jointly by the parties (or individually, if approved by the other party), or (B) employee communications plans that have been mutually agreed by the parties; (ii) Parent or the Company may, without the prior consent of the other party, issue any such press release or make any such public announcement or statement as may be required by a Legal Requirement or the rules of the New York Stock Exchange if it first notifies and consults with the other party prior to issuing any such press release or making any such public announcement or statement; (iii) the Company may, without prior consent or consultation, make public disclosures (x) announcing any withdrawal or modification of the Company Board Recommendation made in accordance with Section 4.4 or (y) to the extent permitted by Section 4.3(h); and (iv) each of Parent and the Company may, without such consultation or consent, make public disclosures that do not otherwise breach or contravene any other provision of this Agreement with respect to any dispute or Legal Proceeding among the parties or their respective Affiliates related to the Contemplated Transactions.

5.9 Resignation of Officers and Directors. The Company shall use reasonable best efforts to obtain and deliver to Parent at or prior to the Effective Time (or, at the option of Parent, at a later date) the resignation of each officer and director of each of the Acquired Companies, effective as of the Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Company Employee Agreement or Company Employee Plan applicable to such individual’s status as an officer or director of an Acquired Company).

5.10 Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements to enable the de-listing by the Surviving Corporation of the Company Class A Common Stock from the New York Stock Exchange and the deregistration of the Company Class A Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

5.11 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Equity Awards in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

5.12 Stockholder Litigation. The Company shall promptly notify Parent in writing of, and shall give Parent the opportunity to participate in (but not control) the defense and settlement of, any Legal Proceeding asserted by an actual or purported stockholder (or actual or purported beneficial owner of Company Common Stock) of the Company against the Company and/or any of its directors or officers or otherwise asserted by or on behalf of the Company (including any asserted derivative Legal Proceeding) relating to this Agreement, the Merger or any of the other Contemplated Transactions. Notwithstanding anything to the contrary in Section 9.8, the notice contemplated by the prior sentence will be deemed duly made when sent to Parent’s counsel via email in accordance with Section 9.8. No compromise or full or partial settlement of any such claim or litigation shall be agreed to by the Company without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

5.13 Takeover Statutes and Rights. If any Takeover Statute is or may become applicable to Parent, any of its affiliates or associates, this Agreement, the Support Agreements the Merger or any of the other Contemplated Transactions, Parent, the Company and the board of directors of the Company shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on Parent, its affiliates and associates, this Agreement, the Support Agreements, the Merger and the other Contemplated Transactions.

5.14 Title Commitments; Surveys.

(a) Parent shall have the right to order, at its sole cost and expense, a title commitment for the Owned Real Property (each, a “Commitment”) from a title insurance company selected by Parent sufficient in form to allow Parent to obtain, at Parent’s sole cost and expense, an owner’s title insurance policy (the “Title Insurance Policies”) insuring the fee simple interest in the Owned Real Property. The Acquired Companies agree to reasonably cooperate with the requirements of the title company in connection with the issuance of the final Title Insurance Policies, provided that such requirements do not impose any material cost or liability on the Acquired Companies.

(b) In addition, Parent shall have the right to order a survey for the Owned Real Property (the “Surveys”), at its sole cost and expense and the surveyors shall be entitled to access the Owned Real Property for such purpose, subject to the provisions of Section 4.1.

Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction (or waiver by Parent, on behalf of itself and Merger Sub), at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

(a) Each of the representations and warranties of the Company contained in this Agreement, other than as provided in Section 6.1(b) and Section 6.1(c), shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(b) Each of the representations and warranties of the Company contained in Sections 2.3(d), 2.3(g), 2.3(h), 2.3(i), 2.8(q)(i), 2.20, 2.21, 2.22, 2.24 and 2.25 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all material respects as of such earlier date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all “Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) The representations and warranties contained in Sections 2.5(a), 2.8(q)(ii), 2.8(q)(iii) and 2.8(q)(iv) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

(d) Each of the representations and warranties of the Company contained in Sections 2.3(a), 2.3(c) and 2.3(f) shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specific earlier date, which shall have been accurate in all respects as of such earlier date), except that any inaccuracies in such representations and warranties that, considered collectively and in the aggregate, are de minimis in nature and amount will be disregarded; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates, any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

6.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote. The Information Statement shall have been mailed to the Company’s stockholders of record as of the applicable record date(s) for determining the stockholders entitled to receive the notices pursuant to Section 228(e) and Section 262 of the DGCL contained in the Information Statement and at least 20 calendar days shall have elapsed from the date of completion of such mailing.

6.4 Closing Certificate. Parent shall have received a certificate (the “Closing Certificate”) executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.5 and 6.8 have been duly satisfied.

6.5 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect that is continuing.

6.6 Regulatory Matters. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any Timing Agreement.

6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Specified Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger by any Specified Governmental Body that remains in effect and that has the effect of preventing the consummation of the Merger.

6.8 No Governmental Litigation. No Specified Governmental Body shall have (a) commenced, brought or filed any Merger-Related Regulatory Challenge that remains pending or (b) overtly asserted an intention to commence, bring or file any Merger-Related Regulatory Challenge (other than as may have been overtly retracted or overruled).

Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except where the failure of the representations and warranties of Parent and Merger Sub to be accurate (considered collectively) would not reasonably be expected to prevent the consummation of, or materially impair the ability of Parent and Merger Sub to consummate, the Merger.

7.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 Stockholder Approval. This Agreement shall have been duly adopted by the Required Company Stockholder Vote. The Information Statement shall have been mailed to the Company’s stockholders of record as of the applicable record date(s) for determining the stockholders entitled to receive the notices pursuant to Section 228(e) and Section 262 of the DGCL contained in the Information Statement and at least 20 calendar days shall have elapsed from the date of completion of such mailing.

7.4 Closing Certificate. The Company shall have received a certificate executed by an officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

7.5 Regulatory Matters. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and there shall not be in effect any Timing Agreement.

7.6 No Restraints No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction or other Specified Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger by any Specified Governmental Body that remains in effect and that has the effect of preventing the consummation of the Merger by the Company.

Section 8. TERMINATION

8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote or delivery of the Stockholder Written Consent) by written notice of the terminating party to the other parties:

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company if the Merger shall not have been consummated by 11:59 p.m. (Central time) on February 19, 2025 (as it may be extended pursuant to this Section 8.1, the “End Date”), except, that (i) if as of 11:59 p.m. (Central time) on February 19, 2025: (A) the conditions set forth in Sections 6.6 and 7.5 have not been satisfied or waived; (B) the conditions set forth in Sections 6.7 and 7.6 have not been satisfied as a result of an Order under Antitrust Laws or any Legal Requirement that is an Antitrust Law and have not been waived; (C) the condition set forth in Section 6.8 has not been satisfied as a result of a Merger-Related Regulatory Challenge under Antitrust Laws and has not been waived; (D) the condition set forth in Section 6.8 has not been satisfied as a result of a Merger-Related Regulatory Challenge seeking to adversely modify the Stipulated Order and has not been waived; (E) the condition set forth in Section 6.1(c) with respect to Section 2.8(q)(iii) has not been satisfied or waived; or (F) the condition set forth in Section 6.1(c) with respect to Section 2.8(q)(iv) has not been satisfied or waived, unless, solely in the case of this clause “(F),” the failure of such condition to be satisfied resulted from a written agreement on the part of any Acquired Company or from a final and nonappealable Order issued by a Specified Governmental Body (each of clauses “(A)” through “(F),” a “Specified Circumstance”), and each of the conditions set forth in Sections 6.1 (other than with respect to the Specified Circumstance, and assuming for such purpose that February 19, 2025 were the Closing Date), 6.2, 6.3, 6.5, 6.7 (other than with respect to the Specified Circumstance) and 6.8 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then the Company may, by providing written notice thereof to Parent on or prior to February 19, 2025, extend the End Date to 11:59 p.m. (Central time) on August 19, 2025 and (ii) if, on February 19, 2025, a Specified Circumstance exists and each of the conditions set forth in Sections 7.1 (assuming for such purposes that February 19, 2025 were the Closing Date), 7.2 and 7.6 (other than with respect to the Specified Circumstance) is satisfied or has been waived, then Parent may, by providing written notice thereof to the Company on or prior to February 19, 2025, extend the End Date to 11:59 p.m. (Central time) on August 19, 2025; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose breach of any provision of this Agreement has been the proximate cause of the failure of the Merger to be consummated by the End Date;

(c) by either Parent or the Company if a Specified Governmental Body shall have issued a final and nonappealable Order having the effect of permanently restraining, enjoining or otherwise preventing the consummation of the Merger;

(d) by Parent, if, within 24 hours after the execution and delivery of this Agreement by the parties hereto, (i) the Effective Stockholder Written Consent shall not have been delivered to the Company in accordance with Section 228 of the DGCL, the Company’s Certificate of Incorporation and Section 2.10 of the Company Bylaws or (ii) the Company shall not have delivered to Parent a copy of the Effective Stockholder Written Consent in each case, pursuant to and in accordance with Section 5.1(a), provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) after the Effective Stockholder Written Consent shall have been executed and delivered in accordance with clauses “(i)” and “(ii)” above;

(e) by Parent (at any time prior to the delivery to the Company of the Effective Stockholder Written Consent) if a Triggering Event shall have occurred;

(f) by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement were inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 6.1 would not be satisfied if the date of such termination were the Closing Date (other than an inaccuracy in any of the representations and warranties contained in (A) Section 2.8(q)(iii) or (B) Section 2.8(q)(iv), unless, in the case of this clause “(B)” only, such inaccuracy resulted from a written agreement on the part of any Acquired Company or from a final and nonappealable Order issued by a Specified Governmental Body); or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied if the date of such termination were the Closing Date; provided, however, that if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the End Date, then Parent may not terminate this Agreement under this Section 8.1(e) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company written notice of such inaccuracy or breach; provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if (A) any of Parent’s representations or warranties contained in this Agreement were inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied if the date of such termination were the Closing Date or (B) if Parent is then in breach of any covenants or obligations contained in this Agreement such that the condition set forth in Section 7.2 would not be satisfied if the date of such termination were the Closing Date;

(g) by the Company on a date on or following the first anniversary of this Agreement if: (i) on such date (A) the condition set forth in Section 6.1(c) with respect to Section 2.8(q)(iii)(B) has not been satisfied or waived and (B) each of the other conditions set forth in Sections 6.1 (assuming for such purpose that such date is the Closing Date), 6.2, 6.3, 6.5, 6.7 and 6.8 have been satisfied or waived; and (ii) the Company has notified Parent in writing at least 10 Business Days prior to such date of its intention to terminate this Agreement pursuant to this Section 8.1(g) on such date;

(h) by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement were inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1 would not be satisfied if the date of such termination were the Closing Date; or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied if the date of such termination were the Closing Date; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent prior to the End Date, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent written notice of such inaccuracy or breach; provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if (A) any of the Company’s representations or warranties contained in this Agreement were inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 6.1 would not be satisfied if the date of such termination were the Closing Date; or (B) if the Company is then in breach of any covenants or obligations contained in this Agreement such that the condition set forth in Section 6.2 would not be satisfied if the date of such termination were the Closing Date; or

(i) by the Company (at any time prior to the Subsequent Time, but not thereafter) in order to accept a Superior Offer and enter into a binding, written, definitive agreement providing for the transaction contemplated by such Superior Offer that has been executed on behalf of the Person that made such Superior Offer (an “Alternative Acquisition Agreement”), if: (i) the Company and the Company’s board of directors shall have complied with the provisions of Section 4.3 and Section 4.4 with respect to such Superior Offer; (ii) the Company’s board of directors, after satisfying all of the requirements set forth in Section 4.4(a) with respect to such Superior Offer, shall have authorized the Company to enter into such Alternative Acquisition Agreement; (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Alternative Acquisition Agreement as an attachment) containing the Company’s statement confirming that the Company’s board of directors has authorized the execution and delivery of the Alternative Acquisition Agreement on behalf of the Company and that the Company will enter into the Alternative Acquisition Agreement substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(i); (iv) substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(i), the Company enters into the Alternative Acquisition Agreement with respect to such Superior Offer; and (v) immediately prior to or concurrently with such termination (or, if the date of such termination is the 45th calendar day following the date of this Agreement, and such day is not a Business Day, then the immediately subsequent Business Day after the date of such termination) the Company shall have paid to Parent or its designee the Termination Fee.

8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect without any liability or obligation on the part of the Company, Parent, Merger Sub or any of their respective directors, officers, employees, stockholders, Representatives, agents or advisors; provided, however, that: (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any party hereto from any liability for Fraud or any knowing and intentional breach of any covenant or obligation contained in this Agreement. For purposes of this Agreement, “knowing and intentional” shall mean a breach or failure to perform a covenant or obligation that is a consequence of an act or omission undertaken by the breaching party with the actual knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause a breach of the relevant covenant or obligation.

8.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement or any of the Contemplated Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

(b) If this Agreement is terminated by Parent pursuant to Section 8.1(d), then the Company shall make the Expense Payment to Parent in cash at the time specified in Section 8.3(e).

(c) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (ii) at the time of such termination a Specified Circumstance does not exist; (iii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal shall have been made known to the Company or publicly disclosed, announced, commenced, submitted or made; and (iv) within 12 months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) is executed and such Acquisition Transaction is subsequently consummated, then, the Company shall pay to Parent a non-refundable fee in the amount of $78,000,000 (such non-refundable fee being referred to as the “Termination Fee”) in cash; provided, however, that, for purposes of this Section 8.3(c), all references to “15%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”.

(d) If this Agreement is terminated: (i) by Parent pursuant to Section 8.1(e); or (ii) by the Company pursuant to Section 8.1(i), then the Company shall pay to Parent the Termination Fee in cash.

(e) Any Termination Fee required to be paid to Parent pursuant to Section 8.3(c) shall be paid by the Company contemporaneously with the consummation of the Acquisition Transaction contemplated by clause “(iv)” of Section 8.3(c). Any Termination Fee required to be paid to Parent pursuant to Section 8.3(d), and any Expense Payment required to be made pursuant to Section 8.3(b), shall be paid or made by the Company (A) in the case of a valid termination of this Agreement by the Company, immediately prior to or concurrently with such termination (or, in the case of a termination pursuant to Section 8.1(i), if the date of such termination is the 45th calendar day following the date of this Agreement, and such day is not a Business Day, then the immediately subsequent Business Day after the date of such termination), or (B) in the case of a valid termination of this Agreement by Parent, within two Business Days after such termination. Any Termination Fee or Expense Payment required to be paid to Parent pursuant to Section 8.3(b), Section 8.3(c) or Section 8.3(d) shall be paid or made by the Company by wire transfer of immediately available funds to the account designated by Parent prior to the date of this Agreement (which account may be updated by Parent from time to time with prior written notice to the Company). Parent acknowledges and agrees that in no event will the Company be required to pay the Termination Fee or the Expense Payment on more than one occasion.

(f) The Company and Parent each acknowledges and agrees that (i) the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, Parent would not have entered into this Agreement and (ii) the Termination Fee is not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which such Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.

(g) If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus 500 basis points (collectively, the “Parent Enforcement Expenses”).

(h) For purposes of this Section 8.3, “Expense Payment” means a cash payment to Parent in an amount equal to the aggregate amount of all reasonable and documented, out-of-pocket fees, costs and other expenses (including legal fees, financial advisory fees, consultant fees, filing fees and travel expenses) that Parent has paid or incurred in connection with the Contemplated Transactions (including all fees and expenses relating directly or indirectly to the preparation and negotiation of this Agreement, the Confidentiality Agreement and the other documents referred to in this Agreement, all fees and expenses relating to Parent’s due diligence investigation of the Acquired Companies, and all fees and expenses relating to any stockholder claim or litigation); provided, however, that the Expense Payment shall not exceed an amount equal to $23,000,000.

Section 9. MISCELLANEOUS PROVISIONS

9.1 Amendment. This Agreement may be amended by the Company, Parent and Merger Sub at any time (whether before or after the adoption of this Agreement by the Company’s stockholders) prior to the Effective Time; provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2 Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.3 No Survival of Representations, Warranties, Covenants. None of the representations, warranties or covenants contained in this Agreement or in any certificate delivered pursuant to the terms of this Agreement shall survive the Merger, except for those covenants contained herein and therein that by their terms apply or are to be performed in whole or in part as of or after the Effective Time.

9.4 Entire Agreement; Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, however, that the provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms; provided, further, that the parties hereby acknowledge and agree that the Confidentiality Agreement shall be deemed to have been, and hereby is, amended to provide that the term of the Confidentiality Agreement pursuant to Section 9 thereof shall expire on the earlier to occur of (x) the Closing and (y) the date that is one year following the termination of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission by e-mail, in .PDF format, by facsimile or through an electronic signature service shall be sufficient to bind the parties to the terms of this Agreement.

9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties arising out of or relating to this Agreement, any of the Contemplated Transactions or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and its appellate courts (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and its appellate courts); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware and its appellate courts (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware and its appellate courts). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 9.8 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES

THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty, except where it is readily apparent on its face from the substance of the matter disclosed that such information is intended to qualify another representation or warranty.

9.7 Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Parent and Merger Sub may assign any or all of their respective rights or obligations under this Agreement, in whole or in part, to any Subsidiary of Parent without obtaining the consent or approval of any other party hereto; provided, however, that such assignment will not relieve Parent or Merger Sub of any of their respective obligations under this Agreement. This Agreement is not intended, and shall not be deemed, to create any agreement of employment with any person, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except the Indemnified Persons shall be third-party beneficiaries of Section 5.6.

9.8 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

Walmart Inc.

702 SW Eighth Street

Bentonville, AR 72716

Attention:	Michael Guptan, Senior Vice President
Seth Dallaire, Chief Revenue Officer
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

855 Main St, Suite 200

Redwood City, California 94063

Attention:	Richard E. Climan; Jane Ross; Katherine Keeley
Email:	richard.climan@hoganlovells.com;
jane.ross@hoganlovells.com;
katherine.keeley@hoganlovells.com

if to the Company:

VIZIO Holding Corp.

39 Tesla

Irvine, California

Attention:	Jerry Huang, General Counsel
Email:	[***]

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn:	Rezwan Pavri; Martin Korman; Douglas Schnell; Remi Korenblit;
Ross Tanaka
Email:	rpavri@wsgr.com; mkorman@wsgr.com; dschnell@wsgr.com;
rkorenblit@wsgr.com; rtanaka@wsgr.com

9.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. In the event that the parties are unable to agree to such replacement, the parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.

9.10 Remedies. Any and all remedies in this Agreement expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement, or by law or equity, upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy, and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The Company and Parent acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any party of any covenant or obligation contained in this Agreement, any non-breaching party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

9.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered at the Closing pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(b) The parties waive the application of any Legal Requirement, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “dollars” or “$” shall mean United States Dollars. All amounts in this Agreement will be paid in United States Dollars, and if any amounts, costs, fees or expenses incurred by any party pursuant to this Agreement are denominated in a currency other than United States Dollars, to the extent applicable, the United States Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to United States Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny. All references in this Agreement to “writing” or “written” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by e-mail, in .PDF format or by facsimile.

(d) Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document in this Agreement shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto; (ii) any reference in this Agreement to any Person shall be construed to include such Person’s successors and assigns; (iii) all references to “Sections,” “Schedules”, “clauses” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections, Schedules, clauses and Exhibits to this Agreement, respectively, as amended, supplemented or otherwise modified from time to time in accordance with Section 9.1; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (v) any statute defined or referred to in this Agreement shall include any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations, and statutory instruments pursuant thereto or promulgated thereunder, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date (including, for the avoidance of doubt, all of the representations and warranties that are made as of the date of this Agreement), references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Body) as of such date; (vi) “neither,” “nor,” “any,” “either” and “or” are not exclusive, and the rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and (vii) the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”.

(e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) Nothing contained in Section 2 or Section 3 may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 2.27 and Section 3.8 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

WALMART INC.

By:	/s/ Michael Guptan
Name:	Michael Guptan
Title:	Senior Vice President

VISTA ACQUISITION CORP.

By:	/s/ Michael Guptan
Name:	Michael Guptan
Title:	Vice President

VIZIO HOLDING CORP.

By:	/s/ William Wang
Name:	William Wang
Title:	Chief Executive Officer

Merger Agreement Signature Page

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Accounts Receivable” has the meaning assigned to such term in Section 2.4(h) of the Agreement.

“Acquired Companies” means, collectively, the Company and the Company’s Subsidiaries, and, where appropriate in the context, their respective predecessors (including any Entity that has been merged into the Company or any of its Subsidiaries).

“Acquired Company Returns” has the meaning assigned to such term in Section 2.15(a) of the Agreement.

“Acquisition Inquiry” means (a) an expression of an intent to make an Acquisition Proposal, or (b) a request for information or for a discussion for the apparent purpose of evaluating the making of an Acquisition Proposal (other than an expression of intent or request for information or for a discussion made or submitted by Parent or any of its Subsidiaries).

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by Parent or any of its Subsidiaries) with respect to any Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Contemplated Transactions) involving:

(a) any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of 15% or more of the outstanding shares of capital stock of the Company, or instruments convertible into or exercisable or exchangeable for 15% or more of the outstanding shares of capital stock of the Company, in each case, by vote or by number of securities; or (ii) in which the Company issues securities representing 15% or more of the outstanding shares of capital stock of the Company, or instruments convertible into or exercisable or exchangeable for 15% or more of the outstanding shares of capital stock of the Company, in each case, by vote or by number of securities.

(b) any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any assets (including as a result of a transfer of equity interests, merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction with respect to Subsidiaries of the Company) that constitute or account for 15% or more of the consolidated net revenues, consolidated net income or consolidated assets of the Acquired Companies, taken as a whole; or

(c) any liquidation or dissolution of the Company or any Significant Subsidiary of the Company.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”

“Agreement” has the meaning assigned to such term in the preamble to the Agreement.

“AI Technology” means Intellectual Property relating to deep learning, machine learning, automated decision-making or artificial intelligence technology, including any and all Software or systems that make use of or employ neural networks, statistical learning algorithms (e.g., linear and logistic regressions, support vector machines, random forests, k-means clustering), transformers, large language models, reinforcement learning or trained models.

“Alternative Acquisition Agreement” has the meaning assigned to such term in Section 8.1(i) of the Agreement.

“Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Legal Requirements that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

“Attorney General” has the meaning assigned to such term in Section 5.7(a) of the Agreement.

“Balance Sheet Date” means September 30, 2023.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in Bentonville, Arkansas or Irvine, California are authorized or obligated by law or executive order to close.

“Cancelled Award” has the meaning assigned to such term in Section 5.5(e) of the Agreement.

“Cancelled Option” has the meaning assigned to such term in Section 5.2(b) of the Agreement.

“Cancelled RSU Award” has the meaning assigned to such term in Section 5.2(c) of the Agreement.

“Capitalization Date” has the meaning assigned to such term in Section 2.3(a) of the Agreement.

“Cash-Out Option” has the meaning assigned to such term in Section 5.2(a) of the Agreement.

“Certification” has the meaning assigned to such term in Section 2.4(a) of the Agreement.

“Change in Circumstances” has the meaning assigned to such term in Section 4.4(b) of the Agreement.

“Closing” has the meaning assigned to such term in Section 1.3 of the Agreement.

“Closing Certificate” has the meaning assigned to such term in Section 6.4 of the Agreement.

“Closing Date” has the meaning assigned to such term in Section 1.3 of the Agreement.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment” has the meaning assigned to such term in Section 5.14(a) of the Agreement.

“Company” has the meaning assigned to such term in the preamble to the Agreement.

“Company 401(k) Plan” has the meaning assigned to such term in Section 5.5(d) of the Agreement.

“Company Associate” means any current or former employee, Contract Worker, advisor, officer, member of the board of directors or board of managers (or similar body) or other individual service provider of or to any of the Acquired Companies.

“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of September 30, 2023 included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

“Company Board Recommendation” means (i) the determination of the Company’s board of directors that the Merger is advisable and in the best interests of the Company and its stockholders, and (ii) the recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt the Agreement.

“Company Board Recommendation Change” has the meaning assigned to such term in Section 4.3(g) of the Agreement.

“Company Bylaws” has the meaning assigned to such term in Section 5.1(a) of the Agreement.

“Company Class A Common Stock” means the Class A Common Stock, $0.0001 par value per share, of the Company.

“Company Class B Common Stock” means the Class B Common Stock, $0.0001 par value per share, of the Company.

“Company Class C Common Stock” means the Class C Common Stock, $0.0001 par value per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock, the Company Class B Common Stock and the Company Class C Common Stock, collectively.

“Company Contract” means any Contract: (a) to which any of the Acquired Companies is a party (other than Expired Contracts); (b) by which any of the Acquired Companies or any Company-Owned IP or any other asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any right or interest.

“Company Employee Agreement” means any management, employment, severance, transaction bonus, change of control, consulting, relocation, repatriation, expatriation or other similar agreement or other Contract between any of the Acquired Companies or any ERISA Affiliate and any Company Associate, other than any such Contract which is terminable “at will” without any obligation on the part of any Acquired Company or any Affiliate of any Acquired Company to make or provide any severance, change in control or similar payment or benefit.

“Company Employee Plan” means any: (a) “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; or (b) other employment, consulting, advisor, salary, bonus, commission, other remuneration, stock option, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation or other paid time off, sick leave, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) sponsored, maintained or contributed to or required to be contributed to by any of the Acquired Companies or any ERISA Affiliate for the benefit of any current or former Company Associate or the dependent or beneficiary of any of them, or with respect to which any Acquired Company has any current or is reasonably likely to have any future liability, whether fixed, contingent or otherwise.

“Company Equity Award” means any Company Option or Company RSU.

“Company Equity Plans” means the Company’s 2007 Incentive Award Plan, the Company’s 2017 Incentive Award Plan and the ESPP.

“Company ESPP Rights” has the meaning assigned to such term in Section 5.3 of the Agreement.

“Company Inbound License” means any Contract pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Acquired Company or granted to any Acquired Company a covenant not to sue or other right or immunity under, in or to any material Intellectual Property or Intellectual Property Right, in each case other than any Standard Inbound License.

“Company IP” means: (a) all Intellectual Property and Intellectual Property Rights in or to any Company Product; and (b) all other Intellectual Property and Intellectual Property Rights in which any of the Acquired Companies has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Company Option” means any option to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Outbound License” means any Contract pursuant to which any Acquired Company has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any material Company IP.

“Company-Owned IP” means all Intellectual Property and Intellectual Property Rights owned or purported to be owned by any one or more of the Acquired Companies.

“Company Patent License” means any Contract pursuant to which: (a) any Acquired Company grants to any Person a license, covenant not to sue, or other right or immunity under, in or to any one or more Patents owned or purported to be owned by the Acquired Company; or (b) any Person grants to any Acquired Company any license, covenant not to sue, or other right or immunity under, in or to any one or more Patents (including any Contract that includes licenses described in both clauses “(a)” and “(b)”), in each case where the grant of a license, covenant not to sue, or other right or immunity under, in or to one or more Patents is a primary purpose of the Contract and is not merely incidental to the sale of a product.

“Company Pension Plan” means: (a) each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (whether or not subject to ERISA); and (b) any other occupational pension plan, including any final salary or money purchase plan.

“Company Preferred Stock” means shares of Preferred Stock, $0.0001 par value per share, of the Company.

“Company Product” means each version, release or model of any product or service (including each item of Software and each platform) that has been, or is currently being designed, developed, distributed, provided, licensed or sold to any customer (including through a reseller, distributor, or other channel partner) by or on behalf of any Acquired Company, including all television sets, soundbars and other peripherals manufactured by or for the Acquired Companies and distributed, provided, licensed, or sold to any customer (including through a reseller, distributor or other channel partner) and all related Software platforms, systems and services, including Platform+, SmartCast, WatchFree+ and Inscape.

“Company Registered IP” has the meaning assigned to such term in Section 2.8(a) of the Agreement.

“Company Restricted Stock” means each share of Company Common Stock that is unvested or is subject to a repurchase option or obligation, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company.

“Company RSU” means any restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

“Company SEC Reports” has the meaning assigned to such term in Section 2.4(a) of the Agreement.

“Company Source Material” means Source Material in which any Acquired Company has or purports to have an ownership interest.

“Company Stock Certificate” has the meaning assigned to such term in Section 1.6 of the Agreement.

“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of March 27, 2023, by and between Parent and the Company.

“Consent” means any approval, consent, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the transactions contemplated by the Agreement, including the Merger and the execution and delivery of the Effective Stockholder Written Consent.

“Continuing Employee” means each employee of any Acquired Company who is employed immediately prior to the Effective Time and continues employment with Parent, the Surviving Corporation or any Subsidiary or Affiliate of the Surviving Corporation after the Effective Time.

“Contract” means any written or oral agreement, contract, subcontract, lease, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, whether express or implied.

“Contract Worker” means any independent contractor, consultant or service provider who is or was hired, retained, employed or used by any of the Acquired Companies and who is not: (a) classified by an Acquired Company as an employee or director; or (b) compensated by an Acquired Company through wages reported on a form W-2.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Option” means any Company Option held by a non-employee member of the Company’s board of directors.

“Director RSU” means a Company RSU held by a non-employee member of the Company’s board of directors.

“Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by the Company to Parent on the date of the Agreement.

“Dissenting Shares” has the meaning assigned to such term in Section 1.8(a) of the Agreement.

“DOL” means the United States Department of Labor.

“Domain Name” means the any or all of the following and all worldwide rights in, arising out of or associated therewith: domain names, uniform resource locators and other names and locators associated with the internet.

“EDGAR” has the meaning assigned to such term in Section 2 of the Agreement.

“Effective Stockholder Written Consent” has the meaning assigned to such term in Section 5.1(a).

“Effective Time” has the meaning assigned to such term in Section 1.3 of the Agreement.

“Encumbrance” means any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, levy, license, assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, arrangement or agreement, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way, and the like), conditional sale, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” has the meaning assigned to such term in Section 8.1(b) of the Agreement.

“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally; and (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any Legal Requirement, including any Governmental Authorization required thereunder, relating to: (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (b) the exposure to, or the use, reuse, storage, recycling, treatment, generation, transportation, processing, handling, distribution, sale, labeling, production, Release or disposal of or with respect to any Hazardous Material; (c) product stewardship, product content, reuse and recycling, manufacturer or producer responsibility or electricity consumption; or (d) the protection of human health or safety (to the extent relating to exposure to Hazardous Materials).

“Environmental Permits” means all Governmental Authorizations required under Environmental Law for any Acquired Company to operate as it is currently operating.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with any of the Acquired Companies within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.

“ESPP” has the meaning assigned to such term in Section 2.3(c) of the Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” means that certain Loan and Security Agreement, dated as of April 13, 2016, by and among Vizio, Inc., the lenders party thereto from time to time and Bank of America, N.A., as agent, as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof.

“Existing D&O Policy” has the meaning assigned to such term in Section 5.6(b) of the Agreement.

“Expense Payment” has the meaning assigned to such term in Section 8.3(h) of the Agreement.

“Expired Contract” means as of any given time, a Contract that has expired or been terminated as of or prior to such time; provided, however, that, if such Contract contains a provision that has survived the expiration or termination of such Contract and such provision remains in effect as of such time, then such Contract shall not be an Expired Contract as of such time (and shall instead be a Company Contract for all purposes under this Agreement, including for purposes of determining the accuracy of the representations and warranties made by the Company) with respect to and to the extent of such surviving provision. For the avoidance of doubt, if a Company Contract that has not expired or been terminated as of or prior to the date of this Agreement would be required to be disclosed in the Disclosure Schedule on the date of this Agreement due to the existence of a particular provision contained in such Company Contract, then if such provision were contained in a Contract that has expired or been terminated as of or prior to the date of this Agreement, and such provision remains in effect as of the date of this Agreement, then such Contract would be required to be disclosed in the Disclosure Schedule as of the date of this Agreement.

“Export and Import Laws” means (a)(i) all applicable U.S. Legal Requirements regulating exports, re-exports, deemed (re-)exports, transfers or imports to or from the United States of goods, services, software or technical data, including the United States Export Control Reform Act of 2018, the Export Administration Regulations, the Arms Export Control Act and the ITAR; (ii) all applicable economic sanctions regulations, embargoes and related measures enforced by (A) OFAC, including without limitation the Foreign Assets Control Regulations (31 C.F.R. Parts 500-599) and statutes, orders and lists administered by OFAC, including the List of Specially Designated Nationals and Blocked Persons, the List of Foreign Sanctions Evaders and the Sectoral Sanctions Identifications List, (B) the U.S. Department of Commerce, including the Denied Persons List, the Entity List and the Unverified List, (C) the U.S. Department of State, including the Debarred List and (D) any other applicable U.S. sanctions authority; and (iii) all Legal Requirements governing the import of merchandise, including without limitation the Tariff Act of 1930, the Trade Act of 1974, the Uyghur Forced Labor Prevention Act and the Customs regulations (19 C.F.R Part 1 et. seq.) administered and enforced by U.S. Customs and Border Protection; and (b)(i) all applicable Legal Requirements of any Governmental Body (other than a U.S. Governmental Body) regulating exports, imports or re-exports to or from such foreign country, including the export or re-export of any goods, services or technical data and (ii) all applicable economic sanctions regulations, embargoes and related measures enforced by (A) the United Nations Security Council, (B) Her Majesty’s Treasury, (C) the European Union and as adopted by its member states and (D) any other applicable non-U.S. sanctions authority.

“Final Exercise Date” has the meaning assigned to such term in Section 5.3 of the Agreement.

“Foreign Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Company mandated by a Governmental Body outside the United States; (b) Company Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

“Fraud” means fraud with scienter under the common law of the State of Delaware.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorization” means any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, waiver, exemption, identification number or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” means any: (a) multinational or supranational body exercising legislative, judicial or regulatory powers; (b) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (c) federal, state, provincial, local, municipal, foreign or other government; (d) instrumentality, subdivision, department, ministry, board, court, administrative agency or commission, or other governmental entity, authority or instrumentality or political subdivision thereof; or (e) quasi-governmental, professional association or organization or private body exercising any binding or authoritative executive, legislative, judicial, regulatory, taxing, importing or other governmental functions.

“Hazardous Materials” means any substance, material, chemical, element, compound, mixture, solution, and/or waste listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous or other words of similar import, or otherwise regulated, or which can form the basis for liability, whether fixed, contingent or otherwise, under any Environmental Law, and includes toxic mold, petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, foam insulation, per- and polyfluoroalkyl substances (PFAS), 1,4-dioxane or polychlorinated biphenyls.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“In the Money Option” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time and has a per share exercise price for the Company Common Stock subject to such Company Option that is less than the Price Per Share.

“Indemnified Persons” has the meaning assigned to such term in Section 5.6(a) of the Agreement.

“Individual Independent Contractors” has the meaning assigned to such term in Section 2.16(c) of the Agreement.

“Information Privacy and Security Laws” means all Legal Requirements applicable to the processing, use, disclosure, collection, privacy, processing, transfer or security of Protected Information by or for the Company.

“Information Statement” has the meaning assigned to such term in Section 5.1 of the Agreement.

“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, recipes, know-how, materials, chemistries, technical data and customer lists, and all documentation relating to any of the foregoing; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship (including Software (whether in source code, object code, firmware or other form)), audio, video, text and other content, interfaces, APIs, architectures, bills of materials, designs, diagrams, documentation, files, layouts, records, schematics, specifications, integrated circuits, and hardware and software development, maintenance and testing tools; (d) URLs and websites; (e) logos and marks (including brand names, product names, and slogans); and (f) any other form of technology, whether or not embodied in any tangible medium.

“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Legal Requirements of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights (whether registered or not), and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), Domain Names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including all source code, documentation, processes, technology, formulae, customer lists, business and marketing plans, inventions (whether or not patentable) and marketing information and rights to limit the use or disclosure thereof by any Person; and (f) any other proprietary rights in Intellectual Property or similar or equivalent rights to any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“IT System” means any software, hardware, network or systems owned or controlled by or on behalf of any of the Acquired Companies, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by any of the Acquired Companies, mail server, firewall, database, source code or object code.

“ITAR” means the International Traffic in Arms Regulations.

The Acquired Companies shall be deemed to have “Knowledge” of a fact or other matter if any of the Persons set forth on Exhibit F has actual knowledge of such fact or other matter or could have obtained actual knowledge of such fact or other matter after reasonable inquiry.

“J.P. Morgan” has the meaning assigned to such term in Section 2.24 of the Agreement.

“Labor Organization” has the meaning assigned to such term in Section 2.16(b) of the Agreement.

“Leased Real Property” has the meaning assigned to such term in Section 2.7(b) of the Agreement.

“Leases” has the meaning assigned to such term in Section 2.7(b) of the Agreement.

“Legal Proceeding” means any action, complaint, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, treaty, common law ruling or principle, resolution, ordinance, code, edict, decree, rule, regulation, guidance, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Lookback Date” means March 24, 2021.

Any statement in Section 2 of the Agreement to the effect that any information, document or other material has been “Made Available to Parent” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least two Business Days before the date of the Agreement; or (b) made available for review by Parent or Parent’s Representatives at least 24 hours prior to the execution of the Agreement in the “Project Vista” virtual data room maintained by the Company with Intralinks in connection with the Merger.

“Major Customer” has the meaning assigned to such term in Section 2.11(a) of the Agreement.

“Major Supplier” has the meaning assigned to such term in Section 2.11(b) of the Agreement.

“Material Adverse Effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect on: (a) the business, condition (financial or otherwise), or results of operations of the Acquired Companies taken as a whole; or (b) the ability of the Company to consummate the Merger; provided, however, that, with respect to clause “(a)” above, an effect, change, development, event or circumstance shall not be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred, to the extent that such effect, change, development, event or circumstance results from: (i) adverse changes in economic conditions in the United States or any other country or region in the world, except to the extent such changes have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (ii) adverse changes in economic conditions that generally affect the industry in which the Acquired Companies operate, including new or worsening supply chain disruptions affecting the industry in which the Acquired Companies operate, except to the extent such changes have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (iii) changes after the date of the Agreement in Legal Requirements or other legal or regulatory conditions or changes after the date of the Agreement in GAAP or other accounting standards (or the interpretation thereof), except to the extent such changes have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (iv) changes after the date of the Agreement in (A) political or geopolitical conditions in the U.S. or in any other country or region around the world, or (B) armed conflicts, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) in the U.S. or in any other country or region around the world, except, in each case, to the extent such changes have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (v) acts of God, natural disasters, extreme weather event, wildfires, pandemics or other force majeure events, except, in each case, to the extent such events have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (vi) the announcement or pendency of the Merger, including losses of customers, suppliers, distributors or other business partners or employees or any stockholder litigation; (vii) adverse changes in conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets in the United States or any other country or region in the world, except, in each case, to the extent such changes have a disproportionate effect on the Acquired Companies, taken as a whole, relative to companies operating in the industry in which the Acquired Companies operate, in which case only the incremental disproportionate adverse effect may be taken into account in determining whether a Material Adverse Effect has occurred; (viii) changes in the stock price or trading volume of the Company Class A Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded under this definition); or (ix) any failure, in and of itself, by the Acquired Companies to meet (A) securities analysts’ published projections of the Company’s revenue, earnings or other financial performance or results of operations or (B) any budgets, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause “(A)” or “(B)” may be deemed to constitute, in and of itself, a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded under this definition).

“Material Contract” has the meaning assigned to such term in Section 2.9(a) of the Agreement.

“Maximum Premium” has the meaning assigned to such term in Section 5.6(b) of the Agreement.

“Merger” has the meaning assigned to such term in the recitals of the Agreement.

“Merger Consideration” means the cash consideration that a holder of shares of Company Common Stock who does not perfect his, her or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5 of the Agreement.

“Merger-Related Regulatory Challenge” means any action, complaint, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative or appellate proceeding) against or otherwise relating to the Merger: (i) that challenges or contests the validity or legality of, or seeks to restrain or prohibit the consummation of, the Merger; (ii) that seeks to obtain, as a result of the consummation of the Merger, from Parent or any of its Subsidiaries, or from any of the Acquired Companies, any damages or other relief that would reasonably be expected to be material to Parent or the Company; (iii) that would reasonably be expected to materially and adversely affect the right of Parent or any of the Acquired Companies to own any material asset or operate the business of any of the Acquired Companies; (iv) that seeks to compel any of the Acquired Companies, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the consummation of the Merger; or (v) that seeks to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Parent or any of its Affiliates or any Acquired Company (other than criminal sanctions or criminal liability imposed on Parent or any of its Affiliates or any Acquired Company resulting from a criminal violation of any Legal Requirement by Parent or any of its Affiliates in connection with the Merger).

“Merger Sub” has the meaning assigned to such term in the preamble to the Agreement.

“Misconduct Allegation” has the meaning assigned to such term in Section 2.16(g) of the Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Open Source License” has the meaning assigned to such term in Section 2.8(i) of the Agreement.

“Open Source Software” means software that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license, Llama Community License, OpenRAIL license or similar terms and including any Software distributed or made available with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or nominal charge.

“Order” means any order, writ, injunction, judgment or decree, and with respect to the Acquired Companies, shall include the Stipulated Order.

“Out of the Money Option” means a Company Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time and which has a per share exercise price for the Company Common Stock subject to such Company Option that is equal to or greater than the Price Per Share.

“Owned Real Property” has the meaning assigned to such term in Section 2.7(a) of the Agreement.

“Parent” has the meaning assigned to such term in the preamble to the Agreement.

“Parent 401(k) Plan” has the meaning assigned to such term in Section 5.5(a) of the Agreement.

“Parent Enforcement Expenses” has the meaning assigned to such term in Section 8.3(g) of the Agreement.

“Parent Plan” has the meaning assigned to such term in Section 5.5(a) of the Agreement.

“Parent RSU Award” has the meaning assigned to such term in Section 5.5(e) of the Agreement.

“Parent RSU Award Value” has the meaning assigned to such term in Section 5.5(e) of the Agreement.

“Paying Agent” has the meaning assigned to such term in Section 1.7(a) of the Agreement.

“Payment Fund” has the meaning assigned to such term in Section 1.7(a) of the Agreement.

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.

“Permitted Encumbrance” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Acquired Company is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet delinquent (including being contested in good faith) for which adequate reserves have been maintained in accordance with GAAP; (b) Encumbrances imposed by Legal Requirements, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business for amounts not yet delinquent; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) liens or Encumbrances of record affecting any Owned Real Property, any matters that would be disclosed by a survey or any Owned Real Property or Leased Real Property, none of which, individually or in the aggregate, would materially adversely affect the value of or use of the Owned Real Property for its current purposes and any zoning, land use, covenants, conditions and restrictions or similar matters affecting any Owned Real Property or Leased Real Property or any liens or Encumbrances that have arisen in the ordinary course of business, in each case that do not, individually or in the aggregate, materially adversely affect the value of or the use any Owned Real Property for its current purposes; (e) liens or Encumbrances imposed on the underlying fee interest of each Leased Real Property; (f) statutory or common law liens or Encumbrances to secure landlords, lessors or renters under leases or rental agreements; and (g) non-exclusive licenses to Intellectual Property.

“Person” means any individual, Entity or Governmental Body.

“Pre-Closing Period” has the meaning assigned to such term in Section 1.5(b) of the Agreement.

“Price Per Share” has the meaning assigned to such term in Section 1.5(a)(iii) of the Agreement.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, “Money Rates” section, as the prime rate, as in effect from time to time.

“Protected Information” means any information processed by or for an Acquired Company that: (a) relates to an identified or identifiable individual or device used by an individual; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) is subject to the PCI DSS; (d) is subject to a confidentiality obligation to which an Acquired Company is bound; or (e) is specified as the type of information subject to any Order to which an Acquired Company is subject regarding privacy or data protection, including any such information that constitutes “Viewing Data” as defined by the Stipulated Order.

“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Materials into, through or upon the indoor or outdoor environment.

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

“Required Company Stockholder Vote” has the meaning assigned to such term in Section 2.22 of the Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“Scraped Data” means Training Data that was collected or generated using web scraping, web crawling or web harvesting software or any Software, service, tool or technology that turns unstructured data found on the web into machine readable, structured data that is ready for analysis.

“SEC” means the United States Securities and Exchange Commission.

“Section 409A” has the meaning assigned to such term in Section 2.3(c) of the Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to an Entity, any Subsidiary of such Entity that meets the definition of “significant subsidiary” pursuant to Regulation S-X.

“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.

“Source Material” means, collectively, any Software expressed in source code or other human-readable form, and related documentation.

“Specified Circumstance” has the meaning assigned to such term in Section 8.1(b) of the Agreement.

“Specified Countries” means: (a) Belarus; (b) Burma; (c) Cuba; (d) Iran; (e) North Korea; (f) Russia; (g) Syria; (h) Turkmenistan; (i) Uzbekistan; (j) Xinjiang Uyghur Autonomous Region; and (k) the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine.

“Specified Governmental Body” means any Governmental Body that has jurisdiction over (a) the Company, Parent, Merger Sub or any of their respective Significant Subsidiaries, (b) any business or asset of any Acquired Company that is material to the Acquired Companies, taken as a whole or (c) any business or asset of Parent or any of its Subsidiaries that is material to Parent and its Subsidiaries, taken as a whole.

“Specified Notice” has the meaning assigned to such term in Section 4.4 of the Agreement.

“Standard Inbound License” means nonexclusive licenses granted to any Acquired Company: (i) for commercially available off-the shelf software, products or technology that is not incorporated or embodied in any Company Product or otherwise distributed by any Acquired Company; (ii) for Open Source Software; (iii) for

non-specific Intellectual Property provided under background licenses in employee and consulting agreements on substantially the Company’s standard forms therefor (which standard forms have been Made Available to Parent); (iv) in nondisclosure agreements entered into in the ordinary course of business that do not include an express license grant or other express grant of rights; and (v) for feedback, trademarks, service marks, or other identifiers or marketing materials, in each case where such licenses are incidental to the subject matter of the applicable agreement in which they are incorporated.

“Standards Organization” has the meaning assigned to such term in Section 2.8(c) of the Agreement.

“Stipulated Order” means the Stipulated Order for Permanent Injunction and Monetary Judgment entered on February 14, 2017, by the United States District Court for the District of New Jersey in Case No. 2:17-cv-00758-SRC-CLW filed by the Federal Trade Commission, the Attorney General of the State of New Jersey, and the Director of the New Jersey Division of Consumer Affairs against Vizio, Inc. and Vizio Inscape Services, LLC.

“Stockholder Written Consent” has the meaning assigned to such term in Section 5.1(a) of the Agreement.

“Subsequent Time” means 5:00 p.m. Central time on the 45th calendar day following the date of the Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

“Superior Offer” means any bona fide written offer made by a third party after the date of the Agreement to engage in a transaction (whether by merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer, asset purchase or other similar transaction) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly proposes to acquire (i) beneficial or record ownership of all or substantially all of the outstanding shares of Company Common Stock or (ii) all or substantially all of the consolidated assets of the Acquired Companies, in exchange for consideration consisting exclusively of cash or publicly traded equity securities or a combination thereof, which offer: (a) did not result from a breach of Section 4.3; (b) is on terms and conditions that the Company’s board of directors determines in good faith, after consultation with the Company’s financial advisor and the Company’s outside legal counsel, would, if the transaction contemplated by such offer were consummated, be more favorable from a financial point of view to the Company’s stockholders (in their capacity as such) than the Merger, taking into account all the terms and conditions of such offer and the Agreement (including any proposal by Parent to amend the terms of the Agreement and any termination fees payable by the Company in connection with the termination of the Agreement) and any other factors deemed relevant in good faith by the Company’s board of directors, including any financial, financing, conditionality, timing, regulatory, and other legal aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal; and (c) contemplates a transaction that is reasonably likely to be consummated in accordance with its terms.

“Support Agreement” has the meaning assigned to such term in the recitals of the Agreement.

“Surveys” has the meaning assigned to such term in Section 5.1(b) of the Agreement.

“Surviving Corporation” has the meaning assigned to such term in Section 1.1 of the Agreement.

“Takeover Statute” has the meaning assigned to such term in Section 2.21 of the Agreement.

“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, alternative or add-on minimum tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Terminated Workers” has the meaning assigned to such term in Section 5.5(a) of the Agreement.

“Termination Fee” has the meaning assigned to such term in Section 8.3(c) of the Agreement.

“Timing Agreement” has the meaning assigned to such term in Section 5.7(b) of the Agreement.

“Title Insurance Policies” has the meaning assigned to such term in Section 5.14(a) of the Agreement.

“Total Target Parent Compensation” has the meaning assigned to such term in Section 5.5(a) of the Agreement.

“Training Data” means any data or databases, including any Scraped Data, processed or otherwise used to train, validate, test or otherwise improve an AI Technology.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

A “Triggering Event” shall be deemed to have occurred if, prior to the delivery of the Effective Stockholder Written Consent: (a) the Company’s board of directors or any committee thereof shall have: (i) withdrawn the Company Board Recommendation; (ii) modified the Company Board Recommendation in a manner adverse to Parent; or (iii) taken, authorized or publicly proposed any of the actions referred to in Section 4.3(g) of the Agreement; (b) the Company’s board of directors shall have failed to reaffirm, unanimously and publicly, the Company Board Recommendation, within five calendar days after Parent’s written request to do so (except in connection with the commencement or announcement of a tender or exchange offer for shares of Company Common Stock, which shall be governed by the following clause “(c)”); (c) a tender or exchange offer for shares of Company Common Stock shall have been commenced and the Company shall not have, within 10 Business Days after the commencement of such tender or exchange offer, publicly issued a statement disclosing that the Company’s board of directors recommends rejection of such tender or exchange offer and unanimously reaffirming the Company Board Recommendation; (d) an Acquisition Proposal shall have been publicly announced, and the Company shall have failed to issue a press release that unanimously reaffirms the Company Board Recommendation within three Business Days after such Acquisition Proposal is publicly announced (except in connection with the commencement or announcement of a tender or exchange offer for shares of Company Common Stock, which shall be governed by the foregoing clause “(c)”); or (e) the Company’s board of directors formally resolves to take or announces its intention to take any of the foregoing actions.

“UFLPA” has the meaning assigned to such term in Section 2.13(a) of the Agreement.

The Company’s board of directors shall be deemed to have made a “unanimous” determination or to have acted “unanimously” in adopting resolutions with respect to any matter if: (a) each of the members of the

Company’s board of directors who votes on such matter has voted in favor of such matter; and (b) none of the members of the Company’s board of directors present at a meeting of the Company’s board of directors at which vote on such matter has been taken has abstained from voting on such matter

“Uncertificated Share” has the meaning assigned to such term in Section 1.6 of the Agreement.

“WARN Act” has the meaning assigned to such term in Section 2.16(e) of the Agreement.

EXHIBIT C

FORM OF CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

VIZIO HOLDING CORP.

1. Name. The name of the Corporation is VIZIO Holding Corp.

2. Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent for service of process at that address is The Corporation Trust Company.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of those acts or activities.

4. Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is 5,000 shares of common stock, $0.0001 par value per share (the “Common Stock”).

5. Board of Directors. Elections of directors need not be by written ballot unless required by the Bylaws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding Common Stock entitled to vote in accordance with Section 228 of the DGCL.

6. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred upon the Board by law, the Board shall have the power to make, adopt, alter, amend or repeal the Bylaws of the Corporation, from time to time, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal Bylaws made by the Board or otherwise.

7. Limitation of Liability; Indemnification.

(a) Limitation on Liability. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Section 102(b)(7) of the DGCL, as the same may be amended and supplemented from time to time.

(b) Indemnification and Advancement. The Corporation shall, to the fullest extent permitted by the provisions of DGCL Section 145, as the same may be amended and supplemented from time to time, indemnify, advance expenses to, and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that, after the filing of this Amended and restated Certificate of Incorporation (the “Effective Time”), the Covered Person, or a Covered Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered by the Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the Bylaws, the Corporation shall be required to indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) commenced by the Covered Person only if the commencement of the Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board on or after the Effective Time. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding office, and shall continue as to a Covered Person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of each such person.

(c) Repeal or Modification of Section 7. Any repeal or modification of this Section 7 by the stockholders of the Corporation shall not adversely affect any limitation of the liability of a director of the Corporation arising out of facts or incidents occurring prior to the time of the repeal or modification.

ANNEX B

February 19, 2024

The Board of Directors

VIZIO Holding Corp.

39 Tesla

Irvine, CA 92618

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.0001 per share (the “Company Class A Common Stock”), of VIZIO Holding Corp. (the “Company”) (other than William Wang and his affiliates), of the consideration to be paid to such holders in the proposed merger (the “Merger”) of the Company with a wholly-owned subsidiary of Walmart Inc. (“Parent”). Pursuant to the Agreement and Plan of Merger, dated as of February 19, 2024 (the “Agreement”), among the Company, Parent and Parent’s wholly-owned subsidiary, Vista Acquisition Corp. (“Merger Sub”), the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of Company Class A Common Stock and Class B common stock, par value $0.0001 per share (together with Company Class A Common Stock, “Company Common Stock”), other than shares of Company Common Stock held by the Company (or in the Company’s treasury), by any wholly-owned subsidiary of the Company, or by Parent or any of its wholly-owned subsidiaries and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $11.50 per share in cash (the “Merger Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Class A Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, Parent or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the

Agreement. We have also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Class A Common Stock (other than William Wang and his affiliates) in the proposed Merger and we express no opinion as to (i) the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, (ii) the allocation of the aggregate Merger Consideration to be paid to all holders of Company Common Stock between the holders of Class A Common Stock and Class B Common Stock, or the relative fairness of the Merger Consideration to the holders of any shares of the Company Common Stock or (iii) the underlying decision by the Company to engage in the Merger. We also do not express any opinion as to the voting rights associated with the Class B Common Stock or any governance or other rights of the holders thereof (and have not taken any such rights into account in our analysis). Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Company Class A Common Stock (other than William Wang and his affiliates) in the proposed Merger or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Parent, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner on a high grade bond issuance in September 2022 and joint lead arranger and joint lead bookrunner on a revolving credit facility in April 2023. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of Parent, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Parent. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Merger Consideration to be paid to the holders of the Company Class A Common Stock (other than William Wang and his affiliates) in the proposed Merger is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC

J.P. MORGAN SECURITIES LLC

ANNEX C-1

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of February 19, 2024, by and between WALMART INC., a Delaware corporation (“Parent”), and the stockholder of the Company listed on the signature page hereto (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Company Common Stock.

B. Parent, Vista Acquisition Corp., a Delaware corporation (“Merger Sub”), and Vizio Holding Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C. In the Merger, each share of Company Common Stock of the Company outstanding immediately prior to the Effective Time (subject to certain exceptions set forth in the Merger Agreement) is to be converted into the right to receive the cash consideration set forth in the Merger Agreement.

D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Company Common Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement; provided, however, that, for purposes of this Agreement, none of the Acquired Companies shall be deemed to be an Affiliate of any Stockholder, and no Stockholder shall be deemed to be an Affiliate of any of the Acquired Companies.

(b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c) “Subject Securities” means: (i) all securities of the Company (including all shares of Company Common Stock and all restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Support Period.

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(d) “Subject Shares” means, as of any time of determination, all shares of Company Common Stock Owned by Stockholder as of such date of determination.

(e) “Support Period” means the period commencing on the execution and delivery of this Agreement and ending at the Voting Expiration Time.

(f) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

(g) “Voting Expiration Time” means the earlier of: (i) the time at which the Merger Agreement is validly terminated in accordance with its terms; (ii) the Effective Time; (iii) the time at which the effectiveness of any amendment to the Merger Agreement, as in effect as of the date hereof, reduces the Per Share Price or changes the form of consideration payable to Stockholder, without such Stockholder’s prior written consent; (iv) the time at which the Company’s board of directors withdraws or modifies, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation in accordance with Section 4.4 of the Merger Agreement; and (v) the time at which this Agreement is terminated by written agreement of Parent and Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in connection with the Merger). Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Shares or Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) to any Affiliate of Stockholder; (b) to any charitable foundation or charitable organization, including donor advised funds; (c) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) upon the death of Stockholder; (d) if Stockholder is an Entity, to one or more Persons who is a trustee or beneficiary of Stockholder, in each case as of the time of such Transfer and as of the date hereof; (e) if a Subject Security is a Company Equity Award held by Stockholder, in connection with the settlement, exercise, termination or vesting of such Company Equity Awards in order to (i) pay the exercise price of such Company Equity Award or (ii) satisfy taxes applicable thereto; (f) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date of this Agreement; or (g) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Legal Requirement; provided, however, that a Transfer referred to in each of the foregoing clauses “(a)” through “(d)” shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement [; provided, further, that Stockholder shall continue to Own, at all times during the Support Period, a sufficient number of shares of Company Common Stock to permit such Stockholder’s Holdback Amount to be deposited into the Escrow Account (as such terms are defined in, and pursuant to the terms of, that certain Holdback Agreement, dated as of the date hereof, by and between Stockholder and Parent)].

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Support Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any

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action by written consent of stockholders of the Company, Stockholder shall cause the Subject Shares to be voted, or shall duly execute and deliver any consent of stockholders of the Company with respect to the Subject Shares, as applicable, as follows:

(a) in favor of the adoption of the Merger Agreement pursuant to the duly executed and delivered Stockholder Written Consent in the form attached as Exhibit D to the Merger Agreement;

(b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(c) against each of the following actions (other than the Merger and the other Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, other business combination, division, conversion, re-domestication, reorganization, recapitalization or similar transaction involving any Acquired Company; (ii) any change in a majority of the board of directors of the Company (other than to fill a vacancy as a result of (A) a resignation of a director unrelated to any of the other matters addressed in this paragraph (c) or (B) the Merger); (iii) any amendment to the Company’s certificate of incorporation or bylaws; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; (v) the adoption or approval of any Acquisition Proposal, Acquisition Transaction or Alternative Acquisition Agreement; and (vi) any other action which is intended, or would reasonably be expected, to impede or interfere with or materially delay the Merger or any of the other Contemplated Transactions.

For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement that (i) decreases the Per Share Price or changes the form of the Merger Consideration payable to stockholders of the Company; (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders of the Company; or (iii) extends the End Date.

3.2 Other Voting Agreements. During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a)” or clause “(b)” of Section 3.1. Stockholder shall not enter into any tender, voting or other similar agreement, deposit any Subject Securities into a voting trust, or grant a proxy or power of attorney, with respect to any of Stockholder’s Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would otherwise restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 4. WAIVER OF APPRAISAL AND DISSENTERS’ RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder (including any and all such rights under Section 262 of the DGCL).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1 Authorization, etc. Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If Stockholder is an Entity, then Stockholder is duly organized, validly existing and in good standing under the laws

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of the jurisdiction in which it was organized. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

5.2 No Conflicts or Consents.

(a) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) if Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Stockholder; (ii) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is bound; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any Consent of any Person. Except as required by the rules and regulations promulgated under the Exchange Act, Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement.

5.3 Title to Securities. As of the date of this Agreement: except for Encumbrances (i) created by this Agreement; (ii) arising under applicable securities or community property laws; or (iii) as disclosed on Schedule A hereto, (a) Stockholder holds of record (free and clear of any Encumbrance) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any Encumbrance) the restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock set forth under the heading “RSAs, Options, RSUs and Other Rights” on the signature page of this Agreement; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page of this Agreement; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any restricted stock award, option, restricted stock unit or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, restricted stock awards, options, restricted stock units and other rights set forth on the signature page of this Agreement.

SECTION 6. MISCELLANEOUS

6.1 No Solicit. Subject to Section 6.2 and subject to Stockholder’s or any of its Representatives’, if applicable, right to take any action solely in his or her capacity as an officer or director of the Company that an officer acting on behalf of the Company or a director of the Company, respectively, (a) is permitted to take or (b) would be permitted to take, in each case, in accordance with Sections 4.3 and 4.4 of the Merger Agreement, Stockholder agrees that, during the Support Period, Stockholder shall not, and shall not authorize or knowingly permit any of its Representatives to, in each case directly or indirectly, (i) take any action that, if taken by the Company or any director or officer of the Company, would constitute a breach of the provisions of Sections 4.3(a) or 4.3(d) of the Merger Agreement or (ii) make any public disclosure or public communication regarding the Merger, any Acquisition Proposal or any Acquisition Inquiry (except (A) with Parent’s prior approval, (B) in a manner consistent with (and no more expansive than) any employee, customer, vendor, investor or other communications plan, press release or other communication previously approved by Parent, (C) in the ordinary course of business or (D) as is required by applicable Legal Requirements) (it being understood that, for the avoidance of doubt,

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Stockholder and its Representatives shall be entitled to make a disclosure that the Company (i) is permitted to make or (ii) would be permitted to make, in each case, in accordance with Section 4.3(h)(iii) of the Merger Agreement).

6.2 Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of the Subject Securities, and, if applicable, Stockholder (and any trustee or Representative of Stockholder) shall not be deemed to be making any agreement in this Agreement in Stockholder’s (or such trustee’s or Representative’s) capacity as, or that would limit Stockholder’s (or such trustee’s or Representative’s) ability to take, or refrain from taking, or shall require Stockholder to take, or refrain from taking, or cause to be taken, or to be refrained from taking, actions as, a director or officer of any Acquired Company, in each case, to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements while acting in such capacity as a director or officer of any Acquired Company, and solely to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements, such action taken, or refrained to be take, in such Stockholder’s (or such trustee’s or Representative’s) capacity as an director or officer of any Acquired Company shall not be deemed a violation of the Stockholder’s agreements or obligations under this Agreement.

6.3 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of performing such Stockholder’s obligations as set forth under this Agreement.

6.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.5 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered (A) in the case of Stockholder, to the address or email address set forth on the signature page hereto and (B) in the case of Parent, to the address or email address set forth below (or, in either case, to such other address or email address as such party shall have specified in a written notice given to the other party hereto):

Walmart Inc.

702 SW Eighth Street

Bentonville, AR 72716

Attention:	Michael Guptan, Senior Vice President
Seth Dallaire, Chief Revenue Officer
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

855 Main St, Suite 200

Redwood City, California 94063

Attention:	Richard E. Climan
Jane Ross
Katherine Keeley
Email:	richard.climan@hoganlovells.com
jane.ross@hoganlovells.com
katherine.keeley@hoganlovells.com

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6.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.7 Entire Agreement. This Agreement and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.9 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.10 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by either of the parties hereto were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.10, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.11 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

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6.12 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.5 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

6.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties hereto to the terms of this Agreement.

6.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.15 Attorneys’ Fees. If any action at law or suit in equity relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.16 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly

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executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.17 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent, or the obligations of Stockholder, under the Merger Agreement or any other Contract.

6.18 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect, without any further obligation or liability of either party, upon the earlier of the Voting Expiration Time and the mutual agreement of Parent and Stockholder; provided, however, that the provisions of Section 4 and this Section 6 shall survive any such termination. Notwithstanding anything to the contrary contained in this Agreement, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s Fraud or “knowing and intentional” (as defined in the Merger Agreement) breach of any of the terms of this Agreement prior to the date of termination.

6.19 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

6.20 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated or if the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (iii) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; and (iv) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WALMART INC.

By:
Name
Title

Signature Page to Support Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

[•], TRUSTEE OF [•]

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

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Schedule A

None.

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ANNEX C-2

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is entered into as of February 19, 2024, by and between WALMART INC., a Delaware corporation (“Parent”), and the stockholder of the Company listed on the signature page hereto (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of Company Common Stock.

B. Parent, Vista Acquisition Corp., a Delaware corporation (“Merger Sub”), and Vizio Holding Corp., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for the merger of Merger Sub with and into the Company (the “Merger”).

C. In the Merger, each share of Company Common Stock of the Company outstanding immediately prior to the Effective Time (subject to certain exceptions set forth in the Merger Agreement) is to be converted into the right to receive the cash consideration set forth in the Merger Agreement.

D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Agreement:

(a) The terms “Acquired Companies,” “Acquisition Inquiry,” “Acquisition Proposal,” “Company Common Stock,” “Person” and other capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement; provided, however, that, for purposes of this Agreement, none of the Acquired Companies shall be deemed to be an Affiliate of any Stockholder, and no Stockholder shall be deemed to be an Affiliate of any of the Acquired Companies.

(b) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(c) “Subject Securities” means: (i) all securities of the Company (including all shares of Company Common Stock and all restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Support Period.

(d) “Subject Shares” means, as of any time of determination, all shares of Company Common Stock Owned by Stockholder as of such date of determination.

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(e) “Support Period” means the period commencing on the execution and delivery of this Agreement and ending at the Voting Expiration Time.

(f) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly, whether by merger, consolidation, division, conversion, transfer, domestication, continuance, operation of law or otherwise: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent or its Affiliates; or (iii) reduces such Person’s beneficial ownership of or interest in such security.

(g) “Voting Expiration Time” means the earlier of: (i) the time at which the Merger Agreement is validly terminated in accordance with its terms; (ii) the Effective Time; (iii) the time at which the effectiveness of any amendment to the Merger Agreement, as in effect as of the date hereof, reduces the Per Share Price or changes the form of consideration payable to Stockholder, without such Stockholder’s prior written consent; (iv) the time at which the Company’s board of directors withdraws or modifies, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation in accordance with Section 4.4 of the Merger Agreement; and (v) the time at which this Agreement is terminated by written agreement of Parent and Stockholder.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.2, during the Support Period, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected (other than in connection with the Merger). Without limiting the generality of the foregoing, during the Support Period, Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Shares or Subject Securities in response to or otherwise in connection with any tender or exchange offer.

2.2 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder: (a) to any Affiliate of Stockholder; (b) to any charitable foundation or charitable organization, including donor advised funds; (c) if Stockholder is an individual, (i) to any member of Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family or (ii) upon the death of Stockholder; (d) if Stockholder is an Entity, to one or more Persons who is a trustee or beneficiary of Stockholder, in each case as of the time of such Transfer and as of the date hereof; (e) if a Subject Security is a Company Equity Award held by Stockholder, in connection with the settlement, exercise, termination or vesting of such Company Equity Awards in order to (i) pay the exercise price of such Company Equity Award or (ii) satisfy taxes applicable thereto; (f) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act that is in effect as of the date of this Agreement; or (g) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Legal Requirement; provided, however, that a Transfer referred to in each of the foregoing clauses “(a)” through “(d)” shall be permitted only if, as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement [; provided, further, that Stockholder shall continue to Own, at all times during the Support Period, a sufficient number of shares of Company Common Stock to permit such Stockholder’s Holdback Amount to be deposited into the Escrow Account (as such terms are defined in, and pursuant to the terms of, that certain Holdback Agreement, dated as of the date hereof, by and between Stockholder and Parent)].

SECTION 3. VOTING OF SHARES

3.1 Voting Covenant. Stockholder hereby agrees that, during the Support Period, at any meeting of the stockholders of the Company (however called), and at every adjournment or postponement thereof, and in any action by written consent of stockholders of the Company, Stockholder shall cause the Subject Shares to be

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voted, or shall duly execute and deliver any consent of stockholders of the Company with respect to the Subject Shares, as applicable, as follows:

(a) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(b) against each of the following actions (other than the Merger and the other Contemplated Transactions): (i) any extraordinary corporate transaction, such as a merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, other business combination, division, conversion, re-domestication, reorganization, recapitalization or similar transaction involving any Acquired Company; (ii) any change in a majority of the board of directors of the Company (other than to fill a vacancy as a result of (A) a resignation of a director unrelated to any of the other matters addressed in this paragraph (c) or (B) the Merger); (iii) any amendment to the Company’s certificate of incorporation or bylaws; (iv) any material change in the capitalization of the Company or the Company’s corporate structure; (v) the adoption or approval of any Acquisition Proposal, Acquisition Transaction or Alternative Acquisition Agreement; and (vi) any other action which is intended, or would reasonably be expected, to impede or interfere with or materially delay the Merger or any of the other Contemplated Transactions.

For the avoidance of doubt, nothing in this Agreement shall require any Stockholder to vote in any manner with respect to any amendment to the Merger Agreement that (i) decreases the Per Share Price or changes the form of the Merger Consideration payable to stockholders of the Company; (ii) imposes any material restrictions or any additional conditions on the consummation of the Merger or the payment of the Per Share Price to stockholders of the Company; or (iii) extends the End Date.

3.2 Other Voting Agreements. During the Support Period, Stockholder shall not enter into any agreement or understanding with any Person to vote or give any instruction in any manner inconsistent with clause “(a)” or clause “(b)” of Section 3.1. Stockholder shall not enter into any tender, voting or other similar agreement, deposit any Subject Securities into a voting trust, or grant a proxy or power of attorney, with respect to any of Stockholder’s Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to any of the Subject Securities that would otherwise restrict, limit or interfere with the performance of any of Stockholder’s obligations hereunder.

SECTION 4. WAIVER OF APPRAISAL AND DISSENTERS’ RIGHTS

Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters’ rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder (including any and all such rights under Section 262 of the DGCL).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Parent as follows:

5.1 Authorization, etc. Stockholder has the requisite power, authority and capacity to execute and deliver this Agreement and to perform Stockholder’s obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitutes legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If Stockholder is an Entity, then Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. Stockholder and its Representatives have reviewed and understand the terms of this Agreement, and Stockholder has consulted and relied upon Stockholder’s counsel in connection with this Agreement.

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5.2 No Conflicts or Consents.

(a) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not: (i) if Stockholder is an Entity, conflict with or violate any of the charter or organizational documents of Stockholder or any resolution adopted by the equity holders, the board of directors (or other similar body) or any committee of the board of directors (or other similar body) of Stockholder; (ii) conflict with or violate any Legal Requirement or Order applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is bound; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Encumbrance on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected.

(b) Except as would not materially restrict, limit or impair the performance of any of Stockholder’s obligations hereunder, the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder will not, require any Consent of any Person. Except as required by the rules and regulations promulgated under the Exchange Act, Stockholder is not, nor will Stockholder be, required to give any notice to any person in connection with the execution, delivery or performance of this Agreement.

5.3 Title to Securities. As of the date of this Agreement: except for Encumbrances (i) created by this Agreement; (ii) arising under applicable securities or community property laws; or (iii) as disclosed on Schedule A hereto, (a) Stockholder holds of record (free and clear of any Encumbrance) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page of this Agreement; (b) Stockholder holds (free and clear of any Encumbrance) the restricted stock awards, options, restricted stock units and other rights to acquire shares of Company Common Stock set forth under the heading “RSAs, Options, RSUs and Other Rights” on the signature page of this Agreement; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page of this Agreement; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any restricted stock award, option, restricted stock unit or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares, restricted stock awards, options, restricted stock units and other rights set forth on the signature page of this Agreement.

SECTION 6. MISCELLANEOUS

6.1 No Solicit. Subject to Section 6.2 and subject to Stockholder’s or any of its Representatives’, if applicable, right to take any action solely in his or her capacity as an officer or director of the Company that an officer acting on behalf of the Company or a director of the Company, respectively, (a) is permitted to take or (b) would be permitted to take, in each case, in accordance with Sections 4.3 and 4.4 of the Merger Agreement, Stockholder agrees that, during the Support Period, Stockholder shall not, and shall not authorize or knowingly permit any of its Representatives to, in each case directly or indirectly, (i) take any action that, if taken by the Company or any director or officer of the Company, would constitute a breach of the provisions of Sections 4.3(a) or 4.3(d) of the Merger Agreement or (ii) make any public disclosure or public communication regarding the Merger, any Acquisition Proposal or any Acquisition Inquiry (except (A) with Parent’s prior approval, (B) in a manner consistent with (and no more expansive than) any employee, customer, vendor, investor or other communications plan, press release or other communication previously approved by Parent, (C) in the ordinary course of business or (D) as is required by applicable Legal Requirements) (it being understood that, for the avoidance of doubt, Stockholder and its Representatives shall be entitled to make a disclosure that the Company (i) is permitted to make or (ii) would be permitted to make, in each case, in accordance with Section 4.3(h)(iii) of the Merger Agreement).

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6.2 Fiduciary Duties. Stockholder is entering into this Agreement solely in Stockholder’s capacity as an Owner of the Subject Securities, and, if applicable, Stockholder (and any trustee or Representative of Stockholder) shall not be deemed to be making any agreement in this Agreement in Stockholder’s (or such trustee’s or Representative’s) capacity as, or that would limit Stockholder’s (or such trustee’s or Representative’s) ability to take, or refrain from taking, or shall require Stockholder to take, or refrain from taking, or cause to be taken, or to be refrained from taking, actions as, a director or officer of any Acquired Company, in each case, to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements while acting in such capacity as a director or officer of any Acquired Company, and solely to the extent necessary to comply with such Stockholder’s (or such trustee’s or Representative’s) fiduciary duties or other legal obligations under applicable Legal Requirements, such action taken, or refrained to be take, in such Stockholder’s (or such trustee’s or Representative’s) capacity as an director or officer of any Acquired Company shall not be deemed a violation of the Stockholder’s agreements or obligations under this Agreement.

6.3 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of performing such Stockholder’s obligations as set forth under this Agreement.

6.4 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

6.5 Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered (A) in the case of Stockholder, to the address or email address set forth on the signature page hereto and (B) in the case of Parent, to the address or email address set forth below (or, in either case, to such other address or email address as such party shall have specified in a written notice given to the other party hereto):

Walmart Inc.

702 SW Eighth Street

Bentonville, AR 72716

Attention:	Michael Guptan, Senior Vice President
Seth Dallaire, Chief Revenue Officer
Email:	[***]

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

855 Main St, Suite 200

Redwood City, California 94063

Attention:	Richard E. Climan
Jane Ross
Katherine Keeley
Email:	richard.climan@hoganlovells.com
jane.ross@hoganlovells.com
katherine.keeley@hoganlovells.com

6.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement

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or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.7 Entire Agreement. This Agreement and any other documents delivered by the parties hereto in connection herewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect thereto. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

6.8 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and Stockholder.

6.9 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder’s heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

6.10 Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement required to be performed by either of the parties hereto were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it at law or in equity) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.10, and Stockholder irrevocably waives any right Stockholder may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.11 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable Legal Requirements.

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6.12 Applicable Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, and any action, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement) (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the parties hereto arising out of or relating to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), each of the parties hereto: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any party’s address and in the manner set forth in Section 6.5 shall be effective service of process for any such action.

(b) EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.12.

6.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties hereto to the terms of this Agreement.

6.14 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.15 Attorneys’ Fees. If any action at law or suit in equity relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.16 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly

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executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.17 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other Contract between Stockholder, on the one hand, and Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of Parent, or the obligations of Stockholder, under the Merger Agreement or any other Contract.

6.18 Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect, without any further obligation or liability of either party, upon the earlier of the Voting Expiration Time and the mutual agreement of Parent and Stockholder; provided, however, that the provisions of Section 4 and this Section 6 shall survive any such termination. Notwithstanding anything to the contrary contained in this Agreement, termination of this Agreement shall not prevent any party from seeking any remedies (at law or in equity) against any other party for that party’s Fraud or “knowing and intentional” (as defined in the Merger Agreement) breach of any of the terms of this Agreement prior to the date of termination.

6.19 No Agreement Until Executed; No Ownership Rights. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (i) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (ii) the Merger Agreement is executed by all parties thereto, and (iii) this Agreement is executed by all parties hereto. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Stockholder and neither Parent nor any of its Affiliates shall possess any power or authority to direct any Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.

6.20 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated or if the context otherwise requires: (i) all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement; (ii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (iii) any definition of or reference to any agreement, instrument or other document or any Legal Requirement in this Agreement shall be construed as referring to such agreement, instrument or other document or Legal Requirement as from time to time amended, supplemented or otherwise modified; and (iv) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

WALMART INC.

By:

Name

Title

Signature Page to Support Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

STOCKHOLDER

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

[•], TRUSTEE OF [•]

Signature

Printed Name

Address:

Email:

Shares Held of Record	RSAs, Options, RSUs and Other Rights	Additional Securities Beneficially Owned

Signature Page to Support Agreement

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Schedule A

None.

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